EXHIBIT 99.2

CONFIDENTIAL OUT-OF-COURT EXCHANGE OFFERING MEMORANDUM AND SOLICITATION OF CONSENTS AND DISCLOSURE STATEMENT AND SOLICITATION OF VOTES RELATED TO A PREPACKAGED JOINT PLAN OF REORGANIZATION

(1) Offers to Effect an Out-of-Court Exchange Relating to Any and All of its Outstanding Senior Notes and Trust Preferred Securities for shares of Series B Preferred Stock of Capitol Bancorp Ltd. as described herein, and

(2) Solicitation of Votes on a Prepackaged Joint Plan of Reorganization which may be Implemented Only Upon Receipt of Insufficient Support of an Out-of-Court Exchange, subject to Certain Conditions.

THE OUT-OF-COURT EXCHANGE OFFERS AND VOTES ON THE IN-COURT STANDBY PREPACKAGED JOINT PLAN OF REORGANIZATION WILL EXPIRE AT 5:00 P.M., EASTERN DAYLIGHT TIME, ON JULY 27, 2012 (THE “EXPIRATION TIME” OR “VOTING DEADLINE”, AS APPLICABLE), UNLESS EXTENDED AS DESCRIBED HEREIN.  ONCE ANY SENIOR NOTES AND/OR TRUST PREFERRED SECURITIES AND HOLDERS OF TRUST PRFERRED SECURITES HAVE BEEN TENDERED OR VOTES TO ACCEPT OR REJECT THE IN-COURT STANDBY PLAN HAVE BEEN MADE, THEY MAY NOT BE WITHDRAWN OR REVOKED, SUBJECT TO APPLICABLE LAW OR AS OTHERWISE SPECIFIED HEREIN; PROVIDED THAT, IF EITHER THE EXPIRATION TIME OR VOTING DEADLINE (AS APPLICABLE) HAS BEEN EXTENDED PAST AUGUST 10, 2012, HOLDERS SHALL HAVE THE RIGHT TO WITHDRAW THEIR TENDERS AND VOTES RESPECTIVELY. IF THE OUT-OF-COURT EXCHANGE OFFERS ARE SUCCESSFUL, THE VOTES TO ACCEPT OR REJECT THE IN-COURT STANDBY PLAN WILL BE OF NO EFFECT.

Capitol Bancorp Ltd., a Michigan corporation (the “Company” or “Capitol”) is proposing a financial restructuring of certain of its outstanding indebtedness in an effort to make the Company more attractive to raise needed capital to recapitalize its bank subsidiaries as described in this Confidential Out-of-Court Exchange Offering Memorandum and Solicitation of Consents and Disclosure Statement and Solicitation of Votes Related to an In-Court Standby Prepackaged Joint Plan of Reorganization (this “Offering Memorandum and Disclosure Statement”). The Company is not currently in default with respect to either its outstanding Senior Notes or its Trust Preferred Securities.  However, a number of the Company’s subsidiary banks are dangerously close to failing to meet the minimum capital ratios necessary to avoid seizure of the banks by the Federal Deposit Insurance Corporation (the “FDIC”), which is

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legally required to seize banks that fall below certain thresholds.  Moreover, the failure of even one of the Company’s subsidiary banks endangers the Company and its other subsidiary banks as a result of the FDIC’s ability to assert “cross-guaranty liability” against such banks in order to recover any losses experienced by the FDIC in a bank seizure.  Such a bank seizure and liability assessment would virtually destroy any value held by Capitol’s current stakeholders.  In order to avoid this calamitous result, the Company is proposing to effect a financial restructuring combined with a coterminous capital raise (as more fully discussed herein) through one of the following two approaches:

Approach 1. An out-of-court financial restructuring and capital raise consisting of the exchange of the Company’s outstanding Senior Notes and Trust Preferred Securities through  the out-of-court Exchange Offers (as defined herein) in accordance with the terms and subject to the conditions set forth in this Offering Memorandum and Disclosure Statement, and the related letter of transmittal (the “Letter of Transmittal”) providing for the exchange of outstanding Senior Notes and Trust Preferred Securities for shares of the Corporation’s Series B Preferred Stock and the infusion of new equity from outside investors.

A key factor in the ability of the Company to successfully utilize Approach 1 is the degree of participation in the Exchange Offers by the holders of the Company’s outstanding Senior Notes and Trust Preferred Securities.  Unless at least 90% of such holders participate in the Exchange Offer, it is unlikely that, even with a successfully simultaneous capital raise, the Exchange Offers would improve the Company’s financial position to the degree necessary for long-term viability.  Another key factor will be whether consummation of the Exchange Offers would cause an ownership shift within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Tax Code”), which could lead to severe limitations which would eliminate substantially of the Company’s ability to utilize a sizeable portion of its substantial deferred tax assets.  The Company intends to carefully balance the advantages of Approach 1 with the potential effect on its potentially valuable deferred tax assets.

—OR, IN THE ALTERNATIVE—

(if conditions to completion of the out-of-court Exchange Offers are not satisfied or waived)

        Approach 2. An in-court financial restructuring and capital raise through which the Company and its subsidiary Financial Commerce Corporation1 (“FCC” and together with the Company, in the context of the Standby Plan, collectively, the “Debtors”), would seek to accomplish a coterminous restructuring and capital raise through an in-court standby prepackaged joint plan of reorganization in the form set forth in Annex B (the “Standby Plan”), votes on which the Company is soliciting, concurrently with the Exchange Offers, upon the terms and subject to the conditions set forth in this Offering Memorandum and Disclosure

1 FCC is formerly known as Michigan Commerce Bancorp Limited, which amended its Articles of Incorporation on June 14, 2012 to change its name to Financial Commerce Corporation.

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 Statement and the related ballots (each a “Ballot” and collectively the “Ballots”) for accepting or rejecting the Standby Plan. If the Exchange Offers are not consummated, and the requisite votes of the classes of the holders of the Senior Notes, Trust Preferred Securities, the Company’s Series A Preferred Stock and the Company’s Common Stock have voted to accept the Standby Plan as of the Expiration Time in a manner that satisfies the Threshold (as defined herein), the Company may file a Voluntary Petition for relief under chapter 11 of the Bankruptcy Code (as defined herein) and seek prompt confirmation of the Standby Plan in the Court (as defined herein). Such a filing could enable the Company to utilize an exception to the ownership change limitations on utilization of deferred tax assets available under Section 382(l)(5) of the Tax Code.  This exception is unavailable in a traditional out-of-court restructuring.

A key factor in the ability of the Company to successfully utilize Approach 2 is the lower threshold required to bind certain holders of outstanding Senior Notes and Trust Preferred Securities who might otherwise hold out from the anticipated restructuring and capital raise.  Under the Bankruptcy Code, (i) a class of claims votes to accept a plan of reorganization if holders holding at least two-thirds of the aggregate principal amount of the class of claims and more than one half in number of such class of claims that submit votes on the plan of reorganization vote to accept the plan and (ii) a class of interests votes to accept a plan of reorganization if holders of at least two-thirds in amount of the class of interests that submit votes on the plan of reorganization vote to accept the plan.  Another key factor will be the Company’s potential ability to use an exception to the ownership change limitations on utilization of deferred tax assets available under Section 382(l)(5) of the Tax Code. As of March 31, 2012, the Company currently estimates (as qualified by the discussion below) that the federal deferred tax assets of the Company and its affiliates are approximately $142.590 million, which could be preserved if Section 382(l)(5) of the Tax Code applies to any ownership changes pursuant to the Standby Plan (subject to an interest “haircut” estimated that is estimated to have a negative $3.6 million impact on such deferred tax asset and other adjustments that are expected to increase the such deferred tax assets).

 * * * * *

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Estimated Recovery Under Approach 1 and Approach 2

All recovery estimates set forth below are based on principal amount outstanding, exclusive of accrued interest, and are subject to the qualifications set forth herein including the Risk Factors beginning on page 32.  Allowed Senior Note Claims and Allowed Trust Preferred Security Claims will include each holder’s pro rata share of such interest (including, in the case of Senior Notes, any applicable post-petition interest).  Accordingly, the recovery estimates set forth below will vary for each holder.

	Exchange Offer			Standby Plan
	Equity Instrument	Value	% Recovery	Equity Instrument	Value	% Recovery
Senior Notes ($7 million)2	Series B Preferred	$0.7m	10%	Class A Common Class B Common	$7m	100%3
Trust Preferred Securities ($151.3 million)	Series B Preferred	$15.1m	10%	HoldCaps Redeemable	$50m4	33%
Series A Preferred Stock ($5 million)	N/A	N/A	N/A	Class A Common and Class B Common	$1m	20%
Common Stock	N/A	N/A	N/A	Class A Common and Class B Common	$15m	N/A

2 There is currently $8.4 million in outstanding principal amount of Senior Notes; however, pursuant to the Company’s pending agreement to sell its equity interests in Bank of Michigan, approximately $1.6 million in principal amount could be discharged if, as expected, the deal is consummated in July of 2012.  In the event that the sale does not close prior to consummation of the Exchange Offers or the Effective Date of the Standby Plan, the additional $1.6 million in outstanding principal amount would receive additional shares of New Capitol Bancorp Class A Common and Class B Common, and would reduce the amount of such securities received by the pre-petition common equity accordingly.  For purposes of the tables set forth herein, the Company assumes approximately $7 million in Senior Notes will be outstanding as of the Effective Date.  The Plan Value and voting power of the New Capitol Bancorp Class A Common Stock to be issued to Holders of Senior Notes and the Company’s Common Stock is in the aggregate approximately 95.65% of the total Plan Value and voting power of the New Capitol Bancorp Class A Common Stock to be issued pursuant to the Plan.   The Plan Value and voting power of the New Capitol Bancorp Class B Common Stock to be issued to Holders of Senior Notes and the Company’s Common Stock is in the aggregate approximately 9.44% of the total Plan Value and voting power of the New Capitol Bancorp Class A Common Stock to be issued pursuant to the Plan.

3 Estimate based on Standby Plan value as reflected in the Projections.  Holders of Senior Notes will not be paid in cash and are therefore deemed impaired and entitled to vote under bankruptcy law.

4 The Standby Plan value of the HoldCaps will be $50 million on the Effective Date, based upon the valuation set forth herein.  Based on the Projections, and subject to the assumptions therein, if the HoldCaps are redeemed in 2016, the holders would receive approximately $80 million in cash.

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Class B Common

It is important at the outset to emphasize the limited dimensions of this process:

•   No banking subsidiary of Capitol nor their respective depositors will be affected in any way. Each subsidiary bank of Capitol continues to operate and its customers’ deposits remain insured up to the applicable limits by the FDIC. Banks themselves cannot file for reorganization, but bank holding companies — and Capitol and FCC are holding companies, not banks — can use the reorganization process under federal law.

•   If the Standby Plan is approved, the court-supervised reorganization should move forward very quickly. A prepackaged plan shortens and simplifies the bankruptcy process.  It can be very efficient and effective.

•   All of Capitol’s general unsecured creditors will be paid in full in order to maintain the regular course of business at the Company’s subsidiary banks, as uninterrupted service at the subsidiary bank level is critical to the success of the recapitalization effort.  A loss of customer confidence in the safety of their deposits would have disastrous consequences for the Company.

Exceptional times call for exceptional and innovative solutions to preserve value. That is why this Offering Memorandum and Disclosure Statement and the Standby Plan are important to Capitol’s creditors and stakeholders and to the banking industry generally.

* * * * *

     In connection with the Exchange Offers, this Offering Memorandum and Disclosure Statement (and all exhibits, schedules and appendices hereto and thereto), the accompanying form of Letter of Transmittal, and the related materials delivered together herewith are being furnished to holders of the Company’s Series A Preferred Stock, holders of the Company’s Common Stock, holders of Trust Preferred Securities issued by Capitol Trust I and Capitol Trust XII (the “Public Trust Preferred Securities”), holders of all the Company’s Trust Preferred Securities other than the Public Trust Preferred Securities (the “Private Trust Preferred Securities”) and holders of the Senior Notes pursuant to section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

     In connection with the Standby Plan, this Memorandum and Disclosure Statement (and all exhibits, schedules and appendices hereto and thereto), the accompanying forms of Ballot and Master Ballot and the related materials delivered together herewith are being furnished to holders of the Company’s Series A Preferred Stock, holders of the Company’s Common Stock and holders of the Public Trust Preferred Securities pursuant to section 3(a)(9) of the Securities Act and section 1126(b) of the Bankruptcy Code and to holders of the Senior Notes and holders of all the Company’s Private Trust Preferred Securities pursuant to section 4(2) of the Securities Act and section 1126(b) of the Bankruptcy Code.  Only holders of the Senior Notes and Private Trust Preferred

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Securities that are “accredited investors” (individually, an “Accredited Investor” and collectively, “Accredited Investors”) within the meaning of Rule 501(a) of Regulation D of the Securities Act (each such holder, and each holder of the Company’s Series A Preferred Stock, the Company’s Common Stock, and the Company’s Public Trust Preferred Securities, an “Eligible Holder”), are eligible to vote to accept or reject the Standby Plan.

There is no Voting Record Date for determining the holders of the Senior Notes and Trust Preferred Securities eligible to participate in the Exchange Offers. The Voting Record Date for Eligible Holders to vote on the Standby Plan is June 19, 2012 (the “Voting Record Date”).

* * * * *
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities offered hereby or determined if this Offering Memorandum and Disclosure Statement is truthful or complete. Any representation to the contrary is a criminal offense.

You may tender your Senior Notes and Trust Preferred Securities by transferring the Senior Notes and/or Trust Preferred Securities pursuant to the procedures of the Letter of Transmittal described under “The Exchange Offers– Procedures for Participating in the Exchange Offers”.

You should carefully consider the “Risk Factors” beginning on page 32 of this Offering Memorandum and Disclosure Statement before deciding whether or not to participate in the Exchange Offers and whether or not to vote to accept the Standby Plan.

The Information Agent, Exchange Agent and Voting Agent is:
Kurtzman Carson Consultants LLC (“KCC”)
599 Lexington Avenue, 39th Floor
New York, NY 10022
Telephone:  877-833-4150
Email: CapitolBancorpInfo@kccllc.com

___________________

The definitions of certain terms used throughout this Offering Memorandum and Disclosure Statement may be found by referring to the Section captioned “Certain Definitions” at the end of this Offering Memorandum and Disclosure Statement.

Through the Standby Plan, all Eligible Holders would receive the consideration set forth below under “Standby Plan”, provided that sufficient holders of the Senior Notes, Trust Preferred Securities and the Company’s Series A Preferred Stock (i.e., holders representing at least 66 2/3% in amount and more than 50% in number of those impaired creditors and interest

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holders entitled to vote in certain classes who actually vote) vote to accept the Standby Plan and the other conditions to effectiveness of the Standby Plan are satisfied.  Only those parties who actually vote to accept or reject the Standby Plan are counted for the purposes of determining whether sufficient holders have voted to accept the Standby Plan, and, therefore, it is important that you vote on the Standby Plan or provide the appropriate instruction to your broker, dealer, commercial bank, trust company, or other nominee (each, a “Nominee”) to cast the appropriate vote on your behalf. Tendering of the Senior Notes and the Trust Preferred Securities in the Exchange Offers will not be deemed to be a vote to accept the Standby Plan. You must vote separately to accept or reject the Standby Plan by casting your vote or providing the appropriate instruction to your Nominee. By voting or providing an instruction to your Nominee to participate in the Exchange Offers or vote to accept or reject the Standby Plan, you are making certain certifications, as contained in the Letter of Transmittal or the Ballots, as applicable, and agreeing to certain provisions contained in the Standby Plan including exculpation, injunction and release provisions.  In addition, by voting in favor of the Standby Plan, you acknowledge that the Company may issue additional shares of the Series A Preferred in connection with the Equity Infusion and intends to bulk sale non performing assets and loans at any time prior to the Effective Time or after the Effective Time.

* * * * *

Consummation of the Exchange Offers is subject to, among other things, the conditions (unless waived by the Company and the creditors as described herein) that (i) Eligible Holders tender an aggregate principal amount of 100% of the Senior Notes outstanding on or prior to the Expiration Time and (ii) Eligible Holders tender an amount of at least 90% of the liquidation amount of the Trust Preferred Securities outstanding on or prior to the Expiration Time.

Subject to the applicable laws and the terms set forth in this Offering Memorandum and Disclosure Statement, the Company reserves the right to extend or terminate the Exchange Offers and voting deadlines with respect to the Standby Plan in its sole and absolute discretion, which may be for any or no reason, and otherwise to amend any of the Exchange Offers or the Standby Plan in any respect, other than the conditions to consummate the Exchange Offers and the holders’ right to withdraw. The Company reserves the right to amend or waive any and all conditions to consummate the Exchange Offers.

In making a decision in connection with the out-of-court Exchange Offers and the in-court Standby Plan, holders of the Senior Notes, Trust Preferred Securities, the Company’s Series A Preferred Stock and the Company’s Common Stock must rely on their own examination of the terms of the Exchange Offers and the Standby Plan, including the risks and merits involved. Holders of the Senior Notes, Trust Preferred Securities, the Company’s Series A Preferred Stock and the Company’s Common Stock should not construe the contents of this Offering Memorandum and Disclosure Statement as providing any legal, financial, business or tax advice. Each holder of the Senior Notes, Trust Preferred Securities, the Company’s Series A Preferred Stock and the Company’s Common Stock should consult with its own legal, business, financial and tax advisors with

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respect to any such matters concerning this Offering Memorandum and Disclosure Statement, the Exchange Offers and the Standby Plan.

* * * * *

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THE EXCHANGE OFFERS

CUSIP	Title of Securities	Aggregate Liquidation Amount Outstanding	Liquidation Amount Per Share	Shares of Series B Preferred Stock Offered Per $10 Liquidation Amount of Trust Preferred Security or $1,000 in Principal Amount Outstanding of Senior Notes*
14064 B 208	8.50% Cumulative Trust Preferred Securities due 2027 issued by Capitol Trust I	$13,493,980	$10	0.001
________	Cumulative Trust Preferred Securities of Capitol Trust II	$10,000,000	$1,000	0.1
	Floating Rate Capital Securities of Capitol Statutory Trust III	15,000,000	$1,000	0.1
139990 AG 0	Trust Preferred Securities of Capitol Bancorp Capital Trust 4	3,000,000	$1,000	0.1
139990 AE 5	Trust Preferred Securities of Capitol Trust VI	10,000,000	$1,000	0.1
139990 AB 1	Trust Preferred Securities of Capitol Trust VII	10,000,000	$1,000	0.1
1406469 Z 5	Floating Rate Capital Securities of Capitol Statutory-Trust VIII	20,000,000	$1,000	0.1
	MMCAPS of Capitol Trust IX	10,000,000	$1,000	0.1
14064 W AA 1	Trust Preferred Securities of Capitol Bancorp Trust X	33,000,000	$1,000	0.1
	Trust Preferred Securities of Capitol Trust XI	20,000,000	$1,000	0.1
14065 D 203	10.50% Cumulative Trust Preferred Securities issued by Capitol Trust XII	$6,801,660	$10	0.001
	Senior Notes	$7,000,000	$1,000	0.1

Under the Exchange Offers, Capitol is offering: (i) 0.001 shares of Series B Preferred for each $10 liquidation amount of Trust Preferred Securities of Capitol Trust I and Capitol Trust XII that Capitol accepts in the Exchange Offers, (ii) 0.1 shares of Series B Preferred for each $1,000 liquidation amount of all other series of Trust Preferred Securities (together with the securities issues by Capitol Trust I and Capitol Trust XII, the “Trust Preferred Securities”) that Capitol accepts in the Exchange Offers and (iii) 0.1 shares of Series B Preferred for each principal amount of $1,000 of the promissory notes issued between May and July of 2008 pursuant to that certain Note Purchase Agreement by and between Capitol and the purchasers set forth therein (the “Senior Notes”), that Capitol accepts in the Exchange Offers.   No accrued and unpaid interest owed by Capitol with respect to the Senior Notes or the Trust Preferred Securities will be paid to holders who tender any Senior Notes or Trust Preferred Securities in the Exchange Offer.

THE STANDBY PLAN

The Standby Plan would affect the Company’s stakeholders as set forth below5:

5 All recovery estimates set forth in the tables are based on principal amounts outstanding, exclusive of accrued interest, and are subject to the qualifications set forth herein including the Risk Factors begining on page 32.  Allowed Senior Note Claims and Allowed Trust Preferred Security Claims will include each holder’s pro rata share of accrued interest (including,

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Current Instrument	Shares of Class A Common	Shares of Class B Common	Shares of HoldCaps	Shares of New Series A Preferred
$1,000 in Principal Amount of Senior Note	33.333	16.667	-0-	-0-
$1,0000 in Liquidation Amount of Trust Preferred Security	-0-	-0-	16.524	-0-
1 Share of Series A Preferred	0.6538	0.3269	-0-	-0-
1 Common Share	0.01218	0.0060919	-0-	-0-

•
Holders of the approximately $7 million outstanding in Senior Notes would receive $7 million in Standby Plan value consisting of 1/3 in the form of New Capitol Bancorp Class B Common and 2/3 in the form of New Capitol Bancorp Class A Common, representing an estimated recovery of 100%6;

•
Holders of the $151.3 million outstanding in Trust Preferred Securities would receive $50 million7 in Standby Plan value consisting of New Capitol Bancorp Class C Redeemable Common Stock (“HoldCaps Common”)8, representing an estimated recovery of approximately 33%;

•
Holders of the $5 million outstanding with respect to the Company’s Series A Preferred Stock would receive $1,000,000 in Standby Plan value consisting of 2/3 in the form of New Capitol Bancorp Class A Common and 1/3 in the form of in the case of Senior Notes, any applicable post-petition interest).  Accordingly, the recovery estimates set forth below will vary for each holder.

6 There is currently $8.4 million in outstanding principal amount of Senior Notes; however, pursuant to the Company’s pending agreement to sell its equity interests in Bank of Michigan, approximately $1.6 million in principal amount could be discharged if, as expected, the deal is consummated in July of 2012.  In the event that the sale does not close prior to consummation of the Exchange Offers or the Effective Date of the Standby Plan, the additional $1.6 million in outstanding principal amount would receive additional shares of New Capitol Bancorp Class A Common and Class B Common, and would reduce the amount of such securities received by the pre-petition common equity accordingly.  For purposes of the tables set forth herein, the Company assumes approximately $7 million in Senior Notes will be outstanding as of the Effective Date.  The Plan Value and voting power of the New Capitol Bancorp Class A Common Stock to be issued to Holders of Senior Notes and the Company’s Common Stock is in the aggregate approximately 95.65% of the total Plan Value and voting power of the New Capitol Bancorp Class A Common Stock to be issued pursuant to the Plan.   The Plan Value and voting power of the New Capitol Bancorp Class B Common Stock to be issued to Holders of Senior Notes and the Company’s Common Stock is in the aggregate approximately 9.44% of the total Plan Value and voting power of the New Capitol Bancorp Class A Common Stock to be issued pursuant to the Plan.

7 The Standby Plan value of the HoldCaps will be $50 million on the Effective Date, based upon the valuation set forth herein.  Based on the Projections, and subject to the assumptions therein, if the HoldCaps are redeemed in 2016, the holders would receive approximately $80 million in cash.

8 HoldCaps are a redeemable security developed by Vik Ghei and Misha Zaitzeff which are described in more detail under “Capitalization of Restructured Debtors” below.

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         New Capitol Bancorp Class B Common, representing an estimated recovery of 20%.
•
Holders of the Company’s Common Stock would receive $15 million in Standby Plan value consisting of shares, 1/3 in the form of New Capitol Bancorp Class B Common and 2/3 in the form of New Capitol Bancorp Class A Common.

The following tables set forth the consolidated debt and capitalization of the Company and its consolidated subsidiaries pre-transaction and post-restructuring as anticipated by the Standby Plan, using the assumptions in the footnotes to the tables.  All of the capital stock rights (below) will be subject to dilution from any future issuances.

Pre-Transaction Capitalization

$ in millions

Amount Outstanding

Secured
Senior Notes	$7.0

Unsecured
Trust Preferred Securities	151.3
Series A Preferred(1)	5.0

Total Debt	$163.3

Equity Ownership:

Existing Common Stock	N/A

(1)	Denotes amount of current obligations outstanding to holders of the Series A Preferred.

Post-Restructuring Capitalization
(assumes Equity Infusion of $115m, actual amount may range from $70mm to $115mm)

	TOTAL NEW STOCK
	Voting (%)	Standby Plan Value ($ in thousands)
$115mm Equity Infusion (1)	46.9%	$115,000
$7mm Senior Notes (2)	14.7%	$7,000
$151.3mm Trust Preferred Securities	4.9%	$50,000
$5mm Series A Preferred	2.1%	$1,000
Common Stock	31.4%	$15,000
TOTAL INTEREST HOLDERS	100%	$188,000

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	Class A Common			Class B Common
	Voting(%)	Standby Plan Value ($in thousands)		Voting (%)	Standby Plan Value ($ in thousands)
$115mm Equity Infusion			$115mm Equity Infusion	46.9%	$70,000
$7mm Senior Notes	13.1%	$4,666	$7mm Senior Notes	1.5%	$2,333
$151.3mm Trust Preferred Securities			$151.3mm Trust Preferred Securities
$5mm Series A Preferred	1.8%	$666	$5mm Series A Preferred	0.43%	$333
Common Stock	28.08%	$10,000	Common Stock	3.35%	$5,000
TOTAL INTEREST HOLDERS	42.98%	$15,332	TOTAL INTEREST HOLDERS	52.21%	$77,666

	HoldCaps Common			Series A Preferred
	Voting (%)	Standby Plan Value ($ in thousands)		Voting (%)	Standby Plan Value ($ in thousands)
$115mm Equity Infusion			$115mm Equity Infusion (1)	0.0%	$45,000
$7mm Senior Notes			$7mm Senior Notes
$151.3mm Trust Preferred Securities	4.9%	$50,000	$151.3mm Trust Preferred Securities
$5mm Series A Preferred			$5mm Series A Preferred
Common Stock			Common Stock
TOTAL INTEREST HOLDERS	4.9%	$50,000	TOTAL INTEREST HOLDERS	0.0%	$45,000

(1)
 For purposes of the tables set forth above, the Company assumes a total capital raise of $115 million, $45 million of which will come in the form of the New Capitol Bancorp Series A Preferred.  The $45 million in Series A Preferred may be higher or lower due a number of factors, including but not limited to the impact of input from the Company’s primary regulators, investor appetite, the need for capital of the Company’s banking subsidiaries, the price at which the Company may bulk sale non performing assets and other customary contingencies associated with a capital raise.

(2)
There is currently $8.4 million in outstanding principal amount of Senior Notes; however, pursuant to the Company’s pending agreement to sell its equity interests in Bank of Michigan, approximately $1.6 million in principal amount could be discharged if, as expected, the deal is consummated in July of 2012.  In the event that the sale does not close prior to consummation of the Exchange Offers or the Effective Date of the Standby Plan, the additional $1.6 million in outstanding principal amount would receive additional shares of New Capitol Bancorp Class A Common and Class B Common, and would reduce the amount of such securities received by the pre-petition common equity accordingly.  For purposes of the tables set forth herein, the Company assumes approximately $7 million in Senior Notes will be outstanding as of the Effective Date.  The Plan Value and voting power of the New Capitol Bancorp Class A Common Stock to be issued to Holders of Senior Notes and the Company’s Common Stock is in the aggregate approximately 95.65% of the total Plan Value and voting power of the New Capitol Bancorp Class A Common Stock to be issued pursuant to the Plan.   The Plan Value and voting power of the New Capitol Bancorp Class B Common Stock to be issued to Holders of Senior Notes and the Company’s Common Stock is in the aggregate approximately 9.44% of the total Plan Value and voting power of the New Capitol Bancorp Class A Common Stock to be issued pursuant to the Plan.

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IMPORTANT DATES

Holders of the Senior Notes and/or Trust Preferred Securities should take note of the following important dates in connection with the out-of-court Exchange Offers and the solicitation of votes on the in-court Standby Plan:

Date	Calendar Date and Time	Event
Voting Record Date	June 19, 2012	The date to determine holders entitled to vote to accept or reject the Standby Plan.

Expiration Time and Voting Deadline	5:00 p.m., Eastern Daylight time, on July 27, 2012, unless extended as described herein.
The last day for holders to (i) tender their Senior Notes and Trust Preferred Securities in the Exchange Offers, and (ii) vote to accept or reject the Standby Plan. The Senior Notes and Trust Preferred Securities tendered may not be withdrawn once tendered and the votes to accept or reject the Standby Plan may not be revoked once submitted to the Voting Agent, subject to applicable law or as otherwise specified herein; provided that, if either the Expiration Time or Voting Deadline, as applicable, has been extended past August 10, 2012, holders shall have the right to withdraw their tenders and votes respectively.

Settlement Date	Promptly after the date on which the Expiration Time, as may be extended, occurs.	The Eligible Holders that tender their Senior Notes and Trust Preferred Securities in the Exchange Offers will receive shares of Series B Preferred Stock.

REQUESTS FOR ASSISTANCE

If you have any questions or need assistance in connection with the Exchange Offers or the solicitation of votes on the Standby Plan, you may contact Vik Ghei, Misha Zaitzeff or the Company’s President, Cristin Reid.

Vik Ghei:  (917) 740-8450
Misha Zaitzeff:  (917) 409-8555
Cristin Reid:  (517) 487-6555.

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We have also engaged Kurtzman Carson Consultants LLC (the “Information Agent” and/or the “Exchange Agent” and/or the “Voting Agent”) at the following address and telephone number:

Kurtzman Carson Consultants LLC (“KCC”)
599 Lexington Avenue, 39th Floor
New York, NY 10022
Telephone:  877-833-4150
Email: CapitolBancorpInfo@kccllc.com

The Company’s legal advisor is Honigman Miller Schwartz and Cohn LLP.  They can be contacted at:

Honigman Miller Schwartz and Cohn LLP
Columbia Plaza
350 East Michigan Avenue, Suite 300
Kalamazoo, Michigan 49007-3800
Attn:  Phillip D. Torrence, Esq.
Direct: (269) 337-7702
Fax: (269) 337-7703

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Risk Factors...32

Selected Historical Consolidated Financial Data.......................................................................................................................................................................45

Capitalization...47

Annex A –	Certificate of Designations of Series B Preferred

Annex B –	The Standby Plan

Annex C –	Letters of Transmittal

Annex D –	Amended and Restated Articles of Incorporation of Capitol Bancorp Ltd. (including Certificate of Designation of Series A Preferred)

Annex E –	Amended and Restated Bylaws of Capitol Bancorp Ltd.

Annex F –	Amended and Restated Articles of Incorporation of Financial Commerce Corporation

Annex G –	Amended and Restated Bylaws of Financial Commerce Corporation

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NOTICE TO INVESTORS

This Offering Memorandum and Disclosure Statement and the Letter of Transmittal and the Ballots contain important information that you should read before making any decision with respect to the out-of court Exchange Offers or solicitation of votes on the in-court Standby Plan.

You should not construe the contents of this Offering Memorandum and Disclosure Statement as investment, legal, business or tax advice. You should consult your counsel, accountant and other advisors as to legal, tax, business, financial and related aspects of any exchange of the Senior Notes or Trust Preferred Securities for the shares of the Company’s Series B Preferred Stock (the “Series B Preferred”) or voting on the Standby Plan. The Company is not making any representation to you regarding the legality of the actions of any holder exchanging the Senior Notes and Trust Preferred Securities for the Series B Preferred under applicable securities laws.

In making an investment decision regarding the Series B Preferred offered by this Offering Memorandum and Disclosure Statement in connection with the Exchange Offers and whether to vote in favor of the Standby Plan, you must rely on your own examination of the Company and the terms of the Exchange Offers and the Standby Plan, including, without limitation, the merits and risks involved. The Exchange Offers and solicitation of votes on the Standby Plan are being made on the basis of this Offering Memorandum and Disclosure Statement.

The Series B Preferred have not been, and will not be, registered under the Securities Act, or any state securities laws and are being offered for exchange only to Eligible Holders, pursuant to an exemption from registration.  In tendering your Senior Notes and/or Trust Preferred Securities in the Exchange Offers, you will be required to complete and sign the Letter of Transmittal or if you tender your Trust Preferred through DTC (defined below), you will be deemed to have acknowledged and agreed that you are bound by the terms of the Letter of Transmittal, and thereby confirm the acknowledgments, representations and agreements as set forth in the Letter of Transmittal and this Offering Memorandum and Disclosure Statement under the section “Transfers of Series B Preferred and Securities Laws.”

This Offering Memorandum and Disclosure Statement is being provided on a confidential basis to all holders of Trust Preferred Securities or Senior Notes for purposes of consideration of the exchange of the Senior Notes and the Trust Preferred Securities for the Series B Preferred and soliciting consents to the Standby Plan.  The information in this Offering Memorandum and Disclosure Statement is being provided to non-Accredited Investors who hold Senior Notes and/or Private Trust Preferred Securities for disclosure purposes as part of the solicitation of votes on the Standby Plan (and such votes are not being solicited hereby).  Holders of Senior Notes and Private Trust Preferred Securities that are non-Accredited Investors are not entitled to vote to accept or reject the Standby Plan and will be deemed to have rejected the Standby Plan to the extent such non-Accredited Investors submit ballots indicating that they are non-Accredited Investors by the Voting Deadline. In addition, by voting in favor of the Standby Plan, Eligible Holders acknowledge that the Company may issue additional shares of the Series A Preferred in connection with the Equity Infusion and intends to bulk sale non performing assets and loans at any time prior to the Effective Time or after the Effective Time.  The use of this Offering Memorandum and Disclosure Statement for any other purpose is not authorized.

This Offering Memorandum and Disclosure Statement may not be copied or reproduced in whole or in part, nor may it be distributed or any of its contents be disclosed to anyone other than the holders of the Senior Notes, Trust Preferred Securities, the Company’s Series A Preferred Stock and the Company’s Common Stock (including their respective attorneys, financial advisors, investment bankers, accountants, and other professionals) without the express prior written consent of the Company.

No representation or warranty, express or implied, is made by the Information Agent, Exchange Agent and Voting Agent as to the accuracy or completeness of any of the information set forth in this Offering Memorandum and Disclosure Statement, and nothing contained in this Offering Memorandum and Disclosure Statement is or shall be relied upon as a promise or representation by the Information Agent, Exchange Agent or Voting Agent, whether as to the past or the future.

This Offering Memorandum and Disclosure Statement contains summaries, believed to be accurate, of some of the terms of specific documents, but reference is made to the actual documents, copies of which will be attached hereto and made available upon request in other cases, for the complete information contained in those documents.

No person is authorized in connection with the Exchange Offers or the solicitation of votes on the Standby Plan to give any information or to make any representation not contained in this Offering Memorandum and Disclosure Statement, the Letter of Transmittal, the Standby Plan and the Ballots and, if given or made, any other information or representation must not be relied upon as having been authorized by the Company. The information contained in this Offering Memorandum and Disclosure Statement is as of the date hereof and subject to change, completion or amendment without notice. Neither the delivery of this Offering Memorandum and Disclosure Statement at any time nor any exchange hereunder shall, under any circumstances, create any implication that there has been no change in the information set forth in this Offering Memorandum and Disclosure Statement or in the affairs of the Company since the date of this Offering Memorandum and Disclosure Statement.

Subject to the applicable laws and the terms set forth in this Offering Memorandum and Disclosure Statement, the Company reserves the right to extend or terminate the Exchange Offers and voting deadlines with respect to the Standby Plan in its sole and absolute discretion, which may be for any or no reason, and otherwise to amend the Exchange Offers or the Standby Plan in any respect other than the conditions to consummate the Exchange Offers and the holders’ rights to withdraw. The Company also reserves the right to reject any tender of Senior Notes or Trust Preferred Securities in whole or in part tendered by any holder. The Company reserves the right to amend or waive any and all conditions to consummate the Exchange Offers.

You should rely only on the information contained in this Offering Memorandum and Disclosure Statement or to which the Company has referred you. The Company has not authorized anyone to provide you with information that is different than as set forth herein or therein. This Offering Memorandum and Disclosure Statement may only be used where it is legal to offer the Series B Preferred.  You should not assume that the information in this Offering Memorandum and Disclosure Statement is accurate as of any date other than the date of this Offering Memorandum and Disclosure Statement, or that the information incorporated by reference into this Offering Memorandum and Disclosure Statement is accurate as of any date other than the date of such information.

BECAUSE THE CHAPTER 11 CASES HAVE NOT BEEN FILED, THE ADEQUACY OF THE DISCLOSURE IN THIS OFFERING MEMORANDUM AND DISCLOSURE STATEMENT CONCERNING THE STANDBY PLAN HAS NOT BEEN APPROVED BY THE COURT. IF THE CHAPTER 11 CASES ARE SUBSEQUENTLY COMMENCED, THE COMPANY WILL SEEK AN ORDER OF THE COURT THAT THE SOLICITATION OF VOTES ON THE STANDBY PLAN WAS IN COMPLIANCE WITH SECTION 1126(b) OF THE BANKRUPTCY CODE.

ANY ESTIMATES OF CLAIMS SET FORTH IN THIS OFFERING MEMORANDUM AND DISCLOSURE STATEMENT MAY VARY FROM THE FINAL AMOUNTS OF CLAIMS ALLOWED BY THE COURT.

ONCE MADE, VOTES TO ACCEPT OR REJECT THE STANDBY PLAN MAY NOT BE REVOKED BEFORE THE FILING OF THE CHAPTER 11 CASES, EXCEPT AS REQUIRED BY LAW OR AS OTHERWISE SPECIFIED HEREIN; PROVIDED THAT, IF THE VOTING DEADLINE HAS BEEN EXTENDED PAST JULY 27, 2012, HOLDERS SHALL HAVE THE RIGHT TO WITHDRAW THEIR VOTES. IF THE OUT-OF-COURT EXCHANGE OFFERS ARE SUCCESSFUL, THE VOTES TO ACCEPT OR REJECT THE STANDBY PLAN WILL BE OF NO EFFECT. IF THE CHAPTER 11 CASES HAVE BEEN COMMENCED, REVOCATIONS OF ACCEPTANCES OR REJECTIONS MAY BE EFFECTED ONLY WITH THE APPROVAL OF THE COURT OR AS OTHERWISE SPECIFIED HEREIN.

WHERE YOU CAN FIND MORE INFORMATION

Capitol files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Capitol files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

None of the information on the Company’s website is incorporated by reference herein or otherwise deemed to be a part of this Offering Memorandum and Disclosure Statement. Any references to the Company’s website are for informational purposes only.

In this Offering Memorandum and Disclosure Statement, the Company “incorporates by reference” certain information that the Company files with the SEC, which means that the Company can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this Offering Memorandum and Disclosure Statement, and later information filed with the SEC that is incorporated by reference will update and supersede such information. The Company incorporates by reference the following documents which the Company has filed with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”):

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 30, 2012;

2.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 3, 2012; and

3.	The Company’s Current Reports on Form 8-K filed on June 7, 2012, May 3, 2012, May 1, 2012, March 29, 2012 and January 20, 2012.

The Company also incorporates by reference reports filed with the SEC under Sections 13(c), 14 or 15(d) of the Exchange Act after the date of this Offering Memorandum and Disclosure Statement (other than the portion of such reports filed pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC).

You may request a copy of any of such filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by telephoning Vik Ghei at (917) 740-8450, Misha Zaitzeff at (917) 409-8555 or writing Capitol at the following address:

Capitol Bancorp Ltd.
Capitol Bancorp Center
200 Washington Square North, Fourth Floor
Lansing, Michigan 48933
Attention: Investor Relations
Telephone: 517-487-6555
Internet website: www.capitolbancorp.com

v

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Offering Memorandum and Disclosure Statement, as well as certain statements incorporated by reference herein, may constitute “forward-looking statements.” You may find discussions containing such forward-looking statements within this Offering Memorandum and Disclosure Statement generally. In addition, when used in this Offering Memorandum and Disclosure Statement, the words “believes,” “anticipates,” “expects,” “estimates,” “plans,” “projects,” “intends” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements other than historical information or statements of current condition, but instead represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements, which speak only as of the date made. Important factors that could cause actual results to differ from those in the Company’s specific forward-looking statements include, but are not limited to, those discussed under “Risk Factors,” general business and economic conditions, other risk factors described in the Company’s reports filed from time to time with the SEC, as well as:

•	the Company may not be able to successfully restructure its existing unsecured debt obligations through the Exchange Offers or the Standby Plan;

•	changes in the economic conditions in which the Company operates negatively impacting the Company’s financial resources;

•	certain of the Company’s competitors having greater financial resources than the Company;

•	Capitol’s ability to continue as a going concern;

•	The possibility of the Federal Deposit Insurance Corporation assessing Capitol’s banking subsidiaries for any cross-guaranty liability or otherwise resulting in the FDIC seizing such banks;

•	Capitol’s compliance with the terms of its written agreement with the Federal Reserve Bank, amendments thereto or subsequent regulatory agreements;

•	the risk that the realization of deferred tax assets may not occur;

•
the risk that Capitol could have an “ownership change” under Section 382 of the Internal Revenue Code, which could impair its ability to timely and fully utilize its net operating losses for tax purposes and so-called built-in losses that may exist if such an “ownership change” occurs;

•	the Company is dependent on external financing to Capitol or banks;

•	the Company may be unable to retain key management personnel;

•	the Company’s common stock price may be volatile; and

•	other matters discussed in this Offering Memorandum and Disclosure Statement generally.

Consequently, readers of this Offering Memorandum and Disclosure Statement should consider forward-looking statements only as current plans, estimates and beliefs, and the Company cautions you against relying on such forward-looking statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. The Company undertakes no obligation to update or revise any forward-looking statement in this Offering Memorandum and Disclosure Statement to reflect any new events or any change in conditions or circumstances. All of the forward-looking statements in this Offering Memorandum and Disclosure Statement are expressly qualified by these cautionary statements. Even if these plans, estimates or beliefs change because of future events or circumstances after the date of these statements, or because anticipated or unanticipated events occur, the Company disclaims any obligation to update these forward-looking statements.

OFFERING MEMORANDUM AND DISCLOSURE STATEMENT SUMMARY

This summary highlights the information contained elsewhere in this Offering Memorandum and Disclosure Statement. This summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements (including the accompanying notes) appearing elsewhere, or incorporated by reference, in this Offering Memorandum and Disclosure Statement. When referring to the Standby Plan, this summary and this Offering Memorandum and Disclosure Statement should be read in conjunction with, and are qualified in their entirety by, the Standby Plan. You should read this entire Offering Memorandum and Disclosure Statement carefully, including “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and the financial statements and related notes contained herein before making a decision with respect to the Exchange Offers and the solicitation of votes on the Standby Plan.

You should also read the reports incorporated by reference herein, which are an important part of this Offering Memorandum and Disclosure Statement, before you make a decision with respect to the Exchange Offers and the solicitation of votes on the Standby Plan.

Unless otherwise noted or the context otherwise requires, the term “GAAP” refers to Generally Accepted Accounting Principles in the United States.

ABOUT CAPITOL

Capitol is a community banking company, with a current network of individual banks and bank operations in 10 states and total consolidated assets which approximated $2.0 billion as of May 31, 2012.  Capitol is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, with principal executive offices located at the Capitol Bancorp Center, 200 Washington Square North, Fourth Floor, Lansing, Michigan 48933.  Capitol’s telephone number is 517-487-6555.

Capitol’s operating strategy is to provide transactional, processing and administrative support and mentoring to aid in the effective operation and development of its banks.  It provides access to support services and management with significant experience in community banking.  These administrative and operational support services do not require a direct interface with the bank customer and therefore can be consolidated more efficiently without affecting the bank customer relationship.

Economic conditions throughout the United States, and in the regions in which Capitol and its banking operations are located, have deteriorated to an extent not experienced since the “Great Depression” of the 1930s.  Capitol’s operations are focused on community banking and helping small, local businesses meet their financial needs, primarily through making loans to those businesses and their owners, funded by locally-gathered deposits.  A substantial portion of those loans are secured by commercial real estate property, as part of the overall collateral to support those individual loans.  In this adverse economic environment, small businesses and their owners have suffered significant financial hardships, which preclude repaying loans in accordance with their terms.  In addition, recent economic factors have resulted in a variety of stresses impacting depositors and the availability of deposits to fund lending activities.  Further, and more importantly, the underlying values of the real estate collateral have plummeted in this sustained adverse environment, resulting in massive loan losses and dramatic growth in levels of nonperforming assets not seen previously in the banking industry in general and, in particular, at Capitol.  Prospects of economic recovery are uncertain, unpredictable and subject to variables completely outside the control or influence of financial institutions, including Capitol.

THE RESTRUCTURING AND RECAPITALIZATION TRANSACTIONS

Overview

The Company is pursuing a comprehensive financial restructuring of certain of its outstanding indebtedness (collectively, the “Restructuring Transactions”) and simultaneously raising capital from outside investors through two alternative concurrent mechanisms: (1) an out-of-court restructuring, which includes the Exchange Offers, and (2) if conditions to completion of the out-of court restructuring are not satisfied or waived, an in-court chapter 11 bankruptcy reorganization, which includes soliciting votes on the Standby Plan.

In connection with the transactions contemplated by the Exchange Offers, all holders of Trust Preferred Securities or Senior Notes may elect to either (i) tender your Senior Notes and/or Trust Preferred Securities in the Exchange Offers or (ii) take no action with respect to the Exchange Offers, in which case such holders will have rejected the Exchange Offers. In connection with the Standby Plan, all holders of the Company’s Series A Preferred Stock, all holders of the Company’s Common Stock, all holders of the Company’s Public Trust Preferred Securities, and Accredited Investors who hold the Senior Notes and/or the Private Trust Preferred Securities may elect on the Ballots to either (x) vote to accept or reject the Standby Plan, with or without tendering your Senior Notes or Trust Preferred Securities or (y) take no action with respect to the Standby Plan, in which case such Accredited Investors will have no bearing on the approval of the Standby Plan. Holders of Senior Notes or Private Trust Preferred Securities who are non-Accredited Investors are not entitled to vote on the Standby Plan and will be deemed to have rejected the Standby Plan to the extent such non-Accredited Investors submit ballots indicating that they are non-Accredited Investors prior to the Voting Deadline. If you wish to and are eligible to tender your Senior Notes and/or Trust Preferred Securities and vote to accept the Standby Plan, you need to complete both of these actions in clauses (i) and (x) above.

Subject to the applicable laws and the terms set forth in this Offering Memorandum and Disclosure Statement, the Company reserves the right to extend or terminate the Exchange Offers and voting deadlines with respect to the Standby Plan in its sole and absolute discretion, which may be for any or no reason, and otherwise to amend the Exchange Offers or the Standby Plan in any respect, other than the conditions to consummate the Exchange Offers and the holders’ rights to withdraw. The Company also reserves the right to reject any tender of Senior Notes or Trust Preferred Securities in whole or in part tendered by any holder. The Company reserves the right to amend or waive any and all conditions to consummate the Exchange Offers.

For a more detailed discussion of the Exchange Offers and the solicitation of votes on the Standby Plan, see “The Exchange Offers and Solicitations of Votes on the Standby Plan” and “The Standby Plan”. The description of the Series B Preferred is summarized in “—Description of the Series B Preferred.”

Background and Purpose

As further described below, many of Capitol’s subsidiary banks have experienced significant capital erosion resulting from the general economic downturn of the past few years.  In fact, a number of Capitol’s subsidiary banks are dangerously close to failing to meet the minimum capital ratios necessary to avoid seizure of the banks by the FDIC.  The FDIC is legally required to seize banks that fall below certain thresholds.  Moreover, the failure of even one of Capitol’s subsidiary banks endangers Capitol and its other subsidiary banks as a result of the FDIC’s ability to assert “cross-guaranty liability” against such banks in order to recover any losses experienced by the FDIC in a bank seizure.  Such a bank seizure and liability assessment would virtually destroy any value held by Capitol’s current stakeholders.  These dire circumstances have made it necessary for Capitol to take extraordinary measures to restructure and recapitalize in order to preserve value for its stakeholders.

These circumstances have arisen as Capitol has incurred significant losses from operations in periods since 2007.  In addition, Capitol has experienced significant increases in nonperforming loans, foreclosed real estate, loan losses and other materially adverse circumstances including, but not limited to, a very material erosion of its common equity and related regulatory capital levels, resulting in Capitol becoming classified as less than adequately-capitalized from a regulatory perspective.  In 2009, Capitol entered into a written agreement with the Federal Reserve Bank of Chicago (its primary federal regulator) (the “Reserve Bank”) which requires Capitol to improve operating results and its overall condition, in addition to refraining from a number of activities without prior written consent from that Federal Reserve Bank.  The current less than adequately-capitalized classification of Capitol exposes it to increased regulatory scrutiny and enforcement action and other materially adverse consequences.

Like a large number of financial institutions across the United States, Capitol has been materially impacted by adverse economic conditions. As a result of this economic downturn and depressed real estate markets, Capitol’s banking subsidiaries have experienced a decline in the performance of loans, particularly real estate construction and development loans, which has resulted in Capitol incurring a net loss of $195.2 million for the year ended December 31, 2009, a net loss of $225.2 million for the year ended December 31, 2010, a net loss of $45.5 million for the year ended December 31, 2011 and a net loss of $7.9 million for the three months ended March 31, 2012. If Capitol’s banking subsidiaries continue to experience adverse performance in the consolidated loan portfolio, large loan losses and losses associated with foreclosed real estate and, as a result, Capitol continues incurring net losses, some or all of Capitol’s banking subsidiaries may be unable to meet or maintain adequate regulatory capital ratios unless Capitol raises additional capital. Furthermore, during this adverse economic environment, analysts and others have focused on additional measures of a financial institution’s capital position, such as tangible common equity to tangible assets and regulatory “Tier 1” capital as a percentage of risk-weighted assets, to assess the financial health and stability of the institution, which also tends to impact an institution’s stock price.

Over the past four years, the American banking and financial system has been shaken and many banks across the country have struggled to survive in the face of a declining economy. A number of these banks are confronting enormous pressure due to reduced capital, the imposition of regulatory sanctions and orders, and possible defaults under existing credit agreements. If these pressures are not alleviated, receivership is a near certainty for many of these institutions. The Standby Plan described in this Offering Memorandum and Disclosure Statement is a product of this very difficult operating environment.

In September 2009, Capitol and its second-tier bank holding companies entered into an agreement with the Reserve Bank under which Capitol agreed to refrain from the following actions without the prior written consent of the Reserve Bank:  (i) declare or pay dividends; (ii) receive dividends or any other form of payment representing a reduction in capital from Michigan Commerce Bank, or from any of its subsidiary institutions that are subject to any restriction by the institution’s federal or state regulator that limits the payment of dividends or other intercorporate payments; (iii) make any distributions of interest, principal, or other sums on subordinated debentures or Trust Preferred securities; (iv) incur, increase or guarantee any debt; or (v) purchase or redeem any shares of the stock of Capitol, the second-tier bank holding companies, nonbank subsidiaries or any of the subsidiary banks that are held by shareholders other than Capitol.

Many of Capitol’s bank subsidiaries have entered into formal agreements (as well as informal agreements) with their applicable regulatory agencies.  Those agreements provide for certain restrictions and other guidelines and/or limitations to be followed by the banks.

The FDIC may issue Prompt Corrective Action Notifications (“PCAN”) to banking subsidiaries falling below the “adequately-capitalized” regulatory-capital classification, and subsequently may issue Prompt Correction Action Directives (“PCAD”).  PCADs may be issued when a bank, which has previously received a PCAN, has submitted two consecutive capital restoration plans which have been rejected by the FDIC.

Capitol’s banking subsidiaries which have received a PCAD are as follows as of March 2012 (listed in descending order based on total assets): Michigan Commerce Bank, Bank of Las Vegas, Sunrise Bank of Arizona, Sunrise Bank, First Carolina State Bank, Central Arizona Bank, Sunrise Bank of Albuquerque, 1st Commerce Bank and Pisgah Community Bank.  These banks are striving to develop and implement capital restoration plans which may be acceptable to the FDIC.  Under the PCAD’s, each subsidiary bank is required to increase its Tier 1 Leverage Ratio9 to not less than eight (8) percent and its Total Risk-Based Capital Ratio10 to not less than twelve (12) percent.

In addition to the above, the FDIC gave notice to many of Capitol’s banking subsidiaries in December 2009 that, to mitigate the effects of any possible assessment arising from potential cross-guaranty liability, they should be encouraged to arrange a sale, merger or recapitalization such that Capitol no longer controls the banking subsidiary.  The FDIC’s encouragement is

9 As used in this Offering Memorandum and Disclosure Statement, the term “Tier 1 Leverage Ratio” means the ratio of Tier 1 capital to average total assets, as calculated in accordance with the appropriate banking agency’s capital regulations.

10 As used in this Offering Memorandum and Disclosure Statement, the term “Total Risk-Based Capital Ratio” means the ratio of qualifying total capital to risk-weighted assets, as calculated in accordance with the appropriate banking agency’s capital regulations.

consistent with Capitol’s previously-announced plans to selectively divest of some of its banking subsidiaries in conjunction with reallocating capital resources to the remaining banking subsidiaries.

Capitol’s insured depository institution subsidiaries are also subject to cross-guaranty liability under federal law.  This means that if one FDIC-insured depository institution subsidiary of a multi-institution bank holding company fails or requires FDIC assistance, the FDIC may assess “commonly controlled” depository institutions for the estimated losses suffered by the FDIC.  Such liability could have a material adverse effect on the financial condition of any assessed subsidiary institution and on Capitol as the common parent.

If any of Capitol’s subsidiary banks’ Tier 1 Leverage Ratio were to fall below two percent (2%), the FDIC would be required within ninety (90) days to appoint a receiver or conservator for such bank, or take such other action as it deemed appropriate.  If even a single subsidiary bank were to be seized by the FDIC, it is likely that the FDIC would assert cross guarantee claims against the Company’s solvent subsidiary banks, thereby crippling these subsidiary banks as well.  As illustrated below, a number of Capitol’s subsidiary banks are dangerously close to falling beneath the fatal 2% ratio.  In addition, pursuant to the agreements, no banking subsidiary of Capitol may pay dividends to Capitol.  Since Capitol’s subsidiary banks constitute substantially all of Capitol’s consolidated assets, the restrictions under the regulatory agreements mean that Capitol’s financial health is directly (and virtually solely) dependent upon the financial health of  Capitol’s banking subsidiaries.

The following comparative analysis summarizes each bank’s regulatory capital position as of the dates indicated based on the banks included in Capitol’s consolidation as of March 31, 2012:

	Tier 1 Leverage		Tier 1 Risk-Based		Total Risk-Based
	Ratio(2)		Capital Ratio(2)		Capital Ratio(2)		Regulatory Classification(1)
	Mar 31, 2012	Dec 31, 2011	Mar 31, 2012	Dec 31, 2011	Mar 31, 2012	Dec 31, 2011	Mar 31, 2012	Dec 31, 2011
Arizona Region:
Central Arizona Bank	2.07%	2.01%	2.63%	2.65%	3.93%	3.95%	significantly-undercapitalized	significantly-undercapitalized
Sunrise Bank of Albuquerque	2.11%	2.43%	2.79%	3.22%	4.09%	4.50%	significantly-undercapitalized	significantly-undercapitalized
Sunrise Bank of Arizona	2.00%	2.03%	2.56%	2.56%	3.84%	3.85%	significantly-undercapitalized	significantly-undercapitalized

Great Lakes Region:
Bank of Maumee	5.02%	5.41%	7.71%	7.56%	9.00%	8.85%	adequately-capitalized	adequately-capitalized
Bank of Michigan	8.25%	8.80%	10.59%	11.31%	11.86%	12.58%	well-capitalized	well-capitalized
Capitol National Bank	6.90%	6.90%	9.48%	9.15%	10.75%	10.42%	adequately-capitalized(3)	adequately-capitalized(3)
Indiana Community Bank	6.91%	6.66%	9.55%	9.35%	10.83%	10.63%	adequately-capitalized(3)	adequately-capitalized(3)
Michigan Commerce Bank	2.34%	2.17%	3.00%	2.84%	4.32%	4.16%	significantly-undercapitalized	significantly-undercapitalized

Nevada Region:
1st Commerce Bank	2.61%	2.30%	3.73%	3.88%	5.07%	5.22%	significantly-undercapitalized	significantly-undercapitalized
Bank of Las Vegas	2.03%	2.16%	2.65%	2.90%	3.95%	4.20%	significantly-undercapitalized	significantly-undercapitalized

Northwest Region:
High Desert Bank	5.63%	6.47%	7.72%	8.72%	9.01%	10.00%	adequately-capitalized	adequately-capitalized(3)

Southeast Region:

First Carolina State Bank	2.06%	2.08%	3.14%	3.09%	4.47%	4.41%	significantly-undercapitalized	significantly-undercapitalized
Pisgah Community Bank	2.20%	2.09%	3.20%	2.93%	4.56%	4.28%	significantly-undercapitalized	significantly-undercapitalized
Sunrise Bank	2.10%	2.16%	2.92%	2.97%	4.24%	4.29%	significantly-undercapitalized	significantly-undercapitalized

Consolidated totals	(5.74)%	(4.73)%	(7.62)%	(6.36)%	(7.62)%	(6.36)%	less than adequately-capitalized	less than adequately-capitalized
(1)

Regulatory capital classifications are defined as follows:

Well-Capitalized – Total risk-based capital ratio must be 10% or more, and Tier 1 risk-based capital ratio must be 6% or more,  and  Tier 1 leverage ratio must be 5% or more,  and  the bank must not be subject to formal regulatory enforcement action requiring non-standard capital ratios.

Adequately-Capitalized – Does not meet the criteria for “well-capitalized,” but has total risk-based capital ratio of 8% or more,  and  Tier 1 risk-based capital ratio of 4% or more,  and  Tier 1 leverage ratio of 4% or more.

Undercapitalized – Does not meet the criteria for “adequately-capitalized,” but has total risk-based capital ratio of 6% or more,  and  Tier 1 risk-based capital ratio of 3% or more,  and  Tier 1 leverage ratio of 3% or more.

Significantly-Undercapitalized – Does not meet the criteria for “undercapitalized,” but has Tier 1 leverage ratio of 2% or more.  Institutions with a Tier 1 leverage ratio below 2% are classified as “critically-undercapitalized.”

(2)	Ratios are based on the banks’ regulatory reports filed on or before April 30, 2012.
(3)
Institution is subject to a regulatory agreement and, accordingly, cannot be classified better than “adequately-capitalized” even though the risk-based capital ratios would otherwise suggest “well-capitalized” classification.

In today’s environment, financial institutions like Capitol and its banking subsidiaries, all of which are operating under regulatory orders, must raise capital or face liquidation.  During the past thirty-six (36) months, Capitol has, to no avail, pursued various capital raising alternatives. As a result of the significant losses and reductions of capital which Capitol and Capitol’s banks have experienced over the past three years, combined with the restrictions imposed upon Capitol and its banks by their regulators, unless the Exchange Offers are successful, Capitol must look to the chapter 11 bankruptcy process to restructure its debt obligations and thereby facilitate the raising of needed capital for Capitol’s banks.

This Offering Memorandum and Disclosure Statement describes the Standby Plan that Capitol’s creditors and equity security holders are being asked to approve before Capitol formally commences the Chapter 11 Cases. In sum, Capitol intends to restructure its obligations in order to secure its long term financial viability which, absent restructuring, is in peril.

Simultaneously, but subject to and conditioned upon approval and consummation of the Exchange Offers and the Standby Plan, Capitol is in the process of raising a gross amount of at least $70 million in through the sale of shares of Capitol Class B Common Stock. These additional funds will be used to make the distributions contemplated under the Standby Plan, pay the costs and expenses associated with the Chapter 11 Cases and the transactions related to the recapitalization, support the Debtors’ ongoing working capital needs and contribute the urgently needed capital to Capitol and its subsidiary banks.

It is important at the outset to emphasize the limited dimensions of this process:

•
No banking subsidiary of Capitol nor its depositors will be affected in any way. Each subsidiary bank of Capitol continues to operate and its customers’ deposits remain insured up to the applicable limits by the FDIC. Banks themselves cannot file for reorganization, but bank holding companies — and Capitol and FCC are holding companies, not banks — can use the reorganization process under federal law.

•
If Capitol’s creditors approve the Standby Plan, the court-supervised reorganization should move forward very quickly. A prepackaged plan shortens and simplifies the bankruptcy process.  It can be very efficient and effective.

•	All of Capitol’s general unsecured creditors will be paid in full.

Exceptional times call for exceptional and innovative solutions to preserve value. That is why this Offering Memorandum and Disclosure Statement and the accompanying Standby Plan are important to Capitol’s creditors and stakeholders and to the banking industry generally.

Capitol, like many others in the banking arena, raised capital in part through the issuance of trust preferred securities, which, under the capital adequacy regulations of the Federal Reserve Board, qualified as Tier 1 capital for Capitol. This popular capital instrument has resulted in an estimated 646 banking companies with $131 billion of trust preferred securities outstanding.

Due to operating losses and regulatory constraints, Capitol submits the Exchange Offers and the Standby Plan and this Offering Memorandum and Disclosure Statement as an effective method to resolve the Trust Preferred Securities, which are treated as equity by the regulatory authorities, and Capitol’s senior debt at a discount off face value, restore Capitol’s capital ratios and ensure that Capitol’s banks are adequately capitalized, all to the ultimate benefit of Capitol’s creditors and stakeholders.  In light of the foregoing events, the Company believes that the Restructuring Transactions will provide benefits to the Company, its creditors and shareholders and the banking industry as a whole.

Out-Of-Court Restructuring Transactions

Exchange Offers

The Exchange Offers are being made by the Company to all holders of Trust Preferred Securities and Senior Notes.

Under the Exchange Offers, Capitol is offering: (i) 0.001 shares of Series B Preferred for each $10 liquidation amount of Trust Preferred Securities of Trust I and Trust XII that Capitol accepts in the Exchange Offers, (ii) 0.1 shares of Series B Preferred or each $1,000 liquidation amount of all other Trust Preferred Securities that Capitol accepts in the Exchange Offers and (iii) 0.1 shares of Series B for each principal amount of $1,000 of the Senior Notes, that Capitol accepts in the Exchange Offers.   No accrued and unpaid interest owed by Capitol with respect to the Senior Notes or the Trust Preferred Securities will be paid to holders who tender any Senior Notes or Trust Preferred Securities in the Exchange Offer.

The Exchange Offers will expire at 5:00 p.m., Eastern Daylight time, on July 27, 2012, unless extended or earlier terminated as described herein (such time, as may be extended, the “Expiration Time”).  Once made, tenders of Senior Notes and Trust Preferred Securities may not be withdrawn, subject to applicable law; provided that, if the Expiration Time has been extended past July 27, 2012, holders shall have the right to withdraw their tenders on and after such date until the new Expiration Time.

In tendering the Senior Notes and/or Trust Preferred Securities in the Exchange Offers, each Eligible Holder will be required to complete and sign the Letter of Transmittal or, if Existing Public Notes are tendered through DTC, will be deemed to have acknowledged and agreed that they are bound by the terms of the Letter of Transmittal. The form of Letter of Transmittal is attached hereto as Annex C.

The Company does not expect to accept Senior Notes and/or Trust Preferred Securities validly tendered for exchange unless, among other things, the following occur:

•	the receipt of tenders in the Senior Note Exchange Offer (as defined herein) representing in aggregate principal amount 100% of the Senior Notes on or prior to the Expiration Time; and

•
the receipt of tenders in the Trust Preferred Securities Exchange Offers (as defined herein) representing in aggregate principal amount at least 90% of the liquidation value of the Trust Preferred Securities outstanding on or prior to the Expiration Time or such lesser amount as determined by the Company in its sole and absolute discretion.

For a description of the other conditions to the Exchange Offers, see “The Exchange Offers and Solicitations of Votes on the Standby Plan—Conditions to the Exchange Offers.”

The Company has the option, but not the obligation, to consummate the Exchange Offer.  Accordingly, whether or not the Company meets or receives a waiver of the conditions to the Exchange Offers, or achieves the Threshold (as defined below) votes as of the Voting Record Date to accept the Standby Plan, the Company may still file the Standby Plan. There can be no assurance that the conditions set forth above will be satisfied or waived, or if they are, that the Company may elect the Standby Plan as the more attractive option.

Holders of the Senior Notes and the Trust Preferred Securities that elect not to tender into the Exchange Offers shall retain their Senior Notes and Trust Preferred Securities if the Restructuring Transactions are consummated through the Exchange Offers. If the Restructuring Transactions are consummated pursuant to the Standby Plan, then non-tendering holders of the Senior Notes and the Trust Preferred Securities will receive the consideration contemplated by the Standby Plan.

Eligible Holders who have tendered their Senior Notes and/or Trust Preferred Securities may not withdraw their tender of their Senior Notes and/or Trust Preferred Securities in the Exchange Offers, subject to applicable law; provided that, if the Expiration Time has been extended past July 27, 2012, holders shall have the right to withdraw their tenders.

Only holders of Senior Notes and/or Trust Preferred Securities who qualify as Eligible Holders are eligible to participate in the Exchange Offers.

See “Risk Factors” and “Certain U.S. Federal Income Tax Consequences” for a discussion of certain factors that you should consider in evaluating the Exchange Offers and your investment in the New Secured Notes. See “Offering Memorandum and Disclosure Statement Summary—Description of the New Secured Notes” for a further description of the New Secured Notes.

The Standby Plan

The Standby Plan consists of a prepackaged plan for the Debtors to reorganize under chapter 11 of Title 11 of the United States Code, as amended (the “Bankruptcy Code”) if the Debtors file Voluntary Petitions for relief commencing cases (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Eastern District of Michigan (the “Court”) to consummate the Restructuring Transactions.

The Company is soliciting votes from the Eligible Holders, pursuant to the terms of this Offering Memorandum and Disclosure Statement, on the Standby Plan. If the Exchange Offers are not consummated, but the classes of the holders of the Senior Notes, Trust Preferred Securities and the Company’s Series A Preferred Stock have voted to accept the Standby Plan as of the Expiration Time in a manner that satisfies the Threshold, the Debtors may file the Chapter 11 Cases and seek prompt confirmation of the Standby Plan by the Court.  Under the Bankruptcy Code, (i) a class of claims votes to accept a plan of reorganization if holders holding at least two-thirds of the aggregate principal amount of the class of claims and more than one half in number of such class of claims that submit votes on the plan of reorganization vote to accept the plan and (ii) a class of interests votes to accept a plan of reorganization if holders of at least two-thirds in amount of the class of interests that submit votes on the plan of reorganization vote to accept the plan (the “Threshold”). This Offering Memorandum and Disclosure Statement contains a detailed description of the Standby Plan but is qualified in its entirety by the Standby Plan. See “The Standby Plan.”

Holders of the Senior Notes and the Private Trust Preferred Securities that are not Accredited Investors are not entitled to vote on the Standby Plan and are deemed to reject the Standby Plan in the event such non-Accredited Investors submit ballots indicating that they are non-Accredited Investors prior to the Voting Deadline.

Tendering of the Senior Notes and/or Trust Preferred Securities in the Exchange Offers will not be deemed to be a vote to accept the Standby Plan. Holders of a beneficial interest in the Senior Notes and/or Trust Preferred Securities that either do or do not tender Senior Notes and/or Trust Preferred Securities in the Exchange Offers and that are eligible to vote on the Standby Plan must independently vote either to accept or to reject the Standby Plan. Those holders of a beneficial interest in the Senior Notes, Trust Preferred Securities, the Company’s Series A Preferred Stock or the Company’s Common Stock that neither vote to accept nor vote to reject the Standby Plan will be deemed to have abstained from voting on the Standby Plan. Such holders who abstain will not be counted for purposes of determining whether the Threshold has been satisfied for a particular class. That is, they will not be counted as voting to accept or reject the Standby Plan, nor will they be included in the denominator when determining the percentage in amount and fraction of holders that have voted to accept the Standby Plan.

The Standby Plan divides the holders of claims against and equity security interests in the Debtors into classes and provides for the treatment for each class. The Standby Plan contemplates that the holders of the Senior Notes, Trust Preferred Securities, Other Priority Claims, General Unsecured Claims, Intercompany Claims, the Company’s Series A Preferred Stock and the Company’s Common Stock will be divided into separate classes. Holders of Other Priority Claims, General Unsecured Claims, Intercompany Claims and any other types of claims against the Company will be unimpaired under, and unaffected by, the Standby Plan. Holders of Senior Notes and/or the Trust Preferred Securities will receive different treatment under the Standby Plan than under the Exchange Offers.

Deferred Tax Asset Treatment Under the Exchange Offers and the Standby Plan

Among the differences between the Exchange Offers and the Standby Plan is the effect that the two plans potentially could have on the Company’s deferred tax assets.  Section 382 of the Tax Code imposes an annual limitation on the amount of a loss corporation’s future taxable income that can be offset by its NOLs and other tax attributes (including certain built-in losses).  The amount of this limitation equals the fair market value of the loss corporation’s stock immediately before the ownership changed multiplied by the “long-term tax-exempt rate” in effect for the month in which the ownership change occurs (currently, 3.26% for June 2012).  This annual limitation can be severe for financially troubled corporations, such as the Company and its affiliates, because the fair market value of such corporation’s stock may be low.  The Company and its affiliates could undergo an ownership change on account of the exchange of its Series B Preferred Stock for its outstanding Trust Preferred Securities and Senior Notes pursuant to the Exchange Offer.

An exception to the foregoing annual limitation generally applies pursuant to Section 382(l)(5) of the Tax Code where shareholders and qualified creditors of the debtor receive at least 50% of the voting power and value of the stock of the reorganized debtor pursuant to a confirmed title 11 plan. Under this exception, a debtor’s pre-change losses are not limited on an annual basis but such losses are subject to a one-time reduction in the amount of any interest deductions claimed during the three taxable years preceding the effective date of the reorganization and during the part of the taxable year prior to and including the reorganization, in respect of the debt converted into stock in the reorganization. Moreover, if this exception applies, any further ownership change of the debtor within a two-year period will preclude the debtor’s utilization of any pre-change losses at the time of the subsequent ownership change against future taxable income.  As of March 31, 2012, the Company currently estimates (as qualified by the discussion below) that the federal deferred tax assets of the Company and its affiliates are approximately $142,590 million, which could be preserved if Section 382(l)(5) of the Tax Code applies to any ownership changes pursuant to the Standby Plan (subject to an interest “haircut” estimated that is estimated to have a negative $3.6 million impact on such deferred tax asset and other adjustments that are expected to increase the such deferred tax assets).  These deferred tax assets could be preserved in substantial part if Section 382(l)(5) of the Tax Code applies to any ownership changes with respect to the Company or its affiliates pursuant to the Standby Plan.  The Company expects at the present time for the Tax Code Section 382(l)(5) exception to be applicable to such ownership change based upon the Company’s current information and belief as to beneficial ownership of holders of its Trust Preferred Securities and its Senior Debt, the Company stock to be received by such holders, the Company stock to be received by pre-petition holders of the Company’s Common Stock, and the percentage of the voting power and value of the Company to be beneficially owned by such parties.  There can be no assurance that such exception will ultimately apply to the Reorganization.

A loss corporation undergoing an ownership change pursuant to a bankruptcy plan of reorganization may not qualify for or may elect out of the application of Section 382(l)(5) of the Tax Code, in which case the loss corporation may apply another exception to the general Section 382 limitation.  Under Section 382(l)(6) of the Tax Code, the loss corporation may calculate a Section 382 limitation based upon the fair market value of the corporation immediately after the ownership change (with certain adjustments).  This generally results in a higher Section 382 limitation because the loss corporation’s post-change in ownership fair market value reflects the discharge of debts pursuant to the bankruptcy plan of reorganization.  Section 382(l)(6) of the Tax Code could apply to any changes in ownership pursuant to the Standby Plan.

The Company has incurred tax losses from 2008 through the first quarter of 2012, which are reflected as a deferred tax asset (subject to a significant valuation allowance) on the Company’s financial statements.  The calculation of the Company’s deferred tax asset takes into account the carryback of net operating losses (“NOLs”) from taxable years 2008 and 2009 to earlier tax years in which the Company paid federal income taxes.  The Company previously obtained a refund with respect to such NOL carrybacks.  The IRS has audited the Company’s 2008 and 2009 federal income tax returns and proposed certain adjustments that would reduce the amount of the NOL carryback and could result in an obligation to repay a portion of the Company’s tax refund.  This potential repayment is presently subject to the review of the Joint Committee on Taxation in accordance with refund review procedures generally applicable to tax refunds in excess of a threshold amount.  There can be no assurance that the IRS will not examine additional taxable years of the Company or that the IRS will not propose adjustments to the Company’s previously filed tax returns that would affect, possibly adversely, the amount or availability of the Company’s federal NOLs and other tax attributes.  There have been numerous stock issuances of, and other transactions involving, outstanding equity interests in the Company.  The Company believes that these have not resulted in a Section 382 ownership change.  However, the Tax Code Section 382 rules and regulations are complex and their application to a particular set of facts is subject to interpretation.  There can be no assurance that the IRS would agree with the tax reporting positions of the Company with respect to the amount of its federal NOLs or whether they are subject to a Section 382 limitation as a result of previous transactions involving the Company’s stock.  In July 2011, the Company adopted a Tax Benefits Preservation Plan to protect the Company’s ability to carry forward its NOLs and certain other tax attributes.  This Tax Benefits Preservation Plan is intended to apply if a stockholder’s accumulate Capitol stock in excess of a threshold amount and is intended to act as a deterrent to any person or entity seeking to acquire 4.99% or more of the outstanding Common Stock without the prior approval of the Board of Directors. There is no guarantee, however, that the Tax Benefits Preservation Plan would prevent or has prevented the Company from experiencing an ownership change.

In addition to the Company’s federal deferred tax assets, the Company and its affiliates have various state deferred tax assets (subject to a significant valuation allowance) reflected on its financial statements.  The Company and its affiliates are subject to audits by state taxing authorities from time to time and there can be no assurance that such audits would not affect, possibly adversely, the amount or availability of the state deferred tax assets of the Company or its affiliates.  Moreover, the potential application of Section 382 of the Tax Code to the Company and its affiliates at the state level depends upon, among other factors, the applicable tax laws in the particular taxing jurisdiction in which returns are filed and whether the Company and/or any of its affiliates file a consolidated, combined or unitary tax return.

If the Court confirms the Standby Plan and such plan is consummated, all holders of the Senior Notes, Trust Preferred Securities, the Company’s Series A Preferred Stock and the Company’s Common Stock will receive the treatment provided for in the Standby Plan, regardless of whether the holder of such the Senior Notes, Trust Preferred Securities, the Company’s Series A Preferred Stock and the Company’s Common Stock has voted to accept the Standby Plan.

Effects of Out-Of-Court Restructuring Transactions; Effects of Seeking Protection Under the Bankruptcy Code

The Company may, but is not obligated to, consummate the Restructuring Transactions out of court (i.e., without filing a Case and pursuing confirmation of the Standby Plan) if the Exchange Offers are successful. If certain conditions are met, the Debtors may pursue consummation of the Restructuring Transactions through confirmation of the Standby Plan.

Whether or not the Exchange Offers are successful, then one of the following scenarios is possible:

•
If the vote on the Standby Plan does not satisfy the Threshold as to any class of impaired claims, the Restructuring Transactions may not be consummated and any Senior Notes and/or Trust Preferred Securities tendered in the Exchange Offers will be returned to the original holders thereof and all votes on the Ballots will be deemed to be null and void.

•
If the Threshold is met as to all of the Senior Notes, Trust Preferred Securities and the Company’s Series A Preferred Stock, the Debtors will commence the Chapter 11 Cases and seek confirmation of the Standby Plan. If any class of the Senior Notes, the Trust Preferred Securities, the Company’s Series A Preferred Stock or the Company’s Common Stock voted to reject the Standby Plan, the Debtors may commence the Chapter 11 Cases and seek confirmation under the “cramdown” provisions of section 1129(b) of the Bankruptcy Code.

•	Failing any of the foregoing, the Company may seek other accommodations with its creditors.

•	Failing any of the foregoing, the Company may seek ultimate relief by seeking protection under the Bankruptcy Code or otherwise.

•
Failing any of the foregoing, one or more of the Company’s subsidiary banks may not meet the minimum regulatory capital threshold below which the FDIC is obligated to seize the bank.  In the event of such a seizure, the Company’s other subsidiary banks would be assessed cross-guaranty liability for the FDIC’s losses with respect to such seizure, thereby virtually eliminating the Company’s ability to restructure or raise capital successfully.

Following a filing under the Bankruptcy Code, the Debtors’ unsecured creditors are not entitled to be paid interest on a current basis that would otherwise be payable to them in respect of their unsecured debt.  Many of the risks and consequences described above may be greater if the Debtors are unable to confirm the Standby Plan.

Summary Terms of the Series B Preferred

Issuer:	Capitol Bancorp Ltd., a Michigan corporation.

Dividends:
Capitol will pay dividends on the Series B Preferred when, as, and if authorized by our board of directors or a duly authorized committee of the board and declared by us. Dividends will accrue and be payable from the date of settlement of the Exchange Offers at a fixed rate equal to six percent per annum, payable quarterly, in arrears.
Dividends on the Series B Preferred will be non-cumulative. If for any reason Capitol’s board of directors does not authorize and Capitol does not declare full cash dividends on the Series B Preferred for a quarterly dividend period, Capitol will have no obligation to pay any dividends for that period, whether or not Capitol’s board of directors authorizes and Capitol declares dividends on the Series B Preferred for any subsequent dividend period.

Dividend Stopper:
With certain limited exceptions, if Capitol has not declared and paid or set aside for payment full quarterly dividends on the Series B Preferred for a particular dividend period, Capitol may not declare or pay dividends on, or redeem, purchase or acquire, Capitol’s common stock or other junior securities during the next succeeding dividend period.

Dividend Payment Dates:	January 15, April 15, July 15 and October 15 of each year (or the following business day if such date is not a business day), commencing on January 15, 2013.

Redemption:
The Series B Preferred is perpetual and has no maturity date. Capitol may redeem the Series B Preferred at our option, (i) in whole or in part, from time to time, on any dividend payment date on or after October 15, 2017 or (ii) in whole but not in part, at any time following a regulatory capital treatment event (as defined herein), at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends and, in the case of a redemption following a regulatory capital treatment event, the pro rated portion of dividends, whether or not declared, for the dividend period in which such redemption occurs. If Capitol redeems the Series B Preferred, the depositary will redeem a proportional number of depositary shares. Neither the holders of Series B Preferred nor holders of depositary shares will have the right to require the redemption or repurchase of the Series B Preferred.

Any redemption of the Series B Preferred is subject to Capitol’s receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the Series B Preferred.

Liquidation Rights:
Upon Capitol’s voluntary or involuntary liquidation, dissolution or winding-up, holders of the Series B Preferred will be entitled to receive, out of Capitol’s assets that are legally available for distribution to shareholders, before any distribution is made to holders of Capitol’s common stock or other junior securities, a liquidating distribution in the amount of $1,000 per share of the Series B Preferred plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Distributions will be made pro rata as to the Series B Preferred and any other parity securities and only to the extent of Capitol’s assets, if any, that are available after satisfaction of all liabilities to creditors.

Voting Rights:
Holders of the Series B Preferred will have no voting rights, except with respect to certain fundamental changes in the terms of the Series B Preferred and certain other matters. In addition, if dividends on the Series B Preferred are not paid in full for seventeen dividend periods, whether consecutive or not, the holders of the Series B Preferred, acting as a class with any other parity securities having similar voting rights, will have the right to elect two directors to Capitol’s board. The terms of office of these directors will end when Capitol has paid or set aside for payment full quarterly dividends for four consecutive dividend periods. See “Description of the Series B Preferred—Voting Rights.”

Ranking:
The Series B Preferred will rank, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding up, senior to Capitol’s common stock and each other class or series of preferred stock Capitol may issue in the future, the terms of which do not expressly provide that it ranks on a parity with or senior to the Series B Preferred as to dividend rights and rights on liquidation, winding up and dissolution of Capitol Bancorp Ltd.   The Series B Preferred will rank on a parity with Capitol’s Series A Preferred, no par value per share and liquidation value per share of $1,000 as to dividend rights and rights on liquidation, winding-up and dissolution of Capitol Bancorp Ltd.

Maturity:	No maturity, perpetual.

Preemptive and Conversion Rights:	None.

Summary Terms of the Senior Note Exchange Offer

Senior Note Exchange Offer:
Capitol is offering 0.1 shares of Series B Preferred for each principal amount of $1,000 of the Senior Notes that Capitol accepts in the Exchange Offers, on the terms and subject to the conditions set forth in this Offering Memorandum and Disclosure Statement and the related Letter of Transmittal.  No accrued and unpaid interest owed by Capitol with respect to the Senior Notes will be paid to holders who tender any Senior Notes in the Senior Note Exchange Offer.

Eligible Holders:	All holders of Senior Notes are eligible to participate in the Senior Note Exchange Offer.

Consideration:
The Senior Note Exchange Offer will expire at 5:00 p.m., New York City time, on July 27, 2012, unless extended or earlier terminated as described herein (such time, as may be extended, the “Expiration Time”).  Once made, tenders of Senior Notes may not be withdrawn, subject to applicable law; provided that, if the Expiration Time has been extended past July 27, 2012, holders shall have the right to withdraw their tenders on and after such date until the new Expiration Time.

Extensions; Waivers and Amendments; Termination:
Subject to applicable law and the terms and conditions of the Senior Exchange Offer, Capitol reserves the right to (i) extend the Senior Note Exchange Offer, (ii) waive any and all conditions to or amend the Senior Note Exchange Offer in any respect or (iii) terminate the Senior Note Exchange Offer early.

Conditions to the Senior Note Exchange Offer:
The Company does not expect to accept Senior Notes validly tendered for exchange unless, among other things, the following occurs:
  •  the receipt of tenders in the Senior Note Exchange Offer representing in aggregate principal amount 100% of the Senior Notes on or prior to the Expiration Time; and
  •  the receipt of tenders in the Trust Preferred Securities Exchange Offers representing in aggregate principal amount at least 90% of the iquidation value of the Trust Preferred Securities outstanding on or prior to the Expiration Time or such lesser amount as determined by the Company in its sole and absolute discretion.

Settlement Date:
The “settlement date” for the Senior Note Exchange Offer will be a date promptly following the expiration date.  Capitol currently expects the settlement date to be three business days after the expiration date.

Use of Proceeds:	Capitol will not receive any cash proceeds from the Senior Note

Exchange Offer.
Procedures for Participating in the Exchange Offer:
Eligible Holders may tender their Senior Notes by following the procedures set forth in the Letter of Transmittal and described in more detail under “The Exchange Offers—Procedures for Participating in the Exchange Offer”.

Resale of Common Stock Received in the Exchange Offer:
Issuance of Series B Preferred in exchange for Senior Notes is intended to be exempt from registration pursuant to Section 3(a)(9) of the Securities Act.  Accordingly, the Series B Preferred may not be transferred or resold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Eligible Holders are urged to consult with your own legal counsel regarding the availability of a resale exemption from the registration requirements of the Securities Act. See “Transfers of Series B Preferred and Securities Laws.”

Market Trading:
The Series B Preferred will not be listed for trading on any securities exchange or automated dealer quotation system.  The Senior Notes are not listed for trading on any securities exchange or automated dealer quotation system.

No Appraisal Rights:	Eligible Holders will have no appraisal rights in connection with the Senior Note Exchange Offer.

Summary Terms of the Trust Preferred Securities Exchange Offer

Trust Preferred Securities Exchange Offer:
Capitol is offering: (i) 0.001 shares of Series B Preferred for each $10 liquidation amount of Trust Preferred Securities of Trust I and Trust XII that Capitol accepts in the Exchange Offers, (ii) 0.1 shares of Series B Preferred for each $1,000 liquidation amount of all other Trust Preferred Securities that Capitol accepts in the Exchange Offers, on the terms and subject to the conditions set forth in this Offering Memorandum and Disclosure Statement and the related Letter of Transmittal.  No accrued and unpaid interest owed by Capitol with respect to the Trust Preferred Securities will be paid to holders who tender any Trust Preferred Securities in the Trust Preferred Securities Exchange Offer.

Eligible Holders:	All holders of Trust Preferred Securities are eligible to participate in the Trust Preferred Securities Exchange Offer.

Consideration:
The Trust Preferred Securities Exchange Offer will expire at 5:00 p.m., New York City time, on July 27, 2012, unless extended or earlier terminated as described herein (such time, as may be extended, the “Expiration Time”).  Once made, tenders of Trust Preferred Securities may not be withdrawn, subject to applicable law; provided that, if the Expiration Time has been extended past July 27, 2012, holders shall have the right to withdraw their tenders on and after such date until the new Expiration Time.

Extensions; Waivers and Amendments; Termination:
Subject to applicable law and the terms and conditions of the Trust Preferred Securities Exchange Offer, Capitol reserves the right to (i) extend the Trust Preferred Securities Exchange Offer, (ii) waive any and all conditions to or amend the Trust Preferred Securities Exchange Offer in any respect or (iii) terminate the Trust Preferred Securities Exchange Offer early.

Conditions to the Trust Preferred Securities Exchange Offer:
The Company does not expect to accept Trust Preferred Securities validly tendered for exchange unless, among other things, the following occurs:

  the receipt of tenders in the Senior Note Exchange Offer representing in aggregate principal amount 100% of the Senior Notes on or prior to the Expiration Time; and
  the receipt of tenders in the Trust Preferred Securities Exchange Offers representing in aggregate principal amount at least 90% of the liquidation value of the Trust Preferred Securities outstanding on or prior to the Expiration Time or such lesser amount as determined by the Company in its sole and absolute discretion.

Settlement Date:	The “settlement date” for the Trust Preferred Securities Exchange Offer will be a date promptly following the expiration date. Capitol currently expects the settlement date to be three business days after the expiration date.
Use of Proceeds:	Capitol will not receive any cash proceeds from the Trust Preferred Securities Exchange Offer.

Procedures for Participating in the Exchange Offer:
Eligible Holders may tender their Trust Preferred Securities by following the procedures set forth in the Letter of Transmittal and described in more detail under “The Exchange Offers—Procedures for Participating in the Exchange Offer”.

Resale of Common Stock Received in the Exchange Offer:
Issuance of Series B Preferred in exchange for Trust Preferred Securities is intended to be exempt from registration pursuant to Section 3(a)(9) of the Securities Act.  Accordingly, the Series B Preferred may not be transferred or resold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Eligible Holders are urged to consult with your own legal counsel regarding the availability of a resale exemption from the registration requirements of the Securities Act. See “Transfers of Series B Preferred and Securities Laws.”

Market Trading:
The Series B Preferred will not be listed for trading on any securities exchange or automated dealer quotation system.  The Private Trust Preferred Securities are not listed for trading on any securities exchange or automated dealer quotation system.  The Public Trust Preferred Securities are quoted by OTC Markets.

No Appraisal Rights:	Eligible Holders will have no appraisal rights in connection with the Trust Preferred Securities Exchange Offer.

Summary Terms of the Solicitation of Acceptances of the Standby Plan

Standby Plan:	The Debtors are soliciting votes on the Standby Plan from the Eligible Holders as of the date of this Offering Memorandum and Disclosure Statement. For more information, see “The Standby Plan.”

How to Vote on the Standby Plan:
Only Eligible Holders of a beneficial interest in the Senior Notes, Trust Preferred Securities, the Company’s Series A Preferred Stock and the Company’s Common Stock as of the Voting Record Date will be entitled to vote to accept or reject the Standby Plan. Eligible Holders are all holders of a beneficial interest in the Public Trust Preferred Securities, the Company’s Series A Preferred Stock and the Company’s Common Stock and those holders of the Senior Notes and/or the Private Trust Preferred Securities who certify that they are Accredited Investors. In order to vote on the Standby Plan, Eligible Holders may submit a Ballot indicating acceptance or rejection of the Standby Plan. The Voting Agent will tabulate the acceptances and rejections of the Standby Plan submitted by Eligible Holders on a Ballot or, in the case of beneficial owners whose votes were recorded by the bank or brokerage firm holding their Trust Preferred Securities, a master ballot (the “Master Ballot”).

Under the Bankruptcy Code, for purposes of determining whether the requisite acceptances of the Standby Plan have been received from Eligible Holders, the vote will be tabulated based on the ratio of (a) the votes to accept the Standby Plan to (b) all valid votes received within each class of claims or equity security interests. Those Eligible Holders that do not submit a vote to accept or reject the Standby Plan will be deemed to have abstained from voting under section 1126(b) of the Bankruptcy Code for purposes of confirmation of the Prepackaged Plan.

The votes of holders of the Senior Notes and the Private Trust Preferred Securities that are not Accredited Investors as of the Record Date are not being solicited. In the event such holders submit a Ballot notifying the Voting Agent that they are non-Accredited Investors, in which case they shall be deemed to have voted to reject the Standby Plan.

In addition, by voting in favor of the Standby Plan, Eligible Holders acknowledge that the Company may issue additional shares of the Series A Preferred in connection with the Equity Infusion and intends to bulk sale non performing assets and loans at any time prior to the Effective Time or after the Effective Time at prices that may vary materially from currently estimated values.

Interplay with the Exchange Offers:	Tendering of the Senior Notes and Trust Preferred Securities in the Exchange Offers will not be deemed to be a vote to accept the Standby Plan.

Revocation of Acceptances:
Once made, votes to accept the Standby Plan may not be withdrawn or revoked once submitted to the Voting Agent, except as required by law or as otherwise provided herein; provided that, if the Voting Deadline has been extended past August 10, 2012, holders shall have the right to withdraw their votes. If the Chapter 11 Cases have been commenced, revocations of acceptances or rejections may be effected only with the approval of the Court.

Consequences to Non-Accepting Holders:	Holders who do not accept the Standby Plan will be bound by the Standby Plan if it is confirmed by the Court.

Recent and Current Events

On June 1, 2012, the Company effected a reorganization of several of its affiliate banks through a contribution agreement (the “Contribution Agreement”) effective as of June 1, 2012 by and among Capitol, FCC and other subsidiaries of the Corporation (the “Subsidiaries”).  Pursuant to the Contribution Agreement, the Company and the Subsidiaries contributed (i) all of the equity interests in each of Bank of Las Vegas (“BOLV”), Sunrise Bank of Albuquerque (“SBAQ”) and Indiana Community Bank (“ICB”) and (ii) over 99% of the equity interests in Sunrise Bank of Arizona (together with BOLV, SBAQ, and ICB, the “Subsidiary Banks”) to FCC in exchange for additional shares of FCC.  The Company retained its other banking subsidiaries, and the Subsidiary Banks do not represent substantially all of its assets.  Prior to the transactions effected by the Contribution Agreement (the “Contribution”), the sole asset of FCC was the common stock of Michigan Commerce Bank.  The reason for the Contribution was to create a more attractive structure for FCC for future capital raising purposes.  In addition, on June 14, 2012, FCC amended its articles of incorporation to change its corporate name from Michigan Commerce Bancorp Limited to Financial Commerce Corporation.  The resulting corporate structure after the Contribution Agreement is set forth below.

In addition to completed sales of certain bank subsidiaries, the Company has entered into definitive agreements to sell its interests (or controlling interests held by bank development subsidiaries) in the following institutions which are pending:  Bank of Maumee, Bank of Michigan, Capitol National Bank and First Carolina State Bank.  The remaining pending bank sales are subject to regulatory approval and other significant contingencies.

The Company is currently in discussions to sell its interest in the following institutions: 1st Commerce Bank, Central Arizona Bank, High Desert Bank, Pisgah Community Bank, Summit Bank of Kansas City and Sunrise Bank (Georgia).

The Company also will continue to seek a bulk sale of its non performing assets and non-performing loans to third parties.

Any or all of the above described transactions may be completed prior to, during or after the confirmation of the Case.

Principal Executive Office

The principal executive office of the Company is as follows:

Capitol Bancorp Ltd.
Capitol Bancorp Center
200 Washington Square North, Fourth Floor
Lansing, Michigan 48933
Attention: Investor Relations
Telephone: 517-487-6555
Internet website: www.capitolbancorp.com

DESCRIPTION OF THE SERIES B PREFERRED

The following provides a summary of the principal terms of the Series B Preferred which are offered by the Company in the Exchange Offers. It does not contain all the information that is important to you. For a more complete understanding of the Series B Preferred, please refer to the form of the Certificate of Designations for the Series B Preferred attached hereto as Annex A, which you should review carefully. The statements contained in this summary do not purport to be precise or complete statements of all the terms and provisions of the Series B Preferred or documents referred to therein, and reference is made to the Series B Preferred and to such documents for the full and complete statements of such terms and provisions. The Certificate of Designations for the Series B Preferred itself and the documents referred to therein control the actual terms and conditions governing the Series B Preferred and will be binding upon all holders of Series B Preferred upon consummation of the Exchange Offers or, alternatively, the Standby Plan. In the event of any conflict between this summary, on the one hand, and the Certificate of Designations for the Series B Preferred or any other operative document, on the other hand, the terms of the Certificate of Designations for the Series B Preferred and/or such other operative document will control.  Capitalized terms used in this summary section which are not otherwise defined in this Offering Memorandum and Disclosure Statement have the meaning ascribed to such terms in the Certificate of Designations for the Series B Preferred.

General

Capitol’s Articles of Incorporation authorize the issuance of twenty million (20,000,000) shares of blank check preferred stock, no par value per share. When issued, the Series B Preferred will constitute a single series of Capitol’s blank check preferred stock, consisting of a to be determined number of shares, no par value per share, with a liquidation preference of $1,000 per share. The holders of the Series B Preferred will have no preemptive rights. All of the shares of the Series B Preferred, when issued and paid for, will be validly issued, fully paid and non-assessable.

The Series B Preferred will rank, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding up, (1) on a parity with Capitol’s Series A Preferred Stock, no par value per share and liquidation value per share of $1,000 (the “Series A Preferred Stock”) and each class or series of preferred stock we may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred as to dividend rights and rights on liquidation, winding up and dissolution of Capitol (collectively, the “parity securities”) and (2) senior to Capitol’s common stock and each other class or series of preferred stock we may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series B Preferred as to dividend rights and rights on liquidation and the winding-up and dissolution of Capitol (collectively, the “junior securities”). Prior to the issuance of the Series B Preferred, 50,980 shares of Capitol’s Series A Preferred Stock are outstanding.

Capitol will not be entitled to issue any class or series of Capitol’s capital stock, the terms of which provide that such class or series will rank senior to the Series B Preferred as to payment of dividends or distribution of assets upon Capitol’s liquidation, dissolution or winding up, without the approval of the holders of at least two-thirds of the shares of Capitol’s Series B

Preferred then outstanding and any class or series of parity securities then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series. See “—Voting Rights.”

As of the date of this Offering Memorandum and Disclosure Statement, Capitol’s Articles of Incorporation, as amended, currently authorize the issuance of up to 1,500,000,000 shares of common stock, no par value, and 20,000,000 shares of preferred stock, 700,000 of which are designated as Series A Noncumulative Convertible Perpetual Preferred Stock and 20,000 of which are designated as Series X Junior Participating Preferred Stock, and 40,000 of which are designated as Series Y Junior Participating Preferred Stock.  Capitol’s articles of incorporation do not authorize the issuance of any other class of stock.  As of the date of this Offering Memorandum and Disclosure Statement, 50,980 shares of Series A Preferred Stock were outstanding.  As of June 18, 2012, 41,038,908 shares of common stock were issued and outstanding.

Dividends

Under Michigan law, Capitol may declare or pay dividends on the Series B Preferred only if, after payment of such dividends, Capitol would be able to pay Capitol’s liabilities as they become due in the usual course of business and only to the extent by which Capitol’s total assets after payment of such dividends exceed the sum of Capitol’s total liabilities. When the need to make these determinations arises, Capitol’s board of directors will determine the amount of Capitol’s total assets, total liabilities and preference amount in accordance with Michigan law.

From the date of settlement of the Exchange Offers, dividends on the Series B Preferred will accrue and be payable when, as and if authorized by Capitol’s board of directors or a duly authorized committee of Capitol’s board and declared by Capitol out of legally available funds, on a non-cumulative basis on the $1,000 per share liquidation preference, at an annual rate of 6% per annum payable quarterly, in arrears. Subject to the foregoing, dividends will be payable in arrears on January 15, April 15, July 15 and October 15 of each year (each, a “Dividend Payment Date”) commencing on January 15, 2013 or, if any such day is not a business day, the next business day. Each dividend will be payable to holders of record as they appear on Capitol’s stock register on the first day of the month in which the relevant dividend payment date occurs. Each period from and including a Dividend Payment Date (or the date of the issuance of the Series B Preferred) to but excluding the following Dividend Payment Date is herein referred to as a “dividend period.” Dividends payable for each dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. If a scheduled Dividend Payment Date falls on a day that is not a business day, the dividend will be paid on the next business day as if it were paid on the scheduled Dividend Payment Date, and no interest or other amount will accrue on the dividend so payable for the period from and after that dividend payment date to the date the dividend is paid.

Dividends on the Series B Preferred will be non-cumulative. If for any reason Capitol’s board of directors or a duly authorized committee of Capitol’s board of directors does not authorize and Capitol does not declare full cash dividends on the Series B Preferred for a dividend period, Capitol will have no obligation to pay any dividends for that period, whether or not Capitol’s board of directors or a duly authorized committee of Capitol’s board authorizes and Capitol declares dividends on the Series B Preferred, Capitol’s common stock or any other class or series of Capitol’s preferred stock for any subsequent dividend period.

Capitol is not obligated to and will not pay holders of the Series B Preferred any interest or sum of money in lieu of interest on any dividend not paid on a dividend payment date. Capitol is also not obligated to and will not pay holders of the Series B Preferred any dividend in excess of the dividends on the Series B Preferred that are payable as described above.

There is no sinking fund with respect to dividends.

Dividend Stopper

In addition, if full quarterly dividends on all outstanding shares of the Series B Preferred for any dividend period have not been authorized, declared and paid or set aside for payment, Capitol will be prohibited from declaring or paying dividends with respect to, or redeeming, purchasing or acquiring any of, Capitol’s junior securities during the next succeeding dividend period, other than:

1.
redemptions, purchases or other acquisitions of junior securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan;

2.
any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto; and

3.	conversions into or exchanges for other junior securities and cash solely in lieu of fractional shares of the junior securities.

If dividends for any dividend payment date are not paid in full on the shares of the Series B Preferred and there are issued and outstanding shares of parity securities for which such dividend payment date is also a scheduled dividend payment date, then all dividends declared on shares of the Series B Preferred and such parity securities on such date shall be declared  pro rata  so that the respective amounts of such dividends shall bear the same ratio to each other as full quarterly dividends per share on the shares of the Series B Preferred and all such parity securities otherwise payable on such date (subject to their having been authorized by the board of directors and declared by Capitol out of legally available funds and including, in the case of any such parity securities that bear cumulative dividends, all accumulated but unpaid dividends) bear to each other.

Maturity

The Series B Preferred shall be perpetual.

Redemption

Optional Redemption. The Series B Preferred will be redeemable, in whole or in part, from time to time, at Capitol’s option on any dividend payment date on or after October 15, 2017 at a redemption price equal to the liquidation preference, plus any declared and unpaid dividends. Neither the holders of Series B Preferred nor holders of depositary shares will have the right to require the redemption or repurchase of the Series B Preferred.

Redemption upon a Regulatory Capital Treatment Event.  The Series B Preferred will be redeemable, in whole but not in part, at any time following a regulatory capital treatment event at a redemption price equal to the liquidation preference, plus any declared and unpaid dividends from the prior dividend period and the pro rated portion of dividends, whether or not declared, for the dividend period in which such redemption occurs. A “regulatory capital treatment event” means the good faith determination by Capitol that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series B Preferred; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series B Preferred; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series B Preferred, there is more than an insubstantial risk that Capitol will not be entitled to treat the full liquidation value of the shares of Series B Preferred then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Y (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series B Preferred is outstanding.

The Series B Preferred will not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Series B Preferred.

Redemption Procedures. If shares of the Series B Preferred are to be redeemed, notice of redemption shall be given by first class mail to the holders of record of the Series B Preferred to be redeemed at least 30 days and not more than 60 days before the date fixed for redemption (provided that, if the depositary shares are held in book-entry form through The Depository Trust Company (“DTC”) Capitol may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

1.	the redemption date;
2.	the number of shares of Series B Preferred to be redeemed and, if fewer than all the shares of a holder are to be redeemed, the number of such shares to be redeemed;
3.	the redemption price;
4.	the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and
5.	that dividends on the shares to be redeemed will cease to accumulate on the redemption date.

If notice of redemption of any shares of Series B Preferred has been duly given and if the funds necessary for such redemption have been set aside by Capitol for the benefit of the holders of any shares of Series B Preferred so called for redemption, then, on and after the redemption date, dividends will cease to accumulate on such shares of Series B Preferred, such shares of Series B Preferred shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any declared and unpaid dividends and, in the case of a redemption following a regulatory capital treatment event, the pro-rated portion of dividends, whether or not declared, for the dividend period in which such redemption occurs.

In case of any redemption of only part of the shares of the Series B Preferred at the time outstanding, the shares to be redeemed shall be selected either pro rata, by lot or in such other manner as Capitol may determine to be equitable and permitted by the rules of any stock exchange on which the Series B Preferred or related depositary shares are listed. Subject to the provisions hereof, Capitol’s board of directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series B Preferred shall be redeemed from time to time.

Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Series B Preferred is subject to prior approval by the Federal Reserve.  Investors should not expect Capitol to redeem the Series B Preferred on the date it becomes redeemable or on any particular date after it becomes redeemable as described in this Offering Memorandum and Disclosure Statement.  Any redemption of the Series B Preferred is subject to Capitol’s receipt of any required prior approval by the Board of Governors of the Federal Reserve System (including any successor bank regulatory authority that may become Capitol’s appropriate federal banking agency, the “Federal Reserve”) and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the Series B Preferred.

Any notice of redemption, once given, shall be irrevocable.

Neither the holders of the Series B Preferred nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series B Preferred.

Liquidation Rights

In the event that Capitol voluntarily or involuntarily liquidates, dissolves or winds up, the holders of Series B Preferred at the time outstanding will be entitled to receive liquidating distributions in the amount of $1,000 per share of Series B Preferred, plus an amount equal to any authorized and declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to Capitol’s shareholders, before any distribution of assets is made to the holders of Capitol’s common stock or any other junior securities. After payment of the full amount of such liquidating distributions, the holders of Series B Preferred will not be entitled to any further participation in any distribution of assets by Capitol, and will have no right or claim to any of Capitol’s remaining assets.

In the event that Capitol’s assets available for distribution to shareholders upon any liquidation, dissolution or winding up of Capitol’s affairs, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series B Preferred and the corresponding amounts payable on any parity securities, the holders of Series B Preferred and the holders of such other parity securities will share ratably in any distribution of Capitol’s assets in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

For such purposes, Capitol’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into Capitol, or the sale of all or substantially all of Capitol’s property or business, will not be deemed to constitute Capitol’s liquidation, dissolution, or winding up.

Voting Rights

Except as indicated below, the holders of Series B Preferred will not have any voting rights.

Right to Elect Two Directors upon Non-Payment of Dividends.  If and when the dividends on the Series B Preferred or on any other class or series of Capitol’s parity securities that has voting rights equivalent to those of the Series B Preferred, have not been authorized, declared and paid (i) in the case of the Series B Preferred and parity securities bearing non-cumulative dividends, in full for at least seventeen (17) quarterly dividend periods or their equivalent (whether or not consecutive), or (ii) in the case of parity securities bearing cumulative dividends, in an aggregate amount equal to full dividends for at least seventeen (17) quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting Capitol’s board of directors will be automatically increased by two. Holders of Series B Preferred, together with the holders of all other affected classes and series of parity securities, voting as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, will be entitled to elect the two additional members of Capitol’s board of directors (the “Series B Preferred Directors”) at any annual or special meeting of shareholders at which directors are to be elected or any special meeting of the holders of Series B Preferred and any parity securities for which dividends have not been paid, called as provided below, but only if the election of any Series B Preferred Directors would not cause Capitol to violate the corporate governance requirement of the NASDAQ Global Select Market (or any other exchange on which Capitol’s securities may be listed) that listed companies must have a majority of independent directors. In addition, Capitol’s board of directors shall at no time have more than two Series B Preferred Directors.

At any time after this voting power has vested as described above, Capitol’s Secretary may, and upon the written request of holders of record of at least 20% of the outstanding shares of Series B Preferred and such parity securities (addressed to the Secretary at Capitol’s principal office) must, call a special meeting of the holders of Series B Preferred and such parity securities for the election of the Series B Preferred Directors. Notice for a special meeting will be given in a similar manner to that provided in Capitol’s bylaws for a special meeting of the shareholders, which Capitol will provide upon request, or as required by law. If Capitol’s Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of shares of Series B Preferred may (at Capitol’s expense) call such meeting, upon notice as provided in this section, and for that purpose will have access to Capitol’s stock books. The Series B Preferred Directors elected at any such special meeting will hold office until the next annual meeting of Capitol’s shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the Series B Preferred Directors, a successor will be elected by Capitol’s board of directors to serve until the next annual meeting of the shareholders upon the nomination of the remaining Series B Preferred Director or if none remains in office, by the vote of the holders of record of the outstanding shares of Series B Preferred and all parity securities, voting as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series. The Series B Preferred Directors shall each be entitled to one vote per director on any matter.

Whenever full dividends have been paid or set aside for payment on the Series B Preferred and any non-cumulative parity securities for at least four consecutive dividend periods and all dividends on any cumulative parity securities have been paid in full, then the right of the holders of Series B Preferred to elect the Series B Preferred Directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), the terms of office of all Series B Preferred Directors will immediately terminate and the number of directors constituting Capitol’s board of directors will be automatically reduced accordingly.

Other Voting Rights. So long as any shares of Series B Preferred are outstanding, in addition to any other vote or consent of shareholders required by Capitol’s Articles of Incorporation, the vote or consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred and any class or series of parity securities with similar rights then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•
Any amendment of Capitol’s Articles of Incorporation to authorize, or increase the authorized amount of, any shares of any class or series of stock ranking senior to the Series B Preferred with respect to payment of dividends or distribution of assets on Capitol’s liquidation, as well as any amendment of Capitol’s Articles of Incorporation or bylaws that would alter or change the voting powers, preferences or special rights of the Series B Preferred so as to affect them adversely; provided that the amendment of the Articles of Incorporation so as to authorize or create, or to increase the authorized amount of any shares of any class or series or any securities convertible into shares of any class or series of Capitol’s stock ranking on a parity with or junior to the Series B Preferred with respect to dividends and in the distribution of assets on Capitol’s liquidation, dissolution or winding up shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series B Preferred; or

•
Any merger or consolidation of Capitol with or into any entity other than a corporation (or comparable foreign entity), or any merger or consolidation of Capitol with or into any corporation (or comparable foreign entity) unless (i) Capitol is the surviving corporation in such merger or consolidation and the Series B Preferred remains outstanding or (ii) Capitol is not the surviving entity in such merger or consolidation but the Series B Preferred is not changed in such merger or consolidation into anything other than a class or series of preferred stock or similar security of the surviving or resulting entity, or the entity controlling such entity, having voting powers, preferences and special rights that, if such change were effected by amendment of Capitol’s Articles of Incorporation, would not require a vote of the holders of the Series B Preferred under the preceding paragraph.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required, all outstanding shares of Series B Preferred shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by Capitol for the benefit of the holders of shares of Series B Preferred to effect the redemption.

The holders of Series B Preferred shall have exclusive voting rights on any Articles of Incorporation amendment that would alter only the contract rights, as expressly set forth in Capitol’s Articles of Incorporation, of the Series B Preferred.

Replacement of Series B Preferred Certificates

If physical certificates are issued, Capitol will replace any mutilated certificate at your expense upon surrender of that certificate to the transfer agent. Capitol will replace certificates that become destroyed, stolen or lost at your expense upon delivery to us and the transfer agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the transfer agent and us.

RISK FACTORS

You should consider carefully the following risks and all the information set forth in this Offering Memorandum and Disclosure Statement before making a decision whether to participate in the Exchange Offers and whether to vote to accept or reject the Standby Plan. You should read this entire “Risk Factors” section, regardless of what decision you may make in relation to your participation in the Exchange Offers and whether to vote to accept or reject the Standby Plan.

The information in this Offering Memorandum and Disclosure Statement and any information, reports and other documents that may have previously been provided to Eligible Holders by the Company include forward-looking statements that involve risks and uncertainties. The actual results of the Company could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including those described in this section and elsewhere in this Offering Memorandum and Disclosure Statement. See “Forward-Looking Statements.” This section should be read in conjunction with Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 which is incorporated herein by reference.

Many factors could have an effect on the financial performance and condition of the Company. The Company is presently and, after the Exchange Offers or Standby Plan, will continue to be, subject to various risks resulting from changing economic, environmental, industry, business, financial and political conditions. The principal risk factors as they relate to the Exchange Offers and the Standby Plan are described below.

Risks Related to NOT Accepting the Exchange Offers or Rejecting the Standby Plan

If the Exchange Offers are not consummated or the Debtors fail to obtain acceptances that satisfy the Threshold for filing the Standby Plan, it is likely that Capitol will not be able to raise new money and FDIC receivership of the banks is probable.

The FDIC may issue PCANs to banking subsidiaries falling below the “adequately-capitalized” regulatory-capital classification, and subsequently may issue PCADs.  PCADs may be issued when a bank, which has previously received a PCAN, has submitted two consecutive capital restoration plans which have been rejected by the FDIC.

Capitol’s banking subsidiaries which have received a PCAD are as follows as of March 2012 (listed in descending order based on total assets): Michigan Commerce Bank, Bank of Las Vegas, Sunrise Bank of Arizona, Sunrise Bank, First Carolina State Bank, Central Arizona Bank, Sunrise Bank of Albuquerque, 1st Commerce Bank and Pisgah Community Bank.  These banks are striving to develop and implement capital restoration plans which may be acceptable to the FDIC.  Under the PCAD’s, each subsidiary bank is required to increase its Tier 1 Leverage Ratio to not less than eight (8) percent.

In addition to the above, the FDIC gave notice to many of Capitol’s banking subsidiaries in December 2009 that, to mitigate the effects of any possible assessment arising from potential cross-guaranty liability, they should be encouraged to arrange a sale, merger or recapitalization such that Capitol no longer controls the banking subsidiary.  The FDIC’s encouragement is consistent with Capitol’s previously-announced plans to selectively divest of some of its banking subsidiaries in conjunction with reallocating capital resources to the remaining banking subsidiaries.

Capitol’s insured depository institution subsidiaries are also subject to cross-guaranty liability under federal law.  This means that if one FDIC-insured depository institution subsidiary of a multi-institution bank holding company fails or requires FDIC assistance, the FDIC may assess “commonly controlled” depository institutions for the estimated losses suffered by the FDIC.  Such liability could have a material adverse effect on the financial condition of any assessed subsidiary institution and on Capitol as the common parent.

If any of Capitol’s subsidiary banks’ Tier 1 Leverage Ratio were to fall below two percent (2%), the FDIC would be required within ninety (90) days to appoint a receiver or conservator for such bank, or take such other action as it deemed appropriate.  In addition, pursuant to the agreements, no banking subsidiary of Capitol may pay dividends to Capitol.  Since Capitol’s subsidiary banks constitute substantially all of Capitol’s consolidated assets, the restrictions under the regulatory agreements mean that Capitol’s financial health is directly (and virtually solely) dependent upon the financial health of  Capitol’s banking subsidiaries.

Capitol’s subsidiary banks need additional capital and unless the Exchange Offers are completed or the Standby Plan is confirmed it is unlikely that Capitol will be able to raise sufficient capital required to keep its subsidiary banks from falling into the critically-undercapitalized category.

The Exchange Offers may not be consummated and the Debtors may not obtain acceptances that satisfy the Threshold for filing the Standby Plan.

If the conditions to the Exchange Offers are not satisfied or, to the extent waivable or waived, the Company will not be obligated to accept any Senior Notes and/or Trust Preferred Securities tendered in the Exchange Offers.

Unless the Company consummates the Restructuring Transactions, including the Exchange Offers or the Standby Plan, it does not expect that it will have, or have access to, sufficient capital to capitalize its subsidiary banks and such banks may be in jeopardy of receivership by the FDIC.

If the Exchange Offers are unsuccessful, but the Debtors receive sufficient votes to accept the Standby Plan, Eligible Holders that did not vote to accept the Standby Plan would nevertheless receive consideration in exchange for their Senior Notes or Trust Preferred Securities following the filing of the Chapter 11 Cases and confirmation of the Standby Plan.

In connection with this Offering Memorandum and Disclosure Statement, the Debtors are soliciting votes to accept the Standby Plan. If the Exchange Offers are unsuccessful, but the Threshold is met with respect to the Senior Notes, the Trust Preferred Securities and the Series A Preferred, then the Debtors may file the Chapter 11 Cases and seek, as promptly as practicable thereafter, confirmation of the Standby Plan. If the Debtors choose to effectuate the restructuring in the Court through the Standby Plan, and the Standby Plan is approved and becomes effective, all holders of Senior Notes, the Trust Preferred Securities, the Series A Preferred and the Common Stock will receive the same treatment for their respective class and will be bound by the terms of the Standby Plan whether or not they vote to accept the Standby Plan.

If the Exchange Offers are not consummated and the Standby Plan is not approved, the Company may seek other accommodations with its creditors or alternative financing or, failing that, the Company may need to seek relief under the Bankruptcy Code without the benefit of a prepackaged plan of reorganization approved by the creditors and equity security holders. If the Company files under such circumstances, holders of Senior Notes, Trust Preferred Securities, Series A Preferred and Common Stock may receive consideration that is substantially less than what is being offered in the Exchange Offers or the Standby Plan.

If the Company does not consummate the Exchange Offers or obtain approval of the Standby Plan, it may need to seek relief under the Bankruptcy Code without the benefit of a plan of reorganization previously approved by creditors and equity security holders, if an alternative restructuring or alternative financing cannot be accomplished.

The Company believes that seeking relief under the Bankruptcy Code other than in connection with the Standby Plan could materially adversely affect the relationships between the Company and its existing and potential security holders, employees, partners and other stakeholders. For example:

•	it is likely that such a filing would substantially erode the Company’s subsidiary banks’ confidence in the Company’s ability to provide financial support and managerial assistance;

•	employees could be distracted from performance of their duties, or more easily attracted to other career opportunities;

•	it may be more difficult to attract or replace key employees;

•
third parties could seek to terminate their relationships with the Company, require financial assurances or enhanced returns, or refuse to provide credit on the same terms as prior to the filing of a bankruptcy case;

•	if the Company is not able to confirm and implement a plan of reorganization it may be forced to liquidate under the Bankruptcy Code or otherwise;

•
any distributions to Eligible Holders as a result of filing a bankruptcy case could be substantially delayed and the value of any potential recovery likely could be adversely impacted by such delay; and

•	any alternative financing raised as part of a plan of reorganization would most likely be available only on a secured basis, which would give such lenders priority over the holders of Senior Notes and/or Trust Preferred Securities in any subsequent filing of a case under the Bankruptcy Code, liquidation, or insolvency proceeding.

Failure to Satisfy Vote Requirement.

If we obtain the requisite votes from the holders of the Senior Notes, the Trust Preferred Securities, the Company’s Series A Preferred Stock and the Company’s Common Stock to accept the Standby Plan in accordance with the requirements of the Bankruptcy Code, we intend to file voluntary petitions for reorganization under chapter 11 of the Bankruptcy Code and to seek, as promptly as practicable thereafter, confirmation of the Standby Plan.  In the event that sufficient votes are not received from the holders of the Senior Notes, the Trust Preferred Securities, the Company’s Series A Preferred Stock and the Company’s Common Stock, we nevertheless may file petitions for relief under chapter 11 of the Bankruptcy Code.  In such event, we may seek to accomplish an alternative restructuring of our capital structure and obligations.  We may decide to seek consent to any such restructuring plan by means of another out-of-court solicitation for acceptance of a plan of reorganization.  We cannot assure that the terms of any such alternative restructuring would be similar to or as favorable to holders of Claims as those proposed in the Standby Plan.

Method of Solicitation.

Section 1126(b) of the Bankruptcy Code provides that the holder of a claim against, or interest in, a debtor who accepts or rejects a plan of reorganization before the commencement of a chapter 11 case is deemed to have accepted or rejected such plan under the Bankruptcy Code so long as the solicitation of such acceptance was made in accordance with applicable non-bankruptcy law governing the adequacy of disclosure in connection with such solicitations, or, if such laws do not exist, such acceptance was solicited after disclosure of “adequate information,” as defined in section 1125 of the Bankruptcy Code.

In addition, Bankruptcy Rule 3018(b) states that a holder of a claim or interest who has accepted or rejected a plan before the commencement of the case under the Bankruptcy Code shall not be deemed to have accepted or rejected the plan if the court finds that the plan was not transmitted to substantially all creditors and equity security holders of the same class, that an unreasonably short time was prescribed for such creditors and equity security holders to accept or reject the plan, or that the solicitation was not in compliance with section 1126(b) of the Bankruptcy Code.

In order to satisfy the requirements of section 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b), we are attempting to deliver this Offering Memorandum and Disclosure Statement to all holders of Claims as of the Voting Record Date.  In that regard, we believe that the solicitation of votes to accept or reject the Standby Plan is proper under applicable non-bankruptcy law, rules and regulations.  We cannot be certain, however, that our solicitation of acceptances or rejections will be approved by the Court and if such approval is not obtained the confirmation of the Standby Plan could be denied.  If the Court were to conclude that we did not satisfy the solicitation requirements then we may seek to resolicit votes to accept or reject the Standby Plan or to solicit votes to accept or reject the Standby Plan from one or more Classes that were not previously solicited.  We cannot provide any assurances that such a resolicitation would be successful.

Risks Associated with Resolicitation.

In the event that we resolicit acceptances of the Standby Plan from parties entitled to vote thereon, confirmation of the Standby Plan could be delayed and possibly jeopardized.  Nonconfirmation of the Standby Plan could result in an extended chapter 11 proceeding, during which time certain of our subsidiary banks could experience continued deterioration of capital or seizure by the FDIC.

Risks Relating to the Exchange Offer

Execution of the Exchange Offers may have an adverse effect on our ability to utilize our deferred tax assets.

Section 382 of the Tax Code imposes an annual limitation on the amount of a loss corporation’s future taxable income that can be offset by its NOLs and other tax attributes (including certain built-in losses).  The amount of this equals the fair market value of the loss corporation’s stock immediately before the ownership changed multiplied by the “long-term tax-exempt rate” in effect for the month in which the ownership change occurs (currently, 3.06% for June 2012).  This annual limitation can be severe for financially troubled corporations, such as the Company, because the fair market value of such corporation’s stock may be low.  It is possible that the Company could undergo an ownership change if it exchanges Series B Preferred for its outstanding Trust Preferred Securities and Senior Notes pursuant to the Exchange Offer.  In such event, the Company’s use of its substantial deferred tax assets could be severely limited.

Successful execution of the Exchange Offers requires a high participation rate among holders.

In order for a restructuring to be successful through the Exchange Offer, a high number of holders of the Senior Notes and the Trust Preferred Securities need to participate in the Exchange Offer.  If a holder elects to exchange its Senior Notes or Trust Preferred Securities and not enough other holders participate in the exchange for the Company to achieve its goals in the restructuring, the holders electing to tender their Senior Notes or Trust Preferred Securities may be in an inferior security position to those holders who elected not to participate.

Tax Risks to Tendering Holders of Senior Notes and/or Trust Preferred Securities

Holders of the Senior Notes and/or Trust Preferred Securities may recognize taxable income in the Exchange Offer.

Eligible Holders of Senior Notes may recognize taxable gain or loss as a result of their exchange pursuant to the Exchange Offers. Any cash or other property treated as received in satisfaction of accrued but unpaid interest by Eligible Holders of Senior Notes or Trust Preferred Securities in any exchange will be taxable to the holder as interest income to the extent not previously so included. See “Certain U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders.”

Risks to Tendering Holders of Senior Notes and/or Trust Preferred Securities

The following risks specifically apply only to holders of New Secured Notes issued in the Exchange Offers and should be considered, along with the other risk factors, by Eligible Holders. There are additional risks attendant to being an investor in our debt securities that you should review, whether or not you elect to tender your Senior Notes and/or Trust Preferred Securities. These risks are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated herein by reference.

There will not be an active trading market for the Series B Preferred.

The Series B Preferred may not be transferred or resold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Eligible Holders are urged to consult with your own legal counsel regarding the availability of a resale exemption from the registration requirements of the Securities Act.

If we are unable to raise sufficient capital through the planned equity raise, we may not realize the full benefits of the Exchange Offer.

The anticipated equity infusion from outside investors is a critical component of the long-term benefits anticipated by the Exchange Offers and a means through which we intend to recapitalize our subsidiary banks.   However, we have not secured written commitments for the equity infusion.  If we are unable to raise money from new investors, or raise less than currently anticipated, the benefits to us from the Exchange Offers may not be sufficient to prevent the potential seizure of one or more of our subsidiary banks.

If we are successful in raising additional capital through a planned equity raise, your interests in the Series B Preferred will be diluted.

Even if the Company successfully completes the Exchange Offer, we will need to raise additional capital to recapitalize our subsidiary banks.  In the event you tender your Senior Notes or Trust Preferred Securities for the Series B Preferred, your interests will be diluted by the additional equity we would issue in any future capital raise.

Risks Related to Implementing the Standby Plan

The commencement of the Chapter 11 Cases for the purpose of implementing the Standby Plan may result in a number of adverse consequences.

If the Exchange Offers are unsuccessful, the Debtors may seek to confirm the Standby Plan under the “cramdown” standards.

If the Exchange Offers are not successful, and any class of the Senior Notes, Trust Preferred Securities, the Company’s Series A Preferred Stock and the Company’s Common Stock voted to reject the Standby Plan, then the Debtors may file the Chapter 11 Cases and seek confirmation of the Standby Plan over the rejection of any impaired class of creditors under the “cramdown” standards of section 1129(b) of the Bankruptcy Code. The Bankruptcy Code provides that in the event any impaired class of claims or equity interests does not accept a plan of reorganization, a court may nevertheless confirm such plan at the debtor’s request if at least one impaired class has accepted the plan (with such acceptance being determined without including the vote of any insider in such class), and as to each impaired class that has not accepted the plan, the court determines that the plan does not discriminate unfairly and is fair and equitable with respect to the dissenting impaired classes.

The pursuit of confirmation through cramdown entails risks. The standards the Debtors would have to satisfy to be able to confirm a plan that is a cramdown of a class of creditors are higher than the standards to confirm a consensual plan, and due to certain features of the Standby Plan, may be particularly unlikely here. The rejecting creditors may argue that the cramdown standards are not met, and could file objections to the Standby Plan on various other bases. Such objections could jeopardize confirmation. The confirmation of the Standby Plan in such a scenario would likely be litigious, leading to additional costs and time. Also, the prospects for success in a dispute with the holders of any such claims cannot be determined and there is a chance the Court would not confirm the Standby Plan over such objections.

If the Debtors file the Standby Plan, the Debtors may seek to amend, waive, modify or withdraw the Standby Plan at any time prior to the Confirmation Date.

If the Debtors decide to file the Standby Plan, the Debtors reserve the right, prior to its confirmation or substantial consummation thereof, subject to the provisions of section 1127 of the Bankruptcy Code and rule 3019 of Federal Rules of Bankruptcy Procedure (such rules, the “Bankruptcy Rules”), and, after confirmation, subject to the terms of the Standby Plan, to amend the terms of the Standby Plan or waive any conditions thereto, if and to the extent such amendments or waivers are necessary or desirable to consummate the Standby Plan. The potential impact of any such amendment or waiver on the holders of claims and equity security interests cannot presently be foreseen, but may include a change in the economic impact of the Standby Plan on some or all of the classes or a change in the relative rights of such classes. All holders of claims and equity security interests will receive notice of such amendments or waivers as required by applicable law and the Court. If, after receiving sufficient acceptances, but prior to confirmation of the Standby Plan, the Debtors seek to modify the Standby Plan, the previously solicited acceptances will be valid only if (i) all classes of adversely affected creditors and equity security holders accept the modification in writing, or (ii) the Court determines, after notice to designated parties, that such modification was  de minimis or purely technical or otherwise did not adversely change the treatment of holders of accepting claims and equity security interests.

In certain instances, a bankruptcy case may be converted to a case under chapter 7 of the Bankruptcy Code.

If no plan is confirmed, or if the Court otherwise finds that it would be in the best interest of creditors, the Chapter 11 Cases may be converted to a liquidation case under Chapter 7 of the Bankruptcy Code (a “Liquidation Case”), pursuant to which a trustee would be appointed to liquidate the Debtors’ assets for distribution in accordance with the priorities established by the Bankruptcy Code. The Debtors believe that a Liquidation Case could result in no distributions being made to the Company’s shareholders or possibly smaller distributions being made to the Company’s creditors than those provided for in the Standby Plan because of (i) the likelihood that the assets would have to be sold or otherwise disposed of in a disorderly fashion over a short period of time rather than reorganizing the Debtors’ businesses as a going concern; (ii) additional administrative expenses involved in the appointment of a trustee; and (iii) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the operations.

If the Debtors seek an In-Court Restructuring, the Court may not confirm the Standby Plan.

Although the Debtors believe that the Standby Plan will satisfy all requirements necessary for confirmation under the Bankruptcy Code, there can be no assurance that the Court will reach the same conclusion. Moreover, there can be no assurance that modifications of the Standby Plan will not be required for confirmation or that such modifications would not necessitate the resolicitation of votes. In the event that the Court refuses to confirm the Standby Plan, the Company may be required to seek an alternative restructuring of its obligations to its creditors and equity security holders. There can be no assurance that the terms of any such alternative restructuring would be similar to or as favorable to the Company’s creditors and shareholders as those proposed in the Standby Plan.

The confirmation of the Standby Plan is subject to certain conditions and requirements of the Bankruptcy Code. If the Standby Plan is filed, the Court may determine that one or more of those requirements is not satisfied.

For example, the Court might determine that the Standby Plan is not “feasible” pursuant to section 1129(a)(11) of the Bankruptcy Code. For the Standby Plan to be feasible, the Debtors must establish that the confirmation of the Standby Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor of the Debtors under the Standby Plan, unless such liquidation or reorganization is proposed in the Standby Plan. The feasibility requirement requires the Debtors to put forth concrete evidence indicating that they have a reasonable likelihood of meeting their obligations under the Standby Plan and remaining commercially viable entities. The Debtors believe that their Projections demonstrate that the Standby Plan is feasible in that they will be able to satisfy all of their obligations under the Standby Plan and confirmation of the Standby Plan is not likely to be followed by a liquidation or the need for a further financial reorganization.

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an equity security interest in a particular class only if such claim or equity security interest is substantially similar to the other claims or equity security interests of such class. The Debtors believe that the classification of claims and equity security interests under the Standby Plan complies with the requirements set forth in the Bankruptcy Code. However, once the Chapter 11 Cases have been commenced, a claim or equity security holder could challenge the classification. In such event, the cost of the Standby Plan and the time needed to confirm the Standby Plan could increase and the Court may not agree with the Debtors’ classification of claims and equity security interests.  If the Court concludes that the classification of claims and equity interests under the Standby Plan does not comply with the requirements of the Bankruptcy Code, the Debtors may need to modify the Standby Plan. Such modification could require a resolicitation of votes on the

Standby Plan. If the Court determined that the Debtors’ classification of claims and equity security interests was not appropriate or if the Court determined that the different treatment provided to claim or equity security holders was unfair or inappropriate, the Standby Plan might not be confirmed. If this occurs, the amended plan of reorganization that would ultimately be confirmed may be less attractive to certain classes of the Debtors’ claim and equity security holders than the Standby Plan.

In most instances, a plan of reorganization is filed and votes to accept or reject the plan are solicited after the filing of a petition commencing a chapter 11 case. The Debtors are, however, soliciting votes prior to the commencement of the Chapter 11 Cases in accordance with section 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b), which require that the Debtors’ solicitation be in compliance with any applicable nonbankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation. The Court could conclude that this Offering Memorandum and Disclosure Statement does not meet these solicitation requirements.

With regard to solicitation of votes prior to the commencement of the Chapter 11 Cases, if the Court concludes that the requirements of section 1126(b) of the Bankruptcy Code and/or Bankruptcy Rule 3018(b) have not been met, then the Court could deem such votes invalid, and the Standby Plan would not be confirmed without a resolicitation of votes to accept or reject the Standby Plan. While the Debtors believe that the requirements of section 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018 will be met, the Court may not reach the same conclusion.

If the Court were to find any material deficiencies, the Debtors could be required to restart the process of filing another plan and disclosure statement, seeking Court approval of a disclosure statement, soliciting votes from classes of debt and equity security holders, and seeking Court confirmation of the plan of reorganization. If this occurs, confirmation of the Standby Plan would be delayed and possibly jeopardized. Additionally, should the Standby Plan fail to be approved, confirmed, or consummated, the Debtors’ creditors and others with an equity security interest may be in a position to propose alternative plans of reorganization. Any such failure to confirm the Standby Plan would likely entail significantly greater risk of delay, expense and uncertainty, which would likely have a material adverse effect upon Debtors’ businesses and financial condition.

If the Debtors seek an In-Court Restructuring, the Debtors may fail to meet all conditions precedent to effectiveness of the Standby Plan.

Although the Debtors believe that the date on which the Standby Plan becomes effective (the “Effective Date”) may occur as soon as the date on which the Court’s order confirming the Standby Plan (the “Confirmation Order”) is entered by the Court (the “Confirmation Date”), there can be no assurance as to such timing. Moreover, if the conditions precedent to the Effective Date, including the entry of a Confirmation Order, execution and delivery of certain documents and the receipt of all necessary authorizations and regulatory approvals, have not occurred, the Standby Plan may not become effective and ultimately may be vacated by the Court.

The announcement of the Restructuring Transactions, either through the Exchange Offers or the Standby Plan, could adversely affect the value of the Company’s businesses.

It is possible that announcing the Restructuring Transactions either through the pursuit of the Exchange Offers or the filing of the Standby Plan could adversely affect the Company’s operations and relationships with employees and portfolio companies. Due to uncertainties, many risks exist, including the following:

•	employees may be distracted from performance of their duties or more easily attracted to other employment opportunities, including with our competitors; and

•	the ability to pursue additional financing may be negatively impacted.

A delay in completing the Restructuring Transactions may result in the same adverse consequences. The occurrence of one or more of these events could have a material and adverse effect on the financial condition, operations and prospects of the Company and the value of its stock, Senior Notes and/or Trust Preferred Securities.

The Debtors cannot predict the amount of time needed following filing of the Chapter 11 Cases to implement the Standby Plan, and lengthy Chapter 11 Cases could disrupt their businesses, as well as impair the prospect for reorganization on the terms contained in the Standby Plan and possibly provide an opportunity for other plans to be proposed.

The Debtors cannot be certain that the Chapter 11 Cases solely for the purpose of implementing the Standby Plan would be of relatively short duration (e.g., 30 to 45 days) and would not unduly disrupt their businesses. It is impossible to predict with certainty the amount of time necessary for the Standby Plan to be confirmed by the Court, and the Debtors cannot be certain that the Standby Plan would be confirmed. Moreover, time limitations exist for which the Debtors have an exclusive right to file a plan before other proponents can propose and file their own plan. Even if the Standby Plan is confirmed on a timely basis, the Chapter 11 Cases could themselves have an adverse effect on the Debtors’ businesses. There is a risk, due to uncertainty about the future, that (i) employees could be distracted from performance of their duties or more easily attracted to other career opportunities including with competitors of the Company, and (ii) the ability to pursue acquisitions and obtain financing for acquisitions may be negatively affected.

Lengthy Chapter 11 Cases would also involve additional expenses and divert the attention of management from operation of the Debtors’ businesses, as well as create concerns for employees. The disruption that the Chapter 11 Cases would inflict upon the Debtors’ businesses would increase with the length of time it takes to complete the proceedings and the severity of that disruption would depend upon the attractiveness and feasibility of the Standby Plan from the perspective of the constituent parties, including employees.

If the Debtors are unable to obtain confirmation of the Standby Plan on a timely basis because of a challenge to the Standby Plan or a failure to satisfy the conditions to the effectiveness of the Standby Plan, the Debtors may be forced to operate in the Chapter 11 Cases for an extended period while trying to develop a different reorganization plan that can be confirmed.  Protracted Chapter 11 Cases would increase both the probability and the magnitude of the adverse effects described above.

Variances from Projections

A fundamental premise of the Standby Plan is that it restructures our indebtedness as reflected in the Projections.  The Projections reflect numerous assumptions concerning the anticipated future performance of the Reorganized Debtors and their subsidiaries, some of which may not occur.  Such assumptions include, among others, assumptions concerning the general economy, our ability to manage costs and achieve cost reductions, our ability to establish market strength, attract deposits, raise capital, the ability to control future operating expenses and other risk factors described below.  We believe that the assumptions underlying the Projections are reasonable.  Unanticipated events and circumstances occurring subsequent to the preparation of the Projections, however, may affect our actual financial results.  Additionally, upon the Effective Date, the Reorganized Debtors will have new directors who may elect not to pursue the same business plan that underlies the Projections.  The actual results achieved throughout the Projection Period, therefore, necessarily will vary from the projected results, and such variations may be material and adverse.  Accordingly, Holders of Claims and Equity Interests and other interested parties are cautioned not to place undue reliance on the Projections.

The HoldCaps Common may not receive Tier 1 regulatory capital treatment from the Federal Reserve Board.

A fundamental premise underlying the Projections is that the HoldCaps Common to be issued by the Reorganized Debtor will be treated as Tier 1 capital under the guidelines of the Federal Reserve Board.  Based on existing guidelines, we believe Tier 1 treatment is appropriate.  However, because of the unique features of the HoldCaps Common, we cannot assure you that the Federal Reserve Board will allow the Reorganized Debtor to assign Tier 1 treatment to this security.  In the event the HoldCaps Common is not treated as Tier 1 capital for regulatory purposes, the projected regulatory capital ratios included in the Projections will be materially and adversely affected.

If the Debtors are unable to raise sufficient capital through the Equity Infusion, the Debtors may still seek Bankruptcy Protection.

The anticipated equity infusion from outside investors is a critical component of the likelihood of success of the Standby Plan.  However, we have not secured written commitments for the equity infusion.  If we are unable to raise money from new investors, or raise less than currently anticipated, we may still seek to file for bankruptcy protection without a pre-packaged plan.  In such a case, we may be forced to operate in the Chapter 11 Cases for an extended period while trying to develop a different reorganization plan that can be confirmed.  Protracted Chapter 11 Cases would increase both the probability and the magnitude of the adverse effects described above.

We may raise additional capital in the Equity Infusion, which would further dilute your interests.

As illustrated in the Projections, the Standby Plan contemplates an equity raise consisting of $70 million in the aggregate through issuance of New Capitol Bancorp Class A Common Stock and Class B Common Stock, and an additional $45 million in the form of New Capitol Bancorp Series A Preferred Stock.  Depending on a number of factors, including but not limited to input from our regulators, the need for capital of our subsidiary banks, the price at which our subsidiary banks may bulk sale certain non performing assets, the demand among new investors and other contingencies associated with raising new capital, we may issue substantially more or less than $45 million in Series A Preferred.  In the event that we raise more than $45 million, your interests in the Reorganized Debtor may be diluted significantly from the amounts illustrated in the Projections.

Dividends on New Securities.

We will only be able to pay cash dividends to holders of New Common Stock provided that we generate sufficient net profits in the future.  We may not generate such profits and, in addition, actions by regulatory authorities may limit our ability to pay dividends.

There is a risk of potential cross-guaranty liability relating to our banking subsidiaries.

In accordance with Federal Reserve Board policy, we are expected to act as a source of financial strength to its banking subsidiaries and to commit resources to support its banking subsidiaries in circumstances in which Capitol might not otherwise do so.  Under the Bank Holding Company Act of 1956, as amended, the Federal Reserve Board may require a bank holding company to terminate any activity or relinquish control of a nonbank subsidiary, other than a nonbank subsidiary of a bank, upon the Federal Reserve Board’s determination that such activity or control constitutes a serious risk to the financial soundness or stability of any depository institution subsidiary of the bank holding company.  Further, federal bank regulatory authorities have additional discretion to require a bank holding company to divest itself of any bank or nonbank subsidiaries if the agency determines that divestiture may aid the depository institution’s financial condition.

As FDIC-insured depository institutions, our banking subsidiaries may be held liable for any loss incurred or expected to be incurred by the FDIC in connection with another FDIC-insured institution under common control with the institution in “default” or “in danger of default.”  This liability is commonly referred to as “cross-guaranty” liability.  A “default” is generally defined as the appointment of a conservator or receiver and “in danger of default” is defined as certain conditions indicating that a default is likely to occur absent regulatory assistance.  An FDIC cross-guaranty claim against a depository institution is generally senior in right of payment to claims of the holding company and its affiliates against the depository institution.

If the FDIC is appointed the conservator or receiver of an insured depository institution, upon its insolvency or in certain other events, the FDIC has the power: (1) to transfer any of the depository institution’s assets and liabilities to a new obligor without the approval of the depository institution’s creditors; (2) to enforce the terms of the depository institution’s contracts pursuant to their terms; or (3) to repudiate or disaffirm any contract or lease to which the depository institution is a party, the performance of which is determined by the FDIC to be burdensome and the disaffirmance or repudiation of which is determined by the FDIC to promote the orderly administration of the depository institution.

To date, none of our subsidiaries have received any notice of assessment of cross-guaranty liability. Our banking subsidiaries have, however, received notice from the FDIC that the FDIC may assess a cross-guaranty liability relating to a failed community bank in Florida which ceased operations in November 2009.  The FDIC alleges that the Florida bank was an affiliated institution of ours, although we owned no securities of that bank or otherwise controlled the failed institution.  The aggregate loss to the FDIC of that failed bank approximated $23.6 million. Previously, the FDIC had until November 2011, two years from the date of such notice, to determine whether to assess that potential cross-guaranty liability, if any.  In November 2011, the FDIC and our affiliate banks entered into a mutual tolling agreement which extends the ability of the FDIC to impose the cross-guaranty liability, as well as extends the statute of limitations for the banks to take action against the FDIC for 2 additional years, ending in November 2013.

While we intend to seek a waiver of cross-guaranty liability on connection with the recapitalization of our subsidiary banks as contemplated herein, there can be no assurance that the FDIC will grant this request.

Certain of our banking subsidiaries have entered into formal agreements with their primary regulatory agencies.  Noncompliance with the agreements could have a material impact on us.

Certain of our banking subsidiaries have entered into formal agreements with their applicable federal and state bank regulatory agencies in response to elevated levels of nonperforming assets, loan losses and adverse operating results.  Those agreements provide for certain restrictions and other guidelines and/or limitations to be followed by those banking subsidiaries.  Generally, formal agreements require the banks to maintain an adequate ALLL, reduce levels of nonperforming and other classified assets and implement revised budgets and liquidity and capital adequacy projections to improve financial performance.  When a bank enters into a formal regulatory agreement, it is generally precluded from meeting the criteria as a “well-capitalized” institution although it may meet or exceed such threshold on a computational basis.  In addition, the banks’ capital classification places limitations on some of their activities, such as the permissibility of accepting or renewing brokered deposits, among other things.  Additionally, such banks are subject to higher levels of FDIC insurance assessments.

In addition to the above, the FDIC gave notice to many of our banking subsidiaries in December 2009 that, to mitigate the effects of any possible assessment arising from potential cross-guaranty liability, they should be encouraged to arrange a sale, merger or recapitalization such that Capitol no longer controls the banking subsidiary.  The FDIC’s encouragement is consistent with our previously-announced plans to selectively divest of some of its banking subsidiaries in conjunction with reallocating capital resources to the remaining banking subsidiaries.  There can be no assurance that the FDIC or other applicable regulators will release our subsidiary banks from the burdensome agreements described herein.

Other Risk Factors

In addition to the risk factors set forth herein, the Company, whether or not the Exchange Offers or Standby Plan are consummated, will face many of the same risks set forth in its Annual Report on Form 10-K filed with the SEC on March 30, 2012.  We encourage you to read such risk factors carefully in conjunction with this Offering Memorandum and Disclosure Statement.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth selected historical financial information for the Company on a consolidated basis derived from its audited consolidated financial statements for the years ended December 31, 2011, 2010 and 2009 and as of December 31, 2008 and 2007, which are incorporated into this Offering Memorandum and Disclosure Statement by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. The historical information presented may not be indicative of the Company’s future performance.

The selected historical financial information should be read in conjunction with the audited consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 which are incorporated by reference in this Offering Memorandum and Disclosure Statement.

Selected Consolidated Financial Data
(in $1,000s, except per share data)
	As of and for the Year Ended December 31
	2011(1)	2010(2)	2009(3)	2008(4)	2007(5)
For the year:
Interest income(6)	$103,793	$128,828	$163,920	$203,265	$240,354
Interest expense(6)	36,568	57,063	82,786	105,632	116,410
Net interest income(6)	67,225	71,765	81,134	97,633	123,944
Provision for loan losses(6)	41,362	148,275	158,589	70,903	17,888
Noninterest income(6)	41,743	22,462	20,517	20,425	19,317
Noninterest expense(6)	128,618	217,681	189,248	137,844	118,351
Income (loss) from continuing operations before income taxes	(61,012)	(271,729)	(246,186)	(90,689)	7,022
Income (loss) from discontinued operations	5,948	10,111	(10,813)	7,409	(972)
Net income (loss)	(51,926)	(254,364)	(264,540)	(52,451)	3,334
Net income (loss) attributable to Capitol Bancorp Limited	(45,427)	(225,215)	(195,169)	(28,607)	21,937
Net income (loss) per share attributable to Capitol Bancorp Limited:

Basic	(1.17)	(11.16)	(11.28)	(1.67)	1.29
Diluted	(1.17)	(11.16)	(11.28)	(1.67)	1.27
Cash dividends paid per share	--	--	0.05	0.50	1.00

At end of year:
Total assets	$2,205,265	$3,540,214	$5,131,940	$5,654,836	$4,901,763
Total earning assets(6)	2,052,089	2,501,366	3,154,913	3,407,818	3,150,706
Portfolio loans(6)	1,664,209	2,084,176	2,610,686	3,083,135	3,079,484
Deposits(6)	2,009,847	2,369,072	2,929,348	2,949,650	2,659,759

Notes payable and short-term borrowings (6)	60,178	107,789	178,375	279,688	272,176
Subordinated debentures	149,156	167,586	167,441	167,293	156,130
Noncontrolling interests in consolidated subsidiaries	(563)	23,173	72,271	159,220	156,198
Capitol Bancorp Limited stockholders’ equity (deficit)	(108,084)	(61,854)	161,335	353,848	389,145

(1)
Capitol sold its ownership in Mountain View Bank of Commerce effective January 30, 2012; Bank of Las Colinas effective October 27, 2011; Evansville Commerce Bank effective October 7, 2011; Bank of Feather River effective October 3, 2011; Bank of the Northwest and Sunrise Bank effective July 28, 2011; Community Bank of Rowan effective April 19, 2011; Bank of Fort Bend effective March 30, 2011 and Bank of Tucson effective January 24, 2011.  The banks’ operations have been included in Capitol’s consolidated totals up to the date of sale as part of discontinued operations.

(2)
Capitol sold its ownership in Southern Arizona Community Bank effective December 10, 2010; Fort Collins Commerce Bank, Larimer Bank of Commerce and Loveland Bank of Commerce effective October 29, 2010; Bank of San Francisco effective September 28, 2010; Adams Dairy Bank effective August 31, 2010; USNY Bank effective August 23, 2010; Community Bank of Lincoln effective July 30, 2010; Ohio Commerce Bank effective June 30, 2010; Napa Community Bank effective April 30, 2010 and Bank of Belleville effective April 27, 2010.  The banks’ operations have been included in Capitol’s consolidated totals up to the date of sale; however, are included in discontinued operations.

(3)
Includes Yuma Community Bank’s operations through September 21, 2009 (date at which Capitol sold its ownership of that bank) and Bank of Santa Barbara, Community Bank of Rowan (“CBR”), Summit Bank of Kansas City and Capitol Development Bancorp Limited III’s (“CDBL III”) operations through September 30, 2009 (the date when these entities ceased to be consolidated with Capitol due to a change in control).  Effective June 30, 2010, CDBL III transferred its controlling interest in CBR to Capitol in exchange for preferred stock of Capitol and, accordingly, CBR became a consolidated subsidiary of Capitol on that date.

(4)
Includes Adams Dairy Bank, effective January 2008 (located in Blue Springs, Missouri), Mountain View Bank of Commerce, effective February 2008 (located in Westminster, Colorado), Colonia Bank, effective April 2008 (located in Phoenix, Arizona) and Pisgah Community Bank, effective May 2008 (located in Asheville, North Carolina).

(5)
Includes Bank of Tacoma, effective January 2007 (located in Tacoma, Washington), Sunrise Community Bank, effective February 2007 (located in Palm Desert, California), Larimer Bank of Commerce, effective May 2007 (located in Fort Collins, Colorado), Issaquah Community Bank (located in Issaquah, Washington) and USNY Bank (located in Geneva, New York), both effective July 2007, High Desert Bank, effective September 2007 (located in Bend, Oregon), Loveland Bank of Commerce, effective October 2007 (located in Loveland, Colorado), Bank of Feather River, effective November 2007 (located in Yuba City, California) and Community Bank of Lincoln (located in Lincoln, Nebraska), Bank of Fort Bend (located in Sugar Land, Texas) and Bank of Las Colinas (located in Irving, Texas), each effective December 2007.

(6)	Excludes amounts related to banks reclassified as discontinued operations.

CAPITALIZATION

The table that follows, which should be read in conjunction with the financial information incorporated by reference herein, sets forth the capitalization and borrowings of the Company on a consolidated basis on (1) an actual basis as of December 31, 2011, (2) an as adjusted basis as of December 31, 2011 to give effect to the consummation of the Exchange Offers that assumes participation by 100% of the holders of the Senior  Notes and holders of 100% of the principal amount of the Trust Preferred Securities, and (3) an as adjusted basis as of December 31, 2011 to give effect to the consummation of the Standby Plan that assumes the exchange of all Senior Notes and/or Trust Preferred Securities.

The following table has been included to provide additional information regarding the anticipated impact of the Restructuring Transactions, including the Exchange Offers and the Standby Plan, on the Company’s capitalization. This table should be read in conjunction with the “The Selected Historical Consolidated Financial Data” elsewhere in this Offering Memorandum and Disclosure Statement and the historical consolidated financial statements and related notes that are contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference into this Offering Memorandum and Disclosure Statement. No assurances can be given that a participation rate at or near the percentages indicated above for the Exchange Offers will be achieved. No adjustments have been made to reflect normal course operations by the Company, or other developments of the Company’s business, after December 31, 2009, and thus the as adjusted information provided below is not indicative of the Company’s actual capitalization at any date.

	As of December 31, 2011 (in millions)
	Actual		As Adjusted for the Consummation of the Exchange Offers	As Adjusted for the Standby Plan
	(audited)		(unaudited)	(unaudited)
Borrowings:
Senior Notes	$8.4		$0	$0
Trust Preferred Securities	149.1		0	0

Shareholders’ equity:
Preferred stock	$5.1		$21.6	$45
Common stock		0	0	0
Capital in excess of par value	292.1		292.1	143
Distributions in excess of realized earnings (retained deficit)	(405.4)		(238.2)	0
Net unrealized depreciation (other consolidated income)	.1		.1	.1

Total shareholders’ equity	(108.1)		75.5	188.1

Total capitalization	$49.4		$75.5	$188.1

 (1)           As adjusted for the Exchange Offers, assumes the participation of 100% of the principal amount of the Trust Preferred Securities outstanding.  There can be no assurance that such a participation rate will be achieved.

The consummation of the Exchange Offers is reflected in a reduction of the Company’s Borrowings and an increase in Preferred Stock in Shareholder’s Equity, with corresponding adjustments to retained earnings of the Company for the reduction in the Company’s Borrowings.

THE EXCHANGE OFFERS AND SOLICITATION OF VOTES ON
THE STANDBY PLAN

Terms of the Exchange Offers

Upon the terms and subject to the conditions set forth in this Offering Memorandum and Disclosure Statement and the related Letter of Transmittal, Capitol is offering: (i) 0.001 shares of Series B Preferred for each $10 liquidation amount of Trust Preferred Securities of Trust I and Trust XII that Capitol accepts in the Exchange Offers, (ii) 0.1 shares of Series B Preferred or each $1,000 liquidation amount of all other Trust Preferred Securities that Capitol accepts in the Exchange Offers and (iii) 0.1 shares of Series B Preferred for each principal amount of $1,000 of the Senior Notes, that Capitol accepts in the Exchange Offers.   No accrued and unpaid interest owed by Capitol with respect to the Senior Notes or the Trust Preferred Securities will be paid to holders who tender any Senior Notes or Trust Preferred Securities in the Exchange Offers.

The Exchange Offers are being made by the Company to all holders of Trust Preferred Securities or Senior Notes.  Issuance of Series B Preferred in exchange for Trust Preferred Securities or Senior Notes is intended to be exempt from registration pursuant to 3(a)(9) of the Securities Act.  Accordingly, the Series B Preferred may not be transferred or resold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.  Holders are urged to consult with your own legal counsel regarding the availability of a resale exemption from the registration requirements of the Securities Act. See “Transfers of Series B Preferred and Securities Laws.”

If the conditions to the Exchange Offers are satisfied or waived, the Company will accept validly tendered Senior Notes and/or Trust Preferred Securities for exchange pursuant to the Exchange Offers and settle the Exchange Offers on the Settlement Date.

The Company will be deemed to have accepted validly tendered Senior Notes and/or Trust Preferred Securities in the Exchange Offers, when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Senior Notes and/or Trust Preferred Securities for the purposes of receiving the Series B Preferred. The Series B Preferred will be delivered in exchange for the Senior Notes and/or Trust Preferred Securities accepted in the Exchange Offers on the Settlement Date.

The Exchange Offers are being made to holders in transactions exempt from registration under the Securities Act. Each holder tendering in the Exchange Offers will be required to represent in the Letter of Transmittal, or in the case of a book-entry transfer at DTC, an Agent’s Message in lieu of the Letter of Transmittal, as to the matters set forth in the Letter of Transmittal.

Holders who tender their Senior Notes and/or Trust Preferred Securities in the Exchange Offers will not be required to pay brokerage commissions or fees, subject to the instructions in the Letter of Transmittal or the Agent’s Message in the case of a book-entry transfer, or transfer taxes with respect to the exchange of Senior Notes and/or Trust Preferred Securities pursuant to the Exchange Offers. Holders who tender their Senior Notes and/or Trust Preferred Securities through a broker, dealer, commercial bank, trust company or other nominee may be required to pay a commission or a service charge. The Company will pay all fees, charges and expenses, other than such commissions or service charges and certain applicable taxes, in connection with the Exchange Offers.

No appraisal rights are available to holders of the Senior Notes and/or Trust Preferred Securities in connection with the Exchange Offers.

If you wish to tender your Senior Notes and/or Trust Preferred Securities in the Exchange Offers, you must follow the procedures described under “Procedures for Tendering the Senior Notes and/or Trust Preferred Securities” below. If your Senior Notes and/or Trust Preferred Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact that institution to tender your Senior Notes and/or Trust Preferred Securities.

The Letter of Transmittal contains various terms and conditions that are part of the Exchange Offers. Accordingly, you should read the Letter of Transmittal carefully.  The form of Letter of Transmittal is attached hereto as Annex C.

Neither this Offering Memorandum and Disclosure Statement nor the Series B Preferred have been approved or reviewed by any U.S. federal or state securities commission or regulatory authority prior to the date hereof, nor has any such commission or authority passed upon the accuracy or adequacy of the Exchange Offers and the consent solicitation. Any representation to the contrary is unlawful and may be a criminal offense.

Expiration Time; Extensions; Termination; Amendments

The deadline by which the Exchange Agent must receive any Eligible Holders’ properly completed and executed Letter of Transmittal, or Agent’s Message in lieu of the Letter of Transmittal, with respect to the Senior Notes and/or Trust Preferred Securities, is the Expiration Time.

The Exchange Offers will expire at the Expiration Time, which will be 5:00 p.m., Eastern Daylight time, on July 27, 2012, unless extended or earlier terminated. The Company may extend the Expiration Time in its sole discretion. If the Expiration Time has been extended, the term “Expiration Time” shall mean the latest time and date at which the Exchange Offers as so further extended, shall expire. The Company shall notify the Exchange Agent of any extension by oral or written notice and shall make a public announcement thereof, as described herein. Once made, tenders of Senior Notes and/or Trust Preferred Securities may not be withdrawn, subject to applicable law; provided that, if the Expiration Time has been extended past July 27, 2012, holders shall have the right to withdraw their tenders on and after such date until the new Expiration Time.

The Company expressly reserves the right at any time or from time to time, regardless of whether or not the conditions set forth in “Conditions to the Exchange Offers” shall have been satisfied to:

•	amend the Exchange Offers (other than the conditions set forth below in “Conditions to the Exchange Offers” and holders’ rights to withdraw);

•	extend the Expiration Time for the Exchange Offers; or

•
terminate the Exchange Offers prior to the Expiration Time and return the Senior Notes and/or Trust Preferred Securities tendered pursuant thereto, in each case by giving written notice of such extension, amendment or termination to the Exchange Agent.

There can be no assurance that the Company will exercise its right to extend the Expiration Time. Any extension, amendment or termination will be followed as promptly as practicable by a public announcement thereof, with the announcement in the case of an extension to be issued no later than 5:00 p.m., Eastern Daylight time, on the first Business Day after the previously scheduled Expiration Time. For the purposes hereof, a “Business Day” is any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order. Without limiting the manner in which the Company may choose to make any public announcement, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to PR Newswire.

Withdrawal of Tenders

If the Expiration Time for the Exchange Offers has been extended past July 27, 2012, Eligible Holders may withdraw tenders of Senior Notes and/or Trust Preferred Securities at any time after July 27, 2012. The Company may not under any circumstance amend the holders’ right to withdraw their Senior Notes and/or Trust Preferred Securities.

A holder who validly withdraws previously tendered Senior Notes and/or Trust Preferred Securities after July 27, 2012 and does not validly re-tender Senior Notes and/or Trust Preferred Securities prior to the new Expiration Time, will not receive the applicable offer consideration. A holder who validly withdraws previously tendered Senior Notes and/or Trust Preferred Securities after July 27, 2012 and validly retenders Senior Notes and/or Trust Preferred Securities prior to the new Expiration Time will receive the applicable offer consideration.

Subject to applicable regulations of the SEC, if, for any reason whatsoever, acceptance for exchange of, or exchange of, any Senior Notes and/or Trust Preferred Securities tendered pursuant to the Exchange Offers is delayed (whether before or after the Company’s acceptance for exchange of Senior Notes and/or Trust Preferred Securities) or the Company extends an offer or is unable to accept for exchange, or exchange, the Senior Notes and/or Trust Preferred Securities tendered pursuant to the Exchange Offers, the Company may instruct the Exchange Agent to retain tendered Senior Notes and/or Trust Preferred Securities, and those Senior Notes and/or Trust Preferred Securities may not be withdrawn, except to the extent that holders are entitled to withdraw after July 27, 2012.

If the Expiration Time for the Exchange Offers has been extended past July 27, 2012 and if a holder has tendered Senior Notes and/or Trust Preferred Securities, such holder may withdraw those Senior Notes and/or Trust Preferred Securities after July 27, 2012 but prior to the new Expiration Time by delivering a written notice of withdrawal subject to the limitations described herein. To be effective, a written or facsimile transmission notice of withdrawal of a tender must:

•	be received by the Exchange Agent at one of the addresses specified on the back cover of this Offering Memorandum and Disclosure Statement prior to the new Expiration Time;

•	specify the name of the holder of the Senior Notes and/or Trust Preferred Securities to be withdrawn;

•
contain the description of the Senior Notes and/or Trust Preferred Securities to be withdrawn, the certificate numbers shown on the particular certificates representing such Senior Notes and/or Trust Preferred Securities, if available, and the aggregate principal amount or liquidation amount, as the case may be, represented by such Senior Notes and/or Trust Preferred Securities; and

•	be signed by the holder of the Senior Notes and/or Trust Preferred Securities in the same manner as the original signature on the Letter of Transmittal.

If the Senior Notes and/or Trust Preferred Securities to be withdrawn have been delivered or otherwise identified to the Exchange Agent, a signed notice of withdrawal is effective immediately upon receipt by the Exchange Agent of written or facsimile transmission of the notice of withdrawal even if physical release is not yet effected. A withdrawal of Senior Notes and/or Trust Preferred Securities can only be accomplished in accordance with the foregoing procedures.

If a holder withdraws Senior Notes and/or Trust Preferred Securities after July 27, 2012, such holder will have the right to re-tender them prior to the new Expiration Time in accordance with the procedures described below for tendering outstanding Senior Notes and/or Trust Preferred Securities. If the Company amends or modifies the terms of the Exchange Offers or the information concerning the Exchange Offers in a manner determined by the Company to constitute a material change to the holders, the Company will disseminate additional offer materials and extend the period of such Exchange Offers to the extent required by law and as the Company determines necessary. An extension of the Expiration Time will not affect a holder’s withdrawal rights, unless otherwise provided or as required by applicable law.

Conditions of the Exchange Offers

The Company does not expect to accept for exchange, or exchange, Senior Notes and/or Trust Preferred Securities validly tendered (and not validly withdrawn) pursuant to the Exchange Offers unless the following conditions are satisfied:

•	the receipt of tenders of Senior Notes under the Exchange Offers representing 100% of the aggregate principal amount of the Senior Notes outstanding on or prior to the Expiration Time; and

•	the receipt of tenders of Trust Preferred Securities under the Exchange Offers representing at least 90% of the aggregate liquidation amount of the Senior Notes and/or Trust Preferred Securities outstanding on or prior to the Expiration Time or such lesser amount as determined by the Company in its sole discretion.

Subject to the applicable laws and the terms set forth in this Offering Memorandum and Disclosure Statement, the Company reserves the right to amend or waive any and all conditions to consummate the Exchange Offers.

If the Company does not meet or receive waivers of the conditions set forth above, but does receive the Threshold votes as of the Expiration Time to accept the Standby Plan with respect to at least one class of the Senior Notes, Trust Preferred Securities and the Series A Preferred Stock, the Debtors may file the Chapter 11 Cases and pursue the Standby Plan.

If the Company does not meet or receive waivers of the conditions set forth above and does not receive the requisite number of votes accepting the Standby Plan, the Senior Notes and/or Trust Preferred Securities tendered in the Exchange Offers will be returned to the original holders thereof and all votes on the Ballots will be deemed to be null and void.

Effect of Letter of Transmittal

Subject to and effective upon the acceptance by the Company for exchange of Senior Notes and/or Trust Preferred Securities tendered in the Exchange Offers, by executing and delivering a Letter of Transmittal, or being deemed to have done so as part of your electronic confirmation of submission pursuant to DTC’s ATOP system, you (1) irrevocably sell, assign and transfer to or upon the order of the Company all right, title and interest in and to all the Senior Notes and/or Trust Preferred Securities tendered thereby and (2) irrevocably appoint the Exchange Agent as your true and lawful agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the Company’s agent with respect to the tendered Senior Notes and/or Trust Preferred Securities, with full power coupled with an interest) to:

•
deliver certificates representing the Senior Notes and/or Trust Preferred Securities (or, if certificates are unavailable, the certificates will be deemed tendered by the beneficial owner checking the appropriate box in the Letter of Transmittal), or transfer ownership of the Existing Public Notes on the DTC book-entry transfer facility, together with all accompanying evidences of transfer and authenticity, to or upon the Company’s order;

•	present and deliver the Senior Notes and/or Trust Preferred Securities for transfer on the relevant security register; and

•
receive all benefits or otherwise exercise all rights and incidents of beneficial ownership of the Senior Notes and/or Trust Preferred Securities, all in accordance with the terms of the Exchange Offers.

Determination and Validity

All questions as to the form of documents and validity, eligibility (including time of receipt) and acceptance for payment of tendered Senior Notes and/or Trust Preferred Securities will be determined by the Company in its sole discretion, and its determination will be final and binding. The Company reserves the absolute right to reject any and all tenders of Senior Notes and/or Trust Preferred Securities that it determines are not in proper form or for which the acceptance for payment or payment may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right in its sole discretion to waive any defect or irregularity in the tender of Senior Notes and/or Trust Preferred Securities of any particular holder, whether or not similar conditions, defects or irregularities are waived in the case of other holders.

The interpretation of the terms and conditions of the Exchange Offers (including the instructions in the Letter of Transmittal or the Agent’s Message, as applicable) by the Company will be final and binding. None of the Company, the Exchange Agent, the Information Agent or any other person will be under any duty to give notice of any defects or irregularities in tenders or any notices of withdrawal or will incur any liability for failure to give any such notice.

Return of Senior Notes and/or Trust Preferred Securities Not Accepted for Exchange

If the Company does not accept any tendered Senior Notes and/or Trust Preferred Securities for any reason set forth in the terms and conditions of the Exchange Offers, the unaccepted or non-exchanged Senior Notes and/or Trust Preferred Securities will be returned without expense to the tendering holder. Senior Notes and/or Trust Preferred Securities tendered by book-entry transfer into the Exchange Agent’s account at the DTC’s book-entry transfer facility will be returned in accordance with the book-entry procedures described above, and the Senior Notes and/or Trust Preferred Securities that are not to be exchanged will be credited to an account maintained with DTC, promptly after the expiration or termination of the Exchange Offers.

Acceptance for Exchange; Source of Funds

Upon the terms and subject to the conditions of the Exchange Offers, the Company will accept for exchange all Senior Notes and/or Trust Preferred Securities that are validly tendered pursuant to the Exchange Offers. You may not withdraw any Senior Notes and/or Trust Preferred Securities which are validly tendered, subject to applicable law; provided that, if the Expiration Time has been extended past July 27, 2012, holders shall have the right to withdraw their tenders on and after such date until the new Expiration Time.

The discussion under the heading “Conditions to the Exchange Offers” above provides further information regarding the conditions to the Exchange Offers. For purposes of the Exchange Offers, the Company will be deemed to have accepted for exchange tendered Senior Notes and/or Trust Preferred Securities if, as and when it has given written notice to the Exchange Agent of its acceptance of such Senior Notes and/or Trust Preferred Securities in exchange for the Series B Preferred. The exchange of Senior Notes and/or Trust Preferred Securities for the Series B Preferred will be in full satisfaction of the principal amount of the Senior Notes and/or Trust Preferred Securities so tendered and accepted.

The Exchange Agent will act as agent for the tendering holders for the purpose of receiving Series B Preferred, and transmitting such Series B Preferred and any documentation concerning the Series B Preferred to the tendering holders.  The Company expressly reserves the right, in its sole discretion, to delay acceptance for exchange of Senior Notes and/or Trust Preferred Securities validly tendered under the Exchange Offers (subject to Rule 14e-1(c)

promulgated under the Exchange Act, which requires that the Company issues the offered consideration or return the tendered notes promptly after termination or withdrawal of the Exchange Offers), or to terminate the Exchange Offers and not accept for exchange any Senior Notes and/or Trust Preferred Securities not previously accepted, (1) if any of the conditions to the Exchange Offers have not been satisfied or validly waived, or (2) in order to comply with any applicable law. The Senior Notes and/or Trust Preferred Securities will continue to accrue interest during any such delay.

If, for any reason whatsoever, acceptance for exchange of any Senior Notes and/or Trust Preferred Securities validly tendered pursuant to the Exchange Offers is delayed, or the Company extends the Exchange Offers or the Company is unable to accept for exchange the Senior Notes and/or Trust Preferred Securities validly tendered pursuant to the Exchange Offers, then, without prejudice to the Company’s rights set forth herein, the Company may instruct the Exchange Agent to retain validly tendered Senior Notes and/or Trust Preferred Securities and those Senior Notes and/or Trust Preferred Securities may not be withdrawn; provided that, if the Expiration Time has been extended past July 27, 2012, holders shall have the right to withdraw their tenders on and after such date until the new Expiration Time.

Lost or Missing Certificates

If a holder of Senior Notes desires to tender Senior Notes pursuant to the Exchange Offers, but the Senior Notes have been mutilated, lost, stolen or destroyed, such holder should write to or telephone the Company, at the address listed below, concerning the procedures for obtaining replacement certificates for such Senior Notes:

Capitol Bancorp Ltd.
Capitol Bancorp Center
200 Washington Square North, Fourth Floor
Lansing, Michigan 48933
Attention: Investor Relations

Miscellaneous

The Exchange Offers are not subject to Section 13(e) of, or Rule 13e-3 or 13e-4 or Regulation 14D promulgated under, the Exchange Act.

Other than with respect to the Exchange Agent and the Information Agent, neither the Company nor any of its respective affiliates has engaged, or made any arrangements for, and has no contract, arrangement or understanding with, any broker, dealer, agent or other person regarding the exchange of Senior Notes and/or Trust Preferred Securities hereunder, and no person has been authorized by the Company or any of its respective affiliates to provide any information or to make any representations in connection with the Exchange Offers, the Public Note Consent Solicitation or the solicitation of votes on the Standby Plan, other than those expressly set forth in this Offering Memorandum and Disclosure Statement, and, if so provided or made, such other information or representations must not be relied upon as having been authorized by the Company or any of its respective affiliates. The delivery of this Offering Memorandum and Disclosure Statement shall not, under any circumstances, create any implication that the information set forth herein is correct as of any time subsequent to the date hereof.

The Company is not aware of any jurisdiction in which the solicitation is not in compliance with applicable law. If the Company becomes aware of any jurisdiction in which the solicitation would not be in compliance with applicable law, the Company will make a good faith effort to comply with any such law. If, after such good faith effort, the Company cannot comply with any such law, the solicitation will not be made to the holders of Senior Notes and/or Trust Preferred Securities residing in such jurisdiction.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF
THE EXCHANGE OFFERS

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS OF NOTES OR TRUST PREFERRED SECURITIES ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS EXCHANGE OFFER OR ANY DOCUMENT REFERRRED TO HEREIN IS NOT INTENDED OR WRITTEN TO BE USEED, AND CANNOT BE USED, BY SUCH HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY CAPITOL OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following summary describes the material U.S. federal income tax consequences relating to the exchange of the Senior Notes and the Trust Preferred Securities pursuant to the Exchange Offers and to the receipt, ownership and disposition of shares of our Series B Preferred received pursuant to such exchange.  This section is based on the tax laws of the U.S., including the Tax Code, existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.  There can be no assurance that the Internal Revenue Service (the “IRS”) will not disagree with or will not challenge any of the consequences described herein.

This summary applies to you only if you acquire the shares of our Series B Preferred in the Exchange Offers and you hold your Senior Notes or Trust Preferred Securities and your shares of our Series B Preferred as capital assets within the meaning of Section 1221 of the Tax Code (generally, property held for investment). The tax treatment of each holder will vary depending upon such holder’s particular situation, and this discussion does not deal with all aspects of taxation that may be relevant to you in light of your personal investment or tax circumstances. This section also does not apply to you if you are a member of a class of holders subject to special rules under the U.S. federal income tax laws, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	an insurance company,

•	a tax-exempt organization,

•	a person who owns indebtedness of the Company that is a hedge or that is hedged against interest rate risks,

•	a person who owns equity or indebtedness of the Company as part of a straddle or conversion transaction for tax purposes,

•	a U.S. Holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar, or

•	a U.S. expatriate.

As used herein, the term “U.S. Holder” means a beneficial owner of shares of Senior Notes or Trust Preferred Securities or of our Series B Preferred, as applicable, that is, for U.S. federal income tax purposes:

•	a citizen or resident individual of the U.S.,

•	a domestic corporation, or other entity organized in the United States and taxable as a corporation in the United States,

•	an estate the income of which is subject to U.S. federal income tax regardless of its source, or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

This summary does not address the U.S. federal income tax consequences of the Exchange Offers to a beneficial owner of Senior Notes or Trust Preferred Securities or of our Series B Preferred, as applicable, that is not a U.S. Holder or that is a partnership (or entity taxed as a partnership for U.S. federal income tax purposes).

This section does not consider the specific facts and circumstances that may be relevant to a particular holder and does not address alternative minimum tax considerations or the treatment of a holder under the laws of any state, local or foreign taxing jurisdiction or tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. This section is based on the tax laws of the United States, including the Tax Code, existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Senior Notes or Trust Preferred Securities or our Series B Preferred, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding Senior Notes or Trust Preferred Securities or our Series B Preferred should consult its tax advisor with regard to the U.S. federal income tax treatment of the Exchange Offers and of receiving, owning and disposing of shares of our Series B Preferred received pursuant to the Exchange Offer.

Capitol has not sought and will not seek rulings from the IRS with respect to the U.S. federal income tax consequences discussed below.  This discussion does not in any way bind the IRS or the courts or constitute any kind of assurance as to the U.S. federal income tax consequences described below.  Please consult your own tax advisor concerning the consequences of owning the Senior Notes or Trust Preferred Securities, participating in the Exchange Offers and of receiving, owning, and disposing of shares of our Series B Preferred received in the Exchange Offers in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to Non-Exchanging Holders

Because the terms of the Senior Notes and Trust Preferred Securities will not be modified in connection with the Exchange Offer, the exchange of some of the Senior Notes or Trust Preferred Securities for our Series B Preferred should not have any U.S. federal income tax consequences for holders of Senior Notes or Trust Preferred Securities who do not tender their Senior Notes or Trust Preferred Securities or whose Senior Notes or Trust Preferred Securities are not accepted for exchange in the Exchange Offer.

Treatment of the Exchange Offers:  General

Certain U.S. federal income tax consequences of the Exchange Offers to holders of the Senior Notes and Trust Preferred Securities are set forth below.  This discussion assumes that the various debt and other arrangements to which the Company is a party will be respected for U.S. federal income tax purposes in accordance with their form and that the Trust Preferred Securities are respected as indebtedness as described below.  For holders of the Senior Notes and Trust Preferred Securities, these consequences (including the character, timing and amount of income, gain or loss recognized) will depend upon, among other things and if applicable: (1) the nature of the indebtedness held by the holder; (2) the manner in which a holder acquired the Senior Notes or Trust Preferred Securities; (3) the length of time the Senior Notes or Trust Preferred Securities have been held; (4) the holder’s method of tax accounting; (5) whether the holder has taken, if applicable, a bad debt deduction or worthless security deduction with respect to the Senior Notes or Trust Preferred Securities (or any portion of the Senior Notes) in the current or prior years; and (6)(a) whether the Senior Notes or Trust Preferred Securities were acquired at a discount, (b) whether the holder has previously included accrued but unpaid interest with respect to the Senior Notes or Trust Preferred Securities, and (c) whether the Senior Notes or Trust Preferred Securities constitute “securities” for U.S. federal income tax purposes.  Holders of Senior Notes and Trust Preferred Securities should consult their own tax advisors for information that may be relevant to their particular situations and circumstances and the particular tax consequences to them of the transactions contemplated by the Exchange Offer.

Treatment of the Exchange Offers:  Senior Notes

The U.S. federal income tax treatment of the Exchange Offers to a holder of Senior Notes depends upon whether the Senior Notes are treated as “securities” for U.S. federal income tax purposes.  Whether a debt instrument constitutes a “security” is determined based on all the facts and circumstances, but most authorities have held that the length of the term of a debt instrument at initial issuance is an important factor in determining whether such instrument is a security for U.S. federal income tax purposes.  These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that it is a security.  There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the obligor, the subordination or lack thereof with respect to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable or contingent and whether such payments are made on a current basis or accrued.

If the Senior Notes, which have a five-year term, are treated as securities, then the exchange of the Senior Notes for Series B Preferred may be treated as a tax-free recapitalization under the Tax Code. In such a case, except as described below for accrued but unpaid interest or possibly accrued original issue discount (“OID”), no gain or loss should be recognized by the U.S. Holder upon the exchange.  In a recapitalization exchange, a U.S. Holder’s aggregate tax basis in the Series B Preferred received (except to the extent treated as received in respect of accrued but unpaid interest and possibly accrued OID) would equal the U.S. Holder’s aggregate adjusted tax basis in the securities exchanged therefor (except to the extent of any tax basis attributable to accrued but unpaid interest and possibly accrued OID). In a recapitalization exchange, a U.S. holder’s holding period in the Series B Preferred received (except to the extent treated as received in respect of accrued but unpaid interest and possibly accrued OID) would include the U.S. Holder’s holding period in the securities exchanged therefor.

If the Senior Notes are not treated as securities, a U.S. Holder would treat the exchange of its Senior Notes for the Series B Preferred as a fully taxable exchange. In such case, the U.S. Holder would recognize gain or loss on the relevant exchange equal to the difference between (1) the U.S. Holder’s tax basis in the Senior Notes surrendered by the holder in such exchange and (2) the fair market value of any Series B Preferred on the effective date (except to the extent attributable to accrued but unpaid interest and possibly accrued OID). Subject to the discussion of market discount below, such gain or loss generally will be capital in nature and would be long-term gain or loss if the U.S. Holder’s holding period for its Senior Notes is more than one year on the effective date.  A U.S. holder should recognize interest income to the extent it receives its Series B Preferred in respect of accrued but unpaid interest or possibly OID that has not already been included in income under the holder’s method of tax accounting.  A U.S. Holder’s tax basis in Series B Preferred would equal its fair market value as of the effective date (less the fair market value of such stock attributable to interest) and a U.S. Holder’s holding period for the Series B Preferred would begin on the day following the Exchange Offers.

If you acquired Senior Notes for an amount that is less than the stated principal amount of the Senior Notes, the amount of such difference is generally treated as “market discount” for U.S. federal income tax purposes, unless such difference is less than a specified de minimis amount. In general, market discount will be considered to accrue ratably during the period from the date of the purchase of the Senior Notes to the maturity date of the Senior Notes, unless you make an irrevocable election (on an instrument-by-instrument basis) to accrue market discount under a constant yield method. The exchange of Senior Notes with accrued market discount for Series B Preferred pursuant to the Exchange Offers generally would result in the recognition of ordinary income to the extent of such accrued market discount that has not previously been included in income.

You should consult your tax advisor as to the tax treatment of exchange of the Senior Notes for Series B Preferred.

Treatment of the Exchange Offer:  Trust Preferred Securities

This subsection is based on the treatment of the Trusts as grantor trusts and on the treatment of the debt securities held by the related trusts (the “Underlying Debt Securities”) as our indebtedness for U.S. federal income tax purposes. In connection with the original issuance of the Trust Preferred Securities, Strobal & Borda (in the case of Capital Trust I), Strobl Cunningham Caretti & Sharp (in the case of Capital Trust II), Lewis, Rice & Fingersh, L.C. (in the case of Capital Statutory Trust III), Bracewell & Patterson L.L.P. (in the case of Capitol Trust 4, Capitol Trust VI and Capitol Trust VII), Lewis Rice & Fingersh, L.C. (in the case of Capital Statutory Trust VIII), Miller, Canfield, Paddock and Stone, P.L.C. (in the case of Capitol Trust IX), DLA Piper US LLP (in the case of Capitol Bancorp Trust X), Lewis, Rice & Fingersh, L.C. (in the case of Capital Statutory Trust XI), and Miller, Canfield, Paddock and Stone, P.L.C. (in the case of Capitol Trust XII), our tax counsel for that transaction, rendered its opinion that based on certain qualifications, limitations and assumptions set forth therein, for U.S. federal income tax purposes, the relevant Trusts either will or should be classified as grantor trusts and/or the Underlying Debt Securities will or should be classified as our indebtedness. The rest of this subsection assumes that such treatment will apply to the foregoing trusts and the other Trusts and their respective Underlying Debt Securities.

Based on the foregoing, a holder of a Trust Preferred Security is treated for U.S. federal income tax purposes as the beneficial owner of a ratable share of the Underlying Debt Securities.

Therefore, the exchange of the Trust Preferred Securities for shares of our Series B Preferred pursuant to the Exchange Offers should be treated as an exchange of the Underlying Debt Securities for shares of our Series B Preferred for U.S. federal income tax purposes. The U.S. federal income tax treatment of U.S. Holders of Trust Preferred Securities depends upon whether the Underlying Debt Securities are treated as securities for U.S. federal income tax purposes, as described above.  The Underlying Debt Securities have a term of 30 years. The Company expects to take the position that the Underlying Debt Securities are “securities.” and that the exchange should therefore be a recapitalization within the meaning of Section 368(a)(1)(E) of the Tax Code. Accordingly, except as described below in respect of accrued but unpaid interest no gain or loss should be recognized by you upon the exchange.  The U.S. federal income tax consequences to a holder in a recapitalization are generally set forth in “Treatment of the Exchange Offers: Senior Notes.”

U.S. Holders of Series B Preferred

Taxation of Dividends

You will be taxed on distributions on our Series B Preferred as dividend income to the extent paid out of our current or accumulated earnings and profits for U.S. federal income tax purposes. If you are a noncorporate U.S. Holder, dividends paid to you in taxable years beginning before January 1, 2013 that constitute qualified dividend income will be taxable to you at a maximum rate of 15%, provided that you hold your shares of Series B Preferred for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date (or, if the dividend is attributable to a period or periods aggregating over 366 days, provided  that you hold your shares of Series B Preferred for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date) and meet other holding period requirements. If you are taxed as a corporation, dividends will generally be eligible for a dividends-received deduction under

Section 243 of the Tax Code, however, there are many exceptions and restrictions relating to the availability of such dividends-received deductions and corporate stockholders should consult their own tax advisors regarding the extent exceptions and restrictions may apply to their particular factual situation.

You generally will not be taxed on any portion of a distribution not paid out of our current or accumulated earnings and profits if your tax basis in the Series B Preferred is greater than or equal to the amount of the distribution. However, you would be required to reduce your tax basis (but not below zero) in the Series B Preferred by the amount of the distribution, and would recognize capital gain to the extent that the distribution exceeds your tax basis in the Series B Preferred. Further, if you are a corporation, you would not be entitled to a dividends-received deduction on this portion of a distribution.

Extraordinary Dividends

If you are a corporate stockholder, you will be required to reduce your tax basis (but not below zero) in the Series B Preferred by the nontaxed portion of any “extraordinary dividend” if you have not held your stock for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend on the Series B Preferred generally would be a dividend that:

•	Equals or exceeds 5% of the corporate stockholder’s adjusted tax basis in the Series B Preferred, treating all dividends having ex-dividend dates within an 85 day period as one dividend, or

•	Exceeds 20% of the corporate stockholder’s adjusted tax basis in the Series B Preferred, treating all dividends having ex-dividend dates within a 365 day period as one dividend.

In determining whether a dividend paid on the Series B Preferred is an extraordinary dividend, a corporate stockholder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these test if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of the company, regardless of the stockholder’s holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate stockholder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.

If you are corporate stockholder, please consult your tax advisor with respect to the possible application of the extraordinary dividend provisions of the U.S. federal income tax law to your ownership or disposition of Series B Preferred in your particular circumstances.

Sale or Exchange of Series B Preferred Other Than by Redemption

If you sell or otherwise dispose of the shares of our Series B Preferred (other than by redemption), you will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis of the Series B Preferred. Capital gain of a noncorporate U.S. Holder is generally taxed at preferential rates where the holder has a holding period greater than one year.

Redemption of Series B Preferred

If we redeem the shares of our Series B Preferred, it generally would be a taxable event. You would be treated as if you had sold your Series B Preferred if the redemption:

•	results in a complete termination of your stock interest in us;

•	is substantially disproportionate with respect to you; or

•	is not essentially equivalent to a dividend with respect to you.

In determining whether any of these tests has been met, shares of stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Tax Code, as well as shares actually owned, must be taken into account.

If we redeem your Series B Preferred in a redemption that meets one of the tests described above, you generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than stock of us or a successor to us) received by you less your tax basis in the Series B Preferred redeemed. This gain or loss would be long-term capital gain or capital loss if you have held the Series B Preferred for more than one year.

If a redemption does not meet any of the tests described above, you generally would be taxed on the cash and fair market value of the property you receive as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce your tax basis in the Series B Preferred and thereafter would be treated as capital gain. If a redemption of the Series B Preferred is treated as a distribution that is taxable as a dividend, you should consult with your own tax advisor regarding the allocation of your basis in the redeemed and remaining Series B Preferred.

Bad Debt Recapture

A creditor that receives stock in exchange for debt is required, to the extent that gain is recognized upon a subsequent disposition of such stock, to “recapture” as ordinary income any bad debt deductions taken by the creditor with respect to such debt and any ordinary loss claimed by the creditor upon the receipt of the stock in satisfaction of such debt, reduced by any amount included in income upon the receipt of the stock.  A U.S. Holder of Series B Preferred may therefore recognize ordinary income, depending on the deductions taken by such holder.

Information Reporting and Backup Withholding

In general, information reporting will apply to dividends in respect of Series B Preferred and the proceeds from the sale, exchange or other disposition of shares of our Series B Preferred, unless you are an exempt recipient. Backup withholding may apply to these amounts if you fail to provide a taxpayer identification number and certification of exempt status.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

THE SOLICITATIONS OF VOTES ON THE STANDBY PLAN

Procedures for Voting on the Standby Plan

Before voting to accept or reject the Standby Plan, each Eligible Holder should carefully review the Standby Plan attached as Annex B and described herein under “The Standby Plan.” All descriptions of the Standby Plan set forth in this Offering Memorandum and Disclosure Statement are subject to the terms and conditions of the Standby Plan. Instructions for voting on the Standby Plan are set forth in the instructions contained in the Ballots.  The solicitation is being made only to holders of the Senior Notes, the Trust Preferred Securities, the Company’s Series A Preferred Stock and the Company’s Common Stock who are Eligible Holders.  In addition, by voting in favor of the Standby Plan, Eligible Holders acknowledge that the Company may issue additional shares of the Series A Preferred in connection with the Equity Infusion and intends to bulk sale non-performing assets and loans at any time prior to the Effective Time or after the Effective Time.

Voting Deadline

The Exchange Agent will serve as the Debtors’ Voting Agent to assist in the transmission of voting materials and in the tabulation of votes with respect to the Standby Plan.

FOR YOUR VOTE TO COUNT, YOUR VOTE (OR THE MASTER BALLOT CAST ON YOUR BEHALF IN THE CASE OF EXISTING PUBLICLY TRADED TRUST PREFERRED SECURITIES) MUST BE RECEIVED BY THE VOTING AGENT BEFORE THE VOTING DEADLINE OF 5:00 P.M., EASTERN DAYLIGHT TIME, ON JULY 27, 2012.

The period during which Ballots will be accepted will terminate at the Voting Deadline which is 5:00 p.m., Eastern Daylight time on July 27, 2012, as such time may be extended as provided below. Except to the extent the Debtors so determine or as permitted by the Court, Ballots that are received after the Voting Deadline will not be counted or otherwise used by the Debtors in connection with the Debtors’ request for confirmation of the Standby Plan (or any permitted modification thereof).

The Debtors reserve the right, at any time or from time to time to extend, by oral or written notice to the Voting Agent, the period of time (on a daily basis, if necessary) during which Ballots will be accepted for any reason including, but not limited to, determining whether or not requisite acceptances of the Standby Plan have been received, by making a public announcement of such extension no later than 9:00 a.m. (Eastern Daylight time) on the first Business Day next succeeding the previously announced Voting Deadline. Without limiting the manner in which the Debtors may choose to make any public announcement, the Debtors will not have any obligation to publish, advertise, or otherwise communicate any such public announcement.  In the event that the Voting Deadline is extended beyond August 10, 2012, Eligible Holders who have submitted ballots will have the right to withdraw such submitted ballots consistent with the terms hereof.

Voting Procedures

The Debtors are providing copies of this Offering Memorandum and Disclosure Statement (including all exhibits and appendices) and related materials and, where appropriate, the Ballots (collectively, a “Solicitation Package”), to holders who are registered holders as of the Voting Record Date of the Senior Notes, the Trust Preferred Securities, the Company’s Series A Preferred Stock and the Company’s Common Stock. Such holders may include brokerage firms, commercial banks, trust companies, or other nominees. If such entities who are holders of the Senior Notes, the Trust Preferred Securities, the Company’s Series A Preferred Stock or the Company’s Common Stock do not hold the Senior Notes, the Trust Preferred Securities, the Company’s Series A Preferred Stock or the Company’s Common Stock for their own account, they must provide copies of the Offering Memorandum and Disclosure Statement (including the Ballots) to their customers and to beneficial owners of the Senior Notes, the Trust Preferred Securities, the Company’s Series A Preferred Stock and the Company’s Common Stock. Any beneficial owner of the Senior Notes, the Trust Preferred Securities, the Company’s Series A Preferred Stock and the Company’s Common Stock as of the Voting Record Date (provided that, in the case of the Senior Notes and the Private Trust Preferred Securities, such beneficial owner is an Accredited Investor), who has not received a Ballot should contact his, her or its nominee, or the Voting Agent.

Eligible Holders should provide all of the information requested by the Ballot. Eligible Holders should complete and return all Ballots received in the self-addressed, postage paid envelope provided with each such Ballot.

The Voting Record Date for determining which Eligible Holders are entitled to vote on the Standby Plan is June 19, 2012.  The voting procedures for the Eligible Holders are set forth in their respective Ballots.

Beneficial Owners

A beneficial owner holding the Senior Notes, the Trust Preferred Securities, the Company’s Series A Preferred Stock or the Company’s Common Stock as record holder in its own name and who is entitled to vote on the Standby Plan should vote on the Standby Plan by completing and signing the enclosed Beneficial Owner Ballot and returning it directly to the Voting Agent on or before the Voting Deadline using the enclosed self-addressed, postage paid envelope.

A beneficial owner holding the Senior Notes, the Trust Preferred Securities, the Company’s Series A Preferred Stock or the Company’s Common Stock in “street name” through a nominee may vote on the Standby Plan by one of the following two methods (as selected by such beneficial owner’s nominee):

•
Complete and sign the enclosed Beneficial Owner Ballot. Return the Ballot to your nominee as promptly as possible and in sufficient time to allow such nominee to process the Ballot or a Master Ballot (as further described herein) and return it to the Voting Agent by the Voting Deadline. If no self-addressed, postage paid envelope was enclosed for this purpose, contact the Voting Agent for instructions; or

•
Complete and sign the pre-validated Beneficial Owner Ballot (as described below) provided to you by your nominee. Return the pre-validated Ballot to the Voting Agent by the Voting Deadline using the return envelope provided with the Offering Memorandum and Disclosure Statement.

Any Beneficial Owner Ballot returned to a nominee by a beneficial owner will not be counted for purposes of acceptance or rejection of the Standby Plan until such nominee properly completes and delivers to the Voting Agent that Ballot or a Master Ballot that accepts or rejects the vote of such beneficial owner.

If any beneficial owner owns the Senior Notes, the Trust Preferred Securities, the Company’s Series A Preferred Stock or the Company’s Common Stock through more than one nominee, such beneficial owner may receive multiple mailings containing the Beneficial Owner Ballots. The beneficial owner should execute a separate Beneficial Owner Ballot for each block of the Senior Notes, the Trust Preferred Securities, Series A Preferred Stock and/or Common Stock that it holds through any particular nominee and return each Ballot to the respective nominee in the return envelope provided therewith. Beneficial owners who execute multiple Beneficial Owner Ballots with respect to the Senior Notes, the Trust Preferred Securities, Series A Preferred Stock and/or Common Stock held through more than one nominee must indicate on each Beneficial Owner Ballot the names of ALL such other nominees and the additional amounts of the Senior Notes, the Trust Preferred Securities, Series A Preferred Stock and/or Common Stock so held and voted.

Nominees

A nominee that on the Voting Record Date is the registered holder the Senior Notes, the Trust Preferred Securities, Series A Preferred Stock and/or Common Stock for one or more beneficial owners can obtain the votes of the beneficial owners of such Senior Notes and/or Trust Preferred Securities, consistent with customary practices for obtaining the votes of securities held in “street name,” in one of the following two ways:

Pre-Validated Ballots

The nominee may “pre-validate” a Beneficial Owner Ballot by (1) signing the Ballot; (2) indicating on the Ballot the name of the registered holder, the amount of the Senior Notes, the Trust Preferred Securities, Series A Preferred Stock and/or Common Stock held by the nominee for the beneficial owner, and the account numbers for the accounts in which the Senior Notes, the Trust Preferred Securities, Series A Preferred Stock and/or Common Stock are held by the nominee; and (3) forwarding such Beneficial Owner Ballot, together with the Offering Memorandum and Disclosure Statement, a pre-addressed, postage-paid return envelope addressed to, and provided by, the Voting Agent, and other materials requested to be forwarded, to the beneficial owner for voting. The beneficial owner must then complete the information requested on the Beneficial Owner Ballot, review the certifications contained on the Ballot, and return the Ballot directly to the Voting Agent in the pre-addressed, postage-paid return envelope so that it is RECEIVED by the Voting Agent by the Voting Deadline. A list of the beneficial owners to whom “pre-validated” Ballots were delivered should be maintained by nominees for inspection for at least one year from the Voting Deadline.

Master Ballots

If the nominee elects not to pre-validate Beneficial Owner Ballots, the nominee may obtain the votes of beneficial owners by forwarding to the beneficial owners the unsigned Beneficial Owner Ballots, together with the Offering Memorandum and Disclosure Statement, a pre-addressed, postage-paid return envelope provided by, and addressed to, the nominee, and other materials requested to be forwarded. Each such beneficial owner must then indicate his, her or its vote on the Beneficial Owner Ballot, complete the information requested on the Ballot, review the certifications contained on the Ballot, execute the Ballot and return the Ballot to the nominee. After collecting the Beneficial Owner Ballots, the nominee should, in turn, complete a Master Ballot compiling the votes and other information from the Beneficial Owner Ballots, execute the Master Ballot, and deliver the Master Ballot to the Voting Agent so that it is RECEIVED by the Voting Agent by the Voting Deadline. All Beneficial Owner Ballots returned to a nominee by beneficial owners should either be forwarded to the Voting Agent (along with the Master Ballot) or retained by nominees for inspection for at least one year from the Voting Deadline. EACH NOMINEE SHOULD ADVISE ITS BENEFICIAL OWNERS TO RETURN THEIR BALLOTS TO THE NOMINEE BY A DATE CALCULATED BY THE NOMINEE TO ALLOW IT TO PREPARE AND RETURN THE MASTER BALLOT TO THE VOTING AGENT SO THAT IT IS RECEIVED BY THE VOTING AGENT BY THE VOTING DEADLINE.

Miscellaneous

In the case of a vote on the Standby Plan, all Ballots must be signed by the Eligible Holder of record or any person who has obtained a properly completed Ballot proxy from the record holder of the Senior Notes, the Trust Preferred Securities, Series A Preferred Stock and/or Common Stock on the Voting Record Date. For purposes of voting to accept or reject the Standby Plan, the beneficial owners of the Senior Notes, the Trust Preferred Securities, Series A Preferred Stock and/or Common Stock will be deemed to be the “holders” of the claims represented by such Senior Notes, Trust Preferred Securities, Series A Preferred Stock and/or Common Stock. Unless otherwise ordered by the Court, Ballots that are signed, dated and timely received, but on which a vote to accept or reject the Standby Plan has not been indicated, will not be counted. The Debtors, in their sole discretion, may request that the Voting Agent attempt to contact such voters to cure any such defects in the Ballots.

Under the Bankruptcy Code, for purposes of determining whether the requisite acceptances have been received, only Eligible Holders who actually vote will be counted. The failure of a holder to deliver a duly executed Ballot will be deemed to constitute an abstention by such holder with respect to voting on the Standby Plan and such abstentions will not be counted as votes for or against the Standby Plan. Holders of Senior Notes or Private Trust Preferred Securities that are non-Accredited Investors are not entitled to vote on the Standby Plan, but if filing of the Chapter 11 Cases occurs, such non-Accredited Investor shall be deemed to have voted to reject the Standby Plan in the event that such non-Accredited Investor has submitted a

Ballot indicating it is a non-Accredited Investor. Accordingly, any such holder is encouraged to contact the Voting Agent.

Except as provided below, unless the Ballot is timely submitted to the Voting Agent by the Voting Deadline together with any other documents required by such Ballot, the Debtors may, in their sole discretion, reject such Ballot as invalid, and therefore decline to utilize it in connection with seeking confirmation of the Standby Plan.

Fiduciaries and Other Representatives

If a Beneficial Owner Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or another acting in a fiduciary or representative capacity, such person should indicate such capacity when signing and, unless otherwise determined by the Debtors, must submit proper evidence satisfactory to the Debtors of authority to so act. Authorized signatories should submit the separate Beneficial Owner Ballot of each beneficial owner for whom they are voting.

UNLESS THE BALLOT IS SUBMITTED TO THE VOTING AGENT ON OR PRIOR TO THE VOTING DEADLINE, SUCH BALLOT WILL BE REJECTED AS INVALID AND WILL NOT BE COUNTED AS AN ACCEPTANCE OR REJECTION OF THE STANDBY PLAN; PROVIDED, HOWEVER, THAT THE DEBTORS RESERVE THE RIGHT, IN THEIR SOLE DISCRETION, TO REQUEST OF THE COURT THAT ANY SUCH BALLOT BE COUNTED.

Parties Entitled to Vote

Under the Bankruptcy Code, only holders of claims or equity security interests in “impaired” classes are entitled to vote on a plan. Under section 1124 of the Bankruptcy Code, a class of claims or equity security interests is deemed to be “impaired” under a plan unless the plan of reorganization (1)  leaves unaltered the legal, equitable and contractual rights to which such claim or equity security interest entitles the holder thereof or (2) notwithstanding any legal right to an accelerated payment of such claim or equity security interest, cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or equity security interest as it existed before the default.

If, however, the holder of an impaired claim or equity security interest will not receive or retain any distribution under the Standby Plan on account of such claim or equity security interest, the Bankruptcy Code deems such holder to have rejected the Standby Plan and, accordingly, holders of such claims and equity security interests do not actually vote on the Standby Plan. If a claim or equity security interest is not impaired by the Standby Plan, the Bankruptcy Code deems the holder of such claim or equity interest to have accepted the Standby Plan and, accordingly, holders of such claims and equity security interests are not entitled to vote on the Standby Plan. A vote may be disregarded if the Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

The Bankruptcy Code defines “acceptance” of a plan by a class of claims or equity security interests as acceptance by the Threshold, i.e., (i) creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan of reorganization and (ii) equity security holders in that class that hold at least two-thirds in amount of the equity security interests that cast ballots for acceptance or rejection of the plan of reorganization.

The claims and equity security interests in the following classes are impaired under the Standby Plan and entitled to vote to accept or reject the Standby Plan:

•	Class 1: Senior Note Claims (holders of Senior Notes who are Accredited Investors)
•	Class 2: Trust Preferred Securities Claims (all holders of Public Trust Preferred Securities and holders of Private Trust Preferred Securities who are Accredited Investors)
•	Class 5: Preferred Stock Claims (holders of Series A Preferred)
•	Class 6: Common Stock Claims (holders of Common Stock)

Agreements Upon Furnishing Ballots

The delivery of an accepting Ballot pursuant to one of the procedures set forth above will constitute the agreement of the Eligible Holder with respect to such Ballot to accept (1) all of the terms of, and conditions to, this solicitation; and (2) the terms of the Standby Plan including the releases and exculpations set forth therein.

Change of Vote

Any party who has previously submitted to the Voting Agent by the Voting Deadline a properly completed Ballot may not revoke such Ballot and change its vote for acceptance or rejection of the Standby Plan, subject to applicable law or as otherwise specified herein, unless the Company does not file the Chapter 11 Cases on or before August 10, 2012.

Waivers of Defects, Irregularities, etc.

Unless otherwise directed by the Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawals of Ballots will be determined by the Voting Agent and the Debtors in their sole discretion, which determination will be final and binding. The Debtors reserve the right to reject any and all Ballots submitted not in proper form, the acceptance of which would, in the opinion of the Debtors or their counsel, be unlawful. The Debtors further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot. The interpretation (including the Ballot and the respective instructions thereto) by the Debtors, unless otherwise directed by the Court, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors (or the Court) determine. Neither the Debtors nor any other person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will be invalidated.

Further Information, Additional Copies

If you have any questions or require further information about the voting procedures for voting your Senior Notes, Trust Preferred Securities, the Company’s Series A Preferred Stock or the Company’s Common Stock, or about the packet of material you received, or if you wish to obtain an additional copy of the Standby Plan, this Offering Memorandum and Disclosure Statement, or any exhibits to such documents, please contact the Voting Agent.

Voting Agent

KCC has been appointed as Voting Agent for the solicitation. Questions and requests for assistance with respect to Ballots may be directed to the Voting Agent at one of its addresses and telephone numbers set forth on the back cover of this Offering Memorandum and Disclosure Statement.  The address to which you may send your Ballot will be included in the materials you receive.

The Voting Agent will tabulate all votes as each Ballot is received prior to the Voting Deadline for purposes of determining whether the Eligible Holders have accepted or rejected the Standby Plan. The Bankruptcy Rules prescribe the conditions that must be satisfied in order to count the ballots solicited with respect to a plan of reorganization prior to a company seeking protection under the Bankruptcy Code. Bankruptcy Rule 3018(b) requires that (i) the plan of reorganization must have been disseminated to substantially all impaired creditors and equity security holders in the class or classes entitled to vote, (ii) the time prescribed for voting on the plan must not have been unreasonably short, and (iii) the solicitation must have been conducted in accordance with section 1126(b) of the Bankruptcy Code, which requires that the solicitation be conducted in compliance with all applicable laws, rules, or regulations or, if there are no such applicable laws, rules or regulations, that the disclosure statement with respect to the plan contains “adequate information,” as defined in section 1125(a) of the Bankruptcy Code. Section 1125(a) defines “adequate information” as information of a kind and in sufficient detail as far as is reasonably practicable in light of the nature and history of a company and the condition of such company’s books and records, that would enable a hypothetical reasonable investor typical of holders of claims or equity security interests of the relevant class to make an informed judgment about the plan of reorganization.

The Company believes that the requirements of Bankruptcy Rule 3018(b) will be satisfied. This Offering Memorandum and Disclosure Statement and the Standby Plan are being transmitted to the holders of the Senior Notes, the Trust Preferred Securities, the Company’s Series A Preferred Stock and the Company’s Common Stock, which are the impaired classes of creditors under the Standby Plan. The solicitation period determined by the Board of Directors for voting on the Standby Plan is at least 20 Business Days, which is the time prescribed by the SEC pursuant to Rule 14e-1 under the Exchange Act for tender offers such as the Exchange Offers. The Debtors believe that this Offering Memorandum and Disclosure Statement complies with applicable non-bankruptcy law requirements for a solicitation and also contains adequate information (within the meaning of section 1125(a)(1) of the Bankruptcy Code) for impaired creditors and equity security holders entitled to vote to accept or reject the Standby Plan to make an informed judgment about the Standby Plan.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF
THE STANDBY PLAN

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, CLAIM AND INTEREST HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS OFFERING MEMORMANDUM AND DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY CLAIM OR INTEREST HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON CLAIM OR INTEREST HOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE COMPANIES OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) CLAIM AND INTEREST HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following summary describes the certain U.S. federal income tax consequences of the Standby Plan to the Company and to “U.S. Holders” of certain Claims and Interests.  This description is for informational purposes only and, due to a lack of definitive judicial or administrative authority or interpretation, substantial uncertainties exist with respect to various tax consequences of the Standby Plan as discussed herein.  Only the principal consequences of the Standby Plan for holders of Claims or Interests who are entitled to vote to accept or reject the Standby Plan are described below.  This section is based on the tax laws of the U.S., including the Tax Code, existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.  No representations are being made regarding the particular tax consequences of the confirmation or implementation of the Standby Plan as to any holder of a Claim or Interest.  There can be no assurance that the IRS will not disagree with or will not challenge any of the consequences described herein.

This summary applies to you only if you receive the shares of our stock pursuant to the Standby Plan and you hold your Claims or Interests and your shares of our stock received pursuant to the Standby Plan as capital assets within the meaning of Section 1221 of the Tax Code (generally, property held for investment). The tax treatment of each holder will vary depending upon such holder’s particular situation, and this discussion does not deal with all aspects of taxation that may be relevant to you in light of your personal investment or tax circumstances. This section also does not apply to you if you are a member of a class of holders subject to special rules under the U.S. federal income tax laws, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	an insurance company,

•	a tax-exempt organization,

•	a person who owns indebtedness of the Company that is a hedge or that is hedged against interest rate risks,

•	a person who owns equity or indebtedness of the Company as part of a straddle or conversion transaction for tax purposes,

•	a U.S. Holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar, or

•	a U.S. expatriate.

•	a citizen or resident individual of the U.S.,

•	a domestic corporation, or other entity organized in the United States and taxable as a corporation in the United States,

•	an estate the income of which is subject to U.S. federal income tax regardless of its source, or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

As used herein, the term “U.S. Holder” means a beneficial owner of a Claim or Interest or of our stock, as applicable, that is, for U.S. federal income tax purposes:

This summary does not address the U.S. federal income tax consequences or the Standby Plan to a beneficial owner of Claims or Interests or of our stock received pursuant to the Standby Plan, as applicable, that is not a U.S. Holder or that is a partnership (or entity taxed as a partnership for U.S. federal income tax purposes).

This section does not consider the specific facts and circumstances that may be relevant to a particular holder and does not address alternative minimum tax considerations or the treatment of a holder under the laws of any state, local or foreign taxing jurisdiction or tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. This section is based on the tax laws of the United States, including the Tax Code, existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds Claims or Interests or our stock received pursuant to the Standby Plan, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding holds Claims or Interests or our stock received pursuant to the Standby Plan should consult its tax advisor with regard to the U.S. federal income tax treatment of the Standby Plan and of receiving, owning and disposing of shares of our stock received pursuant to the Standby Plan.

    Capitol has not sought and will not seek rulings from the IRS with respect to the U.S. federal income tax consequences discussed below.  This discussion does not in any way bind the IRS or the courts or constitute any kind of assurance as to the U.S. federal income tax consequences described below.  Please consult your own tax advisor concerning the consequences of owning Claims or Interests, participating in the Standby Plan and of receiving, owning, and disposing of shares of our stock received pursuant to the Standby Plan in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

A summary description of certain U.S. federal income tax consequences of the Standby Plan to the Company and to “U.S. Holders” of certain claims and equity security interests is set forth below.  This description is for informational purposes only and, due to a lack of definitive judicial or administrative authority or interpretation, substantial uncertainties exist with respect to various tax consequences of the Standby Plan as discussed herein.  Only the principal consequences of the Standby Plan for holders of claims or equity security interests who are entitled to vote to accept or reject the Standby Plan are described below.  No rulings or determinations of the IRS or any other tax authorities have been or will be sought or obtained with respect to any tax consequences of the Standby Plan, and the discussion below is not binding upon the IRS or such other authorities.  No representations are being made regarding the particular tax consequences of the confirmation or implementation of the Standby Plan as to any holder of a claim or equity security interests.  No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position from any discussed herein.

This discussion does not address the U.S. federal income tax considerations of non-U.S. Holders, who are urged to consult their tax advisors as to the potential U.S. federal income and other tax consequences to them of the Standby Plan.

EACH HOLDER OF CLAIMS IN CLASSES 1 OR 2 OR HOLDERS OF EQUITY SECURITY INTERESTS IN CLASSES 6 OR 7 IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE STANDBY PLAN. EACH HOLDER OF THE COMPANY’S STOCK ISSUED PURSUANT TO THE STANDBY PLAN SHOULD

CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE RECEIPT, OWNERSHIP AND DISPOSITION OF SUCH NEW STOCK.

Certain U.S. Federal Income Tax Consequences to Capitol

Cancellation of Indebtedness Income

Under general U.S. federal income tax principles, Capitol will realize cancellation of debt (“COD”) income to the extent that its obligation to a Holder of claims that are treated as indebtedness for U.S. federal income tax purposes is discharged pursuant to the Standby Plan for an amount less than the adjusted issue price (in most cases, the amount Capitol received upon incurring the obligation, with certain adjustments) of such holder’s claim. For this purpose, the amount paid to a holder of claims in discharge of its claim generally will equal the fair market value on the Effective Date of property paid to such holder.

Because Capitol will be a debtor in a bankruptcy case at the time it realizes COD income, Capitol will not be required to include such COD income in its gross income, but rather will be required to reduce certain of its tax attributes by the amounts of COD income so excluded.  Under the general rules of Section 108 of the Tax Code, the required attribute reduction will be applied to reduce the NOLs and NOL carryforwards, to the extent of such NOLs and carryforwards, and certain other tax attributes of Capitol.

Utilization of Net Operating Losses

Section 382 of the Tax Code– General

Following the implementation of the Standby Plan, any remaining NOLs, other tax attribute carryforwards, tax credit carryforwards, losses or deductions that are “built-in” (i.e., economically accrued but unrecognized) and possibly, certain other tax attributes of the Company allocable to periods prior to the Effective Date (collectively, “Pre-Change Losses”) may be subject to an annual limitation under Section 382 of the Tax Code if there is an “ownership change” of the Company, unless special bankruptcy exception applies, as discussed in “Special Bankruptcy Exceptions” below). In general, an ownership change occurs when the percentage of a corporation’s stock owned by certain “5 percent shareholders” increases by more than 50 percentage points in the aggregate over the lowest percentage owned by them at any time during the applicable “testing period” (generally, the shorter of (a) the 36- month period preceding the testing date or (b) the period of time since the most recent ownership change of the corporation).  As discussed below, the Company expects, but cannot assure, that the exception contained in Tax Code Section 382(l)(5) will apply to the Standby Plan.

General Section 382 Annual Limitation

In general, the amount of the annual limitation to which a loss corporation (or a loss consolidated group) that undergoes an ownership change would be subject is equal to the product of (i) the fair market value of the stock of the loss corporation immediately before the ownership change (with certain adjustments) multiplied by (ii) the “long-term tax-exempt rate” in effect for the month in which the ownership change occurs (determined based on interest rates published monthly by the IRS) (the “Section 382 Limitation”). Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year. However, the annual Section 382 Limitation may be further reduced if the loss corporation (or the loss consolidated group) (i) does not continue its historic business or uses a significant portion of its assets in a new business for two years after the ownership change or (ii) undergoes a second ownership change. In addition, if a loss corporation (or loss consolidated group or subgroup) has a “net unrealized built-in loss” beyond a certain minimum amount immediately before an ownership change, then any built-in losses recognized during the following five years (up to the amount of the original net unrealized built-in loss) generally will be treated as a Pre-Change Loss and will be subject to the annual limitation. Conversely, if the loss corporation (or loss consolidated group) has a net unrealized built-in gain beyond a certain minimum amount immediately before an ownership change, any built-in gains recognized during the following five years (up to the amount of the original net unrealized built-in gain) generally will increase the annual limitation in the year recognized. The rules applicable to net unrealized built-in losses and net unrealized built-in gains generally apply to consolidated groups on a consolidated basis; however, with respect to net unrealized built-in losses, special rules apply to a corporation that joins the consolidated group within five years prior to the ownership change.

Special Bankruptcy Exceptions

    The Tax Code provides two alternative bankruptcy exceptions from the Section 382 Limitation for loss corporations undergoing an ownership change pursuant to a bankruptcy proceeding. The first exception, Section 382(l)(5) of the Tax Code, applies where qualified (so-called “old and cold”) creditors and existing shareholders of the debtor receive at least fifty (50%) percent of the vote and value of the stock of the reorganized debtor in a case under the Bankruptcy Code. Under this exception, a debtor’s pre-ownership change NOLs are not subject to the Section 382 Limitation but are instead reduced by the amount of any interest deductions allowed during the three taxable years preceding the taxable year in which the ownership change occurs, and during the part of the taxable year prior to and including the effective date of the bankruptcy reorganization, in respect of the debt converted into stock of the debtor in the reorganization. Moreover, if this exception applies, any further ownership change of the debtor within a two (2) year period after the original ownership change to which this exception applied will preclude the debtor’s utilization of any pre-change losses at the time of the subsequent ownership change against future taxable income.

An “old and cold” creditor is a creditor that has held the debt of the debtor for at least eighteen (18) months prior to the date of the filing of the case or that has held “ordinary course indebtedness” at all times it has been outstanding.  Applicable regulations provide for the treatment of certain creditors that would not otherwise qualify as “old and cold” creditors as qualified creditors in specified circumstances.

The second bankruptcy exception, Section 382(1)(6) of the Tax Code, provides relief in the form of a relaxed computation of the Section 382 Limitation. Treasury Regulations promulgated under Section 382(1)(6) of the Tax Code provide that the value of the loss corporation for purposes of computing the Section 382 Limitation will be the lesser of (i) the value of the stock of the loss corporation immediately after the ownership change and (ii) the value of the loss corporation’s gross assets immediately before the ownership change, subject to certain adjustments. Section 382(l)(6) of the Tax Code does not require, as does Section 382(l)(5) of the Tax Code, that the Section 382 Limitation be reduced by prior interest deductions taken in respect of the debt converted into stock of the debtor in the reorganization.

The Standby Plan will trigger an ownership change of the Company. The Company expects at the present time for The Tax Code Section 382(l)(5) exception to be applicable to such ownership change based upon the Company’s current information and belief as to beneficial ownership of holders of its Trust Preferred Securities and its Senior Debt, the Company stock to be received by such holders, the Company stock to be received by pre-petition holders of the Company’s Common Stock, and the percentage of the voting power and value of the Company to be beneficially owned by such parties.  There can be no assurance that such exception will ultimately apply to the Reorganization.  Provided that the Company establishes that sufficient qualified creditors and pre-Effective Date shareholders are shareholders of the Company with the requisite vote and value and certain other conditions precedent are satisfied, the law firm of Honigman Miller Schwartz and Cohn LLP is expected to opine, based on certain representations, assumptions and limitations, that Section 382(l)(5) of the Tax Code should apply to the Standby Plan.  The delivery of this opinion will in all events be subject to such conditions precedent with respect to the qualification of the Reorganization for the bankruptcy exception in Section 382(l)(5) of the Tax Code and there can be no guarantee that such conditions precedent will be satisfied.

If the Tax Code Section 382(l)(5) exception is applicable, (i) the Tax Code Section 382(l)(5) exception may require significant reductions in the Company’s NOLs in the amount of certain previous interest deductions, as described above, and (ii) a subsequent ownership change within the two-year period following the Effective Date would reduce the Section 382 Limitation for periods following the subsequent ownership change to zero. Therefore, the Company may choose to apply Section 382(l)(6) of the Tax Code to such ownership change. In such case, the Company’s use of pre-ownership change NOLs, to the extent remaining after the reduction thereof as a result of the COD income realized by the Company (as described above), will be limited and generally will not exceed each year the sum of (i) the product of the long-term tax-exempt rate and the value of the reorganized Company and (ii) the reorganized Company’s recognized built-in gains, if any, taken into account for such year.

Alternative Minimum Tax

A corporation may incur alternative minimum tax liability even in the case that NOL carryovers and other tax attributes are sufficient to eliminate its taxable income as computed under the regular corporate income tax.  It is possible that Capitol may be liable for the alternative minimum tax.

Certain U.S. Federal Income Tax Consequences to U.S. Holders Under the Standby Plan

Certain U.S. federal income tax consequences of the transactions contemplated by the Standby Plan to holders of claims in Class 1 or Class 2 and to holders of equity security interests and as a result of the holding and sale or other disposition of Capitol’s stock after the Reorganization Transactions are set forth below.  This discussion assumes that the various debt and other arrangements to which the Company is a party will be respected for U.S. federal income tax purposes in accordance with their form and that the Trust Preferred Securities are respected as debt as described below.  For holders of claims in Class 1 or Class 2, these consequences (including the character, timing and amount of income, gain or loss recognized) will depend upon, among other things and if applicable, whether: (1) the nature of the indebtedness held by the holder; (2) the manner in which a holder acquired a claim; (3) the length of time the claim has been held; (4) the holder’s method of tax accounting; (5) whether the holder has taken, if applicable, a bad debt deduction or worthless security deduction with respect to the claim (or any portion of the claim) in the current or prior years; and (6)(a) whether the claim was acquired at a discount, (b) whether the holder has previously included accrued but unpaid interest with respect to the claim, and (c) whether the claim constitutes a “security” for U.S. federal income tax purposes.  Holders of claims and holders of equity security interests should consult their own tax advisors for information that may be relevant to their particular situations and circumstances and the particular tax consequences to them of the transactions contemplated by the Standby Plan.

Allowed Claims in Class 1 and Class 2

U.S. Holders of Allowed Claims in Class 1- Senior Note Claims

The U.S. federal income tax treatment of U.S. Holders of allowed claims in Class 1 depends upon whether the Senior Notes are treated as “securities” for U.S. federal income tax purposes.  Whether a debt instrument constitutes a “security” is determined based on all the facts and circumstances, but most authorities have held that the length of the term of a debt instrument at initial issuance is an important factor in determining whether such instrument is a security for U.S. federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that it is a security.  There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the obligor, the subordination or lack thereof with respect to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable or contingent and whether such payments are made on a current basis or accrued.

If the Senior Notes, which have a five-year term, are treated as securities, then the exchange of the Senior Notes for New Capitol Bancorp Class A Common and New Capitol Bancorp Class B Common may be treated as a tax-free recapitalization under the Tax Code.  In such a case, except as described below for accrued but unpaid interest or possibly accrued OID, no gain or loss should be recognized by the U.S. Holder upon the exchange.  In a recapitalization exchange, a U.S. Holder of a Senior Note’s aggregate tax basis in the New Capitol Bancorp Class A Common Stock and New Capitol Bancorp Class B Common Stock received (except to the extent treated as received in respect of accrued but unpaid interest and possibly accrued OID) would equal the U.S. Holder’s aggregate adjusted tax basis in the Senior Note exchanged therefor (except to the extent of any tax basis attributable to accrued but unpaid interest and possibly accrued OID). The allocation of a U.S. Holder’s aggregate tax basis between the  New Capitol Bancorp Class A Common and New Capitol Bancorp Class B Common generally would be made on the basis of the relative fair market values of the amount of each class of stock held by the U.S. Holder.  In a recapitalization exchange, a U.S. Holder’s holding period in the New Capitol Bancorp Class A Common and New Capitol Bancorp Class B Common received (except to the extent treated as received in respect of accrued but unpaid interest and possibly accrued OID) would include the U.S. Holder’s holding period in the Senior Notes exchanged therefor.

If the Senior Notes are not treated as securities, a U.S. Holder would treat the exchange of its Senior Notes for the New Capitol Bancorp Class A Common and New Capitol Bancorp Class B Common as a fully taxable exchange. In such case, the U.S. Holder would recognize gain or loss on the relevant exchange equal to the difference between (1) the U.S. Holder’s tax basis in the claims in Class 1 surrendered by the holder in such exchange and (2) the fair market value of any New Capitol Bancorp Class A Common and New Capitol Bancorp Class B Common on the Effective Date (except to the extent attributable to accrued but unpaid interest and possibly accrued OID). Subject to the discussion of market discount below, such gain or loss generally will be capital in nature and would be long-term gain or loss if the holder’s holding period for its claim is more than one year on the Effective Date.  A U.S. Holder should recognize interest income to the extent it receives its New Capitol Bancorp Class A Common and New Capitol Bancorp Class B Common in respect of accrued but unpaid interest or possibly OID that has not already been included in income under the holder’s method of tax accounting.  A U.S. Holder’s aggregate tax basis in New Capitol Bancorp Class A Common and New Capitol Bancorp Class B Common would equal its fair market value as of the Effective Date (less the fair market value of such stock attributable to interest) and a U.S. Holder’s holding period for the New Capitol Bancorp Class A Common would begin on the day following the Effective Date. The allocation of a U.S. Holder’s aggregate tax basis between the New Capitol Bancorp Class A Common and New Capitol Bancorp Class B Common generally would be made on the basis of the relative fair market values of the amount of each class of stock held by the U.S. Holder.

If you acquired a Senior Note for an amount that is less than the stated principal amount of the Senior Note, the amount of such difference is generally treated as “market discount” for U.S. federal income tax purposes, unless such difference is less than a specified de minimis amount. In general, market discount will be considered to accrue ratably during the period from the date of the purchase of the Senior Note to the maturity date of the underlying debentures, unless you make an irrevocable election (on an instrument-by-instrument basis) to accrue market discount under a constant yield method. The exchange of Senior Notes with accrued market discount for New Capitol Bancorp Class A Common and New Capitol Bancorp Class B Common pursuant to the Standby Plan generally would result in the recognition of ordinary income to the extent of such accrued market discount that has not previously been included in income.

You should consult your tax advisor as to the tax treatment of the satisfaction of claims in Class 1 for New Capitol Bancorp Class A Common and New Capitol Bancorp Class B Common Stock.

U.S. Holders of Allowed Claims in Class 2

This subsection is based on the treatment of the Trusts as grantor trusts and on the treatment of the debt securities held by the related trusts (the “Underlying Debt Securities”) as our indebtedness for U.S. federal income tax purposes. In connection with the original issuance of the Trust Preferred Securities, Strobal & Borda (in the case of Capital Trust I), Strobl Cunningham Caretti & Sharp (in the case of Capital Trust II), Lewis, Rice & Fingersh, L.C. (in the case of Capital Statutory Trust III), Bracewell & Patterson L.L.P. (in the case of Capitol Trust 4, Capitol Trust VI and Capitol Trust VII), Lewis Rice & Fingersh, L.C. (in the case of Capital Statutory Trust VIII), Miller, Canfield, Paddock and Stone, P.L.C. (in the case of Capitol Trust IX), DLA Piper US LLP (in the case of Capitol Bancorp Trust X), Lewis, Rice & Fingersh, L.C. (in the case of Capital Statutory Trust XI), and Miller, Canfield, Paddock and Stone, P.L.C. (in the case of Capitol Trust XII), our tax counsel for each such transaction, rendered their respective opinions that based on certain qualifications, limitations and assumptions set forth therein, for U.S. federal income tax purposes, the relevant Trusts either will or should be classified as grantor trusts and/or the Underlying Debt Securities will or should be classified as our indebtedness. The rest of this subsection assumes that such treatment will apply to the foregoing trusts and the other Trusts and their respective Underlying Debt Securities.

Based on the foregoing, a holder of a Trust Preferred Security is treated for U.S. federal income tax purposes as the beneficial owner of a ratable share of the Underlying Debt Securities.

Therefore, the exchange of the Trust Preferred Securities for HoldCaps Common pursuant to the Standby Plan should be treated as an exchange of such Underlying Debt Securities for HoldCaps Common for U.S. federal income tax purposes.  The U.S. federal income tax treatment of U.S. Holders of Allowed Claims in Class 2 depends upon whether the underlying debentures are treated as securities for U.S. federal income tax purposes, as described above.  The Underlying Debt Securities have a term of 30 years. The Company expects to take the position that the Underlying Debt Securities are “securities.” and that the exchange should therefore be a recapitalization within the meaning of Section 368(a)(1)(E) of the Tax Code.  Accordingly, except as described below in respect of accrued but unpaid interest no gain or loss should be recognized by you upon the exchange.

In a recapitalization exchange, a U.S. Holder of Trust Preferred Securities’ aggregate tax basis in the HoldCaps received (except to the extent treated as received in respect of accrued but unpaid interest and possibly accrued OID) would equal the U.S. Holder’s aggregate adjusted tax basis in the Trust Preferred Securities exchanged therefor (except to the extent of any tax basis attributable to accrued but unpaid interest and possibly accrued OID). In a recapitalization exchange, a U.S. Holder’s holding period in the HoldCaps received (except to the extent treated as received in respect of accrued but unpaid interest and possibly accrued OID) would include the U.S. Holder’s holding period in the Trust Preferred Securities exchanged therefor.

If you acquired Trust Preferred Securities for an amount that is less than the stated principal amount of the Trust Preferred Securities, the amount of such difference is generally treated as “market discount” for U.S. federal income tax purposes, unless such difference is less than a specified de minimis amount. In general, market discount will be considered to accrue ratably during the period from the date of the purchase of the Trust Preferred Securities to the maturity date of the underlying debentures, unless you make an irrevocable election (on an instrument-by-instrument basis) to accrue market discount under a constant yield method. The exchange of Trust Preferred Securities with accrued market discount for HoldCaps pursuant to the Standby Plan generally would result in the recognition of ordinary income to the extent of such accrued market discount that has not previously been included in income.

Pursuant to the Standby Plan, the Company, the Reorganized Debtor, and the Holders of Claims in Class 2 shall treat the exchange of the Underlying Debt Securities for HoldCaps for all U.S. federal income tax purposes in the manner set forth in the Standby Plan. The IRS could take the position, however, that the Holders should be treated for U.S. federal income tax purposes in some manner other than that set forth in the Standby Plan, such as exchanging the debentures in a taxable transaction. U.S. Holders of Claims in Class 2 should consult their tax advisors regarding the tax consequences of exchanging their Claims pursuant to the Standby Plan.

Allocation of Standby Plan Distributions Between Principal and Interest

In general, to the extent a holder of a debt instrument receives property in satisfaction of interest accrued during the holding period of such instrument, such amount will be taxable to the holder as interest income (if not previously included in the holder’s gross income). Conversely, such holder may recognize a deductible loss to the extent that any accrued interest claimed or amortized OID was previously included in the holder’s gross income and is not paid in full. The extent to which property received by a holder of a debt instrument will be attributable to accrued but unpaid interest is unclear. Pursuant to the Standby Plan, all distributions in respect of any allowed claim in Class 1 and in Class 2 will be allocated first to the principal amount of such allowed claim, and thereafter to accrued but unpaid interest, if any, to the extent permitted by applicable law. Certain legislative history indicates that an allocation of consideration between principal and interest provided in a bankruptcy plan of reorganization generally is binding for U.S. federal income tax purposes. However, there is no assurance that such allocation will be respected by the IRS. Holders of allowed claims are urged to consult their own tax advisors regarding the inclusion in income of amounts received in satisfaction of accrued but unpaid interest, the allocation of consideration between principal and interest, and the deductibility of previously included unpaid interest and OID for tax purposes.

U.S. Holders of Allowed Equity Security Interests in Class 6 and Class 7

The exchange by a U.S. Holder of the Company’s Series A Preferred Stock or the Company’s Common Stock, as applicable, for New Capitol Bancorp Class A Common and New Capitol Bancorp Class B Common, as applicable, generally should qualify as a recapitalization within the meaning of Section 368(a)(1)(E) of the Tax Code for U.S. federal income tax purposes.  U.S. Holders of the Company’s Series A Preferred Stock or the

Company’s Common Stock that exchange such stock for New Capitol Bancorp Class A Common and New Capitol Bancorp Class B Common in the recapitalization should not recognize any gain or loss on that exchange.  Such a holder’s aggregate basis in the New Capitol Bancorp Class A Common and New Capitol Bancorp Class B Common received in the recapitalization will be the same as the shareholder’s aggregate tax basis in the Company’s Series A Preferred Stock or the Company’s Common Stock, as applicable, pursuant to the Standby Plan.  The allocation of a U.S. Holder’s aggregate tax basis between the  New Capitol Bancorp Class A Common and New Capitol Bancorp Class B Common generally would be made on the basis of the relative fair market values of the amount of each class of stock held by the U.S. Holder. The holding period of a U.S. Holder of Series A Preferred Stock or Company’s Common Stock period in the New Capitol Bancorp Class A Common and New Capitol Bancorp Class B Common received in the recapitalization will include such holder’s holding period of the Company’s Series A Preferred Stock or the Company’s Common Stock, as applicable, surrendered pursuant to the Standby Plan.

Information Reporting and Withholding

For U.S. Holders, certain payments, including the distributions or payments in respect of claims or equity security interests pursuant to the Standby Plan, are generally subject to information reporting by the payor to the IRS.  Moreover, such reportable payments are subject to backup withholding (currently at a 28% rate) under certain circumstances.  Under the IRC’s backup withholding rules, a claim holder or equity security holder may be subject to backup withholding with respect to distributions or payments made pursuant to the Standby Plan unless the holder (1) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact or (2) provides a correct U.S. taxpayer identification number and makes certain certifications under penalties of perjury.

Backup withholding is not an additional tax.  Amounts withheld under the backup withholding rules may be credited against a holder’s U.S. federal income tax liability, and such holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS (generally, a U.S. federal income tax return).

Certain United States Federal Income Tax Consequences – Holding and Sales or Other Dispositions of New Capitol Stock

Distributions on Series A Common Stock and HoldCaps

Taxation of Dividends

You will be taxed on distributions on our stock as dividend income to the extent paid out of our current or accumulated earnings and profits for U.S. federal income tax purposes. If you are a noncorporate U.S. Holder, dividends paid to you in taxable years beginning before January 1, 2013 that constitute qualified dividend income will be taxable to you at a maximum rate of 15%, provided that you hold your shares of stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date (or, if the dividend is attributable to a period or periods aggregating over 366 days, provided that you hold your shares of stock for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date) and meet other holding period requirements. If you are taxed as a corporation, dividends will generally be eligible for a dividends-received deduction under Section 243 of the Tax Code, however, there are many exceptions and restrictions relating to the availability of such dividends-received deductions and corporate stockholders should consult their own tax advisors regarding the extent exceptions and restrictions may apply to their particular factual situation.

You generally will not be taxed on any portion of a distribution not paid out of our current or accumulated earnings and profits if your tax basis in our stock is greater than or equal to the amount of the distribution. However, you would be required to reduce your tax basis (but not below zero) in the stock by the amount of the distribution, and would recognize capital gain to the extent that the distribution exceeds your tax basis in our stock. Further, if you are a corporation, you would not be entitled to a dividends-received deduction on this portion of a distribution.

Extraordinary Dividends

•	Equals or exceeds 10% of the corporate stockholder’s adjusted tax basis in the stock, treating all dividends having ex-dividend dates within an 85 day period as one dividend, or

•	Exceeds 20% of the corporate stockholder’s adjusted tax basis in the stock, treating all dividends having ex-dividend dates within a 365 day period as one dividend.

If you are a corporate stockholder, you will be required to reduce your tax basis (but not below zero) in our stock by the nontaxed portion of any “extraordinary dividend” if you have not held your stock for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend on our stock generally would be a dividend that:

In determining whether a dividend paid on our stock is an extraordinary dividend, a corporate stockholder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying this test if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of the company, regardless of the stockholder’s holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate stockholder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.

If you are corporate stockholder, please consult your tax advisor with respect to the possible application of the extraordinary dividend provisions of the U.S. federal income tax law to your ownership or disposition of our stock in your particular circumstances.

Sale or Exchange of New Capitol Stock Other Than by Redemption

If you sell or otherwise dispose of the shares of our stock (other than by redemption), you will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis of the stock. Capital gain of a noncorporate U.S. Holder is generally taxed at preferential rates where the holder has a holding period greater than one year.

Redemption of Stock

If we redeem the shares of our stock, it generally would be a taxable event. You would be treated as if you had sold your stock if the redemption:

•	results in a complete termination of your stock interest in us;
•	is substantially disproportionate with respect to you; or
•	is not essentially equivalent to a dividend with respect to you.

In determining whether any of these tests has been met, shares of stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Tax Code, as well as shares actually owned, must be taken into account.

If we redeem your stock in a redemption that meets one of the tests described above, you generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than stock of us or a successor to us) received by you less your tax basis in the stock redeemed. This gain or loss would be long-term capital gain or capital loss if you have held the stock for more than one year.

If a redemption does not meet any of the tests described above, you generally would be taxed on the cash and fair market value of the property you receive as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce your tax basis in the stock and thereafter would be treated as capital gain. If a redemption of the stock is treated as a distribution that is taxable as a dividend, you should consult with your own tax advisor regarding the allocation of your basis in the redeemed and remaining stock.

Bad Debt Recapture

A creditor that receives stock in exchange for debt is required, to the extent that gain is recognized upon a subsequent disposition of such stock, to “recapture” as ordinary income any bad debt deductions taken by the creditor with respect to such debt and any ordinary loss claimed by the creditor upon the receipt of the stock in satisfaction of such debt, reduced by any amount included in income upon the receipt of the stock.  A U.S. Holder of Capitol’s stock may therefore recognize ordinary income, depending on the deductions taken by such holder.

Information Reporting and Backup Withholding

In general, information reporting will apply to dividends in respect of our stock and the proceeds from the sale, exchange or other disposition of shares of our stock, unless you are an exempt recipient. Backup withholding may apply to these amounts if you fail to provide a taxpayer identification number and certification of exempt status.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

THE EXCHANGE AGENT

KCC has been appointed as Exchange Agent for the Exchange Offers and solicitation of votes on the Standby Plan. Questions and requests for assistance, and all correspondence in connection with the Exchange Offers, the Public Note Consent Solicitation and solicitation of votes on the Standby Plan, or requests for additional Letters of Transmittal and Ballots and any other required documents, may be directed to the Exchange Agent at its address and telephone number set forth on the back cover of this Offering Memorandum and Disclosure Statement. Letters of Transmittal and Ballots are to be sent to the Exchange Agent at the specified address.

Subject to the terms and conditions set forth in the agreement between the Company and the Exchange Agent, the Company has agreed to pay the Exchange Agent customary fees for its services in connection with the Exchange Offers, the Public Note Consent Solicitation and solicitation of votes on the Standby Plan. The Company has also agreed to reimburse the Exchange Agent for its reasonable out-of-pocket expenses and to indemnify it against certain liabilities.

INFORMATION AGENT

KCC is serving as Information Agent in connection with the Exchange Offers, the Public Note Consent Solicitation and solicitation of votes on the Standby Plan. The Information Agent will assist with the mailing of this Offering Memorandum and Disclosure Statement and related materials to holders of the Senior Notes, Trust Preferred Securities, the Company’s Series A Preferred Stock and the Company’s Common Stock, respond to inquiries of and provide information to holders of Senior Notes, Trust Preferred Securities the Company’s Series A Preferred Stock and the Company’s Common Stock in connection with the Exchange Offers, the Public Note Consent Solicitation and solicitation of votes on the Standby Plan and provide other similar advisory services as the Company may request from time to time.

Requests for additional copies of this Offering Memorandum and Disclosure Statement, the Letter of Transmittal, the Ballots and any other required documents may be directed to the Information Agent at one of its addresses and telephone numbers set forth on the back cover page of this Offering Memorandum and Disclosure Statement.

Subject to the terms and conditions set forth in the agreement between the Company and the Information Agent, the Company has agreed to pay the Information Agent customary fees for its services in connection with the Exchange Offers, the Public Note Consent Solicitation and solicitation of votes on the Standby Plan. The Company has also agreed to reimburse the Information Agent for its reasonable out-of-pocket expenses and to indemnify it against certain liabilities.

SECURITIES LAW MATTERS

Exchange Offers

The Series B Preferred have not been and will not be registered under the Securities Act and are being offered to holders of Trust Preferred Securities and Senior Notes pursuant to section 3(a)(9) of the Securities Act.  Section 3(a)(9) of the Securities Act provides an exemption from the registration requirements of the Securities Act for any security exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

Neither the Company nor any of its direct or indirect subsidiaries has any contract, arrangement or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent or any other person for soliciting votes from holders of Trust Preferred Securities or Senior Notes to accept or reject the Exchange Offers.  In addition, none of our financial advisors, and no broker, dealer, salesperson, agent or any other person, has been engaged or authorized to express any statement, opinion, recommendation or judgment with respect to the relative merits and risks of the Exchange Offers (and the transactions contemplated thereby).

General

In tendering your Senior Notes and/or Trust Preferred Securities in the Exchange Offers, you will be required to complete and sign the Letter of Transmittal or, if you tender your Existing Public Notes through DTC, you will be deemed to have acknowledged and agreed that you are bound by the terms of the Letter of Transmittal, which requires you to make certain representations to the Company, including, in the case of holders of Senior Notes and/or Private Trust Preferred Securities, those described above.

The Standby Plan

The Solicitation

The solicitation is being made to all holders of the Company’s Series A Preferred Stock, the Company’s Common Stock, the Company’s Public Trust Preferred Securities, and only to those holders of Private Trust Preferred Securities who are Accredited Investors.

Issuance and Resale of the Securities of the Reorganized Debtor under the Standby Plan.

Section 1145 of the Bankruptcy Code generally exempts from registration under the Securities Act the offer or sale under a court-approved plan of a security of the debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under a plan, if such securities are offered or sold in exchange for a claim against, or equity interest in, such debtor or affiliate. In reliance upon this exemption, the securities of Reorganized Capitol, if issued under the Standby Plan, generally will be exempt from the registration requirements of the Securities Act, and state and local securities laws. Accordingly, such securities may be resold without registration under the Securities Act or other federal securities laws pursuant to the exemption provided by Section 4(1) of the Securities Act, unless the holder is an “underwriter” with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code. In addition, such securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states. However, recipients of new securities issued under the Standby Plan are advised to consult with their own legal advisors as to the availability of any such exemption from registration under state law in any given instance and as to any applicable requirements or conditions to such availability.

Section 1145(b) of the Bankruptcy Code defines “underwriter” for purposes of the Securities Act as one who (a) purchases a claim with a view to distribution of any security to be received in exchange for the claim other than in ordinary trading transactions, (b) offers to sell securities issued under a plan for the holders of such securities, (c) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution or (d) is a control Person of the issuer of the securities.

Notwithstanding the foregoing, statutory underwriters may be able to sell securities without registration pursuant to the resale limitations of Rule 144 under the Securities Act which, in effect, permit the resale of securities received by statutory underwriters pursuant to a plan approved by the Court, subject to applicable volume limitations, notice and manner of sale requirements and certain other conditions. Parties who believe they may be statutory underwriters as defined in section 1145 of the Bankruptcy Code are advised to consult with their own legal advisors as to the availability of the exemption provided by Rule 144.

Listing.

Upon the consummation of the Exchange Offers or the Standby Plan, the Series B Preferred (in the case of the Exchange Offers), the New Capitol Class A Common Shares, the New Capitol Class B Common Shares, the HoldCaps and the New Capitol Series A Preferred Stock (in the case of the Standby Plan) will not be initially publicly traded or listed on any nationally recognized market or exchange. Accordingly, no assurance can be given that a holder of such securities will be able to sell such securities in the future or as to the price at which any sale may occur.  The Company currently anticipates continuing to file reports with the SEC as a result of registration of its common stock under the Exchange Act.  The Company further expects, but cannot assure, that within a reasonable period after the Effective Date, the Company will, through an exception available under the Bankruptcy Code or otherwise, cause the Class A Common and Class B Common shares to be listed on a nationally recognized market or exchange.

OVERVIEW OF CHAPTER 11

To the extent that terms are defined both in the Standby Plan and elsewhere in this Offering Memorandum and Disclosure Statement, for the purposes of this section and the sections entitled “The Restructuring Transactions—Background and Purpose of the Restructuring Transactions,” “Anticipated Events During the Prepackaged Chapter 11 Cases,” “The Standby Plan,” “The Exchange Offers and Solicitations of Consents and Votes on the Standby Plan—Procedures for Voting on the Standby Plan,” “Confirmation of the Standby Plan,” and “Alternatives to Confirmation and Consummation of the Standby Plan,” the definitions in the Standby Plan shall be the controlling definitions. To the extent not otherwise defined in this Offering Memorandum and Disclosure Statement, capitalized terms used in these sections have the meanings ascribed to such terms in Article I of the Standby Plan.

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11, a debtor is authorized to reorganize its business for the benefit of itself, its creditors and its equity security holders. In addition to permitting rehabilitation of a debtor, another goal of this chapter of the Bankruptcy Code is to promote equality of treatment for similarly situated creditors and similarly situated equity security holders with respect to the distribution of a debtor’s assets.

The commencement of a case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”

The protection of company assets from actions by creditors and the consummation of a plan of reorganization are the principal objectives of chapter 11 of the Bankruptcy Code. A plan of reorganization sets forth the means for satisfying claims against and equity interests in a debtor. Confirmation of a plan of reorganization by the Court makes the plan binding upon a debtor, any issuer of securities under the plan, any person acquiring property under the plan and any creditor or equity security holder of a debtor. Subject to certain limited exceptions, the confirmation order discharges a debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan.

To solicit acceptances of a proposed prepackaged plan, section 1126 of the Bankruptcy Code requires a debtor and any other plan proponents to conduct such solicitation either in compliance with any applicable law, rule or regulation governing the adequacy of disclosure or if there is no such applicable law, rule, or regulation, pursuant to a disclosure statement containing adequate information of a kind and in sufficient detail to enable a hypothetical reasonable investor to make an informed judgment about the plan. The Debtors are submitting this Offering Memorandum and Disclosure Statement to holders of claims against and equity security interests in them to satisfy the requirements of section 1126 of the Bankruptcy Code.

ANTICIPATED EVENTS AFTER THE FILING THROUGH
CONFIRMATION OF THE STANDBY PLAN

Administration of the Standby Plan

The Debtors intend to remain operational throughout the Chapter 11 Cases and continue to operate their businesses in the ordinary course as they had prior to the commencement date of the Chapter 11 Cases (the “Petition Date”).

First Day Orders

On the Petition Date, the Debtors intend to request a series of orders from the Court designed to minimize any disruption of business operations and to facilitate their reorganization. The Debtors anticipate that, in connection with commencing the Chapter 11 Cases, the Debtors will seek certain “first day” orders from the Court permitting the Debtors to, among other things, (i) continue, on an uninterrupted basis, their cash management system and procedures that were in effect prior to the Petition Date, (ii) provide the Debtors’ employees with their normal compensation, including wages and benefits, and (iii) pay prepetition claims of certain creditors in the ordinary course of business. Each of these elements of relief is necessary to minimize any disruption of the Debtors’ business operations. Failure of the Court to enter one or more of these orders, or a delay in doing so, could result in the Chapter 11 Cases becoming protracted and could delay, perhaps materially, the hearing on, and the ultimate confirmation of, the Standby Plan.

Treatment of Trade Creditors and Employees During the Case

The Debtors believe that it is in the best interest of all claim and equity security holders for the Debtors to preserve positive and cooperative working relationships with trade creditors and employees to minimize disruption and damage to the business operations and enhance the Debtors’ ability to exit the Chapter 11 Cases expeditiously. This requires, to the maximum extent permitted by applicable law, the Debtors continuing to treat such persons fairly and in the ordinary course of business.

In the case of employees, on the Effective Date and pursuant to the Standby Plan, except as otherwise provided in the Standby Plan, the Debtors will seek to assume all obligations to each retained employee as if there had been no filing of the Chapter 11 Cases. In the case of trade creditors, on the Effective Date pursuant to the Standby Plan, except as otherwise provided in the Standby Plan, the Debtors intend to seek to assume each outstanding executory vendor contract.  The Standby Plan provides that valid pre-petition and postpetition claims of all trade creditors of the Company are to be paid in full.

Disclosure Statement/Confirmation Hearing

The Debtors anticipate that as soon as practicable after commencing the Chapter 11 Cases, the Debtors will seek an order of the Court scheduling a hearing to consider (1) the adequacy of the Offering Memorandum and Disclosure Statement and the solicitation of votes in connection therewith and (2) confirmation of the Standby Plan (the “Confirmation Hearing”).  The Company anticipates that notice of the Confirmation Hearing will be mailed to all known holders of claims and equity security interests.  See below the section entitled “Confirmation of the Standby Plan —Confirmation Hearing.”

THE STANDBY PLAN

The Debtors have not commenced the Chapter 11 Cases. This Offering Memorandum and Disclosure Statement solicits advance votes on the Standby Plan in the event that the Chapter 11 Cases are commenced and the Standby Plan is filed.

This section provides a summary of the structure and means for implementation of the Standby Plan and of the classification and treatment of claims and equity security interests under the Standby Plan and is qualified in its entirety by reference to the Standby Plan (as well as the exhibits, appendices or schedules thereto and definitions therein). The Standby Plan is attached hereto as Annex B. Capitalized terms used in this section and not otherwise defined in this Offering Memorandum and Disclosure Statement are defined in the Standby Plan.

The statements contained in this Offering Memorandum and Disclosure Statement include summaries of the provisions contained in the Standby Plan and in documents referred to therein. The statements contained in this Offering Memorandum and Disclosure Statement do not purport to be precise or complete statements of all the terms and provisions of the Standby Plan or documents referred to therein, and reference is made to the Standby Plan and to such documents for the full and complete statements of such terms and provisions. The Standby Plan itself and the documents referred to therein control the actual treatment of claims against and equity security interests in the Debtors under the Standby Plan and will, upon the consummation of the Standby Plan, be binding upon all holders of claims and equity security interests in the Debtors, their estates, all parties receiving property under the Standby Plan, and other parties in interest. In the event of any conflict between this Offering Memorandum and Disclosure Statement, on the one hand, and the Standby Plan or any other operative document, on the other hand, the terms of the Standby Plan and/or such other operative document will control.

Solicitations of Acceptances of the Standby Plan

Typically, a plan of reorganization is proposed and votes to accept or reject the plan are solicited after the commencement of a chapter 11 case. However, section 1125(g) of the Bankruptcy Code permits solicitation of acceptances or rejections of a plan before the commencement of the case if such solicitation complies with section 1126(b) of the Bankruptcy Code and Bankruptcy Rules 3016(b) and 3018(b). In accordance with such provisions, votes to accept or reject the Standby Plan are being solicited from the holders of the Public Trust Preferred Securities, the Company’s Series A Preferred Stock, the Company’s Common Stock and holders of Senior Notes and/or Private Trust Preferred Securities who are Accredited Investors.  Only holders of Senior Notes and/or Private Trust Preferred Securities who are Accredited Investors may vote to accept or reject the Standby Plan.  Votes of non-Accredited Investors who hold Senior Notes or Private Trust Preferred Securities are not being solicited by this Offering Memorandum and Disclosure Statement.  Non-Accredited Holders of Senior Notes or Private Trust Preferred Securities are not entitled to vote on the Standby Plan and in the event such non-Accredited Investors submit ballots indicating they are non-Accredited Investors by the Voting Deadline, such holders will be deemed to reject the Standby Plan.

Bankruptcy Rule 3018(b) requires that (i) the Standby Plan be transmitted to all creditors and equity security holders entitled to vote on the Standby Plan; (ii) the time prescribed for voting to reject or accept such Standby Plan not be unreasonably short; and (iii) the solicitation of votes be in compliance with any applicable law, rule or regulation governing the adequacy of disclosure in such solicitation or, if no such law, rule or regulation exists, votes be solicited only after the disclosure of adequate information. Bankruptcy Rule 3018(b) provides that either a disclosure statement under section 1125 of the Bankruptcy Code or evidence showing compliance with section 1126(b) of the Bankruptcy Code will be filed with the Standby Plan or within the time fixed by the Court. This Offering Memorandum and Disclosure Statement is presented to holders of claims and equity security interests entitled to vote on the Standby Plan to satisfy the requirements of section 1126(b) of the Bankruptcy Code and Bankruptcy Rules 3016(b) and 3018(b).

If the Debtors commence the Chapter 11 Cases, the Debtors will use votes to accept the Standby Plan received from holders of claims and equity security interests entitled to vote on the Standby Plan under this Offering Memorandum and Disclosure Statement to attempt to obtain confirmation of the Standby Plan as promptly as possible. The Debtors intend to promptly seek to obtain an order of the Court finding that the solicitation of votes from the holders of the Senior Notes, Trust Preferred Securities, the Company’s Series A Preferred Stock and the Company’s Common Stock (other than Non-Accredited Investors who hold Senior Notes or Private Trust Preferred Securities) was in compliance with sections 1125(g) and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b) and that such votes to accept the Standby Plan can be used for purposes of confirmation of the Standby Plan under the Bankruptcy Code.  If filing of the Chapter 11 Cases occurs, any Non-Accredited Investors who hold Senior Notes or Private Trust Preferred Securities and submit ballots by the Voting Deadline indicating they are Non-Accredited Investors will be deemed to have voted to reject the Standby Plan for purposes of determining if each class has accepted the Standby Plan. If the conditions of the Bankruptcy Code and the Bankruptcy Rules are met, all votes to accept the Standby Plan and rejections received prior to the Voting Deadline will be deemed to be acceptances and rejections of the Standby Plan for purposes of confirmation of the Standby Plan under the Bankruptcy Code. The Debtors reserve the right to use such votes to accept the Standby Plan and to seek confirmation of any permitted amendment or modification of the Standby Plan, provided that such amendment or modification to the Standby Plan is not prohibited by the Standby Plan or the Bankruptcy Code. However, the Court may conclude that the requirements of section 1129 of the Bankruptcy Code for confirmation of the Standby Plan have not been met. The Court may find that the holders of impaired claims and equity security interests have not accepted the Standby Plan if the Court finds that the Standby Plan solicitation (including this Offering Memorandum and Disclosure Statement) did not comply with all of the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules (including the requirement under section 1126(b) of the Bankruptcy Code that the Standby Plan solicitation comply with any non-bankruptcy laws, rules or regulations governing adequacy of disclosure). In such an event, votes on the Standby Plan may need to be resolicited before seeking confirmation of the Standby Plan, in which case confirmation of the Standby Plan could be delayed and possibly jeopardized.

Summary of the Standby Plan

Introduction

The Standby Plan provides for the restructuring of the Debtors’ liabilities in a manner designed to maximize recoveries to all creditors and to enhance the financial stability of the Reorganized Debtors while simultaneously raising new capital from outside investors, which can be immediately deployed into the Reorganized Debtor’s subsidiary banks, thus avoiding the disastrous consequences that would result from the seizure of any subsidiary bank.  Specifically, the Standby Plan restructures the Senior Notes, Trust Preferred Securities, the Company’s Series A Preferred Stock and the Company’s Common Stock and leaves unimpaired the rights of all other claim holders.  The Standby Plan also contemplates an equity infusion of at least $70,000,000 and up to $115,000,000 (the “Equity Infusion”) pursuant to a separate equity commitment agreement to be entered into by the Company and certain third-party investors prior to the Effective Date (the “Equity Commitment Agreement”).

In addition, the Standby Plan may protect the Reorganized Debtor’s ability to utilize its significant deferred tax assets.

This summary, among other things, (i) contains certain information regarding the Debtors’ prepetition history, (ii) describes the Plan, the Equity Infusion, alternatives to the Standby Plan, effects of confirmation of the Standby Plan, and distributions under the Standby Plan, and (iii) discusses the confirmation process and voting procedures that holders of claims against and equity security interests in the Debtors must follow for their votes to be counted.  Because Senior Notes, Trust Preferred Securities, the Company’s Series A Preferred Stock and the Company’s Common Stock are the only claims and interests being compromised under the Standby Plan, only holders of such impaired claims and impaired interests (in each case other than non-Accredited Investors who hold Senior Notes or Private Trust Preferred Securities) are entitled to vote on the Standby Plan.  All other creditors’ claims will be fully honored in the ordinary course.  They therefore are deemed to accept the Standby Plan, and their votes will not be solicited.

Upon expiration of the deadline for the consummation of the Exchange Offers as may be extended as described herein, the Company will determine whether to propose the Standby Plan.

This Offering Memorandum and Disclosure Statement is being transmitted to certain holders of claims and equity security interests in part for the purpose of soliciting votes on the Standby Plan and for informational purposes.  Among the reasons for this Offering Memorandum and Disclosure Statement is to provide adequate information to enable holders of impaired claims and impaired equity security interests to make a reasonably informed decision with respect to the Standby Plan prior to exercising their right to vote to accept or to reject the Standby Plan.  Subject to the results of the Exchange Offers and receiving requisite acceptances of the Standby Plan, the Debtors may commence the Chapter 11 Cases as early as July 30, 2012.  If the Chapter 11 Cases are filed, the Debtors will request Court approval of this Offering Memorandum and Disclosure Statement as containing information of a kind and in sufficient detail adequate to enable the holders of claims and equity security interests to make an informed judgment about the Standby Plan.  If the Chapter 11 Cases are filed, the Debtors expect to request the Court to confirm the Plan as soon as possible following the Petition Date.

Financial Commerce Corporation

FCC is a wholly-owned subsidiary of Capitol.  FCC is a holding company, holding one hundred (100%) percent ownership of the following banks:  Michigan Commerce Bank, Indiana Community Bank, Sunrise Bank of Alburqueque, Sunrise Bank of Arizona and Bank of Las Vegas.  FCC has no debt other than the intercompany claims against it by Capitol.  The Eligible Holders are not creditors of or interest holders in FCC and are not being solicited to vote on FCC.  All references to Debtors include Capitol and FCC together.

If the Chapter 11 Cases are filed, the Standby Plan provides for all assets of Capitol to revest in Reorganized Capitol, including its ownership in FCC.  Similarly, all assets of FCC revest in Reorganized FCC.  Intercompany claims between Capitol and FCC would survive the Chapter 11 cases.

Because Capitol’s intercompany claims against FCC and ownership interest in FCC are not being impaired, Capitol will be deemed to accept the Standby Plan will respect to FCC, and there will be no parties in interest entitled to vote on the FCC portions of the Standby Plan.

Summary of Estimated Recoveries

Subject to the assumptions set forth with respect to the Projections and the Risk Factors and caveats set forth in this Offering Memorandum and Disclosure Statement, the Company expects the Standby Plan will provide for the following recoveries:

Estimated Recoveries Under the Standby Plan

All recovery estimates and values set forth below are based on principal amount outstanding, exclusive of accrued interest, and are subject to the qualifications set forth herein including the Risk Factors begining page 32.  Allowed Senior Note Claims and Allowed Trust Preferred Security Claims will include each holder’s pro rata share of such interest (including, in the case of Senior Notes, any applicable post-petition interest).  Accordingly, the recovery estimates set forth below will vary for each holder.

	Equity Instrument	Value	% Recovery
Senior Notes ($7 million)11	Class A Common Class B Common	$7m	100%
Trust Preferred Securities ($151.3 million)	HoldCaps Redeemable	$50m	33%
Series A Preferred Stock ($5 million)	Class A Common Class B Common	$1m	20%
Common Stock	Class A Common and Class B Common	$15m	N/A

The following table illustrates the equity in the Reorganized Company that would be received by a holder of $10 in liquidation amount of the Public Trust Preferred Securities, $1,000

11 There is currently $8.4 million in outstanding principal amount of Senior Notes; however, pursuant to the Company’s pending agreement to sell its equity interests in Bank of Michigan, approximately $1.6 million in principal amount could be discharged if, as expected, the deal is consummated in July of 2012.  In the event that the sale does not close prior to consummation of the Exchange Offers or the Effective Date of the Standby Plan, the additional $1.6 million in outstanding principal amount would receive additional shares of New Capitol Bancorp Class A Common and Class B Common, and would reduce the amount of such securities received by the pre-petition common equity accordingly.  For purposes of the tables set forth herein, the Company assumes approximately $7 million in Senior Notes will be outstanding as of the Effective Date.  The Plan Value and voting power of the New Capitol Bancorp Class A Common Stock to be issued to Holders of Senior Notes and the Company’s Common Stock is in the aggregate approximately 95.65% of the total Plan Value and voting power of the New Capitol Bancorp Class A Common Stock to be issued pursuant to the Plan.   The Plan Value and voting power of the New Capitol Bancorp Class B Common Stock to be issued to Holders of Senior Notes and the Company’s Common Stock is in the aggregate approximately 9.44% of the total Plan Value and voting power of the New Capitol Bancorp Class A Common Stock to be issued pursuant to the Plan.

in liquidation amount of the Private Trust Preferred Securities, $1,000 in principal amount of Senior Note, 1 share of the Company’s current Series A Preferred, and 1 share of the Company’s Common Stock:

Current Instrument	Shares of Class A Common	Shares of Class B Common	Shares of HoldCaps	Shares of New Series A Preferred
$1,000 in Principal Amount of Senior Note	33.333	16.667	-0-	-0-
$1,0000 in Liquidation Amount of Trust Preferred Security	-0-	-0-	16.524	-0-
1 Share of Series A Preferred	0.6538	0.3269	-0-	-0-
1 Common Share	0.01218	0.0060919	-0-	-0-

•
Holders of the approximately $7 million outstanding in Senior Notes would receive $7 million in Standby Plan value consisting of 1/3 in the form of New Capitol Bancorp Class B Common and 2/3 in the form of New Capitol Bancorp Class A Common, representing an estimated recovery of 100%.

•
Holders of the $151.3 million outstanding in Trust Preferred Securities would receive $50 million in Standby Plan value consisting of New Capitol Bancorp Class C Redeemable Common Stock (“HoldCaps Common”), representing an estimated recovery of approximately 33% (based on principal balance and on average, accrued interest may vary for each holder).

•
Holders of the $5 million outstanding with respect to the Company’s Series A Preferred Stock would receive $1,000,000 in Standby Plan value consisting of 2/3 in the form of New Capitol Bancorp Class A Common and 1/3 in the form of New Capitol Bancorp Class B Common, representing an estimated recovery of 20%.

•
Holders of the Company’s Common Stock would receive $15 million in Standby Plan value consisting of shares, 1/3 in the form of New Capitol Bancorp Class B Common and 2/3 in the form of New Capitol Bancorp Class A Common.

The following tables set forth the consolidated debt and capitalization of the Company and its consolidated subsidiaries pre-transaction and post-restructuring as anticipated by the Standby Plan, using the assumptions in the footnotes to the tables.  All of the capital stock rights (below) will be subject to dilution from any future issuances.

Pre-Transaction Capitalization

$ in millions

Amount Outstanding

Secured
Senior Notes	$7.0

Unsecured
Trust Preferred Securities	151.3
Series A Preferred(1)	5.0

Total Debt	$167.3

Equity Ownership:

Existing Common Stock	N/A

(2)	Denotes amount of current obligations outstanding to holders of Series A Preferred.

Post-Restructuring Capitalization
(assumes Equity Infusion of $115m, actual amount may range from $70mm to $115mm)

	TOTAL NEW STOCK
	Voting (%)	Standby Plan Value ($ in thousands)
$115mm Equity Infusion (1)	46.9%	$115,000
$7mm Senior Notes (2)	14.7%	$7,000
$151.3mm Trust Preferred Securities	4.9%	$50,000
$5mm Series A Preferred	2.1%	$1,000
Common Stock	31.4%	$15,000
TOTAL INTEREST HOLDERS	100%	$188,000

	Class A Common			Class B Common
	Voting(%)	Standby Plan Value ($in thousands)		Voting (%)	Standby Plan Value ($ in thousands)
$115mm Equity Infusion			$115mm Equity Infusion	46.9%	$70,000
$7mm Senior Notes	13.1%	$4,666	$7mm Senior Notes	1.5%	$2,333
$151.3mm Trust Preferred Securities			$151.3mm Trust Preferred Securities
$5mm Series A Preferred	1.8%	$666	$5mm Series A Preferred	0.43%	$333
Common Stock	28.08%	$10,000	Common Stock	3.35%	$5,000
TOTAL INTEREST HOLDERS	42.98%	$15,332	TOTAL INTEREST HOLDERS	52.21%	$70,666

	HoldCaps Common			Series A Preferred
	Voting (%)	Standby Plan Value ($ in thousands)		Voting (%)	Standby Plan Value ($ in thousands)
$115mm Equity Infusion			$115mm Equity Infusion (1)	0.0%	$45,000
$7mm Senior Notes			$7mm Senior Notes
$151.3mm Trust Preferred Securities	4.9%	$50,000	$151.3mm Trust Preferred Securities
$5mm Series A Preferred			$5mm Series A Preferred
Common Stock			Common Stock
TOTAL INTEREST HOLDERS	4.9%	$50,000	TOTAL INTEREST HOLDERS	0.0%	$45,000

(1)
For purposes of the tables set forth above, the Company assumes a total capital raise of $115 million, $45 million of which will come in the form of the New Capitol Bancorp Series A Preferred.  The $45 million in Series A Preferred may be higher or lower due a number of factors, including but not limited to the impact of input from the Company’s primary regulators, investor appetite, the price at which the Company may bulk sale non performing assets and other customary contingencies associated with a capital raise.

History of the Debtors

Overview of Business Operations

The Company operates community banks in a wide variety of markets in ten states, and operates in one business segment, community banking.  The Company’s banks are staffed with banking professionals, serving customers who desire professional banking services delivered personally.

Each bank began as a single-location office, led by a bank president and a team of banking professionals with significant local experience, overseen by an independent board of directors composed of business leaders drawn from the local community.  Generally, each bank has significant on-site authority to make decisions which directly affect the customer, such as credit approval and the pricing and structure of both loans and deposits.  The philosophy of banking as a profession is key to the Company’s model where its banks’ customers seek relationships with banking professionals to meet their needs, as opposed to transaction-oriented financial institutions pushing financial products at customers and emphasizing market share.

With the Company’s customer-focused professional banking model, bank development on a national scale has been a natural extension of this business philosophy.  Bank development consists of management and oversight of banks in which the Company has a direct or indirect controlling interest and, through mid-2008, included formation of start-up banks.  The Company’s banks were formed with a portion of their start-up capital provided by local investors in the communities of those banks.

Notably, ‘market size’ is not a strategic factor in the Company’s approach to community banking.  Rather, the critical factor is ‘people’.  The Company has recognized from its beginning that its banking focus is, and always will be, a people business.  Its banks are small in market stature in relation to their competitors, emphasizing personalized banking relationships.

The Company’s community bank model, in a stable economic environment, is intended to maintain a scalable, low overhead structure focused on delivering return-on-equity results, while empowering its individual banks with operating autonomy in all areas impacting the customer relationship.  The Company’s centralized ‘back-office’ functions, which support the banks, are capable of adjusting coverage in concert with the evolution of its banking subsidiaries.

The Company’s relationship with its banks is multidimensional as an investor, mentor and service provider.  As an investor, the Company closely monitors the financial performance of its bank subsidiaries.  This mentoring role of providing assistance and guidance when and where necessary to help enhance bank performance is most important for its youngest affiliates where guidance is needed during their early formative stages.  As a service provider, the Company provides efficient back-office support services which can be performed centrally for all of its banks and which do not involve a direct interface with the bank customer.

Some of these functions are performed nationally from a single location, while others are performed regionally, where it is more efficient to have personnel located geographically based on their respective responsibilities in relation to the physical location of the banks.

Recent Events

On June 1, 2012, the Company effected a reorganization of several of its affiliate banks through a contribution agreement (the “Contribution Agreement”) effective as of June 1, 2012 by and among Capitol, FCC and other subsidiaries of the Corporation (the “Subsidiaries”).  Pursuant to the Contribution Agreement, the Company and the Subsidiaries contributed (i) all of the equity interests in each of Bank of Las Vegas (“BOLV”), Sunrise Bank of Albuquerque (“SBAQ”) and Indiana Community Bank (“ICB”) and (ii) over 99% of the equity interests in Sunrise Bank of Arizona (together with BOLV, SBAQ, and ICB, the “Subsidiary Banks”) to FCC in exchange for additional shares of FCC.  The Company retained its other banking subsidiaries, and the Subsidiary Banks do not represent substantially all of its assets.  Prior to the transactions effected by the Contribution Agreement (the “Contribution”), the sole asset of FCC was the common stock of Michigan Commerce Bank.  The reason for the Contribution was to create a more attractive structure for FCC for future capital raising purposes.  In addition, on June 14, 2012, FCC amended its articles of incorporation to change its corporate name from Michigan Commerce Bancorp Limited to Financial Commerce Corporation.  The resulting corporate structure after the Contribution Agreement is set forth below.

In addition to completed sales of certain bank subsidiaries, the Company has entered into definitive agreements to sell its interests (or controlling interests held by bank-development subsidiaries) in the following institutions which are pending:  Bank of Maumee, Bank of Michigan, Capitol National Bank and First Carolina State Bank.  The remaining pending bank sales are subject to regulatory approval and other significant contingencies.

The Company is currently in discussions to sell its interest in the following institutions: 1st Commerce Bank, Central Arizona Bank, High Desert Bank, Pisgah Community Bank, Summit Bank of Kansas and Sunrise Bank (Georgia).

The Company also will continue to seek a bulk sale of its non-performing assets and non-performing loans to third parties.

Any or all of the above described transactions may be completed prior to, during or after the confirmation of the Case.

Corporate Structure

CAPITOL BANCORP LIMITED
HIGH DESERT BANK
1ST COMMERCE BANK
CAPITOL NATIONAL BANK
First Carolina STATE BANK
MICHIGAN COMMERCE BANK
BANK of MAUMEE
PISGAH COMMUNITY BANK
INDIANA COMMUNITY BANK
BANK OF LAS VEGAS
BANK OF MICHIGAN
SUMMIT BANK OF KANSAS CITY
SUNRISE BANK OF ARIZONA
CENTRAL ARIZONA BANK
SUNRISE BANK
SUNRISE BANK OF ALBUQUERQUE

*Denotes Banks which are actively being marketed for divestiture or held pending sale agreements.

Capital Structure of the Debtors

Current Capitalization

The Company’s Articles of Incorporation, as amended, currently authorize the issuance of up to 1,500,000,000 shares of common stock, no par value (“Company’s Common Stock”), and 20,000,000 shares of preferred stock, 700,000 of which are designated as Series A Noncumulative Perpetual Preferred Stock (“Company’s Series A Preferred Stock”) and 20,000 of which are designated as Series X Junior Participating Preferred Stock.  Capitol’s Articles of Incorporation do not authorize the issuance of any other class of stock.  As of April 30, 2012, 50,980 shares of the Company’s Series A Preferred Stock and 41,038,938 shares of the Company’s Common Stock were outstanding.

In addition, the Company has issued debentures to Capitol Trust I and Capitol Trust XII, Delaware business trust subsidiaries of the Company.  Capitol Trust I and Capitol Trust XII purchased the debentures with the proceeds of preferred securities (which are quoted through the facilities of the OTC Market Group, categorized on the OTCQB tier under the symbols CBCR.P and CBCR.O, respectively).  Capitol also has additional trust preferred securities which were privately placed.  The Company has direct obligations with respect to and has, under certain circumstances, guaranteed the Trust Preferred Securities.  The documents governing these securities, including the indenture under which the debentures were issued, restrict the Company’s right to pay a dividend on its common stock under certain circumstances and give the holders of the Trust Preferred Securities preference on liquidation over the holders of the Company’s Common Stock.  Specifically, the Company may not declare or pay a cash dividend on its common stock if (a) an event of default has occurred as defined in the indenture, (b) the Company is in default under its guarantee, or (c) the Company has exercised its right under the debentures and the Trust Preferred Securities to extend the interest payment period.  In April 2009, Capitol announced that it had elected to defer interest payments on the Company’s subordinated debentures.  Such debentures are owned by Capitol Trust I through XII (the “Capitol Trusts”) and were funded by the Capitol Trusts’ issuance of Trust Preferred Securities.  The total estimated annual interest that would be payable on the debentures and the underlying debt securities, if not deferred, is approximately $10.7 million.  While the Company defers the payment of interest, it will continue to accrue the future interest obligation at the applicable interest rate.  Pursuant to the terms of a written agreement with the Federal Reserve Bank of Chicago, the Company is currently prohibited from making any cash payments on the debentures and Trust Preferred Securities without prior regulatory approval.  During the deferral, the Company is restricted from declaring or paying cash dividends on the Company’s Common Stock or redeeming or purchasing any shares of the Company’s Common Stock except under very limited circumstances.  The Company’s obligation under the debentures, the Trust Preferred Securities and the guarantee approximates $151.3 million (excluding Trust Preferred Securities held by Capitol and its subsidiaries) at an average interest rate currently approximating 22% per annum, payable quarterly.

The Company also issued a number of promissory notes between May and July of 2008 pursuant to that certain Note Purchase Agreement by and between the Company and the purchasers set forth therein.  There is approximately $8.43 million outstanding under the Senior Notes.  However, pursuant to the Company’s pending agreement to sell its equity interests in Bank of Michigan, approximately $1.6 million in principal amount could be discharged if, as expected, the deal is consummated in July of 2012.  In the event that the sale does not close prior to consummation of the Exchange Offers or the Effective Date of the Standby Plan, the additional $1.6 million in outstanding principal amount would receive additional shares of New Capitol Bancorp Class A Common. The Company’s Trust Preferred Securities are subordinated to the Senior Notes in all respects.

Capitalization of Restructured Debtors

Following the reorganization and pursuant to the Standby Plan, the Company’s amended and restated articles of incorporation will authorize Twenty Million and Two Hundred Thousand (20,200,000) shares consisting of (i) Two Hundred Thousand (200,000) shares of Preferred

Stock, no par value per share (the “Preferred Stock”) and (ii) Twenty Million (20,000,000) shares of Common Stock, no par value per share (the “Common Stock”).

The Common Stock will be divided into three classes:  New Capitol Bancorp Class A Common Stock (as used in this section, “Class A Common”), New Capitol Bancorp Class B Common Stock (“Class B Common”) and New Capitol Bancorp Class C Common Stock (the “HoldCaps Common”).

Class A and Class B Common

The Class A Common shall consist of Five Million (5,000,000) shares, each of which will have 4.1932 votes on all matters before the Company’s securityholders.  The Class A Common will have a Standby Plan value of approximately $15,333,360, and, immediately following the Effective Date, the Company anticipates that approximately 766,668 shares of Class A Common will be issued and outstanding.

The Class B Common shall consist of Ten Million (10,000,000) shares, each of which will have one (1) vote on all matters before the Company’s securityholders.  The Class B Common will have a Standby Plan value of approximately $77,666,640, and, immediately following the Effective Date, the Company anticipates approximately 3,883,332 shares of Class B Common will be issued and outstanding.  Except with respect to voting rights, the shares of Class A Common and Class B Common will be equal in all respects.

HoldCaps Common

The HoldCaps Common shall consist of Five Million (5,000,000) shares, each of which will have 0.1469 of a vote on all matters before the Company’s securityholders.  The HoldCaps Common shall also be subject to redemption and a dividend preference as follows.

The HoldCaps Common is not subject to any mandatory redemption, sinking fund or other similar provisions. The HoldCaps Common is not redeemable prior to the fourth (4th) anniversary of the issuance date of such HoldCaps Common and will not be redeemable by the Corporation after such date unless dividends payable on shares of the Series A Preferred Stock have been declared and paid in full to the holders of such Series A Preferred Stock. On and after that date, HoldCaps Common will be redeemable at the option of the Company, in whole or part (in accordance with the language below), at the Redemption Price (as defined below) for each share.  Holders of HoldCaps Common will have no right to require the redemption or repurchase of HoldCaps Common.  The Company shall only be entitled to partially redeem the HoldCaps Common of a holder provided that the Company makes such payment without reduction for withholding taxes.  If the Company is required under applicable law to withhold tax on a payment to a Class C Redeemable holder, the Company shall be entitled to undertake such partial redemption provided that the holder receives, taking into account such withholding, the amount to which it would be entitled if such withholding requirement did not apply. Each holder of HoldCaps Common shall, upon request of the Company, furnish the Company information as to such holder’s actual and constructive ownership for tax purposes of any of the Company’s stock that is reasonably relevant to the Company’s determination of whether withholding is required under applicable law; provided that if the holder does not furnish the Company such information within 60 days of the Company’s request, then the holder shall be deemed to have represented that it does not actually or constructively own stock for tax purposes in the Company other than the HoldCaps Common that it received on the Effective Date.  For purposes of clarity, each holder of HoldCaps Common shall timely provide all tax forms to the Company that are relevant to the determination of whether tax withholding is required.  In the event that the Company determines, after any partial redemption from a holder, that withholding was required with respect to a payment to that holder, then the Company shall be entitled to withhold amounts on any subsequent payments to which that holder would otherwise be entitled as a result of its ownership of such stock.

If any shares of HoldCaps Common are to be redeemed, the notice of redemption must be given by first class mail to the holders of record of HoldCaps Common to be redeemed, mailed not less than 60 days nor more than 90 days prior to the date fixed for redemption thereof. Each notice of redemption will include a statement setting forth: (i) the Redemption Date; (ii) the calculation of the Redemption Price; (iii) the number of shares of HoldCaps Common to be redeemed and, if less than all the shares held by a holder are to be redeemed, the number of such shares to be redeemed from such holder; (iv) the Redemption Price; and (v) the place or places where the certificates evidencing shares of HoldCaps Common are to be surrendered for payment of the Redemption Price.  If notice of redemption of any shares of HoldCaps Common is duly given and if the funds necessary for such redemption have been set aside by the Company for the benefit of the holders of any shares of HoldCaps Common so called for redemption, then, on and after the redemption date, such shares of HoldCaps Common shall no longer be deemed outstanding and all rights of the holders of such shares of HoldCaps Common will terminate, except the right to receive the Redemption Price. Any notice of redemption, once given, shall be irrevocable.

In case of any redemption of only part of the shares of HoldCaps Common at the time outstanding, the shares of HoldCaps Common to be redeemed shall be selected either pro rata, by lot or in such other manner as the Corporation may determine to be equitable and permitted by the rules of any stock exchange on which the HoldCaps Common is listed, if applicable.

For purposes of the foregoing:

“Redemption Price” shall equal the greater of (i) Fifty Million Dollars ($50,000,000) divided by the number of shares of HoldCaps Common issued and outstanding as of the Plan Calculation Date, and (ii) the sum of (a) the Tangible Net Asset Value (as defined below) of the Company as of the Calculation Date divided by the total number of shares of Class A Common, Class B Common and HoldCaps Common issued and outstanding as of the Calculation Date, and (b) the Plan Adjustment Value divided by the number of shares of HoldCaps Common issued and outstanding as of the Plan Calculation Date.

  “Redemption Date” means any date specified by the Company that is at least four (4) years after the date of issuance of the HoldCaps Common and noticed to the holders of HoldCaps Common at least ten (10) days in advance of such redemption.

  “Calculation Date” means the last day of the fiscal quarter immediately preceding the Redemption Date.

  “Plan Calculation Date” means the Effective Date.

 “Plan Adjustment Value” means the greater of (A) zero (0), and (B) Fifty Million Dollars ($50,000,000) minus the result obtained by multiplying (i) Tangible Net Asset Value as of the Plan Calculation Date by (ii) the result of dividing (a) the total number of shares of HoldCaps Common issued and outstanding as of the Plan Calculation Date by (b) the total number of shares of Class A Common, Class B Common and HoldCaps Common issued and outstanding as of the Plan Calculation Date.

 “Tangible Net Asset Value” means total assets minus (i) intangible assets, (ii) deferred tax assets, (iii) total liabilities, and (iv) total liquidation value of Preferred Stock, in each case, calculated by the Company on a consolidated basis in accordance with generally accepted accounting principles (“GAAP”).  For the avoidance of doubt and notwithstanding any provision of GAAP to the contrary, Tangible Net Asset Value shall be calculated net of goodwill and deposit premiums.

Dividends

So long as any share of the HoldCaps Common remains outstanding, unless as to a dividend payment date holders of the HoldCaps Common receive cash dividends equal to ninety-five percent (95%) of all of the cash dividends declared and paid on the Company’s Common Stock for such dividend period have been declared and paid or declared and a sum sufficient for the payment of those dividends declared on the HoldCaps Common has been set aside for the dividend period then ending, the Company will not, during such dividend period, declare or pay any dividend on, make any distributions relating to any Common Stock, junior securities or parity securities of the Corporation.  At no time while any share of the HoldCaps Common remains outstanding will the Company redeem, purchase, acquire or make a liquidation payment relating to, any Common Stock (except with respect to a liquidation payment), junior securities or parity securities of the Corporation or redeem, purchase or acquire any Preferred Stock, or make any guarantee payment with respect thereto, other than:

1.
purchases, redemptions or other acquisitions of shares of the Company’s securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

2.
purchases of shares of the Common Stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan;

3.
as a result of an exchange or conversion of any class or series of the Company’s for any other class or series of the Company’s securities (provided that such exchange or conversion shall not result in the exchange of securities pari passu or junior to the HoldCaps for securities senior to HoldCaps); or

4.	the purchase of fractional interests in shares of Company’s securities pursuant to the conversion or exchange provisions of the Company’s securities or the security being converted or exchanged.

The foregoing restriction, however, will not apply to (i) any of the rights of the Preferred Stock (unless expressly provided for in the terms of such Preferred Stock) or (ii) any of the Company’s securities dividends paid by the Corporation where the dividend stock being paid is the same stock as that on which the dividend is being paid or involves a distribution of capital stock of, or similar equity interests in, a subsidiary or other business unit of the Company.

Series A Preferred

The Series A Preferred will consist of Two Hundred Thousand (200,000) shares, will have no maturity and no preemptive or conversion rights.  The Standby Plan Value of the Series A Preferred is approximately $45,000,000 – though this amount may be significantly higher or lower depending on a number of factors, including but not limited to the input of the Company’s primary regulators, the need for capital in the subsidiary banks, the appetite of investors, tax considerations and the price at which the Company may bulk sale certain non performing assets.  The Series A Preferred will also contain the features described below.

Dividends

Dividends on the Series A Preferred will be cumulative and will be payable quarterly in arrears, but only when, as and if declared by the board of directors, on January 15, April 15, July 15 and October 15 of each year (each, a “Dividend Payment Date”) commencing on January 15, 2013.  Dividends will accrue and be payable at a fixed rate equal to the market rate for such instruments, which is expected to be 10% per annum (but may be higher or lower), and shall accumulate to the extent not paid on the Dividend Payment Date first following the dividend period for which they accrue. As used herein, the term “accrued” with respect to dividends includes both accrued and accumulated dividends.

Dividend Stopper

In addition, if full quarterly dividends on all outstanding shares of the Series A Preferred for any dividend period have not been authorized, declared and paid or set aside for payment, the Company will be prohibited from declaring or paying dividends with respect to, or redeeming, purchasing or acquiring any of, the Company’s junior securities during the next succeeding dividend period, other than:

1.
redemptions, purchases or other acquisitions of junior securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan;

2.
any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto; and

3.	conversions into or exchanges for other junior securities and cash solely in lieu of fractional shares of the junior securities.

If dividends for any dividend payment date are not paid in full on the shares of the Series A Preferred and there are issued and outstanding shares of parity securities for which such dividend payment date is also a scheduled dividend payment date, then all dividends declared on shares of the Series A Preferred and such parity securities on such date shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full quarterly dividends per share on the shares of the Series A Preferred and all such parity securities otherwise payable on such date (subject to their having been authorized by the board of directors and declared by the Company out of legally available funds and including, in the case of any such parity securities that bear cumulative dividends, all accumulated but unpaid dividends) bear to each other.

Redemption

The Series A Preferred is perpetual and has no maturity date. The Company may redeem the Series A Preferred at its option, (i) in whole or in part, from time to time, on any dividend payment date on or after October 15, 2017 or (ii) in whole but not in part, at any time following a regulatory capital treatment event (as defined herein), at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends and, in the case of a redemption following a regulatory capital treatment event, the pro rated portion of dividends, whether or not declared, for the dividend period in which such redemption occurs. If the Company redeems the Series A Preferred, the depositary will redeem a proportional number of depositary shares. Neither the holders of Series A Preferred nor holders of depositary shares will have the right to require the redemption or repurchase of the Series A Preferred.

Any redemption of the Series A Preferred is subject to the Company’s receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the Series A Preferred.  The Company may redeem the HoldCaps Common at any time without penalty or additional consideration to the holders of Series A Preferred.

Liquidation Rights

Upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up, holders of the Series A Preferred will be entitled to receive, out of the Company’s assets that are legally available for distribution to shareholders, before any distribution is made to holders of the Company’s Common Stock or other junior securities, a liquidating distribution in the amount of $1,000 per share of the Series A Preferred plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Distributions will be made pro rata as to the Series A Preferred and any other parity securities and only to the extent of the Company’s assets, if any, that are available after satisfaction of all liabilities to creditors.

Voting Rights

Holders of the Series A Preferred will have no voting rights, except with respect to certain fundamental changes in the terms of the Series A Preferred and certain other matters. In addition, if dividends on the Series A Preferred are not paid in full for seventeen (17) dividend periods, whether consecutive or not, the holders of the Series A Preferred, acting as a class with any other parity securities having similar voting rights, will have the right to elect two directors to the Company’s board. The terms of office of these directors will end when the Company has paid or set aside for payment full quarterly dividends for four consecutive dividend periods.

Ranking

The Series A Preferred will rank, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, senior to the Company’s Common Stock and each other class or series of preferred stock the Company may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred as to dividend rights and rights on liquidation, winding up and dissolution of the Company.

Capitalization of FCC

Following the reorganization, FCC will remain a wholly owned affiliate of the Company.  However, to provide for future flexibility, FCC’s articles of incorporation will be revised to authorize (but not necessarily issue) the same capital stock, with the same rights and preferences, as described above with respect to the Company.

Events Leading to the Chapter 11 Filing

Economic conditions throughout the United States, and in the regions in which the Company and its banking operations are located, have deteriorated to an extent not experienced since the “Great Depression” of the 1930s.  The Company’s operations are focused on community banking and helping small, local businesses meet their financial needs, primarily through making loans to those businesses and their owners, funded by locally-gathered deposits.  A substantial portion of those loans are secured by commercial real estate property, as part of the overall collateral to support those individual loans.  In this adverse economic environment, small businesses and their owners have suffered significant financial hardships, which preclude repaying loans in accordance with their terms.  In addition, recent economic factors have resulted in a variety of stresses impacting depositors and the availability of deposits to fund lending activities.  Further, and more importantly, the underlying values of the real estate collateral have plummeted in this sustained adverse environment, resulting in massive loan losses and dramatic growth in levels of nonperforming assets not seen previously in the banking industry in general and, in particular, at the Company.  Prospects of economic recovery are uncertain, unpredictable and subject to variables completely outside the control or influence of financial institutions, including the Company.

The Company has incurred significant losses from operations in periods since 2007.  In addition, the Company has experienced significant increases in nonperforming loans, foreclosed real estate, loan losses and other adverse circumstances including, but not limited to, a very material erosion of the Company’s common equity and related regulatory capital levels, resulting in the Company becoming classified as less than adequately-capitalized from a regulatory perspective.  In 2009, the Company entered into a written agreement with the Federal Reserve Bank of Chicago (its primary federal regulator) which requires the Company to improve operating results and its overall condition, in addition to refraining from a number of activities without prior written consent from that Federal Reserve Bank.  The current less than adequately-capitalized classification of the Company exposes it to increased regulatory scrutiny and enforcement action or other materially adverse consequences.

As of March 31, 2012, there were several significant adverse aspects of the Company’s consolidated financial position and results of operations which led to the Company’s serious consideration of a bankruptcy filing.  These factors include, but are not limited to, the following:

•	An equity deficit approximating $121.3 million;

•	Regulatory capital classification on a consolidated basis as less than “adequately-capitalized” and related negative amounts and ratios;

•	Numerous banking subsidiaries with regulatory capital classification as “undercapitalized,” or “significantly-undercapitalized”;

•
Certain banking subsidiaries which are generally subject to formal regulatory agreements have received “prompt corrective action” notifications and/or directives from the FDIC, which require timely action by bank management and the respective boards of directors to resolve regulatory capital ratios which result in classification as less than “adequately-capitalized” (the basis of a PCAN) or to submit an acceptable capital restoration plan to the FDIC (the basis of a PCAD), and it is likely additional PCANs and/or PCADs may be issued in the future and/or the banking subsidiaries may be unable to satisfactorily resolve such notices and/or directives;

•
In 2010 and 2011, the Company sold several of its banking subsidiaries and has other divestiture transactions pending.  The proceeds from those divestitures have been redeployed at certain remaining banking subsidiaries which have experienced a significant erosion of capital due to operating losses.  While such proceeds have been a significant source of funds for redeployment, the Company has increasingly fewer bank subsidiaries available to execute this strategy;

•
The Company and substantially all of its banking subsidiaries are operating under various regulatory agreements (formal and informal) which place a number of restrictions on them and impose other requirements limiting activities, requiring the preservation of capital and improvement in regulatory capital measures, the reduction of nonperforming assets and other things for which the entities have not achieved full compliance;

•	The Company has experienced continued elevated levels of nonperforming loans and other nonperforming assets as a percentage of consolidated loans and total assets, respectively; and

•	Significant losses from operations in 2011, 2010 and 2009, resulting primarily from provisions for loan losses, costs associated with foreclosed properties and other real estate owned and, in 2010, an impairment charge to operations for the write-off of previously-recorded goodwill ($64.5 million).

The foregoing considerations raise significant doubt as to the Company’s ability to continue as a going concern, and led to the Debtors’ formulation of the Standby Plan.

Timing of the Chapter 11 Cases

Subject to receiving the requisite acceptances on the Standby Plan and assuming the Company does not reach the requisite Threshold in the Exchange Offer, the Debtors intend to commence the Chapter 11 Cases as early as July 30, 2012.  The Debtors have no debtor-in-possession financing and very limited sources of their own cash.  The Debtors therefore do not expect the Chapter 11 Cases to be protracted.  In fact, the Debtors will request confirmation of the Standby Plan at the earliest possible opportunity.  Assuming that the Standby Plan is confirmed at that hearing, the Standby Plan provides that the Effective Date will be the Business Day on which all conditions to the consummation of the Plan have been satisfied or waived (as provided in Article VIII of the Plan). See “The Standby Plan -- Conditions Precedent to the Standby Plan’s Confirmation and the Effective Date” below.  The Effective Date could be the same day as the Confirmation Hearing.  In fact, the Debtors will endeavor to cause the Standby Plan to become effective on that date.  Obviously, there can be no assurance that this projected timetable can be achieved.

The Debtors believe it is important that the length of its stay in chapter 11 be as short as possible.  The reason is that chapter 11 poses serious risks to a business like the Debtors’, which is almost entirely dependent on its subsidiary banks.  The subsidiary banks, in turn, are highly dependent on the confidence of their depositors, as customer deposits are the chief source of funds the subsidiary bank use to make loans.  Notwithstanding that customer deposits are insured by the FDIC, there is a substantial risk that depositors could move their deposits to another banking institution for fear that a prolonged bankruptcy would put their money at risk.  Such a “run on the banks” would have disastrous consequences for the Debtors.  Moreover, the Equity Infusion will not take place unless and until the Standby Plan is confirmed, and is a critical part of any chance of confirmation.  Without the Equity Infusion, or with a significant delay to the Equity Infusion, certain subsidiary banks will be in imminent danger of seizure.  Such a seizure would result in the assessment of cross guaranty liability on the Reorganized Debtor and their subsidiary banks.  Indeed, the Debtors’ businesses and enterprise value would be so endangered by such a result that they believe that a prolonged chapter 11 proceeding likely will result in the complete collapse of the businesses and the total evaporation of all going concern value.  It therefore is critical that the simple, straightforward restructuring of the claims and equity security interests contemplated by the Standby Plan be effectuated as expeditiously as possible.

Means for Implementation of the Plan

    Recapitalization Transaction.  The Equity Infusion and the Restructuring Transactions contemplated herein are part of an overall effort to deleverage the Company and provide sound regulatory capital to its subsidiary banks.  Pursuant to the Equity Infusion, the Company will offer shares of New Capitol Bancorp Class B Common Stock and Series A Preferred Stock in an aggregate principal amount of up to $115,000,000.  Of this potential amount, $70 million will result in the issuance of New Capital Bancorp Class B Common Stock, and $45 million would result in the issuance of New Capitol Bancorp Series A Preferred Stock.  The $45 million in Series A Preferred could vary significantly, depending on the input of the Company’s primary regulators, the Company’s subsidiary banks’ need for capital, investor appetite, the price at which the Company is able, if at all, to bulk sale non performing assets and other typical contingencies associated with a capital raise.

The Company expects that the New Capitol Bancorp Class B Common Stock and Series A Preferred Stock issued in connection with the Equity Infusion will be offered and sold as a private placement under section 4(2) of the Securities Act and Regulation D thereunder, or Rule 144A of the Securities Act, to institutional Accredited Investors and qualified institutional buyers, as applicable, that would each acquire up to a number of shares of New Capitol Bancorp Class B Common Stock representing 4.9% of the total outstanding voting power of the New Capitol Bancorp Common Stock upon completion of the Equity Infusion (each such investor, an “Equity Investor”).  The Company expects that the offering to the Equity Investors would commence within a short period prior to the Petition Date and that the Equity Investors would enter into agreements to acquire the New Capitol Bancorp Class B Common Stock and Series A Preferred Stock immediately prior to the Petition Date, with the closing of any such acquisition to close upon confirmation of the Standby Plan.

The Company expects to grant registration rights to the Equity Investors, pursuant to which such Equity Investors may cause the Company to register with the SEC under the Securities Act all or part of the shares of New Capitol Bancorp Class B Common Stock and Series A Preferred Stock held by such Equity Investors.

Neither this Memorandum and Disclosure Statement nor the Standby Plan constitutes an offer to sell or the solicitation of an offer to buy any Securities in connection with the Equity Infusion. The Securities that will be offered in the Equity Infusion will not be registered with the SEC and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act.

The offering proceeds raised through the Equity Infusion will then be used to (i) make the distributions contemplated under the Standby Plan, (ii) pay the costs and expenses associated with the Chapter 11 Cases and the transactions related to the recapitalization and (iii) contribute capital to the subsidiary banks.

Description of Securities Purchase Agreement.  The Equity Infusion will take place pursuant to a Securities Purchase Agreement between the Company and the Equity Investors (the “SPA”).  Pursuant to the SPA, the Reorganized Debtor will issue and sell to the Equity Investors (a) an aggregate of Three Million Five Hundred Thousand shares of the New Capitol Class B Common Stock, representing Forty Six and Nine-Tenths percent (46.9%) of the outstanding voting power of the securities of the Reorganized Debtor, in exchange for an aggregate purchase price of Seventy Million Dollars ($70,000,000); and (b) an aggregate of approximately Forty-Five Thousand shares of the Company’s nonvoting “Series A Preferred Stock”, no par value per share (the “Series A Preferred”; together with the New Capitol Class A Common, the “Shares”), in exchange for an aggregate purchase price of approximately Forty-Five Million Dollars ($45,000,000) which number may vary substantially based on regulatory input, the

Company’s subsidiary banks’ need for capital, the appetite of investors, the price at which the Company’s subsidiary banks may bulk sell nonperforming assets, and other contingencies associated with a capital raise. The Reorganized Debtor, at its option, may choose not to issue any Shares pursuant to the SPA to the extent that such Shares would, together with any other voting securities of the Reorganized Debtor owned by an Equity Investor, result in such Equity Investor, either acting alone or together with any other Person or entity that may be affiliated with such Equity Investor, or deemed to be acting in concert with such Equity Investor owning or controlling more than (i) four and nine tenths percent (4.9%) of the total voting equity of the Reorganized Debtor (or, if such Equity Investor is an investment company, nine and nine tenths percent (9.9%) of the total voting equity of the Reorganized Debtor) or (ii) nine and nine tenths percent (9.9%) of any class of voting security of the Reorganized Debtor; provided that, under certain circumstances, the Reorganized Debtor may allow Equity Investors to exceed such thresholds, subject to receipt of all necessary regulatory approval.

The closing of the Equity Infusion would occur upon the satisfaction of the following closing conditions (the “Closing”):

•	the Reorganized Debtor shall have received a confirmation order from the Court with respect to the Standby Plan;

•	the Court shall have approved a motion allowing for the Equity Infusion;

•
the Reorganized Debtor shall have applied for and received a waiver of liability from the FDIC regarding any potential cross-guaranty liability that may be asserted against the Reorganized Debtor or any of its subsidiary banks;

•
receiving any necessary approvals from the Federal Reserve Board, the OCC, the Michigan Office of Financial and Insurance Regulation (“OFIR”), the FDIC and any other applicable governmental or regulatory body;

•
no Equity Investor shall have been advised by the Federal Reserve Board that such Equity Investor is required to register as a bank holding company under the Bank Holding Company Act or be required by the Federal Reserve Board to file, and receive formal non-objection for, a notice under the Change in Bank Control Act; and

•	other standard conditions to Closing.

Each of the Reorganized Debtor and the Equity Investors make standard representations and warranties in the SPA, including, with respect to the Reorganized Debtor, compliance with orders of the Court and, with respect to the Equity Investors, qualification as accredited investors under applicable securities law.

The SPA will also provide for registration rights to the Equity Investors, pursuant to which such Equity Investors may cause the Reorganized Debtor to register with the SEC under the Securities Act all or part of the shares.

In addition to the Equity Infusion, based on regulatory input, the Company may embark on a larger capital raise, at any time prior to or after the Effective Time. The Company anticipates that any capital raised in excess of the amounts described herein will result in the issuance of additional Series A Preferred Stock.

Also, whether or not the Company files a Chapter 11 Case, the company intends to cause its subsidiary banks to bulk sale non performing assets and loans.  Such sales are designed to improve the financial position of the subsidiary banks, and such sales may take place at any time prior to or after the Effective Time.  The Projections set forth herein reflect the Company’s current valuation of such non performing assets.  However, there can be no assurance that the Company’s subsidiary banks will be able to sell these non performing assets at such levels.  The Company expects that so long as the Equity Infusion reflects a valuation not materially different from those set forth in the Projections, the sale of non performing assets at a value less than that set forth in the Projections will not have a material effect on the Standby Plan at any time before or after the Effective Date.

Continued Corporate Existence.  The Reorganized Debtors shall each continue to exist as corporate entities, in accordance with the applicable law in the jurisdiction in which they are incorporated, under their respective certificates of incorporation and by-laws in effect before the Effective Date, except as such certificates of incorporation and bylaws are amended by this Plan.  In the future, either Reorganized Debtor may acquire other businesses or merge with other entities.

Amended Articles of Incorporation and Bylaws.  On the Effective Date, Reorganized Capitol Bancorp shall adopt the Amended and Restated Articles of Incorporation (including the Certificate of Designations for the Series A Preferred) and the Amended and Restated Bylaws substantially in the form of Annexes D and E attached hereto, and shall file the Amended and Restated Articles of Incorporation with the State of Michigan Department of Licensing and Regulatory Affairs.  The Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws for Reorganized Capitol Bancorp shall include, among other things, under Section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities.

On the Effective Date, Reorganized FCC shall adopt the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws substantially in the form of Annexes F and G attached hereto, and shall file the Amended and Restated Articles of Incorporation with the State of Michigan Department of Licensing and Regulatory Affairs.  The Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws for Reorganized FCC shall include, among other things, under Section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities.

Administration of the Plan.  The Disbursing Agent shall administer the Standby Plan on the Debtors’ behalf.  The Disbursing Agent will: (1) collect property of the Debtors’ estates; 2) pay the Debtors’ retained professionals pursuant to Court order authorizing such payment; (3) adjust and pay post-confirmation claims against the Debtors; (4) prosecute and/or compromise and settle claims and causes of action held by the Debtors against other parties, including, but not limited to claims arising under chapter 5 of the Bankruptcy Code; (5) disburse the distributions required by the Standby Plan; and (6) carry out any other duties that the Debtors are required to perform under applicable law.

Certain Regulatory Actions. Except as otherwise specifically provided herein, nothing in this Standby Plan shall affect any regulatory or enforcement action not in conflict herewith instituted by the Banking Regulators at any time before or after the Effective Date.

Issuance of New Capitol Bancorp Stock.  As of the Effective Date, the issuance of New Capitol Bancorp Stock will be authorized without further act or action under applicable law, regulation, order or rule.  All such stock to be issued will be deemed issued as of the Distribution Date regardless of the date on which it is actually distributed.  The issuance and distribution of the New Capitol Bancorp Stock is exempt from the registration requirements of the Securities Act and any state or local laws requiring registration, by reason of one or more exemptions therefrom, including section 4(2) thereof, and the issuance of such stock is exempt from the registration requirements of the Securities Act and similar state statutes pursuant to section 1145 of the Bankruptcy Code.

Current Directors of the Company

Pursuant to Michigan law and the Company’s bylaws, the Company’s business, property and affairs are managed under the direction of its board of directors.  The Company’s board of directors has responsibility for establishing broad corporate policies and for the Company’s overall performance and direction, but is not involved in the Company’s day-to-day operations.  Members of the board of directors are kept informed of the issues facing the Company by participating in board and committee meetings and by reviewing information provided to them on a periodic basis.  Board members also have ongoing discussions with the Company’s executive officers to update them on matters relating to the Company.

The Company’s amended and restated bylaws establish that the number of directors shall not be less than five nor more than twenty-five.  Currently, the Company’s board of directors has set the number of directors at seventeen.  The bylaws provide that its board of directors be split into three classes: Class I, Class II and Class III.  Class I currently has five directors, Class II has seven directors and Class III has four directors.

The following table sets forth the members of each class of the board of directors of the Company and information furnished by them regarding their age and principal occupation for at least the past five years, as of March 1, 2012.  Except as otherwise disclosed in the biographical information, no director or executive officer is related to any other director or executive officer by blood, marriage or adoption.

            Class II Directors with Terms Expiring in 2012
Michael J. Devine
Mr. Devine is an attorney and was previously a member of the board of directors of Sun Community Bancorp Limited, which was merged with and into the Company.  Mr. Devine is 70 years of age, has served as a director of the Company since 2002 and has served as a director and/or chairman of several of the Company's bank affiliates. Additionally, he currently serves as chief of the Special Assets Group of Michigan Commerce Bank, an affiliate of the Company.
Gary A. Falkenberg, D.O.
Dr. Falkenberg is a retired doctor of osteopathic medicine.  He currently serves as director of medical education for St. Joseph Mercy Hospital Residency Programs.  Dr. Falkenberg was a founding director of the Company and has served as a director of the Company and/or its first bank affiliate since 1982.  Dr. Falkenberg is 73 years of age.

Joel I. Ferguson
Mr. Ferguson is chairman of Ferguson Development, L.L.C. and a director of Maxco, Inc.  Mr. Ferguson formerly served as a member of the board of directors of the Company’s affiliate, Nevada Community Bancorp Limited, which was merged with and into the Company.  Mr. Ferguson joined the board of directors of the Company and/or its first bank affiliate in 1982 as a founding director.  Mr. Ferguson is 73 years of age.

H. Nicholas Genova
Mr. Genova is chairman and chief executive officer of Washtenaw News Company, Inc. and president of H. N. Genova Development Company and Delivery Unlimited.  Mr. Genova previously served on the board of directors of Ann Arbor Commerce Bank, an affiliate of the Company, until it was merged with certain other affiliates of the Company and was renamed Michigan Commerce Bank in 2009.  Mr. Genova was elected to the Company’s board in 1992 and is 72 years of age.

Steven L. Maas
Mr. Maas is co-owner of River Valley Title, L.L.C. and an attorney.  He is also president and treasurer of Maas Asset Management, Inc. and a member of T & S Maas Investment Group, L.L.C.  He formerly served as a member of the board of directors of Grand Haven Bank and Portage Commerce Bank, which were affiliates of the Company that were merged with and into Michigan Commerce Bank in 2009.  Mr. Maas also serves on the board of directors of Access BIDCO, L.L.C., of which some of the Company’s banking subsidiaries own a membership interest.  Mr. Maas was elected to the board of the Company in 2009 and is 53 years of age.

Myrl D. Nofziger
Mr. Nofziger is Chairman of Hoogenboom Nofziger and previously served as a member of the board of directors of the Company’s affiliate, Indiana Community Bancorp Limited, which was merged with and into the Company.  Mr. Nofziger was elected to the board of the Company in 2003 and is 72 years of age.

David O’Leary	Mr. O’Leary is the secretary of the Company. He is chairman of O’Leary Paint Company. Mr. O’Leary was a founding director of the Company and has served as a director of the Company and/or its first bank affiliate since 1982 and is 81 years of age.  He formerly served on the board of directors of the Company’s affiliate, First California Northern Bancorp, which was merged with and into the Company.

                 Class III Directors with Terms Expiring in 2013
Joseph D. Reid
Mr. Reid is the chairman, chief executive officer and founder of the Company. He served as chairman and chief executive officer of Sun Community Bancorp Limited, which was merged with and into the Company.  Mr. Reid also serves as the chairman of Michigan Commerce Bank, an affiliate of the Company.  He has served as a director of the Company and/or its first bank affiliate since inception in 1982.  Mr. Reid is 69 years of age.

James C. Epolito
Mr. Epolito currently serves as managing director of Health Management Associates.  He previously served as president of Delta Dental of Michigan from April 2009 until January 2010, and as president and chief executive officer of the Michigan Economic Development Corporation from 2005 to 2009.  Prior to 2005, he served as president and chief executive officer of the Accident Fund Company.  Mr. Epolito was elected to the Company’s board in 1999 and is 57 years of age.

Kathleen A. Gaskin
Ms. Gaskin is a retired real estate associate broker.  She was with the firm of Tomie Raines, Inc. from 1992 to 2009, and was a realtor and associate broker from 1968 to 2009.  Ms. Gaskin has been a member of the board of directors of the Company and/or its first bank affiliate since 1982 as a founding director.  Ms. Gaskin is 70 years of age.

Michael L. Kasten
Mr. Kasten is a vice chairman of the Company’s board of directors.  He is managing partner of Kasten Investments, L.L.C.  He was formerly vice chairman and a director of Sun Community Bancorp Limited, which was merged with and into the Company, and currently serves as a director, chairman and/or vice chairman of several of the Company’s affiliates.  Mr. Kasten is 66 years of age and has served as a director since 1990.

                 Class I Directors with Terms Expiring in 2014

Lyle W. Miller
Mr. Miller is a vice chairman of the Company’s board of directors.  He is president of L.W. Miller Holding Company. Mr. Miller is 68 years of age and has served as a founding director of the Company and/or its first bank affiliate since 1982.  Mr. Miller formerly served as a member of the board of directors of Amera Mortgage Corporation.

Paul R. Ballard	Mr. Ballard is a retired executive vice president of the Company and retired president and chief executive officer of Portage Commerce Bank,

the Company’s second bank affiliate. Mr. Ballard has been a director of the Company since 1990. Mr. Ballard is 62 years of age.
Lewis D. Johns
Mr. Johns is the president of Mid-Michigan Investment Company.  Mr. Johns formerly served as a member of the board of directors of the Company’s affiliate, Nevada Community Bancorp Limited, which was merged with and into the Company.  He has served on the board of directors of the Company and/or the Company’s first bank affiliate since 1982 as a founding director and is 68 years of age.

Calvin D. Meeusen, CPA
Mr. Meeusen is a certified public accountant.  He served as a member of the board of directors of Grand Haven Bank and Kent Commerce Bank, which merged with certain other affiliates of the Company in 2009.  Mr. Meeusen currently serves as a member of the board of directors of the merged entity, which was renamed Michigan Commerce Bank following the merger.  He has served as a member of the board of directors of the Company since January 2011 and is 68 years of age.

Cristin K. Reid
Ms. Reid is the corporate president of the Company.  She was previously chief operating officer, chief administrative officer, executive vice president, general counsel and has served in other various executive capacities at the Company since 1997.  Ms. Reid was appointed to the Company’s board of directors in 2001.  She formerly served on the boards of the following affiliates of the Company: Nevada Community Bancorp Limited, which was merged with and into the Company; Camelback Community Bank, which was merged with and into Sunrise Bank of Arizona; and Portage Commerce Bank and Ann Arbor Commerce Bank, which were both affiliates of the Company until they were merged with and into Michigan Commerce Bank in 2009.  She is currently chairman of the Company’s affiliate Capitol National Bank, and the chairman and chief executive officer of Capitol Development Bancorp Limited III, IV, V, VI, VII and VIII.  Ms. Reid is 43 years of age, a daughter of Joseph D. Reid and wife of Brian K. English, the Company’s general counsel.

the Company’s current executive officers are as follows:

Name	Position with Capitol	Officer Since

Joseph D. Reid	Chairman of the Board and CEO	1988
Brian K. English	General Counsel	2001
David D. Fortune	Chief Credit Officer	2004
Nicholas G. Hahn	Interim Chief Financial Officer	2011

Michael M. Moran	Chief of Capital Markets	2000
Cristin K. Reid	Corporate President	1997
Todd C. Surline	Chief Administrativ Officer	2007
Bruce A. Thomas	President of Bank Operations	1998

   For more information with respect to Ms. Reid and Mr. Reid, see Class I Directors with Terms Expiring in 2014 and Class III Directors with Terms Expiring in 2013.

Brian K. English – Mr. English has served in his current capacity as General Counsel since 2001.

David D. Fortune – Mr. Fortune has served as Chief Credit Officer for the Company since 2004.  Prior to that time, he was a Senior Vice President/Credit Administration for the Company.

Nicholas G. Hahn – Mr. Hahn joined the Company in 2011 as Interim Chief Financial Officer.  He previously served as Interim Chief Financial Officer to NewDay Financial, LLC, and as Chief Financial Officer of Senior Lending Network.

Michael M. Moran – Mr. Moran joined the Company in 2000 as the Executive Vice President of Corporate Development and currently serves as Chief of Capital Markets.

Todd C. Surline – Mr. Surline joined the Company in 2007 as Chief of Human Capital Management.  He previously served as Vice President of Human Resources of Michigan State University Federal Credit Union.  He currently serves as Chief Administrative Officer.

Bruce A. Thomas – Mr. Thomas joined the Company in 1998 as Senior Vice President of Risk Management.  He has also served as Chief Operating Officer and President of the Easter Regions, and currently serves as President of Bank Operations.  Effective December 2010, Mr. Thomas also began serving as acting interim president of the Company’s largest banking subsidiary, Michigan Commerce Bank.

Directors of Reorganized Capitol.  On the Effective Date, the Board of Directors of Reorganized Capitol shall be comprised initially of nine (9) persons with three (3) vacancies to be filled by the Board of Directors of Reorganized Capitol following the Effective Date, consistent with its First Amended and Restated Articles of Incorporation and the Amended Second Amended and Restated Bylaws.  The nine (9) persons constituting the Board of Directors of Reorganized Capitol shall be the following persons which are the current members of the Executive Committee of the Board of Directors of Capitol, the Corporate President, the chair of the Audit Committee of Capitol and the Audit Committee Financial Expert: Joseph D. Reid, Cristin K. Reid, Joel I. Ferguson, Lewis D. Johns, Michael L. Kasten, Lyle W. Miller, David J. O’Leary, Steven L. Maas and Calvin D. Meeusen.

The Amended and Restated Articles of Incorporation and the Seconded Amended and Restated Bylaws of Reorganized Capitol provide that the Board of Directors of Reorganized Capitol will be split into three classes: Class I, Class II and Class III.  Each Class will initially have four (4) directors.

The term of office of the initial Class I directors shall expire at the first regularly-scheduled annual meeting of the shareholders held in 2013, the term of office of the initial Class II directors shall expire at the annual meeting of the shareholders held in 2014, and the term of office of the initial Class III directors shall expire at the annual meeting of the shareholders held in 2015.  At each succeeding annual meeting of shareholders, directors shall be elected for a term that will expire at the third annual meeting of shareholders following such annual meeting to succeed the directors of the class whose terms expire at such annual meeting and until their successors shall be duly elected and qualified or their resignation or removal.  Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the Continuing Directors (as hereinafter defined) and an eighty percent (80%) majority of all of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which the director was chosen and until his or her successor shall be duly elected and qualified or his resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.  One vacancy in each class shall remain open until the annual meeting of shareholders of the Corporation to be held within the ninety (90) days following the effective date of these Amended and Restated Articles of Incorporation (the “First Annual Meeting”).  Additionally, one incumbent director from each of the three classes of directors shall be up for election at First Annual Meeting.

Nominations for election to any vacancies on the twelve (12) member Board of Directors at the First Annual Meeting must be received by the Corporation from shareholders of the Corporation in writing delivered, transmitted electronically, or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not more than thirty (30) days after the Effective Date.

Officers of Reorganized Capitol.  On the Effective Date, the executive officers of Reorganized Capitol will be as follows:

Name	Position with Reorganized Capitol

Joseph D. Reid	Chairman of the Board and CEO
Brian K. English	General Counsel
David D. Fortune	Chief Credit Officer
Nicholas G. Hahn	Interim Chief Financial Officer
Michael M. Moran	Chief of Capital Markets
Cristin K. Reid	Corporate President

Todd C. Surline	Chief Administrative Officer
Bruce A. Thomas	President of Bank Operations

After the Effective Date, the selection of officers of Reorganized Capitol shall be as provided by its organizational documents.

The identities of the directors and officers of Reorganized Capitol may change prior to the confirmation of the Case.  Such change in directors and/or officers of Reorganized Capitol will be effected pursuant to an amendment and/or supplement to the Standby Plan and amendment to this Offering Memorandum and Disclosure Statement.  By voting in favor of the Standby Plan, Eligible Holders acknowledge that the persons identified as the directors and officers of Reorganization Capitol may change prior to the Confirmation Date, provided that such changes are acceptable to a majority of the directors of Reorganized Capitol identified above.

Directors of Reorganized FCC.  On the Effective Date, the Board of Directors of Reorganized FCC shall be comprised initially of three (3) persons, consistent with its First Amended and Restated Articles of Incorporation and the Amended Second Amended and Restated Bylaws.  The three (3) persons constituting the Board of Directors of Reorganized FCC shall be the following persons: Joseph D. Reid, Cristin K. Reid and Bruce A. Thomas.

Officers of Reorganized FCC.  On the Effective Date, the executive officers of Reorganized FCC will be as follows:

Name	Position with Reorganized FCC
Joseph D. Reid	Chairman of the Board and CEO
Brian K. English	General Counsel
David D. Fortune	Chief Credit Officer
Nicholas G. Hahn	Interim Chief Financial Officer
Michael M. Moran	Chief of Capital Markets
Cristin K. Reid	Corporate President
Todd C. Surline	Chief Administrative Officer
Bruce A. Thomas	President of Bank Operations

After the Effective Date, the selection of officers of Reorganized FCC shall be as provided by its organizational documents.

Agreements With Management.  All employment agreements with an existing member of management who are currently subject to written employment agreements with Capitol Bancorp shall be assumed as of the Effective Date.12

Revesting of Assets.  The property of each Debtor’s estate, together with any property of either Debtor that is not property of its estate and that is not specifically disposed of pursuant to the Standby Plan, shall revest in the applicable Reorganized Debtor on the Confirmation Date.  Thereafter, each Reorganized Debtor may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Court.  As of the Confirmation Date, all property of each Reorganized Debtor shall be free and clear of all claims and interests, except as specifically provided in the Standby Plan or the Confirmation Order.

Without limiting the generality of the foregoing, the Debtors may each, without application to or approval by the Court, pay any professional fees that they incur after the Confirmation Date.

Preservation of Rights of Action.  Except as otherwise provided in the Standby Plan or the Confirmation Order, or in any contract, instrument, release, or other agreement entered into in connection with the Standby Plan, in accordance with section 1123(b) of the Bankruptcy Code, each Reorganized Debtor shall retain and may enforce, sue on, settle, and compromise (or decline to do any of the foregoing) all rights, offsets, defenses, claims or cause of action that such Reorganized Debtor or its estate may hold against any person or entity.  Each Reorganized Debtor or its successor(s) may pursue such retained rights, offsets, defenses, Claims or Cause of Action as appropriate, in accordance with the best interests of such Reorganized Debtor or its successor(s) who hold such rights.

Exemption from Certain Transfer Taxes.  Pursuant to section 1146(c) of the Bankruptcy Code, any transfers or mortgages pursuant to the Plan will not be subject to any document recording tax, stamp tax, conveyance fee, intangible or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

Effectuating Documents; Further Transactions.  The chairperson of the board of directors, president, chief financial officer, or any other appropriate officer of the Debtors, as the case may be, will be authorized to execute, deliver, file and record such contracts, instruments, releases, and other agreements or documents, and take such other actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Standby Plan.  The secretary or assistant secretary of the Debtors will be authorized to certify or attest to any of the foregoing actions.

12 The management agreements to be assumed include the employment agreements of Vik Ghei and Misha Zaitzeff.

Professional Fee Reserve.  On the Effective Date, the Reorganized Debtors will fund a professional fee escrow account (the “Professional Fee Escrow Account”) with Cash equal to the professional fee reserve amount established by the Standby Plan (the “Professional Fee Reserve Amount”) for all retained professionals in the Chapter 11 Cases (“Professionals”). The Professional Fee Escrow Account will be maintained in trust solely for the Professionals with respect to unpaid fees or expenses or for whom fees or expenses have been held back pursuant to any interim compensation order of the Court.  Such funds will not be property or be deemed property of either of the Reorganized Debtors.  The Reorganized Debtors will cause accrued Professional compensation to be paid in Cash to such Professionals from the Professional Fee Escrow Account when such claims are allowed by a Court order; provided that the Debtors’ or the Reorganized Debtors’ liability for accrued Professional compensation will not be limited nor be deemed to be limited to the funds available from the Professional Fee Escrow Account.  When all allowed Professional fee claims have been paid in full, amounts remaining in the Professional Fee Escrow Account, if any, will be paid to the Reorganized Debtors.

Professional Fee Reserve Amount.  On or before the Effective Date, the Professionals will estimate their accrued Professional compensation prior to and as of the Confirmation Date and will deliver such estimate to the Debtors.  If a Professional does not provide an estimate, the Reorganized Debtors may estimate the unpaid fees and expenses of such Professional.  The total amount so estimated as of the Confirmation Date will comprise the Professional Fee Reserve Amount; provided, however, that such estimate will not be considered an admission or limitation with respect to the fees and expenses of such Professional.

Retention of Professionals by the Reorganized Debtors.  The Reorganized Debtors will be authorized to retain attorneys, accountants, and other Professionals as necessary to implement the Plan, on any reasonable terms, without further order of the Court.  The Reorganized Debtors may retain counsel that previously represented the Debtors as chapter 11 counsel or represented any committee, and such prior representation will not be deemed a conflict of interest.  The Reorganized Debtors may pay reasonable compensation to their retained Professionals without review or approval by the Court.

Reserve for Plan Expenses.  As soon as practicable after the Effective Date, the Reorganized Debtors may set aside, deduct and reserve an amount of Cash from each of the estates’ funds that will be equal to the estimated amount of expenses required to be incurred under the Standby Plan (the “Expense Reserve”).  Any Cash in the Expense Reserve at the time of the closing of the Chapter 11 Cases shall be distributed in accordance with the priority of payment set forth in the Standby Plan and then paid to the Reorganized Debtors.  In addition, nothing therein prevents or otherwise limits the Disbursing Agent’s right or authority to use any of the estates’ funds, for payment of Plan Expenses in the ordinary course after the Effective Date.

Section 1145 Exemption.  Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of any Securities contemplated by the Standby Plan and all agreements incorporated herein, including the New Capitol Bancorp Stock, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution, or sale of securities.  In addition, under section 1145 of the Bankruptcy Code, any securities contemplated by the Standby Plan and any and all agreements incorporated herein, including the New Capitol Bancorp Stock, will be freely tradable by the recipients thereof, subject to (1) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act; (2) compliance with the rules and regulations of the SEC, if any, applicable at the time of any future transfer of such Securities or instruments; and (3) compliance with the applicable banking laws, if any, applicable at the time of any future transfer of such Securities or instruments, including without limitation, making appropriate filings with and obtaining necessary approvals from the Bank Regulators.  Notwithstanding the foregoing, if section 1145 does not apply in the case of the offering of Securities pursuant to a prepackaged solicitation, the Debtors will rely on section 4(2) of the Securities Act which provides that the registration requirements of section 5 of the Securities Act shall not apply to the offer and sale of a security in connection with transactions not involving any public offering.  By virtue of section 18 of the Securities Act, section 4(2) also provides that any state Blue Sky Law requirements shall not apply to such offer or sale.  In general, shares acquired from an issuer (such as the Debtors) in a transaction exempt under section 4(2) of the Securities Act may not be resold absent registration of such Securities for resale or an available exemption from the registration requirements under the Securities Act.  If section 4(2) of the Securities Act, rather than Section 1145 of the Bankruptcy Code, is applicable, then the shares of New Capitol Bancorp Stock issued under the Standby Plan would be subject to the aforesaid restrictions on resale and would not be freely transferable in the United States or to, or for the account or benefit of, a U.S. person, as defined in Regulation S, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Cancellation of Securities and Agreements.  On the Effective Date, except as otherwise specifically provided for in the Standby Plan, the obligations of the Debtors under any debentures and the related indentures, under any declarations and under any guarantee agreements, and any other share, note, bond, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of the Debtors giving rise to any claim or equity security interest (except such notes or other instruments or documents evidencing indebtedness or obligations of the Debtors that are specifically reinstated pursuant to the Standby Plan), will be canceled as to the Debtors, and the Reorganized Debtors will not have any continuing obligations thereunder; provided, however, notwithstanding confirmation of the Standby Plan or the occurrence of the Effective Date, any such indenture or agreement that governs the rights of the holder of a claim or equity security interest will continue in effect solely for purposes of allowing holders to receive distributions under the Standby Plan as provided therein.  On the Effective Date, except to the extent otherwise provided in the Standby Plan, any indenture agreement or other instrument relating to any of the foregoing (including without limitation, any indentures, debentures, guarantee agreements and declarations), will be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder will be fully released and discharged.

Cancellation of Existing Rights to Acquire Equity Securities.  Except as otherwise expressly provided in the Standby Plan, on the Effective Date, all of the agreements and other documents evidencing a right of any Holder of any Equity Security of either Debtor to acquire any Equity Security of either Debtor shall be deemed automatically cancelled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the applicable Debtor thereunder shall be discharged including, but not limited to, the obligations of either Debtor pursuant to (i) that certain Share Purchase Rights Plan adopted by Capitol on July 20, 2009 and the related Rights Agreement between the Company and BNY Mellon Shareholders Services LLC as Rights Agent dated as of July 21, 2009, and (ii) that certain Tax Benefit Preservation Plan dated as of July 21, 2011 by and between Capitol and Mellon Investors Services LLC.  To the extent any of these agreements are Executory Contracts, they will be deemed rejected upon Confirmation.  Any claim resulting from the cancellation under the Standby Plan of any right of any Holder of Any Equity Security of either Debtor to acquire any Equity Security of Either Debtor will be treated in accordance with Section 510(b) of the Bankruptcy Code in the same manner as the Company’s Common Stock.

Other Accounts.  The Debtors may retain whatever bank accounts the Debtors have presently, and may establish one or more additional checking and/or interest-bearing accounts as they determine necessary and appropriate to effectuate the terms and provisions of the Standby Plan.

Closing of the Chapter 11 Cases.  When all disputed claims and equity security interests have become allowed claims or equity security interests, either by settlement or litigation, or have been disallowed by final order of the Court, and when all professional fee applications have been resolved, the Debtors may seek authority from the Court to close the Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.

Classification and Treatment of Claims and Equity Security Interests Under the Standby Plan

Section 1123 of the Bankruptcy Code requires that, for purposes of treatment and voting, a plan of reorganization divides the different claims against, and equity security interests in, a debtor into separate classes based upon their legal nature. Claims of a substantially similar legal nature are usually classified together, as are equity interests of a substantially similar legal nature. Because an entity may hold multiple claims and/or equity interests that give rise to different legal rights, the “claims” and “equity interests” themselves, rather than their holders, are classified. Under a chapter 11 plan, the separate classes of claims and equity interests must be designated either as “impaired” (affected by the plan) or “unimpaired” (unaffected by the plan). If a class of claims is “impaired,” the Bankruptcy Code affords certain rights to the holders of such claims, such as the right to vote on the plan and the right to receive, under the plan of reorganization, no less value than the holder would receive if the debtor were liquidated in a case filed under chapter 7 of the Bankruptcy Code. A plan cannot be confirmed if there has been improper classification of claims or equity interests.

Under section 1124 of the Bankruptcy Code, a class of claims or equity interests is “impaired” unless the plan of reorganization (i) does not alter the legal, equitable and contractual rights of the holders or (ii) irrespective of the holders’ acceleration rights, cures all defaults (other than those arising from the debtor’s insolvency, the commencement of the case or nonperformance of a nonmonetary obligation), reinstates the maturity of the claims or equity interests in the class, compensates the holders for actual damages incurred as a result of their reasonable reliance upon any acceleration rights, and does not otherwise alter their legal, equitable and contractual rights. Typically, this means that the holder of an unimpaired claim will receive on the later of the Effective Date or the date on which amounts owing are actually due and payable, payment in full, in cash, with postpetition interest to the extent appropriate and provided for under the governing agreement (or if there is no agreement, under applicable law), and the remainder of the debtor’s obligations, if any, will be performed as they come due in accordance with their terms. Thus, the holder of an unimpaired claim will be placed in the position it would have been in had the debtor’s case not been commenced.

For a detailed description of the requirements for confirmation of the Standby Plan, see “Requirements for Confirmation of the Standby Plan” below.

The Debtors believe that the Standby Plan classifies all claims and equity security interests in compliance with the provisions of the Bankruptcy Code. However, after commencement of the Chapter 11 Cases, a claim holder or equity interest holder could challenge the Debtors’ classification and the Court could determine that a different classification is required for the Standby Plan to be confirmed. In such event, the Debtors will seek to modify the Standby Plan to provide for whatever classification may be required by the Court and to use the sufficient acceptances received, to the extent permitted by the Court, to demonstrate the acceptance of the class or classes which are affected. Any such reclassification could affect the acceptance of the Standby Plan by a class by changing the composition of such class and the required vote for acceptance of the Standby Plan and could potentially require a resolicitation of votes on the Standby Plan.

The Standby Plan provides for the classification and treatment of holders of claims and equity interests allowed under section 502 of the Bankruptcy Code. Only the holder of an allowed claim or an allowed equity security interest is entitled to receive a distribution under the Standby Plan.

Claims against Capitol

Consistent with these requirements, the Standby Plan divides the allowed claims against, and allowed equity interests in, the Company into the following classes:

Description of Claims and Interests	Status and Voting Rights	Treatment Under the Plan and Estimated Recovery
Class 1 – Senior Note Claims	Impaired. Entitled to vote.
On the Distribution Date, each Holder of an Allowed Senior Note Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Senior Note Claim, a sufficient share of the New Capitol Bancorp Class A Common Stock and New Capitol Bancorp Class B Common Stock, with two-thirds of the value in

Class 2 – Trust Preferred Security Claims	Impaired. Entitled to vote.
New Capitol Bancorp Class A Common Stock and one-third of the value in New Capitol Bancorp Class B Common Stock, such that the Plan Value of the stock results in Class 1 being paid their Allowed Claims in full.

On the Distribution Date, each Holder of an Allowed Trust Preferred Security Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Trust Preferred Security Claim, its pro rata share of 100% of the Holdcaps.

The Standby Plan value of the HoldCaps will be $50 million on the Effective Date, based upon the valuation set forth herein.  Based on the Projections, and subject to the assumptions therein, if the HoldCaps are redeemed in 2016, the holders would receive approximately $80 million in cash.

Class 3 – Other Priority Claims	Unimpaired. Not entitled to vote. Deemed to accept.
Each Holder of an Allowed Other Priority Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Other Priority Claim, (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed Other Priority Claim entitles the Holder of such Claim, or (b) such other treatment as to which the Debtors and such Holder shall have agreed upon in writing.

Estimated Recovery -- 100%

Class 4 – General Unsecured Claims	Unimpaired. Not entitled to vote. Deemed to accept.
Each Holder of an Allowed General Unsecured Claim shall receive Cash equal to the unpaid portion of its Allowed General Unsecured Claim on the date on which its Allowed General Unsecured Claim becomes payable under applicable law or any agreement relating thereto.

Estimated Recovery – 100%

Class 5 – Preferred Stock	Impaired. Entitled to vote.
On the Distribution Date, each Holder of an Allowed Company’s Series A Preferred Stock Equity Security Interest shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Company’s Series A Preferred Stock Equity Security Interest, a sufficient share of the New Capitol Bancorp Class A Common Stock and New Capitol Bancorp Class B Common Stock, with two-thirds of the value in New Capitol Bancorp Class A Common Stock and one-third of the value in New Capitol Bancorp Class B Common Stock, such that the Plan Value of such stock distributed to Class 5 will be $1,000,000.

Class 6 – Common Stock	Impaired. Entitled to vote.
On the Distribution Date, each Holder of an Allowed Company’s Common Stock Equity Security Interest shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Company’s Common Stock Equity Security Interest, its pro rata share of the New Capitol Class A Common Stock and New Capitol Class B

Class 7 – Intercompany Claims	Unimpaired. Not Entitled to Vote. Deemed to Accept.
Common Stock remaining after Class 1 – Senior Notes and Class 5 – Capitol’s Series A Preferred Stock receive distributions of their portions of New Capitol Class A Common Stock and New Capitol Class B Common Stock, with two-thirds of the value in New Capitol Bancorp Class A Common Stock and one-third of the value in New Capitol Bancorp Class B Common Stock.

Each Holder of an Intercompany Claim will receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Intercompany Claim, (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Intercompany Claim entitles the holder of such claim, (b) such other treatment as to which the Capitol and such holder will have agreed upon in writing.

Unclassified Claims:

1. Administrative Claims

Administrative Claims are claims for payment of an administrative expense of a kind specified in section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority under section 507(a)(1) of the Bankruptcy Code, including (a) actual, necessary costs and expenses of preserving the debtors’ estates and operating their businesses, including wages, salaries, or commissions for services rendered, and (b) all fees and charges assessed against the estates under chapter 123 of title 28, United States Code.  The rights of each holder of an Administrative Claim are unimpaired by the Standby Plan.  Each holder of an Administrative Claim will receive Cash equal to the unpaid portion of its Administrative Claim on the date on which its Administrative Claim becomes payable under applicable law or any agreement relating thereto.

2. Priority Tax Claims

Priority Tax Claims are claims entitled to priority under section 507(a)(8) of the Bankruptcy Code.  The rights of each holder of a Priority Tax Claim are unimpaired by the Standby Plan.  Each holder of a Priority Tax Claim will receive Cash equal to the unpaid portion of its Priority Tax Claim on the date on which its Priority Tax Claim becomes payable under applicable law or any agreement relating thereto.

3. Existing Trust Preferred Security Indenture Trustee Fees and Expenses

Subject to a cap to be determined by the Debtors, and solely at the Debtors’ option, all reasonable fees and expenses of the Trust Preferred Security Indenture Trustees (the “Indenture Trustees”) (including fees and expenses of Indenture Trustee Professionals) that are incurred in connection with the Chapter 11 Cases (whether incurred before or after the Petition Date) will be deemed to be allowed Administrative Claims for purposes of the Standby Plan, and any fees and expenses due and payable but not paid as of the Effective Date will be paid at the Company’s option on the Effective Date; provided, however, that to the extent such fees and expenses are due and payable after the Effective Date, such fees and expenses will be paid no later than ten (10) days after the applicable invoice date.  None of the Indenture Trustees or their professionals will be required to file any application or request for payment with the Court, and no approval by the Court of the payment of such fees and expenses will be required. Reorganized Capitol will in addition pay all reasonable fees, costs, and expenses incurred by the Indenture Trustees on and after the Effective Date in connection with the distributions required pursuant to the Standby Plan or the implementation of any provisions of the Standby Plan (including, but not limited to, the reasonable fees, costs, and expenses incurred by the Indenture Trustees’ professionals).  The Debtors’ obligations to make distributions under this Standby Plan to be received by the holders of the Trust Preferred Securities Indenture Trustees will not be reduced on account of the payment of the Indenture Trustees’ fees, costs, and expenses pursuant to the terms of the Standby Plan.

Classified Claims:

Class 1:	Senior Notes. (Impaired. Entitled to vote.)

The Senior Notes are impaired claims.  On the Distribution Date, each holder of an allowed Senior Note will receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Senior Note Claim, a sufficient share of the New Capitol Bancorp Class A Common Stock and New Capitol Bancorp Class B Common Stock, with two-thirds of the value in New Capitol Bancorp Class A Common Stock and one-third of the value in New Capitol Bancorp Class B Common Stock, such that the Standby Plan value of the stock results in Class 1 being paid their Allowed Claims in full.

Class 2:	Trust Preferred Securities. (Impaired. Entitled to vote.)

Trust Preferred Securities are impaired claims.  On the Distribution Date, each holder of an allowed Trust Preferred Security will receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such allowed Trust Preferred Security, its pro rata share of 100% of the HoldCaps.

Class 3:	Other Priority Claims. (Unimpaired. Deemed to accept the Standby Plan and not entitled to vote.)

Other Priority Claims are claims entitled to priority under section 507(a) of the Bankruptcy Code other than Priority Tax Claims and Administrative Claims.  Under the Standby Plan, the rights of each holder of an Other Priority Claim will be unimpaired by the Standby Plan.  Thus, each holder of an Other Priority Claim will receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Other Priority Claim, (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Other Priority Claim entitles the holder of such claim, or (b) such other treatment as to which the Debtors and such holder will have agreed upon in writing. This Class is deemed to have accepted the Standby Plan and therefore is not entitled to vote.

Class 4:	General Unsecured Claims. (Unimpaired. Deemed to accept the Standby Plan and not entitled to vote.)

General Unsecured Claims are Claims that are not Administrative Claims, Senior Note Claims, TruPS Claims, Secured Claims, Impaired Claims, Other Priority Claims, or Priority Tax Claims.  The rights of each holder of a General Unsecured Claim will be unimpaired by the Standby Plan.  Thus, each holder of a General Unsecured Claim will receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such General Unsecured Claim, (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such General Unsecured Claim entitles the holder of such claim, or (b) such other treatment as to which the Debtors and such holder will have agreed upon in writing. This Class is deemed to have accepted the Standby Plan and therefore is not entitled to vote.

Class 5:	Company’s Series A Preferred Stock. (Impaired. Entitled to vote.)

The Company’s Series A Preferred Stock is an impaired equity security interest.  On the Distribution Date, each holder of the Company’s Series A Preferred Stock will receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, Company’s Series A Preferred Stock, a sufficient share of the New Capitol Bancorp Class A Common Stock and New Capitol Bancorp Class B Common Stock, such that the Standby Plan value of such stock distributed to Class 5 will be $1,000,000.

Class 6:	Company’s Common Stock. (Impaired. Entitled to vote.)

The Company’s Common Stock is an impaired equity security interest.  On the Distribution Date, each holder of the Company’s Common Stock will receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Company’s Common Stock, its pro rata share of the New Capitol Bancorp Class A Common Stock and New Capitol Bancorp Class B Common Stock remaining after Class 1 – Senior Notes and Class 5 – Capitol’s Senior A Preferred Stock receive distribution of their portions of New Capitol Class A Common Stock and New Capitol Bancorp Class B Common Stock.

Class 7:	Intercompany Claims. (Unimpaired. Deemed to accept the Standby Plan and not entitled to vote.)

Intercompany Claims are claims that would otherwise be General Unsecured Claims but for the fact that they are due and owing from either of the Debtors to the other Debtor.  The rights of each holder of an Intercompany Claim will be unimpaired by the Standby Plan.  Thus, each holder of an Intercompany Claim will receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Intercompany Claim, (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Intercompany Claim entitles the holder of such claim, or (b) such other treatment as to which the applicable Debtor and such holder will have agreed upon in writing. This Class is deemed to have accepted the Standby Plan and therefore is not entitled to vote.

Claims Against FCC:

Consistent with the requirements discussed above, the Standby Plan divides the allowed claims against, and allowed equity interests in, FCC, into the following classes:

Description of Claims and Interests	Status and Voting Rights	Treatment Under the Plan and Estimated Recovery

Class 1 – Intercompany Claims Class 2 – FCC’s Equity Interests	Unimpaired. Not Entitled to Vote. Deemed to Accept. Unimpaired. Not Entitled to Vote. Deemed to Accept.
Each Holder of an Intercompany Claim will receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Intercompany Claim, (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Intercompany Claim entitles the holder of such claim, (b) such other treatment as to which the FCC and such holder will have agreed upon in writing.
The ownership of FCC’s Equity Interests will be unaltered.

Unclassified Claims:

1.	Administrative Claims

Administrative Claims are claims for payment of an administrative expense of a kind specified in section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority under section 507(a)(1) of the Bankruptcy Code, including (a) actual, necessary costs and expenses of preserving the debtors’ estates and operating their businesses, including wages, salaries, or commissions for services rendered, and (b) all fees and charges assessed against the estates under chapter 123 of title 28, United States Code.  The rights of each holder of an Administrative

Claim are unimpaired by the Standby Plan.  Each holder of an Administrative Claim will receive Cash equal to the unpaid portion of its Administrative Claim on the date on which its Administrative Claim becomes payable under applicable law or any agreement relating thereto.

2.	Priority Tax Claims

Priority Tax Claims are claims entitled to priority under section 507(a)(8) of the Bankruptcy Code.  The rights of each holder of a Priority Tax Claim are unimpaired by the Standby Plan.  Each holder of a Priority Tax Claim will receive Cash equal to the unpaid portion of its Priority Tax Claim on the date on which its Priority Tax Claim becomes payable under applicable law or any agreement relating thereto.

Classes:

Class 1:               Intercompany Claims.  (Unimpaired.  Deemed to accept the Standby Plan and not entitled to vote.)

Intercompany Claims are claims that would otherwise be General Unsecured Claims but for the fact that they are due and owing from FCC to Capitol.  The rights of Capitol, the holder of the Intercompany Claims, will be unimpaired by the Standby Plan.  Thus, each holder of an Intercompany Claim will receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Intercompany Claim, (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Intercompany Claim entitles the holder of such claim, (b) such other treatment as to which the FCC and such holder will have agreed upon in writing.  This Class is deemed to have accepted the Standby Plan and therefore is not entitled to vote.

Class 2:               FCC’s Equity Interests (Unimpaired.  Deemed to accept the Standby Plan and not entitled to vote.)

All of FCC’s Equity Interests are held by Capitol.  Capitol’s ownership of FCC’s Equity Interests will be unaltered.  This Class is deemed to have accepted the Standby Plan and therefore is not entitled to vote.

Procedures for Treating Disputed Claims and Equity Security Interests

1. Claims and Interests Bar Date

Unless disputed by a holder of a claim or equity security interest or otherwise provided in the Standby Plan, the amount set forth in the books and records of the Debtors shall constitute the amount of the allowed claim or equity security interest of such holder.  If any such holder of a claim or equity security interest disagrees with the Debtors’ books and records with respect to the allowed amount of such holder’s claim or equity security interest, such holder must file a Proof of Claim or Proof of Interest, as applicable, by the “Bar Date,” which shall be 90 days after the first date set for the meeting of creditors under section 341 of the Bankruptcy Code, or such other date as may be set by final order of the Court.13

2. Disputed Claims and Interests Process

The Reorganized Debtors and all creditors and parties-in-interest shall have the right to make and file objections to any claim or equity security interest until the “Objection Deadline,” which shall be 120 days after the Bar Date or such other date as may be set by final order of the Court.  The Court shall retain jurisdiction over such objections. All objections shall be litigated to final order; provided, however, that the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections without Court approval.

The Debtors or Reorganized Debtors, as applicable, may, at any time, request that the Court estimate any contingent or unliquidated claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether the Debtors or Reorganized Debtors have previously objected to such claim or whether the Court has ruled on any objection, and the Court will retain jurisdiction to estimate any claim at any time during litigation concerning any objection to any claim, including during the pendency of any appeal related to any such objection.  In the event the Court estimates any contingent or unliquidated claim, that estimated amount will constitute either the allowed amount of such claim or a maximum limitation on such claim, as determined by the Court.  If the estimated amount constitutes a maximum limitation on such claim, the Debtors or the Reorganized Debtors, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate payment on such claim.  Each of the aforementioned objection, estimation, and resolution procedures are cumulative and are not exclusive of one another.

3. Distributions Pending Allowance

Notwithstanding any other provision hereof, if any portion of a claim or equity security interest is disputed, no payment or distribution provided under the Standby Plan will be made on account of the disputed portion of such claim or equity security interest unless and until such disputed claim or equity security interest becomes an allowed claim or equity security interest.

4. Distributions After Allowance

To the extent that a disputed claim or equity security interest ultimately becomes an allowed claim or equity security interest, a distribution on account of such allowed claim or equity security interest shall be made to the holder of such allowed claim or equity security interest in accordance with the provisions of the Standby Plan as soon as practicable after the date that the order or judgment of the Court allowing such disputed claim or equity security interest becomes a final order, as if the disputed claim or equity security interest had been an allowed claim or equity security interest on the Distribution Date, without any post-Effective Date interest thereon.

13 The Debtors intend to request that the Court order the United States Trustee not to convene a meeting of creditors or equity security holders pursuant to section 341(e) of the Bankruptcy Code.

Provisions Governing Distributions:

1. Delivery of Distributions; Undeliverable or Unclaimed Distributions

(a) Disbursing Agent

Except as otherwise provided in the Standby Plan, all distributions under the Standby Plan shall be made by Reorganized Capitol as Disbursing Agent or such other person designated by Reorganized Capitol as the Disbursing Agent on the Effective Date.  The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Court.  In the event that the Disbursing Agent is so ordered, all costs and expenses of procuring any such bond or surety shall be borne by Reorganized Capitol.

The Disbursing Agent shall be empowered to:

(i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Standby Plan;

(ii) make all distributions contemplated under the Standby Plan;

(iii) employ professionals to represent it with respect to its responsibilities; and

(iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Court, pursuant to the Standby Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Standby Plan.

     2. Delivery of Distributions in General

Subject to Bankruptcy Rule 9010, Reorganized Capitol shall make distributions to each holder of an allowed claim or equity security interest at the address reflected in the books and records of the Debtors, on the Debtors’ schedules and statements of financial affairs, on the Debtors’ most recent shareholder list, or on any Proof of Claim filed by such holder, whichever is applicable.  Unless the Debtors or the Reorganized Debtors have been notified in writing of a change of address, then the address in the books and records of the Debtors, on the Debtors’ schedules and statements of financial affairs, on the Debtors’ most recent shareholder list, or on any Proof of Claim filed by such holder is conclusively presumed to be the correct address of the holder.

     3. Undeliverable and Unclaimed Distributions

(a) Holding of Undeliverable and Unclaimed Distributions

If any holder’s distribution is returned as undeliverable, no further distributions to that holder shall be made unless and until the Reorganized Debtors receive notice of the holder’s then-current address, at which time all outstanding distributions shall be made to the holder. Undeliverable distributions shall be returned to Reorganized Capitol until such distributions are claimed.  Reorganized Capitol shall establish a segregated account to serve as the unclaimed distribution reserve, and all undeliverable and unclaimed distributions shall be deposited therein, for the benefit of all similarly situated persons or entities until such time as a distribution becomes deliverable or is claimed.

(b) Failure to Claim Undeliverable Distributions

Any undeliverable or unclaimed distribution under the Standby Plan that does not become deliverable on or before 120 days after the Effective Date shall be deemed to have been fully and forever forfeited and waived, and the person or entity otherwise entitled thereto shall be forever barred and enjoined from asserting its claim therefor against, or seeking to recover its distribution from, the Debtors, the Debtors’ estates, the Reorganized Debtors, or their respective property.  After 120 days following the Effective Date, Reorganized Capitol shall withdraw any amounts remaining in the unclaimed distribution reserve for distribution in accordance with this Plan.

     4. Minimum Distributions; Calculation Of Distribution Amounts Of New Stock

The Debtors shall not be required to make any distribution of less than $1.00. Any retained distributions shall be held in the Expense Reserve for Plan Expenses.  When the Disbursing Agent determines that the Expense Reserve for Plan Expenses is no longer necessary, any remaining funds will be redistributed to creditors or equity security holders in accordance with the terms and priorities of the Standby Plan and then paid to the Reorganized Debtors.

No fractional shares of New Capitol Bancorp Stock shall be issued or distributed under the Standby Plan or by Reorganized Capitol or the Disbursing Agent.  Each person or entity entitled to receive New Capitol Bancorp Stock will receive the total number of whole shares of New Capitol Bancorp Stock to which such person or entity is entitled.

     5. Withholding and Reporting Requirements

In connection with the Standby Plan and all distributions thereunder, Reorganized Capitol shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions thereunder shall be subject to those requirements.  Reorganized Capitol shall be authorized to take all actions necessary or appropriate to comply with those withholding and reporting requirements.  Notwithstanding any other provision of the Standby Plan, (i) each holder of an allowed claim that is to receive a distribution of shares of New Capitol Bancorp Stock shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution, and (ii) no distribution shall be made to or on behalf of such holder pursuant to the Standby Plan unless and until such holder has made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations or has, to the Disbursing Agent’s satisfaction, established an exemption therefrom.  Any distribution of shares of New Capitol Bancorp Stock to be made pursuant to the Standby Plan shall, pending the implementation of such arrangements, be treated as undeliverable.  The exchange of the Trust Preferred Securities for the New Capitol Bancorp HoldCaps Common should constitute a recapitalization under Section 368(a)(1)(E) of the Tax Code and, for tax purposes, the parties shall report such exchange consistent therewith.

     6. Setoffs and Recoupment

The Reorganized Debtors may, but shall not be required to, setoff against, or recoup from, any claim, and the payments or other distributions to be made in respect of that claim, claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the claim’s holder; but neither the failure to do so nor the allowance of any claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any claim that the Debtors or the Reorganized Debtors may have.

     7. Date of Distributions

Distributions will be made to holders of allowed claims and equity security interests as of the Distribution Record Date, which is defined in the Standby Plan as the date on which the Reorganized Debtor file the Chapter 11 case.  All distributions made on account of any allowed  claims and equity security interests provided for under the Standby Plan shall be deemed made on the Effective Date, notwithstanding the fact that any such distribution may actually occur, or will have been made, sometime after that date. Distributions made after the Effective Date to holders of disputed claims or equity security interests that are not allowed claims or equity security interests as of the Effective Date but which later become allowed claims or equity security interests shall be deemed to have been made on the Effective Date.  In the event that any payment, distribution or act under the Standby Plan is required to be made or performed on a date that is not a business day, then the making of such payment or distribution or the performance of such act may be completed on the next succeeding business day, and if so completed shall be deemed to have been completed as of the required date.

Exemption from Securities Law.

The issuance of the New Capitol Bancorp Stock pursuant to the Standby Plan and any subsequent sales, resales, or transfers, or other distributions of any such securities will be exempt from any federal or state securities laws registration requirements to the fullest extent permitted by section 1145 of the Bankruptcy Code. See “Transfers of New Capitol Bancorp Stock and Securities Laws—The Standby Plan”.

Treatment of Executory Contract and Unexpired Leases

 1. Assumed Contracts and Leases

The filing of the Standby Plan constitutes a motion by the Debtors to assume, as of the Effective Date, all Executory Contracts and Unexpired Leases to which either of the Debtors is a party, except for any Executory Contract or Unexpired Lease that, prior to the Effective Date, (a) has been assumed or rejected pursuant to final order of the Court; (b) previously expired or terminated pursuant to its own terms; or (c) is expressly rejected by the terms of the Standby Plan or (d) is the subject of a separate then pending motion filed under section 365 of the Bankruptcy Code by the Debtors.  The Confirmation Order shall constitute an order of the Court under section 365 of the Bankruptcy Code approving the assumption of all such Executory Contracts and Unexpired Leases as of the Effective Date.

Each Executory Contract and Unexpired Lease that is assumed and relates to the use, ability to acquire or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affect such executory contract or unexpired lease and (b) all Executory Contracts or Unexpired Leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Court.

Each Executory Contract assumed pursuant to the Standby Plan (or pursuant to other Court order) shall remain in full force and effect and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Standby Plan, or any order of the Court authorizing and providing for its assumption or applicable law.

Unless otherwise specified, each Executory Contract and Unexpired Lease shall include any and all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such Executory Contract or Unexpired Lease.

Cure amounts for each Executory Contract and Unexpired Lease shall be zero dollars unless otherwise noticed in the Plan Supplement.  Any objection to the Cure amount set forth in the Standby Plan or in the Plan Supplement must be filed with the Court and served upon the Debtors at the addresses provided in the Plan on or before 4:00 p.m. Eastern Daylight Time on the day that is 3 days before the Confirmation Hearing.

  2. Payments Related to Assumption of Contracts and Leases

Any monetary amounts by which any Executory Contract and Unexpired Lease to be assumed under the Standby Plan is in default shall be satisfied under section 365(b)(1) of the Bankruptcy Code by the applicable Reorganized Debtor upon assumption thereof by Cure in the ordinary course of business.  If there is a dispute regarding (i) the nature or amount of any Cure; (ii) the ability of the Debtor or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed; or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a final order of the Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

  3. Bar to Rejection Damages Claims

In the event that the rejection of an Executory Contract or Unexpired Lease by the Debtors or Reorganized Debtors results in damages to the other party or parties to such contract or lease, a claim for such damages, if not evidenced by a filed Proof of Claim, shall be forever barred and shall not be enforceable against the Reorganized Debtors or property of the Debtors’ estates unless a Proof of Claim is received by the Claims Agent and served upon counsel for the Debtors or Reorganized Debtors on or before 30 days after the entry of an order by the Court, which may be the Confirmation Order, authorizing rejection of a particular Executory Contract or Unexpired Lease. No further notice of the rejection of an Executory Contract or Unexpired Lease shall be provided by the Debtors or the Estates, other than the Confirmation Order.

  4. Objections to Rejection Damages Claims

The Reorganized Debtors and all creditors and parties-in-interest shall have the right to make and file objections to any Proof of Claim filed on account of any rejection damage claim until the later of (1) the Objection Deadline or (2) 60 days from the date of filing of such Proof of Claim.  The Court shall retain jurisdiction over such objections. All objections shall be litigated to final order; provided, however, that the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections without Court approval.

  5. Compensation, Benefit, and Pension Programs

All employee compensation, benefit, indemnification and pension programs of the Debtors, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under the Standby Plan and the Debtor’s obligations under such programs shall survive confirmation of the Standby Plan.

      6. Indemnification Obligations

Except as otherwise specifically provided in the Standby Plan, all Indemnification Obligations of either of the Debtors shall survive and be unaffected by the Standby Plan’s confirmation, and remain an obligation of the applicable Reorganized Debtor, regardless of whether the right to indemnification arose before or after the Petition Date.  The Indemnification Obligations of the Debtors shall be deemed to be, and shall be treated as though they are, Executory Contracts that are assumed under the Standby Plan as of the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code.

  7. Insurance Policies

Each insurance policy of either of the Debtors, including, without limitation, all D&O Liability Insurance Policies, shall be assumed by the applicable Debtor and become an obligation of the applicable Reorganized Debtor as of the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code to the extent such insurance policy is an Executory Contract.

 8. Treatment of Change of Control Provisions

The entry of the Confirmation Order, consummation of the Standby Plan, and/or any other acts taken to implement the Standby Plan shall not constitute a “change in control” under any provision of any contract, agreement or other document which provides for the occurrence of any event, the granting of any right, or any other change in the then-existing relationship between the parties upon a change in control of the Debtors.

9. Equity Incentive Plan

After the Effective Date, the Company intends to establish a management equity incentive plan, substantially in the form to be annexed to a supplement to the Standby Plan, which would be adopted by the board of directors of the Company following the Effective Date and would provide for the issuance of equity awards representing an aggregate of up to 10% of the New Common Stock on a fully diluted basis to officers and key employees of the Reorganized Debtors and their affiliates after the Effective Date, provided that the Company receives an opinion of tax counsel that such management equity incentive plan does not adversely affect the amount or availability of the Company’s tax attributes following the Reorganization.

Conditions Precedent to the Standby Plans Confirmation and Consummation

      1. Conditions to Confirmation

The Standby Plan’s Confirmation is subject to the satisfaction or due waiver of the following condition precedent:

       (i) The proposed Confirmation Order shall be in form and substance reasonably satisfactory to the Debtors.

       2. Conditions to Effective Date

Effectiveness of the Standby Plan is subject to the satisfaction or due waiver of each of the following conditions precedent:

   (i) The Court shall have entered the Confirmation Order, in form and substance reasonably satisfactory to the Debtors, confirming the Standby Plan, as the same may have been modified, and the Confirmation Order shall have become a final order.

  (ii) All “conditions to effectiveness” of the Equity Commitment Agreement (as set forth in the Equity Commitment Agreement) shall have been satisfied or waived in accordance with the terms thereof.

  (iii) The Equity Infusion shall have been committed to the Debtors in accordance with the terms of the Equity Commitment Agreement, which shall include at least $65 million in proceeds.

  (iv) All actions, documents, certificates, and agreements necessary to implement the Standby Plan shall have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable governmental units in accordance with applicable laws.

  (v) The statutory fees owing to the United States Trustee shall have been paid in full.

  (vi) Any alteration or interpretation of any term or provision of the Standby Plan by the Court shall be reasonably acceptable to the Debtors.

  3. Waiver of Conditions

       (i) The Debtors shall have received all authorizations, consents and regulatory approvals that are determined to be necessary to implement the Standby Plan.

With the exception of the Equity Commitment Condition, which cannot be waived, the conditions to confirmation and effectiveness can be waived, in whole or in part, by the Debtors, at any time without an order of the Court.  Unless waived, the failure to satisfy any condition to the Effective Date will preclude the Effective Date’s occurrence, regardless of the circumstances giving rise thereto (including any action or inaction by the Debtors or the Reorganized Debtors).  The waiver of any condition to confirmation or to the Effective Date shall not constitute or be deemed a waiver of any other condition.

Modification; Withdrawal.

The Debtors reserve the right to modify the Standby Plan either before or after confirmation to the fullest extent permitted under section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019.  The Debtors may withdraw the Standby Plan at any time before the Effective Date.

Retention of Jurisdiction

Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the Standby Plan’s confirmation and the occurrence of the Effective Date, but subject to section 1812(j) of the FDIA, the Court shall retain exclusive jurisdiction over all matters arising out of or related to the Chapter 11 Cases and the Standby Plan, to the fullest extent permitted by law, including jurisdiction to:

  (i) Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any claim or equity security interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of claims or equity security interests;

  (ii) Decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Standby Plan;

  (iii) Resolve any matters related to: (1) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which either of the Debtors is party or with respect to which the Debtors may be liable in any manner and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure claims pursuant to section 365 of the Bankruptcy Code or any other matter related to such Executory Contract or Unexpired Lease, (2) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed, or (3) any dispute regarding whether a contract or lease is or was executory or expired;

  (iv) Ensure that distributions to holders of allowed claims and equity security interests are accomplished pursuant to the provisions of the Standby Plan;

  (v) Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Standby Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Standby Plan, this Memorandum and Disclosure Statement or the Confirmation Order;

  (vi) Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Standby Plan and all contracts, instruments, and other agreements executed in connection with the Standby Plan;

  (vii) Hear and determine any request to modify the Standby Plan or to cure any defect or omission or reconcile any inconsistency in the Standby Plan or any order of the Court;

  (viii) Issue and enforce injunctions or other orders, or take any other action that may be necessary or appropriate to restrain any interference with the implementation, consummation, or enforcement of the Standby Plan or the Confirmation Order;

  (ix) Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

  (x) Hear and determine any matters arising in connection with or relating to the Standby Plan, this Offering Memorandum and Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Standby Plan, this Offering Memorandum and Disclosure Statement or the Confirmation Order;

  (xi) Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

  (xii) Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

  (xiii) Adjudicate, decide, or resolve any and all matters related to Causes of Action (as defined in the Standby Plan);

  (xiv) Adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

  (xv) Adjudicate, decide, or resolve any and all disputes arising from or relating to distributions under the Standby Plan;

  (xvi) Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

  (xvii) Hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

  (xviii) Enforce all orders previously entered by the Court; and

  (xix) Enter a final decree closing the Chapter 11 Cases.

Effects of Confirmation:

  1. Binding Effect

The Standby Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of claims and equity security interests, and their respective successors and assigns, and all other parties-in-interest in the Chapter 11 Cases.

  2. Discharge of the Debtors

All consideration distributed under the Standby Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all claims of any nature whatsoever against, or equity security interests in, the Debtors or any of their assets or properties, and, except as otherwise provided herein or in the Confirmation Order, and regardless of whether any property shall have been distributed or retained pursuant to the Standby Plan on account of such claims or equity security interests, upon the Effective Date, the Debtors shall be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all claims and equity security interests, including, but not limited to, demands and liabilities that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such claims relate to services performed by employees of a Debtor prior to the Petition Date and that arises from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not the holder of a claim based upon such debt accepted the Standby Plan.  The Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors, subject to the Effective Date occurring.

  3. Injunction

Except as otherwise provided in the Standby Plan, from and after the Confirmation Date, all persons or entities who have held, hold, or may hold claims against or equity security interests in the Debtors are permanently enjoined from taking any of the following actions against the Debtors, the Reorganized Debtors, the Debtors’ estates, or any of their respective property on account of any such claims or equity security interests: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Standby Plan; provided, however, that nothing contained in this paragraph shall preclude such persons from exercising their rights pursuant to and consistent with the terms of this Standby Plan.

  4. Exculpation And Limitation Of Liability

Neither the Debtors nor at the Debtors’ option, the Indenture Trustees, nor any of their respective present or former members, officers, directors, employees, advisors, professionals, attorneys, or agents, shall have or incur any liability to any holder of a claim or an equity security interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Standby Plan, the consummation of the Standby Plan, or the administration of the Standby Plan or the property to be distributed under the Standby Plan, except for their willful misconduct or gross negligence, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Standby Plan.

Notwithstanding any other provision of the Standby Plan, no holder of a claim or equity security interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, professionals, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Debtors, the Debtors’ estates, the Reorganized Debtors, or any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Standby Plan, consummation of the Standby Plan, or the administration of the Standby Plan or the property to be distributed under the Standby Plan, except for their willful misconduct or gross negligence.

As of the Confirmation Date, the Debtors shall be deemed to have solicited acceptances of the Standby Plan in good faith and in compliance with all applicable provisions of the Bankruptcy Code.  The Debtors and each of their affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys and other professionals have participated in good faith and in compliance with section 1125(e) of the Bankruptcy Code in the offer and issuance of the New Capitol Bancorp Stock under the Standby Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Standby Plan or the offer and issuance of the New Capitol Bancorp Stock under the Standby Plan.

Miscellaneous Provisions:

  1. Allocation of Standby Plan Distributions Between Principal and Interest

To the extent that any allowed claim entitled to a distribution under the Standby Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated for United States federal income tax purposes to the principal amount of the claim first and then, to the extent the consideration exceeds the principal amount of the claim, to the portion of the claim representing accrued but unpaid interest.

  2. Payment of Statutory Fee

All fees payable under section 1930 of title 28 of the United States Code, as determined by the Court at the Confirmation Hearing, shall be paid on or before the Effective Date.  All such fees that arise after the Effective Date but before the closing of the Chapter 11 Cases shall be paid from funds otherwise available for distribution hereunder.

 3. Administrative Expenses Incurred After the Confirmation Date

Administrative expenses incurred by the Debtors or the Debtors’ estates after the Confirmation Date, including (without limitation) claims for Professionals’ fees and expenses, shall not be subject to application and may be paid by the Debtors or the Debtors’ estates, as the case may be, in the ordinary course of business and without further Court approval; provided, however, that no claims for Professional’s fees and expenses incurred after the Confirmation Date shall be paid until after the occurrence of the Effective Date.

  4. Section 1125(e) of the Bankruptcy Code

As of the Confirmation Date, the Debtors shall be deemed to have solicited acceptances of the Standby Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code.  The Debtors (and each of their respective affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys and other professionals) have, and shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code and therefore are not and will not be liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Standby Plan.

  5. Releases By Debtors

Upon the Effective Date, the Debtors and any person claiming by or through any of them, including, without limitation, any subsequently appointed Chapter 11 Trustee, for good and valuable consideration, and to the fullest extent permitted by applicable law, shall be deemed to have irrevocably and unconditionally, fully, finally and forever released, acquitted and discharged each of Debtors’ respective present and former members, partners, equity-holders, officers, directors, employees, representatives, advisors, attorneys, agents and Professionals, acting in such capacity, from any and all Claims, obligations, rights, suits, damages, losses, causes of action, remedies and liabilities whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, derivative, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that any of the foregoing persons or entities would have been legally entitled to assert, based, in whole or in part, upon any act or omission, transaction, agreement, event or other occurrence taking place or arising on or before the Effective Date, based on or in any way relating to the Debtors, the restructuring of the Debtors, the Debtors’ Chapter 11 Cases, the Standby Plan, the Disclosure Statement, any related agreements, instruments, and other documents, except for Claims arising under the Plan, or any related agreements, releases, indentures, and other agreements and documents delivered thereunder.

  6. Third Party Releases

For those Eligible Holders electing on their Ballot, or the applicable Master Ballot, to accept this Third Party Releases provision of the Standby Plan, on the Effective Date, for good and valuable consideration, and to the fullest extent under applicable law, on their own behalf and on behalf of any person or entity claiming or acting through them, will be deemed to have and thereby will irrevocably and unconditionally, fully, finally and forever waive, release, acquit and discharge any person who served as a director, officer or management employee of the Debtors, and each of the Debtors’ agents and Professionals, and each of their respective present and former members, parties, equity-holders, officers, directors, employees, representatives, attorneys, consultants and professionals from any and all Claims, obligations, rights, suits, damages, losses, causes of action, remedies and liabilities, whatsoever, whether liquidated or unliquidated, fixed or contingent, matured and unmatured, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that the electing Eligible Holders would have been legally entitled to assert (in their own right, whether individually or collectively, or on behalf of the Holder of any Claim or Equity Security Interest or other person or entity), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place or arising on or before the Effective Date, based on or in any way relating to the Debtors, the restructuring of the Debtors, the Debtors’ Chapter 11 Cases, the Standby Plan, the Offering Memorandum Disclosure Statement, any related agreements, instruments, and other documents, except for Claims arising under the Standby Plan or any related agreements, instruments, releases, indentures, and other agreements and documents delivered thereunder.

  7. Release of Liens

The Debtors, the Reorganized Debtors and all parties-in-interest, including, without limitation, any creditor, shall be required to execute any document reasonably requested by the other to memorialize and effectuate the terms and conditions of the Standby Plan.  This shall include, without limitation, any execution by the Debtors or the Reorganized Debtors of UCC financing statements and the execution by creditors of any UCC or mortgage discharges, releases or terminations.  The Debtors and the Reorganized Debtors are authorized to file UCC termination statements on behalf of any creditor who is requested to file a UCC termination statement and fails to promptly do so.

  8. Severability of Standby Plan Provisions

If, before confirmation of the Standby Plan, the Court holds that any provision of the Standby Plan is invalid, void or unenforceable, the Debtors, at their option, may amend or modify the Standby Plan to correct the defect, by amending or deleting the offending provision or otherwise, or may withdraw the Standby Plan.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Standby Plan, as it may have been amended or modified in accordance with the foregoing, is valid and enforceable.

  9. Successors and Assigns

The rights, benefits and obligations of any person or entity named or referred to in the Standby Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that person or entity.

  10. Term of Injunctions or Stays

Unless otherwise provided in the Standby Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases, either by virtue of sections 105 or 362 of the Bankruptcy Code or any order of the Court, shall remain in full force and effect until Reorganized Capitol has made all distributions contemplated by the Standby Plan and the Court has entered an order closing the Chapter 11 Cases.

  11. Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of Michigan shall govern the construction and implementation of the Standby Plan and any agreements, documents, and instruments executed in connection with the Standby Plan and (ii) the laws of the state of incorporation of the applicable Reorganized Debtor shall govern corporate governance matters with respect to such Reorganized Debtor, in either case without giving effect to the principles of conflicts of law thereof.

  12. No Stay of Confirmation Order

The Confirmation Order shall contain a waiver of any stay of enforcement otherwise applicable, including pursuant to Bankruptcy Rules 3020(e) and 7026.

CONFIRMATION OF STANDBY PLAN

Confirmation Hearing

Section 1128(a) of the Bankruptcy Code requires the Court, after notice, to hold a hearing on confirmation of a Standby Plan. As promptly as practicable after the commencement by the Debtors of the Chapter 11 Cases, the Debtors will request that the Court schedule a confirmation hearing. Notice of the confirmation hearing will be provided to all known creditors and equity security holders or their representatives. The confirmation hearing may be adjourned from time to time by the Court without further notice except for an announcement of the adjourned date made at the confirmation hearing or any subsequent adjourned confirmation hearing. Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a Standby Plan. Any objection to confirmation of the Standby Plan must be in writing, must conform to the Bankruptcy Rules, must set forth the name of the objecting party, the nature and amount of claims or equity security interests held or asserted by the objecting party against the Debtors’ estates or property and the basis for the objection and the specific grounds therefor, and must be filed with the Court, together with proof of service thereof, and served upon (1) Honigman Miller Schwartz and Cohn LLP, 660 Woodward Avenue, 2290 First National Building, Detroit, MI 48226, Attn: E. Todd Sable, (2) the attorneys for any official committee of unsecured creditors that may be appointed in the Chapter 11 Cases and (3) such other parties as the Court may order, so as to be received no later than the date and time designated in the notice of the confirmation hearing. Objections to confirmation of the Standby Plan are governed by Bankruptcy Rule 9014.

UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE COURT.

Requirements for Confirmation of the Standby Plan

The Court may confirm the Standby Plan only if it determines that the Standby Plan complies with the technical requirements of the Bankruptcy Code, including, among other things, that (a) the Standby Plan properly classifies claims and equity security interests (b) the Standby Plan complies with applicable provisions of the Bankruptcy Code, (c) the Debtors have complied with applicable provisions of the Bankruptcy Code, (d) the Debtors have proposed the Standby Plan in good faith and not by any means forbidden by law, (e) disclosure of “adequate information” as required by section 1125 of the Bankruptcy Code has been made, (f) the Standby Plan has been accepted by the requisite votes of creditors (except to the extent that “cramdown” is available under section 1129(b) of the Bankruptcy Code), (g) the Standby Plan is in the “best interests” of all holders of claims or equity security interests in each impaired class, (h) all fees and expenses payable under 28 U.S.C. § 1930, as determined by the Court at the Confirmation Hearing, have been paid or the Standby Plan provides for the payment of such fees on the Effective Date, and (i) the Standby Plan provides for the continuation after the Effective Date of all retiree benefits, as defined in section 1114 of the Bankruptcy Code, at the level established at any time before confirmation in accordance with sections 1114(e)(1)(B) or 1114(g) of the

Bankruptcy Code, for the duration of the period that the Debtors have obligated themselves to provide such benefits.

Voting Requirements

Under the Bankruptcy Code, only classes of claims and equity security interests that are “impaired” (as that term is defined in section 1124 of the Bankruptcy Code) under the Standby Plan are entitled to vote to accept or reject the Standby Plan.  A class is impaired if the Standby Plan modifies the legal, equitable or contractual rights of holders of claims or equity security interests in the class (other than by curing defaults and reinstating debt).  Under section 1126(f) of the Bankruptcy Code, classes of claims and equity security interests that are unimpaired are conclusively presumed to have accepted the Standby Plan and are not entitled to vote on the Standby Plan.  Under section 1126(g) of the Bankruptcy Code, classes of claims and equity security interests whose holders will not receive or retain any property under the Standby Plan are deemed to have rejected the Standby Plan and are not entitled to vote on the Standby Plan.  Non-Accredited investors who hold Senior Notes or Private Trust Preferred Securities are not being solicited under this Offering Memorandum and Disclosure Statement, are not entitled to vote on the Standby Plan and, in the event such holders submit a ballot indicating they are non-Accredited Investors prior to the Voting Deadline, are deemed to have rejected the Standby Plan.

An impaired class of claims will have accepted the Standby Plan if (a) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the allowed claims actually voting in such class have voted to accept the Standby Plan and (b) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the allowed claims actually voting in such class have voted to accept the Standby Plan.  An impaired class of interests will have accepted the Standby Plan if holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the allowed interests actually voting in such class have voted to accept the Standby Plan.

As noted above, there are five classes of claims in the Standby Plan and two classes of equity security interests. The only classes of claims that are impaired under the Standby Plan are Class 1 and Class 2. Both classes of equity security interests are impaired under the Standby Plan. Accordingly, holders of claims and equity security interests in Class 1, Class 2, Class 6 and Class 7 (other than non-Accredited Investors who hold Senior Notes or Private Trust Preferred Securities) are the only parties entitled to vote on the Standby Plan.  All other classes are unimpaired, are deemed to have accepted the Standby Plan, and their votes therefore will not be solicited.

Feasibility of the Standby Plan

In connection with confirmation of the Standby Plan, section 1129(a)(11) of the Bankruptcy Code requires that the Court find that confirmation of the Standby Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors.  This is the so-called “feasibility” test.  The Debtors believe that the Reorganized Debtors should have sufficient cash flow to make the payments required under the Standby Plan on the Effective Date and to repay and service debt obligations and to maintain operations on a going-forward basis.  This conclusion is supported by the projections included under “Projections of Certain Financial Information for the Restructuring Transactions” below.  Accordingly, the Debtors believe that the Standby Plan complies with the standard of section 1129(a)(11) of the Bankruptcy Code.

Best Interests Test

Even if the Standby Plan is accepted by each class of holders of claims and equity security interests, the Bankruptcy Code requires the Court to find that the Standby Plan is in the “best interests” of all holders of claims or equity security interests that are impaired by the Standby Plan and that have not accepted the Standby Plan. The “best interests” test, as set forth in section 1129(a)(7) of the Bankruptcy Code, requires a bankruptcy court to find either that (i) all members of an impaired class of claims or equity security interests have accepted the Standby Plan or (ii) the Standby Plan will provide a member who has not accepted the Standby Plan with a recovery of property of a value, as of the effective date of the Standby Plan, that is not less than the amount that such holder would receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code on such date.

To calculate the probable distribution to members of each impaired class of holders of claims or interests if a debtor were liquidated under Chapter 7, a bankruptcy court must first determine the aggregate dollar amount that would be generated from the debtor’s assets if its chapter 11 case were converted to a chapter 7 case under the Bankruptcy Code.  This “liquidation value” would consist primarily of the proceeds from a forced sale of the debtor’s assets by a chapter 7 trustee.

The amount of liquidation value available to unsecured creditors would be reduced by the claims of secured creditors to the extent of the value of their collateral and by the costs and expenses of liquidation, as well as by other administrative expenses and costs of both the chapter 7 case and the chapter 11 case.  Costs of a liquidation under chapter 7 of the Bankruptcy Code would include the compensation of a chapter 7 trustee, as well as of counsel and other professionals retained by the trustee, asset disposition expenses, all unpaid expenses incurred by the debtor in the chapter 11 case (such as compensation of attorneys, financial advisors, and accountants) that are allowed in the chapter 7 case, litigation costs, and claims arising from the operations of the debtor during the pendency of the bankruptcy case.  The liquidation itself would trigger certain priority payments that otherwise would be due in the ordinary course of business.  Those priority claims would be paid in full from the liquidation proceeds before the balance would be made available to pay general unsecured claims or to make any distribution in respect of equity interests.  The liquidation would also prompt the rejection of executory contracts and unexpired leases and thereby create a significantly greater amount of unsecured claims.

Once the bankruptcy court ascertains the recoveries in liquidation of the secured creditors and priority claimants, it must determine the probable distribution to general unsecured creditors and equity security holders from the remaining available proceeds in liquidation.  If such probable distribution has a value greater than the distributions to be received by such creditors and equity security holders under a debtor’s plan, then such plan is not in the best interests of creditors and equity security holders.

As shown in the Liquidation Analysis set forth under “Liquidation Analysis” below, the Debtors believe that each member of each class of claims and equity security interests will receive at least as much, if not more, under the Standby Plan as they would receive if the Debtors were liquidated in a chapter 7 case.  More specifically, a liquidation of the Debtors would significantly impair recoveries to all stakeholders and clearly is not in the best interests of estate constituencies.  By contrast, under the Standby Plan, all creditors other than the impaired classes stand to be paid in full.  The Debtors believe that the impaired classes’ prospects for recovery under the Standby Plan is significantly enhanced if the Debtors are restructured and continue their operations.  The Standby Plan therefore should satisfy the best interests test.

Confirmation Without Acceptance of All Impaired Classes – “Cramdown”

The Debtors may request confirmation of the Standby Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code, and reserve the right to modify the Standby Plan to the extent, if any, that confirmation in accordance with section 1129(b) of the Bankruptcy Code requires modification. Under section 1129(b) of the Bankruptcy Code, the court may confirm a plan over the objection of a rejecting class, if, among other things, (a) at least one impaired class of claims has accepted the Standby Plan (not counting the votes of any “insiders” as defined in the Bankruptcy Code) and (b) if the Standby Plan “does not discriminate unfairly” against and is “fair and equitable” to each rejecting class.

A plan does not discriminate unfairly within the meaning of the Bankruptcy Code if a rejecting impaired class is treated equally with respect to other classes of equal rank. A plan is fair and equitable as to a class of secured claims that rejects the Standby Plan if, among other things, the Standby Plan provides (a) (i) that the holders of claims in the rejecting class retain the liens securing those claims (whether the property subject to those liens is retained by the debtor or transferred to another entity) to the extent of the allowed amount of such claims and (ii) that each holder of a claim of such class receives on account of that claim deferred cash payments totaling at least the allowed amount of that claim, of a value, as of the effective date of the Standby Plan, of at least the value of the holder’s interest in the estate’s interest in such property; (b) for the sale, subject to Section 363(k) of the Bankruptcy Code, of any property that is subject to the liens securing the claims included in the rejecting class, free and clear of the liens, with the liens to attach to the proceeds of the sale, and the treatment of the liens on proceeds under clause (a) or (c) of this paragraph; or (c) for the realization by such holders of the indubitable equivalent of such claims.

A plan is fair and equitable as to a class of unsecured claims that rejects the plan, if, among other things, the plan provides that (a) each holder of a claim in the rejecting class will receive or retain on account of its claim property that has a value, as of the effective date of the plan, equal to the allowed amount of the claim; or (b) no holder of a claim or interest that is junior to the claims of the rejecting class will receive or retain under the plan any property on account of such junior claim or interest.

A plan is fair and equitable as to a class of interests that rejects the plan if the plan provides, among other things that (a) each holder of an interest of such class receive or retain on account of such interest property of a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest; or (b) that no holder of an interest that is junior to the interests of such class will receive or retain under the plan any property on account of such junior interest.

PROJECTIONS OF CERTAIN FINANCIAL DATA FOLLOWING CONSUMMATION
OF STANDBY PLAN

CAPITOL BANCORP LTD.

FINANCIAL COMMERCE COPORATION

In connection with a possible restructuring in Court, the Company’s management analyzed the ability of the Company to meet its obligations upon consummation of such restructuring with sufficient liquidity and capital resources to conduct its businesses.  The Company’s management also has developed the Company’s business plan and prepared certain projections of the Company’s operating profit and certain other items for the last two quarters of fiscal year 2012 and fiscal years 2013 through 2017 (the “Projection Period”).  Such projections, summarized below, are based upon assumptions and have been adjusted to reflect the terms of a possible restructuring in Court, including the Standby Plan of Reorganization, certain subsequent events and additional assumptions, including those set forth below (as adjusted, the “Projections”).  The claims against and equity securities interests in Financial Commerce Corporation are not impaired, and no votes are being solicited from holders of claims against or equity security interests in Financial Commerce Corporation with respect to the Standby Plan.

THE COMPANY DOES NOT, AS A MATTER OF COURSE, PUBLISH ITS BUSINESS PLANS, BUDGETS OR STRATEGIES OR MAKE EXTERNAL PROJECTIONS OR FORECASTS OF ITS ANTICIPATED FINANCIAL POSITIONS OR RESULTS OF OPERATIONS. ACCORDINGLY, THE COMPANY DOES NOT ANTICIPATE THAT IT WILL, AND DISCLAIMS ANY OBLIGATION TO, FURNISH UPDATED BUSINESS PLANS, BUDGETS OR PROJECTIONS TO CREDITORS PRIOR TO THE EFFECTIVE DATE OF ANY PLAN OF REORGANIZATION OR TO INCLUDE SUCH INFORMATION IN DOCUMENTS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) OR OTHERWISE MAKE SUCH INFORMATION PUBLICLY AVAILABLE.  BDO USA, LLP HAS NEITHER EXAMINED, COMPILED NOR PERFORMED ANY PROCEDURES WITH RESPECT TO THE PROSPECTIVE FINANCIAL INFORMATION CONTAINED IN THIS SECTION OF THE OFFERING MEMORANDUM AND DISCLOSURE STATEMENT AND, ACCORDINGLY, BDO USA, LLP DOES NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE ON SUCH INFORMATION OR ITS ACHIEVABILITY. BDO USA, LLP ASSUMES NO RESPONSIBILITY FOR AND DENIES ANY ASSOCIATION WITH THE PROSPECTIVE FINANCIAL INFORMATION. THE BDO USA, LLP REPORT ON THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AS OF DECEMBER 31, 2011, INCORPORATED BY REFERENCE IN THIS OFFERING MEMORANDUM AND DISCLOSURE STATEMENT, REFERS EXCLUSIVELY TO THE COMPANY’S HISTORICAL FINANCIAL INFORMATION AS OF DECEMBER 31, 2011. BDO USA, LLP’S REPORT DOES NOT COVER ANY OTHER INFORMATION IN THIS OFFERING DOCUMENT AND SHOULD NOT BE READ TO DO SO.

The following Projections were not prepared with a view toward compliance with published rules of the SEC or the American Institute of Certified Public Accountants regarding projections.  The prospective financial information included herein has been prepared by, and is the responsibility of, the Company’s management.  The Company and its management believe that the following Projections have been prepared on a reasonable basis, reflecting management’s best estimates and judgments, and represent, to the best of management’s knowledge and opinion, the Company’s expected course of action.  However, because this information is highly subjective, it should not be relied on as necessarily indicative of future results.

The Projections provided herein are forward-looking statements and are provided for illustrative purposes only.  All financial projections contained herein are based on numerous assumptions with respect to, among other thing, the anticipated future performance of the Reorganized Debtors, the Debtors’ ability to execute their business plan (the “Business Plan”) and systemic and macroeconomic risks, some or all of which may prove to be incorrect.  Such assumptions are qualified in their entirety by the limitations, factors and risks described in the “Risk Factors” section of this Offering Memorandum and Disclosure Statement.  Therefore, while the Projections are necessarily presented with numerical specificity, the Reorganized Debtors’ actual financial condition and results of operations may be materially different from those set forth in the Projections due to known and unknown risk, including risks relating to the Company’s recapitalization and the Company’s operations in general, uncertainties and other factors, many of which are difficult to predict and outside the Company’s control.

Accordingly, no representation can be or is being made with respect to the accuracy of the Projections or the ability of the Reorganized Debtors to achieve the projected results.  See the “Risk Factors” section in this Offering Memorandum and Disclosure Statement for a discussion of certain factors that may affect the future financial performance.

The projections should be read in conjunction with the assumptions, qualifications and explanations set forth herein and this Offering Memorandum and Disclosure Statement.

Principal Assumptions for the Projections

As a condition to plan confirmation, the Bankruptcy Code requires, among other things, the Bankruptcy Court to find that confirmation is not likely to be followed by either liquidation or the need to further reorganize the debtor.  In connection with developing the Standby Plan, and for purposes of determining whether the Standby Plan satisfies feasibility standards, the Debtor’s management has, through the development of certain financial projections as seen below, analyzed the Reorganized Debtor’s ability to meet their obligations under the plan and to maintain sufficient liquidity and capital resources to conduct their businesses.  The Projections will also assist each Holder of a Trust Preferred Securities Claim in determining whether to accept or reject the Standby Plan.

The Debtors believe the Standby Plan meets the feasibility requirements set forth in section 1129(a)(11) of the Bankruptcy Code, as confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Reorganized Debtor.  In general, as illustrated by the Projections, the Debtors believe that with a significantly de-leveraged capital structure, the Reorganized Debtor will be viable.  The Debtors believe that the Reorganized Debtor will have sufficient liquidity to fund obligations as they arise, thereby maintaining value.  Accordingly, the Debtor believes the Standby Plan satisfies the feasibility requirements of sections 1129(a)(11) of the Bankruptcy Code.  The Debtors prepared the Projections in good faith, based upon estimates and assumptions made by the Debtors’ management.

The Projections are based on, and assume the successful implementation of, the Company’s business plan and the Standby Plan.  Both the business plan and the Projections reflect numerous assumptions, including various assumptions regarding the anticipated future performance of the Company, industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Company. In addition, the assumptions do not take into account the uncertainty and disruption of business that may accompany a restructuring in Court. Therefore, although the Projections are necessarily presented with numerical specificity, the actual results achieved during the Projection Period will likely vary from the projected results. These variations may be material. Accordingly, no representation can be or is being made with respect to the accuracy of the Projections or the ability of the Company or Reorganized Debtor to achieve the projected results of operations.

Although the Company’s management believes that the assumptions underlying the Projections, when considered on an overall basis, are reasonable in light of current circumstances, no assurance can be or is given that the Projections will be realized.  In deciding whether to vote to accept or reject the proposed Standby Plan, creditors must make their own determinations as the reasonableness of such assumptions and the reliability of the Projections.  See “Risk Factors” in this Offering Memorandum and Disclosure Statement.  Moreover, the Projections were prepared solely in connection with a possible restructuring in Court.  The assumptions underlying the expected future results of operations in a restructuring in Court may not necessarily apply in an out-of-court restructuring.

The Projections, which are set forth below, are based on a number of assumptions, and while the Debtors have prepared the Projections in good faith and believe the assumptions to be reasonable, it is important to note that the Debtors can provide no assurance that such assumptions will ultimately be realized. The Projections should be read in conjunction with the assumptions and qualifications outlined herein, as well as with the risk factors described in herein, with the audited consolidated financial statements for the fiscal year ended December 31, 2011 contained in the 2011 Annual Report and the First Quarter 2012 Quarterly Report on Form 10-Q. Because these documents contain important information, users of this document are encouraged to read them. The Company’s 2011 Annual Report, as well as the Company’s other SEC filings, are available free from the SEC at www.sec.gov.

The Projections contain certain statements that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. Examples of forward-

looking statements include, but are not limited to, the Company’s ability to successfully consummate a restructuring plan.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you, therefore, that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. These risks and uncertainties include, but are not limited to, statements the Debtors make regarding: (i) the Company’s ability to develop, prosecute, confirm and consummate one or more Chapter 11 plans of reorganization, (ii) the potential adverse impact of the Chapter 11 filing on the Company’s operations, management and employees, (iii) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Debtors to propose and confirm a plan of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases, (iv) customer response to the Chapter 11 filing, (v) the adequacy of cash flows from operations and available cash to meet the Company’s future liquidity needs, or (vi) the Company’s continued viability, the Company’s operations and results of operations. Additional important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and include the following:

•
the availability of the bankruptcy exception of Section 382(l)(5) of the Tax Code, the ability to utilize the Company’s tax attributes in the future, and the risk of adjustments to the Company’s tax attributes by taxing authorities;

•	pending, threatened or future legal proceedings; and

•	other factors that are described in “Risk Factors,” or are included with the Debtors’ filings with the United States Bankruptcy Court for the Eastern District of Michigan.

A more complete discussion of these factors and other risks applicable to the Company’s business is contained in Article II hereof and Item 1A of the Company’s 2011 Annual Report on Form 10-K and Part II, Item 1A of the Company’s First Quarter 2012 Quarterly Report on Form 10-Q.

Any forward-looking statement made by the Debtors in the Projections, or on the Company’s behalf by its directors, officers or employees related to the information contained herein, speaks only as of the date of the Projections. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

The Debtors do not, as a matter of course, publish their business plans and strategies or projections or anticipated financial position or results of operations. Accordingly, the Debtors do not anticipate that they will, and disclaim any obligation to, furnish updated business plans or projections to holders of Claims or interests after the Confirmation Date, or to include such information in documents required to be filed with the Securities and Exchange Commission (if any) or otherwise make such information public.

THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD PUBLIC DISCLOSURE OR COMPLIANCE WITH PRACTICES RECOGNIZED TO BE IN ACCORDANCE WITH THE GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, PUBLISHED GUIDELINES OF THE SECURITIES AND EXCHANGE COMMISSION, THE RULES AND REGULATIONS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION REGARDING PROJECTIONS OR THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PROJECTIONS OR FORECASTS. FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN AUDITED OR REVIEWED BY INDEPENDENT CERTIFIED ACCOUNTANTS.

THE PROJECTIONS ARE ONLY AN ESTIMATE, AND ACTUAL RESULTS MAY VARY CONSIDERABLY FROM THE PROJECTIONS. IN ADDITION, THE UNCERTAINTIES WHICH ARE INHERENT IN THE PROJECTIONS INCREASE FOR LATER YEARS IN THE PROJECTION PERIOD, DUE TO INCREASED DIFFICULTY ASSOCIATED WITH FORECASTING LEVELS OF ECONOMIC ACTIVITY AND THE COMPANY’S PERFORMANCE AT MORE DISTANT POINTS IN THE FUTURE. CONSEQUENTLY, THE PROJECTED INFORMATION INCLUDED HEREIN SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE DEBTORS, THE DEBTORS’ ADVISORS OR ANY OTHER PERSON THAT THE PROJECTED RESULTS WILL BE ACHIEVED. IMPAIRED CREDITORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE FOLLOWING PROJECTIONS IN DETERMINING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN. ALL HOLDERS OF CLAIMS SHOULD CAREFULLY READ AND CONSIDER FULLY THE RISK FACTORS SET FORTH IN ARTICLE II OF THIS DISCLOSURE STATEMENT BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

The Projections assume that (i) the Standby Plan will be confirmed and consummated in accordance with its terms, (ii) there will be no material change in legislation or regulations, or the administration thereof, that will have an unexpected effect on the operations of the Reorganized Debtors, (iii) there will be no change in generally accepted accounting principles in the United States that will have a material effect on the reported financial results of the Reorganized Debtors, (iv) the application of “fresh start accounting” will not materially change the Debtors’ revenue accounting procedures and (v) there will be no material contingent or unliquidated litigation or indemnity Claims applicable to the Reorganized Debtors. To the extent that the assumptions inherent in the Projections are based upon future business decisions and objectives, they are subject to change. In addition, although they are presented with numerical specificity and considered reasonable by the Debtors when taken as a whole, the assumptions and estimates underlying the Projections are subject to significant business, economic and competitive uncertainties and contingencies, many of which will be beyond the control of the Reorganized Debtors. Accordingly, the Projections are only an estimate and, therefore, necessarily speculative in nature. It can be expected that some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projections, which variations may be material and are likely to increase over time.

The Projections should be read together with the information, the assumptions, qualifications and footnotes to tables containing the Projections (which include projected statements of operations, projected balance sheets and projected statements of cash flows) set forth herein, and the historical consolidated financial information (including the notes and schedules thereto) as set forth in the Debtors’ other financial statements as publicly filed with the SEC.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. The Projections contain statements which constitute “forward-looking statements” within the meaning of the Securities Act and the Exchange Act, as amended by the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” in the Projections include the intent, belief or current expectations of the Debtors and members of their management team with respect to the timing of, completion of and scope of the current restructuring, reorganization plan, strategic business plan, bank financing, debt and equity market conditions and the Debtors’ future liquidity, as well as the assumptions upon which such statements are based.  Although the Debtors believe that the expectations are based on reasonable assumptions within the bounds of their knowledge of their business and operations, parties in interest are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to the Debtors’ management that could cause actual results to differ materially from those contemplated by the forward-looking statements in the Projections include, but are not limited to, further adverse developments with respect to the Debtors’ liquidity position or operations of the Debtors’ business, adverse developments in the Debtors’ efforts to obtain their funding and adverse developments in the bank financing or public or private markets for debt or equity securities, adverse developments in the timing or results of the Debtors’ strategic business plan (including the timeline to emerge from Chapter 11), the ability of the Debtors to retain and attract new customers and maintain favorable vendor relationships, the difficulty in controlling costs and expenses as presently contemplated, the ability of the Debtors to return their operations to profitability, the level and nature of any restructuring and other one-time charges, and the possible negative effects of changes in applicable legislation or enactment of new legislation that impacts the operation of Debtors’ business.

Additional information relating to the principal assumptions used in preparing the Projections is set forth below.

The Standby Plan - Capital Instrument and Funding Source Exchange

The Standby Plan would affect the Company’s stakeholders as set forth below:

•	The Projections below assume New Equity Infusion consisting of $70,000,000 worth of Class B Common and $45,000,000 in shares of Series A Preferred Stock14.

•
Holders of the approximately $7 million outstanding in Senior Notes would receive $7 million in Standby Plan value consisting of 1/3 in the form of New Capitol Bancorp Class B Common and 2/3 in the form of New Capitol Bancorp Class A Common, representing an estimated recovery of 100%.

•
Holders of the $151.3 million outstanding in Trust Preferred Securities would receive $50 million15 in Standby Plan value consisting of New Capitol Bancorp Class C Redeemable Common Stock, representing an estimated recovery of approximately 33%.

•
Holders of the $5 million outstanding with respect to the Company’s Series A Preferred Stock would receive $1,000,000 in Standby Plan value consisting of 2/3 in the form of New Capitol Bancorp Class A Common and 1/3 in the form of New Capitol Bancorp Class B Common, representing an estimated recovery of 20%.

•
Holders of the Company’s Common Stock would receive $15 million in Standby Plan value consisting of Common Stock, 1/3 in the form of New Capitol Bancorp Class B Common and 2/3 in the form of New Capitol Bancorp Class A Common.

 General Economic Conditions

The Projections take into account the current difficult economic environment which is negatively impacting the Company. The Projections assume that the general weakness in economic activity will continue to affect the Company’s near term financial performance.  Thereafter, the Projections assume a return to a more favorable economic climate and more normalized level of provisions, non-accruals and charge-offs.

General Operating Assumptions

Projected Consolidated Income Assumptions

Net Interest Income

The Projections assume, given a successful Standby Plan, that the Company will have no outstanding holding company debt and a material decrease in nonaccrual loans resulting in enhanced net interest income during the Projection Period, including the positive impact of non-cash accretion of the fair value adjustments from Fresh Start Reporting (defined below).

14 The Projections assume payment of transaction fees and expenses of approximately $10,000,000.

15 The Standby Plan value of the Class C Redeemable Common Stock will be at least $50 million on the Effective Date based upon the Projections set forth below.

Provision for Loan Losses

Pursuant to the Company’s restructuring plan a material amount of nonperforming loans will be sold to one or more unrelated parties at or near the time of consummation of the closing of the capital financing.  This asset sale will result in an improvement of the Company’s credit profile and related metrics.

Non-Interest Expenses

As a consequence of a material decrease in nonperforming loans, The Company expects to experience a material reduction in credit and special asset management costs.  In addition, the Company has and will continue to aggressively manage its operating expenses to a level consistent with banking companies bearing similar franchise scale and scope.

Projected Consolidated Balance Sheet Assumptions

U.S. Generally Accepted Accounting Principles (“GAAP”) require companies emerging from bankruptcy that meet certain criteria to apply fresh start reporting upon emergence in accordance with American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting by Entities in Reorganization under the Bankruptcy Code (“Fresh Start Reporting”).  The main principles of Fresh Start Reporting include the allocation of the entity’s reorganization value the fair value of to specific tangible and identified intangible assets and liabilities of the emerging entity with the excess being reported as goodwill.

For purposes of the Projections, the equity value of the Reorganized Debtors is assumed to be approximately $143 million, which is the mid-point of the $137 million to $150 million range of estimated equity values of the Reorganized Debtors provided by River Branch Capital as of June 30, 2012 in connection with its equity valuation analysis.  This estimated reorganization value is based on standard valuation analyses, including (i) comparable companies analysis and (ii) discounted cash flow analysis.  This summary of the valuation analysis set forth herein is qualified in its entirety by reference to the full text of the valuation analysis.  The estimated equity value of the Reorganized Debtors, and the range of estimated equity values on which it is based, are based on a number of assumptions, including a successful reorganization of the Company’s business and finances in a timely manner, the implementation of the Company business plan, the achievement of the forecasts reflected in the Projections, consummation of the transactions contemplated in the Standby Plan, market conditions as of the second quarter of 2012 continuing through the assumed Effective Date of June 30, 2012 and the Standby Plan becoming effective in accordance with the estimates and other assumptions contained herein. The actual reorganization value that will be used by the Company after implementing Fresh Start Reporting may differ, possibly materially, from this estimate, however, the relative allocation of values between the classes of equity of the Company are expected to remain constant. The allocation of the reorganization value to individual assets and liabilities is based upon preliminary estimates by the Company’s management, is subject to change upon the formal implementation of Fresh Start Reporting, and could result in material differences to the allocated values included in these Projections.

The Standby Plan ascribes $50mm of aggregate value to the Class C Redeemable Common and provides that one (1) share of the Class C Redeemable Common has the same value as one (1) share of other series of common stock being issued pursuant to the Standby Plan. This valuation is based upon the consideration of various factors, including but not limited to the following: (i) unlike Class A Common and Class B Common, the Class C Redeemable Common are redeemable in the sole discretion of the Company and such redemption price is based upon a formula that incorporates a participation in future earnings but not market multiple expansion or contraction; (ii) unlike Class A Common and Class B Common, the Class C Redeemable Common participate in a disproportionately large share of dividends until they are redeemed; (iii) unlike Class A Common and Class B Common, the Class C Redeemable Common has a downside protection feature because it is redeemable and has a future redemption price floor of $50mm. These relatively positive features (compared to Class A and Class B Common) including downside protection and disproportionate participation in dividends, when taken together with the relatively negative features (including the possibility of being redeemed in the sole discretion of the Company and the possibility that the redemption price does not participate in market multiple expansion), results in our conclusion that $50mm is our best estimate of the aggregate value that the Class C Redeemable Common will have on the Effective Date. Because the Class C Redeemable Common have never been issued before, there are no comparable examples that can be cited, and this valuation is inexact. But it is our best estimate based upon the considerations above.  In addition, Class B Common Stock will be issued, in substantial part, by the Company to unrelated investors for cash, in an arm’s-length sale and is also being issued to prepetition creditors and equity holders of the Company in partial satisfaction of their claims.  The sale of the Class B Common Stock for cash provides a basis for comparison of the respective values of the Company’s Class A Common Stock and Class B Common Stock (which differ under the Articles of Incorporation solely as to voting rights) and the Class C Redeemable Common, which is taken into account in the valuation of the Class C Redeemable Common.

Pre-Restructuring Assumptions

The Projections are based on an Effective Date of June 30, 2012 and assume no disruptions to the business during the pendency of a bankruptcy filing. For the period between the company’s last published Form 10-Q as of March 31, 2012 and the Effective Date of June 30, 2012 (“Interim Period”), the Company’s management made assumptions in development of the Projections, which are set forth below:

•
The Company expects to consummate the divestiture of three (3) of its existing bank subsidiaries during its fiscal 2012 third quarter.  These divestitures will result in an approximate decrease in total assets of $173.3 million, and total liabilities (principally deposits) of $167.5 million.  The divestitures are assumed to occur at a level close to book value, therefore no pre-tax gain or loss is expected.

•
Other than the above referenced divestitures, the Company expects no material changes in its consolidated financial assets and liabilities.  At June 30, 2012, following the divestitures of the three subsidiary banks, the pro forma Company will have total assets of approximately $1.7 billion, loans of approximately $1.2 billion, and deposits of approximately $1.6 of billion.

Fresh Start Adjustments

The estimated fair values for loans and other real estate utilized in Fresh Start Reporting are based on management’s estimates and an approximation of appraised values.  The Company is recording a Core Deposit Intangible reflecting the fair value of the Company’s core deposits pursuant to Fresh Start Accounting. The Company anticipates that for the periods after the Effective Date it will be required to apply the concepts of “Fresh Start Accounting,” which are contained in the American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code.” The adoption of Fresh Start Accounting requires the determination of the reorganization value of the entity that emerges from bankruptcy. Reorganization value generally approximates fair value of the entity before considering liabilities. The allocation of the valuation among asset classes performed as part of Fresh Start Accounting will effect future depreciation, amortization, cost of goods sold and tax expenses that have not been reflected in the Projections. Adjustments made as a result of the application of Fresh Start Accounting will have a material affect on our reported results.

Reorganization Adjustments

The forgoing assumptions and resulting computations were made solely for purposes of preparing the amount by which its reorganization value as of the Effective Date exceeds, or is less than, the fair value of its assets as of the Effective Date.  Such determination would be based upon the fair values at the time, which may be based on, among other things, a different methodology with respect to the valuation of the Company’s assets and liabilities as would be made as of the Effective Date.  The changes between the amounts of any or all of the foregoing items as assumed in the Projections and the actual amounts thereof as of the Effective Date may be material.

Projections

The Projections set forth below have been prepared based on the assumption that the Effective Date is June 30, 2012.  Although the Company will seek the Effective Date to occur as soon as practicable, there would be no assurance as to when the Effective Date actually will occur.16  The Company’s Projected Consolidated Balance Sheets as of June 30, 2012 set forth below present: (a) the projected pre-structuring financial position as of June 30, 2012; (b) Reorganization Adjustments; (c) Fresh Start Adjustments; and (d) the projected post-restructuring consolidated financial position financial position of the Company after giving effect to the Reorganization and Fresh Start Adjustments, as of June 30, 2012. The Balance Sheet Adjustments set forth in the columns captioned “Reorganization Adjustments,” and “Fresh Start Adjustments” reflect the assumed effects of confirmation and significant re-financing

16 The Company intends to provide the Bankruptcy Court with updated projections at or prior to hearing on confirmation of the Standby Plan based on the projected actual date.

contemplated by a Standby Plan, including the settlement of various liabilities and related securities issuances, cash payments, and borrowings.

PRO FORMA ANALYSIS

Numbers in thousands of dollars except per share data

Balance Sheet	CBC Projected 06/30/12	CBC Capital Restructure	Pro Forma Capital Restructure	Capital Issuance	Pro Forma Capital Issuance	Fresh Start Adjustments	Pro Forma Fresh Start Adjs.	Pro Forma NPL Sale	Pro Forma NPL Sale
Cash & Equivalents	304,608	0	304,608		304,608		304,608	169,681	474,289
Total Investment Securities	38,847		38,847	105,000	143,847	0	143,847		143,847
Gross Loans	1,303,013		1,303,013		1,303,013	(99,382)	1,203,630	(169,681)	1,033,949
Loan Loss Reserves	78,350		78,350		78,350	(78,350)	0	0	0
Net Loans	1,224,663		1,224,663		1,224,663	(21,032)	1,203,630	(169,681)	1,033,949
Premises & Fixed Assets	22,583		22,583		22,583	0	22,583		22,583
OREO	92,378		92,378		92,378	0	92,378		92,378
Goodwill	0		0		0	28,775	28,775		28,775
Other Intangibles	0		0		0	20,784	20,784		20,784
Other Assets	25,442		25,442		25,442	0	25,442		25,442
Total Assets	**1,708,520**	**0**	**1,708,520**	**105,000**	**1,813,520**	**28,527**	**1,842,048**	**0**	**1,842,048**
Total Deposits	1,605,240		1,605,240		1,605,240	6,244	1,611,484		1,611,484
Other Borrowings	34,955	(7,000)	27,955	0	27,955	0	27,955		27,955
Trust Preferred	149,156	(149,156)	0	0	0	0	0		0
Accrued Interest Payable - Trust Preferred	32,985	(32,985)	0	0	0	0	0		0
Other Liabilities	26,882		26,882		26,882	0	26,882		26,882
Total Liabilities	**1,849,217**	**(189,141)**	**1,660,076**	**0**	**1,660,076**	**6,244**	**1,666,320**		**1,666,320**
Series B Preferred Equity	5,098	(5,098)	0	45,000	45,000		45,000		45,000
Redeemable Common	0	50,000	50,000		50,000		50,000		50,000
Class A Common	15,000	8,000	23,000		23,000		23,000		23,000
Class B Common	0			70,000	70,000		70,000		70,000
Retained Earnings	(165,028)	136,239	(28,789)	(10,000)	(38,789)	22,283	(16,506)	0	(16,506)
Noncontrolling Interests	4,234		4,234		4,234		4,234		4,234
Total Equity	**(140,696)**	**189,141**	**48,445**	**105,000**	**153,445**	**22,283**	**175,728**	**0**	**175,728**
Total Liabilities & Total Equity	1,708,520	0	1,708,520	105,000	1,813,521	28,527	1,842,048	0	1,842,048
Book Value Per Share	(3.55)		0.24		0.28		0.33		0.33
Tangible Book Value Per Share	(3.55)		0.24		0.28		0.21		0.21

Regulatory Capital	CBC Projected 06/30/12	CBC Capital Restructure	Pro Forma Capital Restructure	Capital Issuance	Pro Forma Capital Issuance	Fresh Start Adjustments	Pro Forma Fresh Start Adjs.	Pro Forma NPL Sale	Pro Forma NPL Sale
Tier 1 Capital									
Non-Cumulative Preferred Equity	5,098	(5,098)	0	0	0	0	0		0
Redeemable Common	0	50,000	50,000	0	50,000	0	50,000	0	50,000
Class A Common	15,000	8,000	23,000	0	23,000	0	23,000	0	23,000
Class B Common	0	0	0	70,000	70,000	0	70,000	0	70,000
Retained Earnings	(165,028)	136,239	(28,789)	(10,000)	(38,789)	22,283	(16,506)	0	(16,506)
Less: Other Comprehensive Income	45		45		45	0	45		45
Noncontrolling Interests	4,234		4,234		4,234	0	4,234		4,234
Trust Preferred	149,156	(149,156)	0	0	0	0	0		0
Allowable Trust Preferred (1)	0		0		0		0		0
Less: Goodwill and Other Intangibles	0		0		0	49,559	49,559		49,559
Adjustments to Reconcile Tier 1	(201)		(201)		(201)		(201)		(201)
Total Tier 1 Capital	**(140,942)**		**48,199**		**108,199**		**80,922**	**0**	**80,922**
Tier 2 Capital									
Allowance for Loan Losses	78,350		78,350		78,350	(78,350)	0	0	0
Allowable Allowance for Loan Losses (2)	16,538		16,538		16,801		0		0
Trust Preferred Rollover	149,156		0		0		0		0
Cumulative Preferred Equity	0	0	0	45,000	45,000	0	45,000		45,000
Adjustments to Reconcile Tier 2	829		829		829		829		829
Tier 2 Capital	**166,523**		**17,367**		**62,630**		**45,829**	**0**	**45,829**
Total Regulatory Capital	**(281,885)**		**65,566**		**170,829**		**126,751**		**126,751**
Leverage Capital Ratio	(8.14%)		2.78%		5.89%		4.46%		4.46%
Tier 1 / Total Assets	(8.25%)		2.82%		5.97%		4.39%		4.39%
Tier 1 Common Ratio	(11.36%)		3.32%		7.74%		6.16%		7.13%
Tier 1 Capital Ratio	(10.65%)		3.64%		8.05%		6.50%		7.53%
Total Capital Ratio	(21.31%)		4.96%		12.71%		10.18%		11.79%
Tangible Common Equity / Tangible Assets	(8.53%)		2.84%		5.98%		4.53%		4.53%
NPLs / Tier 1 + ALLL	(396.15%)		195.94%		132.92%		209.68%		0.00%
NPAs / Total Assets	19.92%		19.92%		18.77%		14.23%		5.01%

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(1) Limited to one-third of the sum of core capital elements (common equity, preferred equity, minority interest), net of goodwill less any associated deferred tax liability.

(2) Limited to 1.25% of risk weighted assets.

LIQUIDATION ANALYSIS

Section 1129(a)(7) of the Bankruptcy Code provides that the court may not confirm a plan of reorganization unless the plan provides each holder of a claim or interest who does not otherwise vote in favor of the plan with property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor was liquidated under chapter 7 of the Bankruptcy Code. THE COMPANY’S LIQUIDATION ANALYSIS IS AN ESTIMATE OF THE PROCEEDS THAT MAY BE GENERATED AS A RESULT OF A HYPOTHETICAL LIQUIDATION OF THE COMPANY’S ASSETS UNDER CHAPTER 7. THIS HYPOTHETICAL ANALYSIS IS NOT INDICATIVE OF THE VALUE OF THE COMPANY’S ONGOING OPERATIONS.

Overview of Liquidation Analysis

Pursuant to Section 1129(a)(7) of the Bankruptcy Code, often called the “best interests test,” holders of Allowed Claims must either (a) accept the Plan or (b) receive or retain under the Plan property of a value, as of the Plan’s assumed Effective Date, that is not less than the value such non-accepting holders would receive or retain if the Company were to be liquidated under chapter 7 of the Bankruptcy Code.  The Company believes that the Plan meets the “best interest of creditors’’ tests of Section 1129(a)(7) of the Bankruptcy Code.  The Company believes that the members of each impaired class will receive under the Plan no less than they would if the Company were liquidated under chapter 7 of the Bankruptcy Code.  The analysis is summarized below.

The Liquidation Analysis reflects the estimated cash proceeds, net of liquidation-related costs, which would be realized if the Company were to be liquidated in accordance with chapter 7 of the Bankruptcy Code.  Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by the Company’s management, are inherently subject to significant business, economic and competitive uncertainties and contingencies beyond the control of the Company and its management, and upon assumptions with respect to the liquidation decisions that could be subject to change.  ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF THE COMPANY WAS, IN FACT, TO UNDERGO SUCH A LIQUIDATION, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.

The Liquidation Analysis was prepared by the Company’s management with the assistance of River Branch Capital, LLC, based on the Company’s balance sheet as of March 31, 2012.  It is also assumed that the liquidation of the Company would commence under the direction of a Court-appointed trustee and continue for six months, during which time all of the Company’s major assets would either be sold or conveyed to the respective lien holders, and the cash proceeds, net of liquidation-related costs, would then be distributed to creditors.  In addition, it is assumed that the Company’s subsidiary banks would be seized by the FDIC and therefore contribute neither proceeds nor costs to the estate.  Although some assets might be liquidated in less than six months, older assets would be more difficult to collect or sell, thus requiring a liquidation period substantially longer than six months.  The liquidation period would allow for the sale of assets and wind-down of daily operations.  For certain assets, estimates of the liquidation proceeds were made for each asset individually.  For other assets, liquidation values were assessed for general classes of assets by estimating the percentage recoveries that a trustee might achieve through their disposition.  The Liquidation Analysis assumes that liquidation proceeds would be distributed in accordance with Section 726 of the Bankruptcy Code.  It is possible that in a Chapter 7 case, the wind-down expenses may be greater or less than the estimated amount.  Such expenses are in part dependent on the length of time of liquidation.  he Liquidation Analysis necessarily contains an estimate of the amount of Claims that ultimately will become Allowed Claims.  Estimates for various classes of Claims are based solely upon the Company’s review of their books and records.  No order or finding has been entered by the Court estimating or otherwise fixing the amount of Claims at the projected levels set forth in the Liquidation Analysis.  In preparing the Liquidation Analysis, the Company has projected amounts of Claims that are consistent with the estimated Claims reflected in the Plan with certain modifications as specifically discussed herein.

Liquidation would likely prompt certain other events to occur, including the rejection of remaining executory contracts and unexpired leases not otherwise assumed.  Such events would likely create a larger number of unsecured creditors and would subject the chapter 7 estimate to additional Claims for the rejection of those contracts under the Bankruptcy Code.  Such Claims would also increase the aggregate amount of unsecured Claims against the Company, perhaps materially, and would dilute any potential recoveries to holders of other unsecured Claims.  No attempt has been made to estimate additional unsecure Claim that may result from such events.
The Liquidation Analysis assumes that there will be no proceeds from recoveries of any potential preferences, fraudulent conveyances or other causes of action.  The Liquidation Analysis also assumes that there will be no priority Claims (others than trustee and professional fees) and no Claims under section 510(b) of the Bankruptcy Code and thus does not include the effect of any such Claims.

[Missing

ALTERNATIVES TO CONFIRMATION AND CONSUMMATION
OF THE STANDBY PLAN

If the Debtors file the Chapter 11 Cases and the Standby Plan is not confirmed and consummated, the alternatives to the Standby Plan include (i) an alternative plan of reorganization and (ii) liquidation of the Debtors under chapter 7 of the Bankruptcy Code.

Liquidation Under a Liquidation Case

If the Standby Plan or an alternative plan cannot be confirmed, the Chapter 11 Cases may be converted to a Liquidation Case, pursuant to which a trustee would be elected to liquidate the assets of the Debtors for distribution in accordance with the priorities established by the Bankruptcy Code. A discussion of the effects that a Liquidation Case would have on the recoveries of holders of claims and equity security interests and the Debtors’ liquidation analysis are set forth under “Liquidation Analysis.” The Debtors believe that a Liquidation Case would result in (i) smaller distributions being made to creditors than those provided for in the Standby Plan because of (a) the likelihood that the assets of the Debtors would have to be sold or otherwise disposed of in a less orderly fashion over a shorter period of time than is normal for such assets, (b) additional administrative expenses involved in the appointment of a trustee, and (c) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtors’ operations, and (ii) no or limited distributions being made to holders of general unsecured claims.

Alternative Standby Plan of Reorganization

If the Standby Plan is not confirmed, the Debtors (or if the Debtors’ exclusive period in which to file a plan of reorganization has expired, any other party in interest) could attempt to formulate a different plan. Such a plan might involve either a reorganization and continuation of the Debtors’ businesses or an orderly liquidation of their assets. With respect to an alternative plan, the Debtors have explored various alternatives in connection with the formulation and development of the Standby Plan. The Debtors believe that the Standby Plan, as described herein, enables their creditors to realize the most value under the circumstances. In a liquidation under chapter 11, the Debtors’ assets would be sold in an orderly fashion over a more extended period of time than in a Liquidation Case, possibly resulting in somewhat greater (but indeterminate) recoveries than would be obtained in a Liquidation Case. Further, if a trustee were not appointed, because such appointment is not required in a chapter 11 case, the expenses for professional fees would most likely be lower than those incurred in a Liquidation Case. Although preferable to a Liquidation Case, the Debtors believe that any alternative liquidation under chapter 11 is a much less attractive alternative to their respective creditors and equity security holders than the Standby Plan because of the greater return provided by the Standby Plan.

CERTAIN DEFINITIONS

Definition	Section Reference
Accredited Investor	Introduction
Bankruptcy Code	The Restructuring and Recapitalization Transactions—Out-of-Court Restructuring Transactions—The Standby Plan
Bankruptcy Rules	Risk Factors—Risks Related to Implementing the Standby Plan
Ballot	Introduction
Bar Date	Post-Restructuring Capitalization—Procedures for Treating Disputed Claims and Equity Security Interests: Claims and Interests Bar Date
BOLV	Unaudited Pro Forma Balance Sheet Information—Recent and Current Events
Capitol	Introduction
Capitol Trusts	Post-Transaction Capitalization—Capital Structure of the Debtors—Current Capitalization
Chapter 11 Cases	The Restructuring and Recapitalization Transactions—Out-of-Court Restructuring Transactions—The Standby Plan
Class A Common	Post-Restructuring Capitalization—Capital Structure of the Debtors—Capitalization of Restructured Debtors
Class B Common	Post-Restructuring Capitalization—Capital Structure of the Debtors—Capitalization of Restructured Debtors
Closing	Post-Restructuring Capitalization—Means for Implementation of the Plan

170

Definition	Section Reference
COD	Certain Federal Income Tax Consequences of the Standby Plan—Certain U.S. Federal Income Tax Consequences to Capitol—Cancellation of Indebtedness Income
Common Stock	Post-Restructuring Capitalization—Capital Structure of the Debtors—Capitalization of Restructured Debtors
Company	Introduction
Company's Common Stock	Post-Restructuring Capitalization—Capital Structure of the Debtors—Current Capitalization
Company's Series A Preferred Stock	Post-Restructuring Capitalization—Capital Structure of the Debtors—Current Capitalization
Confirmation Date	Risk Factors—Risks Related to Implementing the Standby Plan
Confirmation Order	Risk Factors—Risks Related to Implementing the Standby Plan
Consenting Creditors	Offering Memorandum And Disclosure Statement Summary—The Restructuring Transactions—The New Credit Agreement and the Lock Up Agreement
Contribution	Unaudited Pro Forma Balance Sheet Information—Recent and Current Events
Contribution Agreement	Unaudited Pro Forma Balance Sheet Information—Recent and Current Events
Court	The Restructuring and Recapitalization Transactions—Out-of-Court Restructuring Transactions—The Standby Plan
Debtors	Introduction
Dividend Payment Date	Description of the Series B Preferred—Dividends
DTC	Description of the Series B Preferred—

171

Definition	Section Reference
	Redemption
Effective Date	Risk Factors—Risks Related to Implementing the Standby Plan
Eligible Holder	Introduction
Equity Commitment Agreement	The Standby Plan—Summary of the Standby Plan—Introduction
Equity Infusion	The Standby Plan—Summary of the Standby Plan—Introduction
Equity Investor	Post-Restructuring Capitalization—Means for Implementation of the Plan—Current Capitalization
Exchange Act	Where You Can Find More Information
Exchange Agent	Introduction—Requests for Assistance
Expense Reserve	Post-Restructuring Capitalization—Means for Implementation of the Plan
Expiration Time	The Restructuring and Recapitalization Transactions—Out-of-Court Restructuring Transactions—Exchange Offers
FCC	Introduction
FDIC	Introduction
Federal Reserve	Description of the Series B Preferred – Redemption
First Annual Meeting	Post-Restructuring Capitalization—Means for Implementation of the Plan
GAAP	Offering Memorandum and Disclosure Statement Summary
HoldCaps Common	Post-Restructuring Capitalization—Capital Structure of the Debtors—Capitalization of

172

Definition	Section Reference
	Restructured Debtors
Holding Period	Transfer of Series B Preferred and Securities Laws—Availability of Rule 144 for Resales of Series B Preferred
ICB	Unaudited Pro Forma Balance Sheet Information—Recent and Current Events
Indenture Trusts	Post-Restructuring Capitalization—Unclassified Claims: Existing Trust Preferred Security Indenture Trustee Fees and Expenses
Information Agent	Requests for Assistance
Investment Company Act	Cautionary Note Regarding Forward-Looking Statements
IRS	Material U.S. Federal Income Tax Consequences of the Exchange Offers
junior securities	Description of the Series B Preferred—General
KCC	Request for Assistance
Letter of Transmittal	Introduction
Master Ballot	Summary Terms of the Solicitation of Acceptances of the Standby Plan
NOLs	Introduction
Nominee	Introduction
Objection Deadline	Post-Restructuring Capitalization—Procedures for Treating Disputed Claims and Equity Security Interests: Disputed Claims and Interests Process
OFIR	Post-Restructuring Capitalization—Means for Implementation of the Plan
Offering Memorandum and Disclosure Statement	Introduction

173

Definition	Section Reference
OID	Material U.S. Federal Income Tax Consequences of the Exchange Offers—Treatment of the Exchange Offer: Senior Notes
parity securities	Description of the Series B Preferred—General
PCAD	The Restructuring and Recapitalization Transactions—Background and Purpose
PCAN	The Restructuring and Recapitalization Transactions—Background and Purpose
Petition Date	Anticipated Events After the Filing Through Confirmation of the Standby Plan—Administration of the Standby Plan
Pre-Change Losses	Certain U.S. Federal Income Tax Consequences of the Standby Plan—Utilization of Net Operating Losses—Section 382 of the Tax Code – General
Preferred Stock	Post-Restructuring Capitalization—Capital Structure of the Debtors—Capitalization of Restructured Debtors
Prepayment Percentage	Offering Memorandum And Disclosure Statement Summary—Description of the Series B Preferred
Professional Fee Escrow Account	Post-Restructuring Capitalization—Means for Implementation of the Plan
Professional Fee Reserve Amount	Post-Restructuring Capitalization—Means for Implementation of the Plan
Professionals	Post-Restructuring Capitalization—Means for Implementation of the Plan
Pro Rata Cash Payments	Introduction—Consideration Offered—Existing Public Notes

174

Definition	Section Reference
Projection Period	Projections of Certain Financial Information for Restructuring—Feasibility
Projections	Projections of Certain Financial Information for Restructuring—Feasibility
Private Trust Preferred Securities	Introduction
Public Trust Preferred Securities	Introduction
Reserve Bank	The Restructuring and Recapitalization Transactions—Background and Purpose
Restructuring Transactions	Offering Memorandum And Disclosure Statement Summary—The Restructuring and Recapitalization Transactions—Overview
Rules	Risk Factors—Risks Related to Implementing the Standby Plan
SBAQ	Unaudited Pro Forma Balance Sheet Information—Recent and Current Events
SEC	Introduction
Section 382 Limitation	Certain U.S. Federal Income Tax Consequences of the Standby Plan—Utilization of Net Operating Losses—General Section 382 Annual Limitation
Securities Act	Introduction
Senior Notes	Exchange Offers
Series A Preferred	Post-Restructuring Capitalization—Means for Implementation of the Plan
Series A Preferred Stock	Description of the Series B Preferred—General
Series B Preferred	Notice to Investors
Series B Preferred Directors	Description of the Series B Preferred—Voting Rights

175

Definition	Section Reference
Settlement Date	Summary Terms of the Senior Note Exchange Offer
Shares	Post-Restructuring Capitalization—Means for Implementation of the Plan
Solicitation Package	The Solicitation of Votes on the Standby Plan—Voting Procedures
SPA	Post-Restructuring Capitalization—Means for Implementation of the Plan
Standby Plan	Introduction
Subsidiaries	Unaudited Pro Forma Balance Sheet Information—Recent and Current Events
Subsidiary Banks	Unaudited Pro Forma Balance Sheet Information—Recent and Current Events
Tax Code	Introduction
Threshold	The Restructuring and Recapitalization Transactions—Out-of-Court Restructuring Transactions—The Standby Plan
Trust Preferred Securities	The Exchange Offers
Underlying Debt Securities	Certain U.S. Federal Income Tax Consequences of the Standby Plan—Certain U.S. Federal Income Tax Consequences to U.S. Holders Under the Standby Plan—Allowed Claims in Class 1 and Class 2—U.S. Holders of Allowed Claims in Class 2
Voting Agent	Requests for Assistance
Voting Record Date	Introduction

176

ANNEX A

Certificate of Designations
of
Series B Noncumulative Perpetual Preferred Stock
of
Capitol Bancorp Ltd.

(Pursuant to Section 450.1302 of the Michigan Business Corporation Act)

CAPITOL BANCORP LTD. (the “Corporation”), a corporation organized and existing under the Michigan Business Corporation Act, as amended (the “Michigan Act”), hereby certifies that, pursuant to authority granted by Article III of the Articles of Incorporation of the Corporation, as amended, and in accordance with the provisions of Section 450.1302 of the Michigan Act, the Board of Directors of the Corporation (the “Board of Directors”) has adopted the following resolutions, at a meeting duly called and held on ___________, 2012:

RESOLVED, that there is hereby classified and designated [_____] shares of the authorized but unissued serial preferred stock of the Corporation, par value [___] per share (the “Preferred Stock”), and the designation and certain terms, powers, preferences and relative, participating and other rights and certain qualifications, limitations and restrictions thereon, are hereby fixed as follows:

1.  Designation of Series and Number of Shares.  The shares of such series of Preferred Stock shall be designated as the “Fixed Rate Series B Non-Cumulative Perpetual Preferred Stock” (the “Series B Preferred Stock”), and the authorized number of shares that shall constitute such series shall be [____] shares, which may be decreased (but not below the number of shares of Series B Preferred Stock then outstanding) from time to time by the Board of Directors. Shares of outstanding Series B Preferred Stock that are purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

2.  Ranking. The Series B Preferred Stock will rank, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (1) on a parity with the Corporation’s Series A Noncumulative Perpetual Preferred Stock, no par value and liquidation value per share of $100 (the “Series A Preferred Stock”) and each class or series of preferred stock the Corporation may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively, the “Parity Securities”) and (2) senior to the Common Stock and each other class or series of preferred stock the Corporation may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (the “Junior Securities”).

3.  Definitions. As used herein with respect to the Series B Preferred Stock:

(a)  “Certificate” means this Certificate of Designations, dated _______ __, 2012.

(b)  “Board of Directors” means the Board of Directors of the Corporation or any committee thereof duly authorized to act on behalf of such Board of Directors.

(c)  “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York or Columbus, Ohio are generally required or authorized by law to be closed.

(d)  “Bylaws” means the Amended and Restated Bylaws of the Corporation, as may be amended from time to time.

(e)  “Articles of Incorporation” means the Articles of Incorporation of the Corporation, as amended or supplemented from time to time.

(f)   “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(g)  “Corporation” means Capitol Bancorp Ltd., a Michigan corporation.

(h)  “Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.

(i)   “Dividend Rate” has the meaning set forth in Section 4(c).

(j)   “Dividend Payment Date” has the meaning set forth in Section 4(b).

(k)      “Dividend Period” has the meaning set forth in Section 4(b).

(l)   “DTC” means The Depository Trust Company and its successors or assigns.

(m)     “Effective Date” means the date on which shares of the Series B Preferred Stock are first issued.

(n)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)  “Holder” means the Person in whose name the shares of the Series B Preferred Stock are registered, which may be treated by the Corporation, the Transfer Agent, the Registrar and any paying agent as the absolute owner of the shares of Series B Preferred Stock for the purpose of making payment and for all other purposes.

(p)   “Junior Securities” has the meaning set forth in Section 2.

(q)   “Liquidation Preference” means, as to the Series B Preferred Stock, $1,000 per share.

(r)  “Officer” means the President, the Chief Executive Officer, the Chief Operating Officer, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation.

2

(s)  “Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

(t)   “Parity Securities” has the meaning set forth in Section 2.

(u)  “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(v)   “Preferred Stock” means the classified and designated [_____] shares of the authorized but unissued serial preferred stock of the Corporation, par value [___] per share.

(w)  “Preferred Stock Directors” has the meaning set forth in Section 8(a).

(x)   “Record Date” has the meaning set forth in Section 4(b).

(y)   “Registrar” shall mean the Transfer Agent acting in its capacity as registrar for the Series B Preferred Stock, and its successors and assigns.

(z)   “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series B Preferred Stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of the Series B Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series B Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of the Series B Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Y, 12 C.F.R. 225 (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of the Series B Preferred Stock is outstanding.

(aa)     “Serial Preferred Stock” has the meaning set forth in Article First.

(bb)     “Series A Preferred Stock” has the meaning set forth in Section 2.

(cc)  “Series B Preferred Stock” has the meaning set forth in Section 2.

(dd)     “Transfer Agent” means Computershare Investor Services, Inc. acting as the Transfer Agent, the Registrar and any paying agent for the Series B Preferred Stock, and its successors and assigns, including any successor transfer agent appointed by the Corporation.

4.  Dividends.

(a)  From and after the Effective Date, Holders shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of

3

legally available funds, on a non-cumulative basis, cash dividends in the amount determined as set forth in Section 4(c), and no more.

(b)  Subject to Section 4(a), dividends shall be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each, a “Dividend Payment Date”) commencing on January 15, 2013, or, if any such day is not a Business Day, the next Business Day. Each dividend will be payable to Holders of record as they appear in the records of the Corporation at the close of business on the first day of the month in which the relevant Dividend Payment Date occurs (each, a “Record Date”). Each period from and including a Dividend Payment Date (or the date of the issuance of the Series B Preferred Stock) to but excluding the following Dividend Payment Date is herein referred to as a “Dividend Period.”

(c)  Dividends, if, when and as authorized by the Board of Directors and declared by the Corporation, will be, for each outstanding share of Series B Preferred Stock, at an annual rate equal to 6% on the $1,000 per share liquidation preference (the “Dividend Rate”). Dividends payable for a Dividend Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. If a scheduled Dividend Payment Date falls on a day that is not a Business Day, the dividend will be paid on the next Business Day as if it were paid on the scheduled Dividend Payment Date, and no interest or other amount will accrue on the dividend so payable for the period from and after that Dividend Payment Date to the date the dividend is paid. No interest or sum of money in lieu of interest will be paid on any dividend payment on a share of Series B Preferred Stock paid later than the scheduled Dividend Payment Date.

(d)  Dividends on the Series B Preferred Stock are non-cumulative. If the Board of Directors does not authorize and the Corporation does not declare a dividend on the Series B Preferred Stock or if the Board of Directors authorizes and the Corporation declares less than a full dividend in respect of any Dividend Period, the Holders will have no right to receive any dividend or a full dividend, as the case may be, for the Dividend Period, and the Corporation will have no obligation to pay a dividend or to pay full dividends for that Dividend Period, whether or not dividends are authorized, declared and paid for any future Dividend Period with respect to the Series B Preferred Stock or the Common Stock or any other class or series of the Corporation’s preferred stock.

(e)  If full quarterly dividends on all outstanding shares of the Series B Preferred Stock for any Dividend Period have not been authorized, declared, and paid or set aside for payment, the Corporation shall not declare or pay dividends with respect to, or redeem, purchase or acquire any of, its Junior Securities during the next succeeding Dividend Period, other than:

(i)  redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or stockholder stock purchase plan;

(ii)  any declaration of a dividend in connection with any stockholders’ rights plan, including with respect to any successor stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, including with respect to any

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successor stockholders’ rights plan, or the redemption or repurchase of rights pursuant thereto; and

(iii)  conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities.

If dividends for any Dividend Payment Date are not paid in full on the shares of the Series B Preferred Stock and there are issued and outstanding shares of Parity Securities with the same Dividend Payment Date, then all dividends declared on shares of the Series B Preferred Stock and such Parity Securities on such date shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full quarterly dividends per share on the shares of the Series B Preferred Stock and all such Parity Securities otherwise payable on such Dividend Payment Date (subject to their having been authorized by the Board of Directors and declared by the Corporation out of legally available funds and including, in the case of any such Parity Securities that bear cumulative dividends, all accumulated but unpaid dividends) bear to each other.

(f)  Payments of cash for dividends will be delivered to the Holder or, in the case of global certificates, through a book-entry transfer through DTC or any successor Depositary.

5.  Redemption.

(a)  The Series B Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The Series B Preferred Stock is not redeemable prior to January 15, 2017. On and after that date, Series B Preferred Stock will be redeemable at the option of the Corporation, in whole or in part, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, on any Dividend Payment Date. Holders of Series B Preferred Stock will have no right to require the redemption or repurchase of Series B Preferred Stock. Notwithstanding the foregoing, at any time following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, may redeem, all (but not less than all) of the shares of the Series B Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share, plus an amount equal to the sum of (i) any authorized, declared and unpaid dividends in any prior Dividend Period and (ii) any unpaid dividends for the Dividend Period in which the redemption date occurs (whether or not declared) calculated at the Dividend Rate on the basis of a full Dividend Period multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the redemption date, and the denominator of which is the total number of days in such Dividend Period, upon notice given as provided in subsection (b) below.

(b)  If shares of Series B Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series B Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if any depositary shares representing proportional interests in the Series B Preferred Stock are held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date; (ii) the number of shares of Series B Preferred

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Stock to be redeemed and, if less than all the shares held by a holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates evidencing shares of Series B Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series B Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series B Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares of Series B Preferred Stock will terminate, except the right to receive the redemption price plus any declared and unpaid dividends (or in the case of a redemption following the occurrence of a Regulatory Capital Treatment Event, the redemption price plus an amount equal to the sum of (i) any authorized, declared and unpaid dividends in any prior Dividend Period and (ii) any unpaid dividends for the Dividend Period in which the redemption date occurs (whether or not declared) calculated at the Dividend Rate on the basis of a full Dividend Period multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the redemption date, and the denominator of which is the total number of days in such Dividend Period). Any notice of redemption, once given, shall be irrevocable.

(c)  In case of any redemption of only part of the shares of Series B Preferred Stock at the time outstanding, the shares of Series B Preferred Stock to be redeemed shall be selected either pro rata, by lot or in such other manner as the Corporation may determine to be equitable and permitted by the rules of any stock exchange on which the Series B Preferred Stock is listed.

6.  Liquidation Rights.

(a)  In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in the amount of $1,000 per share of Series B Preferred Stock, plus an amount equal to any authorized and declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Corporation’s stockholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, the Corporation.

(b)  In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series B Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

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(c)  The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.

(d)  In determining whether a distribution (other than upon voluntary or involuntary liquidation) on the Series B Preferred Stock, by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise, is permitted under the Michigan Act, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of Holders of shares of Series B Preferred Stock shall not be added to the Corporation’s total liabilities.

7.  Maturity. The Series B Preferred Stock shall be perpetual.

8.  Voting Rights. The Holders of Series B Preferred Stock shall not have any voting rights except as set forth below.

(a)  Right to Elect Two Directors upon Nonpayment Events.

(i)  If and when the dividends on the Series B Preferred Stock or on any other class or series of the Corporation’s Parity Securities that has voting rights equivalent to those of the Series B Preferred Stock, have not been authorized, declared and paid (A) in the case of the Series B Preferred Stock and Parity Securities bearing non-cumulative dividends, in full for at least seventeen quarterly Dividend Periods or their equivalent (whether or not consecutive), or (B) in the case of Parity Securities bearing cumulative dividends, in an aggregate amount equal to full dividends for at least seventeen quarterly Dividend Periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting the Board of Directors will be automatically increased by two. Holders of Series B Preferred Stock, together with the holders of all other affected classes and series of Parity Securities, voting as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, will be entitled to elect the two additional members of the Board of Directors (the “Preferred Stock Directors”) at any annual or special meeting of stockholders at which directors are to be elected or any special meeting of the holders of Series B Preferred Stock and any Parity Securities for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause the Corporation to violate the corporate governance requirement of the NASDAQ Global Select Market (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. In addition, the Board of Directors shall at no time have more than two Preferred Stock Directors.

(ii)  At any time after this voting power has vested as described above, the Corporation’s Secretary may, and upon the written request of holders of record of at least 20% of the outstanding shares of Series B Preferred Stock and such Parity Securities (addressed to the Secretary at the Corporation’s principal office) must, call a special meeting of the holders of Series B Preferred Stock and such Parity Securities for the election of the Preferred Stock Directors. Notice for a special meeting will be given in a similar manner to that provided in the

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Bylaws for a special meeting of the stockholders, which the Corporation will provide upon request, or as required by law. If the Corporation’s Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any Holder of shares of Series B Preferred Stock may (at the Corporation’s expense) call such meeting upon notice as provided in this Section 8, and for that purpose will have access to the Corporation’s stock books. The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated as described below. In case any vacancy occurs among the Preferred Stock Directors, a successor will be elected by the Board of Directors to serve until the next annual meeting of the stockholders upon the nomination by the remaining Preferred Stock Director or if none remains in office, by the vote of the holders of record of the outstanding shares of Series B Preferred Stock and all Parity Securities, voting as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(iii)  Whenever full dividends have been paid or set aside for payment on the Series B Preferred Stock and any non-cumulative Parity Securities for at least four consecutive Dividend Periods and all dividends on any cumulative Parity Securities have been paid in full, then the right of the Holders of Series B Preferred Stock to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting the Board of Directors will be automatically reduced accordingly.

(b)  Other Voting Rights.

(i)  So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by the Articles of Incorporation, the vote or consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock and any class or series of Parity Securities with similar rights then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(A)  Certain Articles of Incorporation Amendments. Any amendment of the Articles of Incorporation to authorize, or increase the authorized amount of, any shares of any class or series of stock ranking senior to the Series B Preferred Stock with respect to payment of dividends or distribution of assets on the Corporation’s liquidation; as well as any amendment of the Articles of Incorporation or Bylaws that would alter or change the voting powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely; provided that the amendment of the Articles of Incorporation so as to authorize or create, or to increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of stock of the Corporation ranking on a parity with or junior to the Series B Preferred Stock with respect to dividends and in the distribution of

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assets on the Corporation’s liquidation, dissolution or winding up, shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series B Preferred Stock; or

(B)  Certain Mergers and Consolidations. Any merger or consolidation of the Corporation with or into any entity other than a corporation (or comparable foreign entity), or any merger or consolidation of the Corporation with or into any corporation (or comparable foreign entity) unless (i) the Corporation is the surviving corporation in such merger or consolidation and the Series B Preferred Stock remains outstanding or (ii) the Corporation is not the surviving entity in such merger or consolidation but the Series B Preferred Stock is not changed in such merger or consolidation into anything other than a class or series of preferred stock or similar security of the surviving or resulting entity, or the entity controlling such entity, having voting powers, preferences and special rights that, if such change were effected by amendment of the Articles of Incorporation, would not require a vote of the Holders of the Series B Preferred Stock under Section 8(b)(i)(A).

(c)  Sections 8(a) and (b) shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of Holders of Series B Preferred Stock to effect the redemption.

(d)  Except as expressly provided in this Section 8, each Holder of Series B Preferred Stock will have one vote per share on any matter in Section 8(a) and 8(b) on which Holders of Series B Preferred Stock are entitled to vote, including any action by written consent. The Holders of the Series B Preferred Stock shall have exclusive voting rights on any Articles of Incorporation amendment that would alter only the contract rights, as expressly set forth in the Articles of Incorporation, of the Series B Preferred Stock.

9.  Transfer Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Registrar and paying agent for the Series B Preferred Stock shall initially be Computershare Investor Services, Inc. The Corporation may, in its sole discretion, remove the Transfer Agent, Registrar and paying agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

10.  Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the record Holder of any share of Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such Transfer Agent shall be affected by any notice to the contrary.

11.  Notices.  All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificates) with postage prepaid, addressed: (a) if to the Corporation, to its office at 200 Washington Square North, Lansing, Michigan 48933 (Attention: Corporate Secretary), or other agent of the Corporation designated as permitted by this Certificate, or (b) if to any Holder, to

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such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of the Transfer Agent) or (c) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

12.  No Preemptive Rights. No share of Series B Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

13.  Replacement Certificates. The Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

14.  Other Rights. The shares of Series B Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

In Witness Whereof, the undersigned have signed and attested this Certificate of Designations on the ___ day of _____________, 2012.

Capitol Bancorp Ltd.

By:
Name:
Title:

10

ANNEX B

CONFIDENTIAL

The Standby Plan

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF MICHIGAN

In re:                                                                                                                                                   Chapter 11

CAPITOL BANCORP LTD.,                                                                                                           Case No. 12-

Debtor.                                                                                               Hon.
___________________________________________/

In re:                                                                                                                                                   Chapter 11

FINANCIAL COMMERCE CORPORATION,                                                                             Case No. 12-

Debtor.                                                                                               Hon.
___________________________________________/

PREPACKAGED JOINT PLAN OF REORGANIZATION OF
CAPITOL BANCORP LTD. AND FINANCIAL COMMERCE CORPORATION

Prepared by:

HONIGMAN MILLER SCHWARTZ AND COHN LLP
Phillip D. Torrence (P60452)
E. Todd Sable (P54956)
Judy B. Calton (P38733)
Joseph R. Sgroi (P68666)
660 Woodward Avenue
2290 First National Building
Detroit, MI 48226
Telephone:  (313) 465-7000

Counsel for Capitol Bancorp Ltd.
and Financial Commerce Corporation

TABLE OF CONTENTS

TABLE OF CONTENTS

PREPACKAGED JOINT PLAN OF REORGANIZATION OF CAPITOL BANCORP LTD. AND FINANCIAL COMMERCE CORPORATION .... a
INTRODUCTION 1
ARTICLE I 1
DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME 1
A. Scope of Definitions; Rules of Construction 1
B. Definitions 1
C. Rules of Interpretation 10
D. Computation of Time 11
ARTICLE II 11
IDENTIFICATION AND TREATMENT OF UNCLASSIFIED CLAIMS 11
A. Administrative Claims Other Than Fee Claims 12
B. Fee Claims 12
C. Priority Tax Claims 12
D. Existing Trust Preferred Securities Indenture Trustee Fees and Expenses 12
E. Full Settlement 12
ARTICLE III 12
CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY SECURITY INTERESTS 12
A. Introduction 12
B. Summary of Classes, Voting Rights, Treatment and Estimated Recovery for Capitol 13
C. Summary of Classes, Voting Right, Treatment or Estimated Recovery for FCC 16
D. Classified Claims and Equity Security Interests for Capitol 16
E. Classified Claims and Equity Security Interests for FCC 19
F. Alternative Treatment for Holders of Allowed Claims 20
ARTICLE IV 20
ACCEPTANCE OR REJECTION OF THE PLAN 20
A. Special Provision Governing Unimpaired Claims. 20
B. Acceptance or Rejection of the Plan by Capitol Classes 20
A. Presumed Acceptance of the FCC Plan 20
C. Acceptance by Impaired Classes 20
D. Cramdown Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code 21

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E. Controversy Regarding Impairment 21
ARTICLE V 21
MEANS FOR IMPLEMENTATION OF THE PLAN 21
A. Recapitalization Transaction 21
B. Continued Corporate Existence 22
C. Amended Certificates of Incorporation and By-laws 22
D. Administration of the Plan 22
E. Certain Regulatory Actions 23
F. Issuance of New Capitol Bancorp Stock 23
G. Directors and Officers 23
H. Agreements With Management 25
I. Revesting of Assets 25
J. Preservation of Rights of Action 26
K. Exemption from Certain Transfer Taxes 26
L. Effectuating Documents; Further Transactions 26
M. Professional Fee Reserve 27
N. Professional Fee Reserve Amount 27
O. Retention of Professionals by the Reorganized Debtors 27
P. Reserve for Plan Expenses 27
Q. Section 1145 Exemption 28
R. Cancellation of Securities and Agreements 28
S. Cancellation of Existing Rights to Acquire Equity Securities 29
T. Other Accounts 29
U. Closing of the Chapter 11 Cases 29
ARTICLE VI 29
PROVISIONS GOVERNING DISTRIBUTIONS 29
A. Delivery of Distributions; Undeliverable or Unclaimed Distributions 29
B. Minimum Distributions; Calculation Of Distribution Amounts Of New Stock 31
C. Withholding and Reporting Requirements 31
D. Setoffs and Recoupment 31
E. Date of Distributions 32
ARTICLE VII 32
PROCEDURES FOR TREATING DISPUTED CLAIMS AND EQUITY SECURITY INTERESTS 32
A. Claims and Equity Security Interests Bar Date 32

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B. Disputed Claims and Equity Security Interests Process 32
C. Distributions Pending Allowance 33
D. Distributions After Allowance 33
ARTICLE VIII 33
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES 33
A. Assumed Contracts and Leases 33
B. Payments Related to Assumption of Contracts and Leases 34
C. Bar to Rejection Damages Claims 34
D. Objections to Rejection Damages Claims 34
E. Compensation, Benefit, and Pension Programs 35
F. Indemnification Obligations 35
G. Insurance Policies 35
H. Treatment of Change of Control Provisions 35
ARTICLE IX 35
CONDITIONS PRECEDENT TO THE PLAN'S CONFIRMATION AND EFFECTIVE DATE 35
A. Conditions to Confirmation 35
B. Conditions to Effective Date 36
C. Waiver of Conditions 36
ARTICLE X 37
MODIFICATION; WITHDRAWAL 37
ARTICLE XI 37
RETENTION OF JURISDICTION 37
ARTICLE XII 39
EFFECTS OF CONFIRMATION 39
A. Binding Effect 39
B. Discharge Of The Debtors 39
C. Injunction 39
D. Exculpation And Limitation Of Liability 39
E. Releases By Debtors 40
F. Third Party Releases 41
ARTICLE XIII 41
MISCELLANEOUS PROVISIONS 41
A. Allocation of Plan Distributions Between Principal and Interest 41
B. Payment of Statutory Fees 41

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C. Administrative Expenses Incurred After the Confirmation Date 41
D. Section 1125(e) of the Bankruptcy Code.. 42
E. Release of Liens 42
F. Severability of Plan Provisions 42
G. Successors and Assigns... 42
H. Term of Injunctions or Stays... 42
I. Notices to Debtors.. 43
J. Governing Law 43
K. No Stay of Confirmation Order 44

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INTRODUCTION

Capitol Bancorp Ltd. (“Capitol”) and Financial Commerce Corporation (“FCC” and together with Capitol, collectively, the “Debtors”) propose this Prepackaged Joint Plan of Reorganization of Capitol Bancorp Ltd. and Financial Commerce Corporation (the “Plan”) for the resolution of outstanding Claims against and Equity Security Interests in the Debtors.  The Debtors’ Confidential Out-of-Court Exchange Offering Memorandum and Solicitation of Consents and Disclosure Statement and Solicitation of Votes Related to A Prepackaged Joint Plan of Reorganization (the “Disclosure Statement”), distributed with this Plan, contains a discussion of the Debtors’ history, businesses and properties and a summary of this Plan and certain related matters relating to the Plan’s confirmation.  The Debtors are the proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code.  The Debtors urge all Holders of Impaired Claims and Equity Security Interests to review the Disclosure Statement and Plan in full.

ARTICLE I

DEFINITIONS, RULES OF INTERPRETATION,
AND COMPUTATION OF TIME

A.   Scope of Definitions; Rules of Construction.

Except as expressly provided or unless the context otherwise requires, capitalized terms not otherwise defined in this Plan shall have the meanings ascribed to them in this Article I.  Any term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to it therein.  Where the context requires, any definition applies to the plural as well as the singular number.

B.   Definitions.

1.1  “Accrued Professional Compensation” means, at any given moment, all accrued fees and expenses for services rendered by a Professional through and including the Confirmation Date, to the extent such fees and expenses have not been paid pursuant to the Interim Compensation Order or other order of the Court and regardless of whether a fee application has been filed for such fees and expenses.  To the extent the Court or any higher court denies or reduces by a Final Order any amount of a Professional’s fees or expenses, then the amount which such fees or expenses are reduced or denied shall no longer constitute Accrued Professional Compensation.

1.2  “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority under section 507(a)(1) of the Bankruptcy Code, including (a) actual, necessary costs and expenses of preserving the Debtors’ Estates and operating their businesses, including wages, salaries, or commissions for services rendered, (b) all compensation and reimbursement of expenses to the extent Allowed by the Court under sections 330, 331 or 503 of the Bankruptcy Code, and (c) fees or charges assessed against the Debtors’ Estates under chapter 123 of Title 28, United States Code.

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1.3  “Administrative Creditor” means any Holder of an Allowed Administrative Claim.

1.4  “Allowed” means, with respect to a Claim or an Equity Security Interest, (a) any Claim against or Equity Security Interest in the Debtors, proof of which is timely filed, or by order of the Court is not or will not be required to be filed, (b) any Claim or Equity Security Interest that has been or is hereafter listed in the Schedules as neither disputed, contingent or unliquidated, and for which no timely filed proof of claim or interest has been filed, or (c) any Claim or Equity Security Interest allowed pursuant to the Plan; provided, however, that with respect to any Claim or Equity Security Interest described in clauses (a) or (b) above, such Claim or Equity Security Interest shall be allowed only if (i) no objection to allowance thereof has been interposed within the applicable period of time fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or the Court or (ii) such an objection is so interposed and such Claim or Equity Security Interest shall have been allowed by a Final Order (but only if such allowance was not solely for the purpose of voting to accept or reject the Plan).  Unless otherwise specified in the Plan or in a Final Order of the Court allowing such claim, “Allowed” in reference to a Claim shall not include (a) interest on the amount of such Claim accruing from and after the Petition Date, (b) punitive or exemplary damages or (c) any fine, penalty or forfeiture.

1.5  “Applicable Banking Laws” means any and all laws of the United States and of any state applicable to the Debtors and their subsidiaries governing the organization, operation, business, insurance of deposits, merger, acquisition, control, reorganization, dissolution or liquidation of commercial banks, including without limitation, the FDIA, the BHCA, and in each case includes all regulations thereunder and any laws or regulations successor thereto.

1.6  “Ballot” means the ballots accompanying the Disclosure Statement upon which certain Holders of Impaired Claims and Equity Security Interests entitled to vote shall, among other things, indicate their acceptance or rejection of the Plan in accordance with the Plan and the procedures governing the solicitation process, and which must be actually received on or before the Voting Deadline.

1.7  “Bank Regulators” means any federal or state agency or department having supervisory authority over any aspect of the business of banking or the enforcement of the Applicable Banking Laws, including without limitation, the FDIC, the Reserve Board, and the applicable Michigan authorities.

1.8  “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as codified in Title 11 of the United States Code (11 U.S.C. §§101, et seq.), as in effect as of the Petition Date or thereafter amended to the extent such amendments are applicable to the Chapter 11 Cases.

1.9  “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as promulgated by the Supreme Court of the United States that became effective on August 1, 1991, and any amendments thereto, and the Federal Rules of Civil Procedure, as amended, and as made applicable to the Chapter 11 Cases or proceedings therein.  To the extent applicable, Bankruptcy Rules also refers to the Local Rules of the U.S. District Court for the Eastern District of Michigan, as amended and as applicable to the Chapter 11 Cases, and the Local Bankruptcy Rules for the Eastern District of Michigan, as amended.

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1.10  “Bar Date” means, for all Claims, including Claims of Governmental Authorities, or Equity Security Interests, 90 days after the first date set for the meeting of creditors under section 341 of the Bankruptcy Code,1 or such other date as may be set by Final Order of the Court.

1.11  “BHCA” means the Bank Holding Company Act of 1956, as amended.

1.12  “Blue Sky Law” means the applicable securities laws of any state and regulations thereunder.

1.13  “Business Day” means any day, other than a Saturday, Sunday or “Legal Holiday,” as that term is defined in Bankruptcy Rule 9006(a).

1.14  “Capitol” or “Capitol Bancorp” means Debtor Capitol Bancorp Ltd.

1.15  “Cash” means legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.

1.16  “Causes of Action” means, without limitation, any and all claims, actions, adversary proceedings, causes of action (including those arising under state law and those arising under Chapter 5 of the Bankruptcy Code), liabilities, obligations, rights, suits, debts, sums of money, damages, judgments and demands whatsoever, whether pending or not pending, known or unknown, disputed or undisputed, legal or equitable, absolute or contingent.

1.17  “Chapter 11 Cases” means the Chapter 11 cases of the Debtors.

1.18  “Claim” means a claim, as defined in section 101(5) of the Bankruptcy Code, against either of the Debtors.

1.19  “Class” means a category of Holders of Claims or Equity Security Interests as described in Article III of this Plan, which are substantially similar in accordance with section 1122 of the Bankruptcy Code.

1.20  “Committee” means any official committee (and any and all subcommittees thereof) appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

1.21  “Company’s Common Stock” means the shares of common stock issued by Capitol Bancorp, par value $0.01 per share, and any warrants, options or other rights to purchase, acquire or receive any Company’s Common Stock.

1.22  “Company’s Series A Preferred Stock” means Capitol Bancorp’s Series A Noncumulative Perpetual Preferred Stock.

1.23  “Confirmation” means the entry by the Court of the Confirmation Order.

_________________________

1     The Debtors intend to request that the Court order the United States Trustee not to convene a meeting of creditors or equity security holders pursuant to Section 341(e) of the Bankruptcy Code.

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1.24  “Confirmation Date” means the date upon which the clerk of the Court shall enter the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021, and the Confirmation Order becomes a Final Order in accordance with the provisions of Chapter 11 of the Bankruptcy Code.

1.25  “Confirmation Hearing” means the hearing to consider confirmation of the Plan under section 1128 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

1.26  “Confirmation Order” means the order of the Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

1.27  “Court” means the United States Bankruptcy Court for the Eastern District of Michigan and any other court with jurisdiction over the Chapter 11 Cases.

1.28  “Creditor” has the meaning ascribed to such term in section 101(10) of the Bankruptcy Code.

1.29  “Cure” means the payment of Cash by the Debtors, or the distribution of other property (as the parties may agree or the Court may order), as necessary to cure defaults under an executory contract or unexpired lease of either of the Debtors that permits such Debtor to assume that contract or lease under section 365(a) of the Bankruptcy Code.

1.30  “D&O Liability Insurance Policies” means all insurance policies for directors’, managers’, and officers’ liability maintained by either of the Debtors as of the Petition Date.

1.31  “Debentures” mean, the Debentures issued by Capitol.

1.32  “Debtors” means, collectively, Financial Commerce Corporation and Capitol Bancorp Ltd., as Debtors and Debtors-in-possession under sections 1107 and 1108 of the Bankruptcy Code.

1.33  “Declarations” means collectively, indenture agreements into which Capitol entered related to Trust Preferred Securities.

1.34  “Disbursing Agent” means Reorganized Capitol Bancorp, or any Person chosen by Reorganized Capitol Bancorp to make or facilitate distributions pursuant to the Plan.

1.35  “Disclosure Statement” means the Confidential Out-of-Court Exchange Offering Memorandum and Solicitation of Consents and Disclosure Statement and Solicitation of Votes Related to a Prepackaged Joint Plan of Reorganization, the written disclosure statement that relates to the Plan, as amended, supplemented or modified from time to time and that is prepared and distributed in accordance with section 1125 of the Bankruptcy Code and Fed. R. Bankr. P. 3018.

1.36  “Disputed” when used in reference to a Claim or Equity Security Interests, any Claim or Equity Security Interests as to which the Debtors or any other party-in-interest has filed with the Court an objection or commenced an adversary proceeding in accordance with the

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Bankruptcy Code, Bankruptcy Rules and the Plan, which objection has not been determined by a Final Order, and therefore is not Allowed.

1.37  “Distribution Date” means the Effective Date.

1.38  “Distribution Record Date” means the Petition Date, the date Holders of Claims or Equity Security Interests will be determined for purposes of receiving a distribution under the Plan.

1.39  “Effective Date” means the first Business Day (i) on which all conditions to the Plan’s confirmation and effectiveness of the Plan in Article IX of the Plan have been satisfied or waived and (ii) on which the Plan is consummated.

1.40  “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

1.41  “Equity Commitment Agreement” means that certain Equity Commitment Agreement between Capitol Bancorp and the Equity Investors.

1.42  “Equity Infusion” means the equity commitment pursuant to the Equity Commitment Agreement.

1.43  “Equity Investor” has the meaning set forth in Article V.A. of the Plan.

1.44  “Equity Security” has the meaning set forth in section 101(16) of the Bankruptcy Code.

1.45  “Equity Security Interest” means any Equity Security of either of the Debtors existing immediately prior to the Effective Date.

1.46  “Estates” means the estates of the Debtors in the Chapter 11 Cases created under sections 301 and 541 of the Bankruptcy Code.

1.47  “Executory Contract” means a contract to which either of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.48  “Expense Reserve” has the meaning set forth in Section V(P) of the Plan.

1.49  “FDIA” means the Federal Deposit Insurance Act of 1950, as amended.

1.50  “FDIC” means the Federal Deposit Insurance Corporation.

1.51  “Fee Claim” means a Claim for Accrued Professional Compensation.

1.52  “Final Order” means an order of the Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Court shall have been determined by the

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highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not cause such order not to be a Final Order.

1.53  “Financial Commerce Corporation” or “FCC” means Financial Commerce Corporation, formerly known as Michigan Commerce Bank Limited.

1.54  “Governmental Unit” means a governmental unit as such term is defined in section 101(27) of the Bankruptcy Code.

1.55  “General Unsecured Claim” means a Claim that is not an Administrative Claim, Senior Note Claim, Trust Preferred Securities Claim, Other Priority Claim, Priority Tax Claim or Secured Claim.

1.56  “General Unsecured Creditor” means any Creditor holding an Allowed General Unsecured Claim.

1.57  “Guarantee Agreements” means, collectively, guarantee agreements relating to Trust Preferred Securities.

1.58  “HoldCaps” means the New Capitol Bancorp Class C Redeemable Common Stock, representing voting equity in Reorganized Capitol, to be distributed to Holders of certain Claims and Equity Security Interests under Article III of the Plan.

1.59  “Holder” means any Person or Entity holding a Claim or an Equity Security Interest.

1.60  “Impaired” refers to any Claim or Equity Security Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.61  “Indemnification Obligation” means an obligation of either of the Debtors under an Executory Contract, a corporate or other document, a post-Petition Date agreement, through the Plan, or otherwise to indemnify directors, officers, or employees of such Debtor who served in such capacity at any time, with respect to or based upon any act or omission taken or omitted in any of such capacities, or for or on behalf of such Debtor or its affiliates, pursuant to and to the maximum extent provided by such Debtor’s articles of incorporation, bylaws, similar corporate documents, and applicable law, as in effect as of the Effective Date.

1.62  “Indentures” means, collectively, indenture agreements into which Capitol entered related to Trust Preferred Securities.

1.63  “Insider” has the meaning set forth in section 101(31) of the Bankruptcy Code.

1.64  “Interim Compensation Order” means an order of the Court allowing Professionals to seek interim compensation in accordance with the procedures approved therein,

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as the same may be modified by a Court order approving the retention of a specific Professional or otherwise.

1.65  “IRS” means the Internal Revenue Service.

1.66  “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

1.67  “New Capitol Bancorp Class A Common Stock” means shares of the Reorganized Capitol Bancorp’s Class A common stock to be authorized and issued under Article III Section B of the Plan.

1.68  “New Capitol Bancorp Class B Common Stock” means shares of the Reorganized Capitol Bancorp’s Class B common stock to be authorized and issued under Article III Section B of the Plan.

1.69   “New Capitol Bancorp Class C Redeemable Common Stock” means the HoldCaps.

1.70   “New Capitol Bancorp Stock” means the collective shares of the Reorganized Capitol Bancorp’s stock to be authorized and issued under Article III of the Plan, including New Capitol Bancorp Class A Common Stock, New Capitol Bancorp Class B Common Stock and HoldCaps.

1.71  “New Capitol Bancorp Stock Distribution” means shares of New Capitol Bancorp Stock to be distributed to Holders of certain Claims and Equity Security Interests under Article III Section B of the Plan.

1.72   “NOLs” means the amount of a Debtor’s consolidated current year net operating losses and net operating loss carryforwards.

1.73  “Objection Deadline” means, for all Claims or Equity Security Interests, 90 days after the Bar Date.

1.74  “Other Priority Claim” means a Claim entitled to priority under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim, and any Secured Claim which would otherwise meet the description of an unsecured priority claim of a governmental unit under section 507(a)(8) of the Bankruptcy Code but for the secured status of that Claim.

1.75  “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

1.76  “Petition Date” means the date on which the Debtors filed their Voluntary Petitions for relief commencing the Chapter 11 Cases in accordance with the Bankruptcy Code.

1.77  “Plan” means this Prepackaged Joint Plan of Reorganization of Capitol Bancorp Ltd. And Financial Commerce Corporation, as it may be altered, amended, supplemented or modified by the Debtors from time to time.

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1.78  “Plan Expenses” means all actual and necessary costs and expenses incurred in connection with the administration of the Plan, and, to the extent authorized by the Plan, and any Professionals retained by the post-Confirmation Debtors.

1.79   “Plan Supplement” means additional information which may be provided to Holders on or before Confirmation, in one or more packages.

1.80  “Plan Supplement Filing Date” means no later than 5 days before the date of the Confirmation Hearing.  More than one Plan Supplement may be filed, on more than one date.

1.81  “Priority Creditor” means any Holder of an Allowed Other Priority Claim.

1.82  “Priority Tax Claim” means a Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.

1.83  “Priority Tax Creditor” means any Holder of an Allowed Priority Tax Claim.

1.84   “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.85  “pro rata” means, at any time, the proportion that the face amount of a Claim or Interest in a particular Class bears to the aggregate face amount of all Claims or Interests in that Class, unless the Plan provides otherwise.

1.86  “Professional” means any professional person employed in the Chapter 11 Cases pursuant to Bankruptcy Code section 327 or 1103 or any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to Bankruptcy Code section 503(b)(4) or any attorney, accountant, appraiser, or broker engaged by the post-Confirmation Debtors for purposes of helping the Debtors administer the Plan.

1.87  “Professional Fee Escrow Account” means an interest-bearing account in an amount equal to the Professional Fee Reserve Amount funded and maintained by the Reorganized Capitol Bancorp on and after the Effective Date solely for the purpose of paying all Allowed and unpaid Fee Claims.

1.88  “Professional Fee Reserve Amount” means the aggregate Accrued Professional Compensation through the Confirmation Date as estimated by the Professionals.

1.89  “Proof of Claim” means a Proof of Claim filed against either of the Debtors in the Chapter 11 Cases.

1.90  “Proof of Interest” means a Proof of an Equity Security Interest filed against either of the Debtors in the Chapter 11 Cases.

1.91  “Reorganized Capitol Bancorp” means Capitol Bancorp, or any successor thereto, by merger, consolidation or otherwise, on and after the Effective Date.

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1.92  “Reorganized Debtors” means, collectively, Reorganized Capitol Bancorp and Reorganized FCC.

1.93  “Reorganized FCC” means FCC, or any successor thereto, by merger, consolidation or otherwise, on and after the Effective Date.

1.94  “Schedules” means the schedules of assets and liabilities, the list of Holders of Equity Security Interests, and the statement of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as such schedules, lists and statements have been, or may be, supplemented, amended or modified through the Confirmation Date.

1.95  “SEC” means the United States Securities and Exchange Commission.

1.96  “Secured Claim” means a Claim that is secured by a Lien on property in which the Estates have an interest or that is subject to setoff under section 553 of the Bankruptcy Code, but only to the extent of the value of the Creditor’s interest in the Estates’ interest in such property or to the extent of the amount subject to setoff, as applicable, as of the Petition Date, as determined pursuant to section 506(a) of the Bankruptcy Code, and only if, and to the extent that, such Secured Claim is Allowed.

1.97  “Secured Creditor” means any Holder of an Allowed Secured Claim.

1.98  “Security” or “Securities” has the meaning set forth section 2(a)(1) of the Securities Act, section 101(49) of the Bankruptcy Code, and applicable Blue Sky Law.

1.99  “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

1.100  “Senior Notes” means the promissory notes issued pursuant to that certain 2008 Note Purchase Agreement by and between Capitol and the purchasers set forth therein..

1.101  “Senior Note Claims” mean those Claims of the respective Holders of the Senior Notes.

1.102  “Solicitation” means the Debtors’ solicitation of the votes of Holders of Class 1 Senior Note Claims, Class 2 Trust Preferred Securities Claims, Class 5 Capitol’s Series A Preferred Stock Equity Security Interests and Class 6 Capitol’s Common Stock Equity Security Interests.

1.103  “Solicitation Package” means the materials contained in the written Solicitation including the Ballot, Voting Instructions, a pre-addressed postage paid envelope, and the Disclosure Statement with all Exhibits, including the Plan.

1.104  “Tax Code” means the Internal Revenue Code of 1986, as amended.

1.105  “Trust Preferred Securities” means the trust preferred securities issued by the Trusts.

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1.106  “Trust Preferred Securities Claims” means those Claims of the respective beneficial owners of the Trust Preferred Securities issued by the Trusts in each case equal in amount to the pro rata stated liquidation amount of the Trust Preferred Securities held by a beneficial owner thereof plus accrued and unpaid interest thereon, or for an identical amount of principal and accrued unpaid interest on a pro rata portion of the Debentures in the event and at such time as such pro-rata portion is distributed to such beneficial owner upon dissolution of the Trusts under the terms of the applicable Trust Documents.

1.107  “Trusts” means, collectively, those certain 8.50% Cumulative Trust Preferred Securities due 2027 issued by Capitol Trust I, those certain Cumulative Trust Preferred Securities of Capitol Trust II, those certain Floating Rate Capital Securities of Capitol Statutory Trust III, those certain Trust Preferred Securities of Capitol Bancorp Capital Trust 4, those certain Trust Preferred Securities of Capitol Trust VI, those certain Trust Preferred Securities of Capitol Trust VII, those certain Floating Rate Capital Securities of Capitol Statutory  Trust  VIII, those certain MMCAPS of Capitol Trust IX, those certain Trust Preferred Securities of Capitol Bancorp Trust X, Trust Preferred Securities of Capitol Trust XI, and those certain 10.50% Cumulative Trust Preferred Securities issued by Capitol Trust XII.

1.108   “Trust Agreements” means, collectively, respect to each Trust, the Amended and Restated Declaration of Trust, the Indenture (or equivalent document with respect to any Trust), and the Guarantee Agreement executed by Capitol, in each case, if applicable, as amended or restated.

1.109  “Trust Documents” means the Trust Agreements, the Indentures, the Guarantee Agreements, any related Declarations and all ancillary documents relating to the Trusts and the issuance of the Trust Preferred Securities and the Debentures.

1.110  “Unexpired Lease” means a lease to which either of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.111  “Unimpaired” means, with respect to any Claim or Equity Security Interest, that such Claim or Equity Security Interest is not Impaired within the meaning of section 1124 of the Bankruptcy Code.

1.112  “Voting Deadline” means July 27, 2012 at 5:00 p.m. (Eastern Daylight Time), which is the final date and time by which the Ballot of a Holder of a Claim or Equity Security Interest to accept or reject the Plan must be received.

1.113  “Voting Instructions” means the instructions attached to each Ballot and set forth in the Disclosure Statement.

1.114  “Voting Record Date” means June 19, 2012, the date for determining Holders of Claims and Equity Security Interests entitled to vote on the Plan.

C.   Rules of Interpretation

(i)	General

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In this Plan (a) any reference to a contract, instrument, release, or other agreement or document as being in a particular form or on particular terms and conditions means the agreement or document substantially in that form or on those terms and conditions, (b) any reference to an existing document or exhibit means that document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references to Sections, Articles and Schedules, are references to Sections, Articles, and Schedules of or to the Plan, (d) the words “herein” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) the meaning assigned to each term defined herein shall be equally applicable to both the singular and plural forms of such term, (f) captions and headings to Articles and Sections are for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (g) the rules of construction in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

(ii)	Conflicts

The Disclosure Statement may be used as an aid for interpretation of this Plan to the extent that any provision of this Plan is determined to be vague or ambiguous.  However, to the extent any statement in the Disclosure Statement conflicts with any provision of this Plan, this Plan controls.

(iii)	Successors

Unless specified herein, any reference to a Person as a Holder of a Claim or Equity Security Interest includes that Person’s successors, assigns and affiliates.

(iv)	“Including”

As used in this Plan, “including” means “including without limitation.”

(v)	“On”

With reference to any distribution under this Plan, “on” a date means on or as soon as reasonably practicable after that date.

D.   Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Fed. R. Bankr. P. 9006(a) shall apply.

ARTICLE II

IDENTIFICATION AND TREATMENT OF UNCLASSIFIED CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are not entitled to vote on the Plan.

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A.   Administrative Claims Other Than Fee Claims

The rights of each Holder of an Allowed Administrative Claim are Unimpaired by the Plan.  Each Holder of an Allowed Administrative Claim shall receive Cash equal to the unpaid portion of its Allowed Administrative Claim on the date on which its Allowed Administrative Claim becomes payable under applicable law or any agreement relating thereto.

B.   Fee Claims

Professionals or other Persons asserting a Fee Claim for services rendered before the Confirmation Date must file and serve on the Debtors and such other Persons who are designated by the Bankruptcy Rules, the Confirmation Order, or other order of the Court, an application for final allowance of such Fee Claim no later than 45 days after the Effective Date.  Objections to any Fee Claim must be filed and served on the Reorganized Debtors and the requesting party by 30 days after the Filing of the applicable request for payment of the Fee Claim.  To the extent necessary, the Plan and the Confirmation Order shall amend and supersede any previously entered order regarding the payment of Fee Claims.

C.   Priority Tax Claims

The rights of each Holder of an Allowed Priority Tax Claim are Unimpaired by the Plan.  Each Holder of an Allowed Priority Tax Claim shall receive Cash equal to the unpaid portion of its Allowed Priority Tax Claim on the date on which its Allowed Priority Tax Claim becomes payable under applicable law or any agreement relating thereto.

D.   Existing Trust Preferred Securities Indenture Trustee Fees and Expenses

Subject to a cap to be determined by Debtors, and in the Debtors’ sole discretion, all reasonable fees and expenses of the Trust Preferred Securities Indenture Trustees and their professionals that are incurred in connection with the Chapter 11 Cases will be deemed to be allowed for purposes of the Plan to be paid on the later of (i) the Effective Date, or (ii) ten (10) days after the applicable invoice date.

E.   Full Settlement

The distributions provided for in this Article II are in full settlement, release and discharge of all Administrative Claims, existing as of the Effective Date of the Plan.

ARTICLE III

CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY SECURITY
INTERESTS

A.   Introduction

The Plan places all Claims and Equity Security Interests, except unclassified Claims provided for in Article II, in the Classes listed below.  Claims and Equity Security Interests are classified in the Classes set forth in this Article III for all purposes, including voting,

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Confirmation, and distributions pursuant hereto and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.  A Claim or Equity Security Interest is placed in a particular Class only to the extent that it falls within the description of that Class and is classified in other Classes to the extent that any portion thereof falls within the description of other Classes.  A Claim or Equity Security Interest is also classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Equity Security Interest is an Allowed Claim or Allowed Equity Security Interest in that Class and has not been paid, released or otherwise satisfied prior to the Effective Date.

B.   Summary of Classes, Voting Rights, Treatment and Estimated Recovery for Capitol

Description of Claims and Equity Security Interests	Status and Voting Rights	Treatment Under the Plan and Estimated Recovery
Class 1 – Senior Note Claims	Impaired. Entitled to vote.
On the Distribution Date, each Holder of an Allowed Senior Note Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Senior Note Claim, a sufficient share of the New Capitol Bancorp Class A Common Stock and New Capitol Bancorp Class B Common Stock, with two-thirds of the value in New Capitol Bancorp Class A Common Stock and one-third of the value in New Capitol Bancorp Class B Common Stock, such that the Plan Value of the stock results in Class 1 being paid their Allowed Claims in full.2

__________________________

2     The Plan Value of the stock to be issued to the Holders of Senior Notes will equal the dollar value of their Allowed Claims.  At the time the Disclosure Statement was prepared, the outstanding balance of the Senior Notes was $8,431,031.  It is expected that the outstanding balance of the Senior Notes will be reduced before the Effective Date to $6,819,606 due to the closing of the pending sale of a Capitol non-debtor bank subsidiary.  The percentage of New Capitol Bancorp Class A Common Stock and New Capitol Bancorp Class B Common Stock planned to be distributed to Class I is based on an assumption of $7 million in outstanding balance of the Senior Notes.  The percentage of shares of New Capitol Bancorp Class A Common Stock and New Capitol Bancorp Class B Common Stock to be distributed to Class I – Holders of Senior Notes will vary based on the outstanding balance of the Senior Notes on the Distribution Date.  To the extent the distribution of New Capitol Bancorp Class A Common Stock and New Capitol Bancorp Class B Common Stock to the Senior Notes increases, the New Capitol Bancorp Class A Stock and New Capitol Bancorp Class B Common Stock distributed to Holders of the Company’s Common Stock will be reduced accordingly.  If the distribution of New Capitol Bancorp Class A Stock and New Capitol Bancorp Class B Common Stock to the Class I – Senior Note decreases below the estimate, the distribution of New Capitol Bancorp Class A Stock and New Capitol Bancorp Class B Common Stock to Holders of the Company’s Common Stock will be increased accordingly.

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Class 2 – Trust Preferred Securities Claims	Impaired. Entitled to vote.
On the Distribution Date, each Holder of an Allowed Trust Preferred Securities Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Trust Preferred Securities Claim, one hundred (100%) percent of the HoldCaps.

Class 3 – Other Priority Claims	Unimpaired. Not entitled to vote. Deemed to accept
Each Holder of an Allowed Other Priority Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Other Priority Claim, (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed Other Priority Claim entitles the Holder of such Claim, or (b) such other treatment as to which the Debtors and such Holder shall have agreed upon in writing.

Estimated Recovery -- 100%

Class 4 – General Unsecured Claims	Unimpaired. Not entitled to vote. Deemed to accept
Each Holder of an Allowed General Unsecured Claim shall receive Cash equal to the unpaid portion of its Allowed General Unsecured Claim on the date on which its Allowed General Unsecured Claim becomes payable under applicable law or any agreement relating thereto.

Estimated Recovery – 100%

Class 5 – Capitol’s Series A Preferred Stock	Impaired. Entitled to vote.	On the Distribution Date, each Holder of an Allowed Company’s Series A Preferred Stock Equity Security Interest shall receive, in

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full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Company’s Series A Preferred Stock Equity Security Interest, a sufficient share of the New Capitol Bancorp Class A Common Stock and New Capitol Bancorp Class B Common Stock, with two-thirds of the value in New Capitol Bancorp Class A Common Stock and one-third of the value in New Capitol Bancorp Class B Common Stock, such that the Plan Value of such stock distributed to Class 5 will be $1,000,000.

Class 6 – Capitol’s Common Stock	Impaired. Entitled to vote.
On the Distribution Date, each Holder of an Allowed Company’s Common Stock Equity Security Interest shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Company’s Common Stock Equity Security Interest, its pro rata share of the New Capitol Class A Common Stock and New Capitol Class B Common Stock remaining after Class 1 – Senior Notes and Class 5 – Capitol’s Series A Preferred Stock receive distributions of their portions of New Capitol Class A Common Stock and New Capitol Class B Common Stock, with two-thirds of the value in New Capitol Bancorp Class A Common Stock and one-third of the value in New Capitol Bancorp Class B Common Stock.3

________________________

3     As discussed above in footnote 2, the amount of New Capitol Class A Common Stock distributed to Holders of Capitol’s Common Stock will vary inversely to the amount of New Capitol Class A Common Stock distributed to Class I – Senior Notes.

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Class 7 – Intercompany Claims	Unimpaired Not Entitled to Vote Deemed to Accept
Each Holder of an Intercompany Claim will receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Intercompany Claim, (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Intercompany Claim entitles the holder of such claim, (b) such other treatment as to which the Capitol and such holder will have agreed upon in writing.

C.   Summary of Classes, Voting Right, Treatment or Estimated Recovery for FCC

Description of Claims and Equity Security Interests	Status and Voting Rights	Treatment Under the Plan and Estimated Recovery

Class 1 – Intercompany Claims Class 2 – FCC’s Equity Security Interests	Unimpaired Not Entitled to Vote Deemed to Accept Unimpaired Not Entitled to Vote Deemed to Accept
Each Holder of an Intercompany Claim will receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Intercompany Claim, (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Intercompany Claim entitles the holder of such claim, (b) such other treatment as to which the FCC and such holder will have agreed upon in writing.

The ownership of FCC’s Equity Security Interests will be unaltered.

D.   Classified Claims and Equity Security Interests for Capitol

(vi)	Class 1 – Senior Note Claims

1.	Classification: Class 1 consists of all Senior Note Claims.

2.	Treatment: The Senior Note Claims are Impaired by the Plan. On the Distribution Date, each Holder of an Allowed Senior Note Claim shall

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receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Senior Note Claim, a sufficient share of the New Capitol Bancorp Class A Common Stock and New Capitol Bancorp Class B Common Stock, with two-thirds of the value in New Capitol Bancorp Class A Common Stock and one-third of the value in New Capitol Bancorp Class B Common Stock, such that the Plan Value of the stock results in Class 1 being paid their Allowed Claims in full.4

3.	Voting: Holders of Class 1 Senior Note Claims are entitled to vote to accept or reject the Plan.

(vii)	Class 2 – Trust Preferred Securities Claims

1.	Classification: Class 2 consists of all Trust Preferred Securities Claims.

2.
Treatment:  The Trust Preferred Securities Claims are Impaired by the Plan.  On the Distribution Date, each Holder of an Allowed Trust Preferred Securities Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Trust Preferred Securities Claim, one hundred (100%) percent of the HoldCaps.

3.	Voting: Holders of Class 2 Trust Preferred Securities Claims are entitled to vote to accept or reject the Plan.

(viii)	Class 3 - Other Priority Claims

1.	Classification: Class 3 consists of all Claims entitled to priority under section 507(a) of the Bankruptcy Code other than Priority Tax Claims and Administrative Claims.

2.
Treatment:  The rights of each Holder of an Allowed Other Priority Claim are Unimpaired by the Plan.  Each Holder of an Allowed Other Priority Claim shall receive, in full satisfaction, settlement, release, and discharge

_________________________

4     The Plan Value of the stock to be issued to the Holders of Senior Notes will equal the dollar value of their Allowed Claims.  As stated in footnote, 2 at the time the Disclosure Statement was prepared, the outstanding balance of the Senior Notes was $8,431,031.  It is expected that the outstanding balance of the Senior Notes will be reduced before the Effective Date to $6,819,606 due to the closing of the pending sale of a Capitol non-debtor bank subsidiary.  The percentage of New Capitol Bancorp Class A Common Stock and New Capitol Bancorp Class B Common Stock planned to be distributed to Class I is based on an assumption of $7 million in outstanding balance of the Senior Notes.  The percentage of shares of New Capitol Bancorp Class A Stock and New Capitol Bancorp Class B Common Stock to be distributed to Class I – Holders of Senior Notes will vary based on the outstanding balance of the Senior Notes on the Distribution Date.  To the extent the distribution of New Capitol Bancorp Class A Common Stock and New Capitol Bancorp Class B Common Stock to the Senior Notes increases, the New Capitol Bancorp Class A Stock and New Capitol Bancorp Class B Common Stock distributed to Holders of the Company’s Common Stock will be reduced accordingly.  If the distribution of New Capitol Bancorp Class A Common Stock and New Capitol Bancorp Class B Common Stock to the Class I – Senior Note decreases below the estimate, the distribution of New Capitol Bancorp Class A Common Stock and New Capitol Bancorp Class B Common Stock to Holders of the Company’s Common Stock will be increased accordingly.

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of, and in exchange for, such Allowed Other Priority Claim, (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed Other Priority Claim entitles the Holder of such Claim, or (b) such other treatment as to which the Debtors and such Holder shall have agreed upon in writing.

3.	Voting: Holders of Class 3 Other Priority Claims are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or to reject the Plan.

(ix)	Class 4 - General Unsecured Claims

1.
Classification:  Class 4 consists of all Claims that are not Administrative Claims, Senior Note Claim, Trust Preferred Securities Claim, Secured Claims, Impaired Claims, Other Priority Claims, or Priority Tax Claims.

2.
Treatment:  The rights of each Holder of an Allowed General Unsecured Claim are Unimpaired by the Plan.  Each Holder of an Allowed General Unsecured Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed General Unsecured Claim, (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed General Unsecured Claim entitles the Holder of such Claim, or (b) such other treatment as to which the Debtors and such Holder shall have agreed upon in writing.

3.
Voting:  Holders of Class 4 General Unsecured Claims are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or to reject the Plan.

(x)	Class 5 – Company’s Series A Preferred Stock

1.	Classification: Class 5 consists of all Company’s Series A Preferred Stock Equity Security Interests in Capitol Bancorp.

2.
Treatment:  Company’s Series A Preferred Stock Equity Security Interests are Impaired by the Plan.  On the Distribution Date, each Holder of an Allowed Company’s Series A Preferred Stock Equity Security Interests shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Company’s Series A Preferred Stock Equity Security Interests, a sufficient share of the New Capitol Bancorp Class A Common Stock and New Capitol Bancorp Class B Common Stock, such that the Plan Value of such stock distributed to Class 5 will be $1,000,000.

3.	Voting: Holders of Class 5 Company’s Series A Preferred Stock Equity Security Interests are entitled to vote to accept or reject the Plan.

(xi)	Class 6 – Company’s Common Stock

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1.	Classification: Class 6 consists of all Company’s Common Stock Equity Security Interests in Capitol Bancorp.

2.
Treatment:  Company’s Common Stock Equity Security Interests are Impaired by the Plan.  On the Distribution Date, each Holder of an Allowed Company’s Common Stock Equity Security Interests shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Company’s Common Stock Equity Security Interests, its pro rata share of the New Capitol Bancorp Class A Common Stock and New Capitol Bancorp Class B Common Stock remaining after Class 1 – Senior Notes and Class 5 – Capitol’s Senior A Preferred Stock receive distribution of their portions of New Capitol Class A Common Stock and New Capitol Bancorp Class B Common Stock.5

4.	Voting: Holders of Class 6 Company’s Common Stock Equity Security Interests are entitled to vote to accept or reject the Plan.

(xii)	Class 7 – Intercompany Claims

1.	Classification: Class 7 consists of claims that would otherwise be General Unsecured Claims but for the fact that they are owed by Capitol to FCC.

2.
Treatment:  Each holder of an Intercompany Claim will receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Intercompany Claim, (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Intercompany Claim entitles the holder of such claim, or (b) such other treatment as to which the applicable Debtor and such holder will have agreed upon in writing.

3.	Voting: Holders of Class 7 Intercompany Claims are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote.

E.   Classified Claims and Equity Security Interests for FCC

(xiii)	Class 1 – Intercompany Claims

1.	Classification: Class 1 consists of all Intercompany Claims against FCC.

2.	Treatment: The Class 1 class will receive treatment that leaves them unimpaired.

_______________________

5     As stated in footnote 3, the amount of New Capitol Class A Common Stock distributed to Holders of Capitol’s Common Stock will vary inversely to the amount of New Capitol Class A Common Stock distributed to Class I – Senior Notes.

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3.	Voting: Holders of Class 1 Intercompany Class denied to have accepted the Plan under section 1126(f) of the Bankruptcy Code and not entitled to vote.

(xiv)	Class 2 – FCC’s Equity Security Interests

1.	Classification: Class 2 consists of the Equity Security Interests in FCC.

2.	Treatment: The legal rights of holds of FCC’s Equity Security Interests are unaltered.

3.	Voting: Holders of Class 2 FCC’s Equity Security Interests are deemed to have accepted the Plan under section 1126(f) of the Bankruptcy Code and are not entitled to vote.

F.   Alternative Treatment for Holders of Allowed Claims

Notwithstanding the treatment provided to Holders of Allowed Claims in this Article III, the Debtors and a Holder of an Allowed Claim may agree to other treatment of such Claim, including payment in Cash, provided that such treatment shall not provide a return having a present value in excess of the present value of the distribution that otherwise would be made to such Holder under Article III hereof.

ARTICLE IV

ACCEPTANCE OR REJECTION OF THE PLAN

  Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ rights in respect of any Unimpaired Claims, including all rights in respect of all legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims.

  Acceptance or Rejection of the Plan by Capitol Classes

(i)
Presumed Acceptance of the Plan.  Classes 3, 4 and 7 are Unimpaired under the Plan and are, therefore, conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

(ii)
Voting Classes.  Classes 1, 2, 5 and 6 are Impaired under the Plan, and Holders of Claims or Equity Security Interests in Classes 1, 2, 5 and 6 as of the Voting Record Date are entitled to vote to accept or reject the Plan.

A.   Presumed Acceptance of the FCC Plan

Class 1 and 2 are Unimpaired under the Plan and are, therefore, conclusively presumed to have accepted the Plan pursuant to section 1125(f) of the Bankruptcy Code.

  Acceptance by Impaired Classes

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An Impaired Class of Claims shall have accepted the Plan if (i) the Holders of at least two-thirds in amount of the Allowed Claims actually voting in the Class have voted to accept the Plan and (ii) the Holders of more than one-half in number of the Allowed Claims actually voting in the Class have voted to accept the Plan, in each case not counting the vote of any Holder designated under section 1126(e) of the Bankruptcy Code.

Cramdown Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by an Impaired Class of Claims.  If necessary, the Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Equity Security Interests.  The Debtors reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

 Controversy Regarding Impairment

If a controversy arises as to whether any Claims or Equity Security Interests, or any Class of Claims or Equity Security Interests, are Impaired, the Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

ARTICLE V

MEANS FOR IMPLEMENTATION OF THE PLAN

A.   Recapitalization Transaction

The Equity Infusion and the Restructuring Transactions contemplated herein are part of an overall effort to deleverage the Company and provide sound regulatory capital to its subsidiary banks.  Pursuant to the Equity Infusion, the Company will offer shares of New Capitol Bancorp Class B Common Stock and Series A Preferred Stock in an aggregate principal amount of up to $120,000,000.

The Company expects that the New Capitol Bancorp Class B Common Stock and Series A Preferred Stock issued in connection with the Equity Infusion will be offered and sold as a private placement under section 4(2) of the Securities Act and Regulation D thereunder, or Rule 144A of the Securities Act to institutional Accredited Investors and qualified institutional buyers as applicable, that would each acquire up to a number of shares of New Capitol Bancorp Class B Common Stock representing 4.9% of the total outstanding voting power of the outstanding New Capitol Bancorp Common Stock upon completion of the Equity Infusion (each such investor, an “Equity Investor”).  Capitol expects that the offering to the Equity Investors would commence within a short period prior to the Petition Date and that the Equity Investors would enter into agreements to acquire the New Capitol Bancorp Class B Common Stock and Series A Participating Preferred Stock immediately prior to the Petition Date, with the closing of any such acquisition to close upon confirmation of the Plan.

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Capitol may issue additional shares of the Series A Preferred Stock in connection with the Equity Infusion and may elect to cause its nondebtor subsidiaries to bulk sell nonperforming assets prior to or after the Effective Date.

Capitol expects to grant registration rights to the Equity Investors, pursuant to which such Equity Investors may cause the Company to register with the SEC under the Securities Act all or part of the shares of New Capitol Bancorp Class B Common Stock and Series A Preferred Stock held by such Equity Investors.

Neither the Disclosure Statement nor Plan constitutes an offer to sell or the solicitation of an offer to buy any Securities in connection with the Equity Infusion. The Securities that will be offered in the Equity Infusion will not be registered with the SEC and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act.

The offering proceeds raised through the Equity Infusion will then be used to (i) make the distributions contemplated under the Plan, (ii) pay the costs and expenses associated with the Chapter 11 Cases and the transactions related to the recapitalization and (iii) contribute capital to the subsidiary banks.

B.   Continued Corporate Existence

The Reorganized Debtors shall each continue to exist as corporate entities, in accordance with the applicable law in the jurisdiction in which they are incorporated, under their respective certificates of incorporation and by-laws in effect before the Effective Date, except as such certificates of incorporation and bylaws are amended under this Plan.  In the future, either Reorganized Debtor may acquire other businesses or merge with other entities.

C.   Amended Certificates of Incorporation and By-laws

On the Effective Date, Reorganized Capitol Bancorp shall adopt the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws, and shall file the Amended and Restated Articles of Incorporation with the State of Michigan Department of Licensing and Regulatory Affairs.  The Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws for Reorganized Capitol Bancorp shall include, among other things, under section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities.

On the Effective Date, Reorganized FCC shall adopt the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws, and shall file the Amended Articles of Incorporation with the State of Michigan Department of Licensing and Regulatory Affairs.  The Amended Articles of Incorporation and the Amended and Restated Bylaws for Reorganized FCC shall include, among other things, under section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities.

D.   Administration of the Plan

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The Disbursing Agent shall administer the Plan on the Debtors’ behalf.  The Disbursing Agent will: (1) collect property of the Estates, (2) pay the Estates’ Professionals, pursuant to Court order authorizing such payment; (3) adjust and pay post-Confirmation Claims against the Debtors; (4) prosecute and/or compromise and settle Causes of Action held by the Debtors against other parties, including, but not limited to claims arising under Chapter 5 of the Bankruptcy Code; (5) disburse the distributions required by the Plan; and (6) carry out any other duties that the Debtors are required to perform under applicable law.

E.   Certain Regulatory Actions

Except as otherwise specifically provided herein, nothing in this Plan shall affect the any regulatory or enforcement action not in conflict herewith instituted by the Banking Regulators at any time before or after the Effective Date.

F.   Issuance of New Capitol Bancorp Stock

As of the Effective Date, the issuance of New Capitol Bancorp Stock will be authorized without further act or action under applicable law, regulation, order or rule.  All such stock to be issued will be deemed issued as of the Distribution Date regardless of the date on which it is actually distributed.  The issuance and distribution of the New Capitol Bancorp Stock is exempt from the registration requirements of the Securities Act and any state or local laws requiring registration, by reason of one or more exemptions therefrom, including section 4(2) thereof, and the issuance of such stock is exempt from the registration requirements of the Securities Act and similar state statutes pursuant to section 1145 of the Bankruptcy Code.

After the Effective Date, Reorganized Capitol intends to establish a management equity incentive plan which will be adopted by Capitol’s board of directors, and that would provide for the issuance of equity awards representing an aggregate of up to 10% of the New Capitol Bancorp Stock on a fully diluted basis to officers and key employees of the Reorganized Debtors and their affiliates after the Effective Date, provided that Capitol receives an opinion of tax counsel that such management equity incentive plan does not adversely affect the amount or availability of Capitol’s tax attributes following the Effective Date.

G.   Directors and Officers

On the Effective Date, the Board of Directors of Reorganized Capitol shall be comprised initially of nine (9) persons with three (3) vacancies to be filled by the Board of Directors of Reorganized Capitol following the Effective Date, consistent with its Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws.  The nine (9) persons constituting the Board of Directors of Reorganized Capitol shall be the following persons who are the current members of the Executive Committee of the Board of Directors of Capitol, the Corporate President, the chair of the Audit Committee of Capitol and the Audit Committee Financial Expert: Joseph D. Reid, Cristin K. Reid, Joel I. Ferguson, Lewis D. Johns, Michael L. Kasten, Lyle W. Miller, David J. O’Leary, Steven L. Maas and Calvin D. Meeusen.

The Amended and Restated Articles of Incorporation and the Seconded Amended and Restated Bylaws of Reorganized Capitol provide that the Board of Directors of Reorganized

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Capitol will be split into three classes: Class I, Class II and Class III.  Each Class will initially have four (4) directors.

The term of office of the initial Class I directors shall expire at the first regularly-scheduled annual meeting of the shareholders held in 2013, the term of office of the initial Class II directors shall expire at the annual meeting of the shareholders held in 2014, and the term of office of the initial Class III directors shall expire at the annual meeting of the shareholders held in 2015.  At each succeeding annual meeting of shareholders, directors shall be elected for a term that will expire at the third annual meeting of shareholders following such annual meeting to succeed the directors of the class whose terms expire at such annual meeting and until their successors shall be duly elected and qualified or their resignation or removal.  Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the continuing directors (as hereinafter defined) and an eighty percent (80%) majority of all of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which the director was chosen and until his or her successor shall be duly elected and qualified or his resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.  The initial size of the Board of Directors of Reorganized Capitol shall be twelve (12) directors split equally between Class I, Class II and Class III.  One vacancy in each class shall remain open until the annual meeting of shareholders of Reorganized Capitol to be held within the ninety (90) days following the Effective Date (the “First Annual Meeting”).  Additionally, one incumbent director from each of the three classes of directors shall be up for election at First Annual Meeting.

Nominations for election to any vacancies on the twelve (12) member Board of Directors at the First Annual Meeting must be received by Reorganized Capitol from shareholders of Reorganized Capitol in writing delivered, transmitted electronically, or mailed by first class United States mail, postage prepaid, to the Secretary of Reorganized Capitol not more than thirty (30) days after the Effective Date.

On the Effective Date, the executive officers of Reorganized Capitol will be as follows:

Name	Position with Reorganized Capitol

Joseph D. Reid	Chairman of the Board and CEO
Brian K. English	General Counsel
David D. Fortune	Chief Credit Officer
Nicholas G. Hahn	Interim Chief Financial Officer
Michael M. Moran	Chief of Capital Markets
Cristin K. Reid	Corporate President
Todd C. Surline	Chief Administrative Officer
Bruce A. Thomas	President of Bank Operations

The identities of the directors of Reorganized Capitol may change prior to Confirmation.  In the event of a resignation of any of the directors of Reorganized Capitol identified above, a

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replacement will be nominated prior to, and elected at the First Annual Meeting.  On the Effective Date, the Board of Directors of Reorganized FCC shall be comprised initially of three (3) persons, consistent with its Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws.  The three (3) persons constituting the Board of Directors of Reorganized FCC shall be the following persons:  Joseph D. Reid, Cristin K. Reid and Bruce A. Thomas.

On the Effective Date, the executive officers of Reorganized FCC will be as follows:

Name	Position with Reorganized FCC

Joseph D. Reid	Chairman of the Board and CEO
Brian K. English	General Counsel
David D. Fortune	Chief Credit Officer
Nicholas G. Hahn	Interim Chief Financial Officer
Michael M. Moran	Chief of Capital Markets
Cristin K. Reid	Corporate President
Todd C. Surline	Chief Administrative Officer
Bruce A. Thomas	President of Bank Operations

After the Effective Date, the selection of officers of Reorganized FCC shall be as provided by its organizational documents.

FCC’s articles of incorporation will be revised to authorize (but not necessarily issue) the same capital stock as issued by Capitol.

H.   Agreements With Management

All employment agreements with existing members of management who are currently subject to written employment agreements with Capitol Bancorp shall be assumed as of the Effective Date.6

I.   Revesting of Assets

The property of the Capitol Bancorp Estate, together with any property of Capitol Bancorp that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in Reorganized Capitol Bancorp on the Confirmation Date.  Thereafter, Reorganized Capitol Bancorp may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Court.  As of the Confirmation Date, all property of Capitol Bancorp shall be free and clear of all Claims and Equity Security Interests, except as specifically provided in the Plan or the Confirmation Order.

__________________________

6     The management agreements to be assumed include the employment agreements of Vik Ghei and Misha Zaitzeff.

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The property of the FCC Estate, together with any property of FCC that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in Reorganized FCC on the Confirmation Date.  Thereafter, Reorganized FCC may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Court.  As of the Confirmation Date, all property of FCC shall be free and clear of all Claims and Equity Security Interests, except as specifically provided in the Plan or the Confirmation Order.

Without limiting the generality of the foregoing, the Debtors may each, without application to or approval by the Court, pay Professional Fees that they incur after the Confirmation Date.

J.   Preservation of Rights of Action

Except as otherwise provided in this Plan or the Confirmation Order, or in any contract, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, (1) Reorganized Capitol Bancorp shall retain and may enforce, sue on, settle and compromise (or decline to do any of the foregoing) all rights, offsets, defenses, Claims or Cause of Action that Capitol Bancorp or its Estate may hold against any Person or entity and (2) Reorganized FCC shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all rights, offsets, defenses, Claims or Cause of Action, that FCC or its Estate may hold against any Person or entity.  Each Reorganized Debtor or its successor(s) may pursue such retained rights, offsets, defenses, Claims or Cause of Action as appropriate, in accordance with the best interests of such Reorganized Debtor or its successor(s) who hold such rights.

K.   Exemption from Certain Transfer Taxes

Pursuant to section 1146(c) of the Bankruptcy Code, any transfers or mortgages from or by (1) Capitol Bancorp to Reorganized Capitol Bancorp or any other Person or entity pursuant to the Plan or (2) FCC to Reorganized FCC or any other Person or entity pursuant to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangible or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

L.   Effectuating Documents; Further Transactions

The chairperson of the Board of Directors, president, chief financial officer, or any other appropriate officer of each of the Debtors, as the case may be, shall be authorized to execute, deliver, file and record such contracts, instruments, releases, and other agreements or documents, and take such other actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.  The secretary or assistant secretary of each of the Debtors shall be authorized to certify or attest to any of the foregoing actions.

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M.   Professional Fee Reserve

On the Effective Date, the Reorganized Debtors shall fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount for all Professionals. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals with respect to unpaid fees or expenses or for whom fees or expenses have been held back pursuant to the Interim Compensation Order.  Such funds shall not be property or be deemed property of either of the Reorganized Debtors.  The Reorganized Debtors shall cause Accrued Professional Compensation to be paid in Cash to such Professionals from the Professional Fee Escrow Account when such Claims are Allowed by a Court order; provided that the Debtors’ or the Reorganized Debtors’ liability for Accrued Professional Compensation shall not be limited nor be deemed to be limited to the funds available from the Professional Fee Escrow Account.  When all Allowed Fee Claims have been paid in full, amounts remaining in the Professional Fee Escrow Account, if any, shall be paid to the Reorganized Debtors.

N.   Professional Fee Reserve Amount

On or before the Effective Date, the Professionals shall estimate their Accrued Professional Compensation prior to and as of the Confirmation Date and shall deliver such estimate to the Debtors.  If a Professional does not provide an estimate, the Reorganized Debtors may estimate the unpaid fees and expenses of such Professional.  The total amount so estimated as of the Confirmation Date shall comprise the Professional Fee Reserve Amount; provided, however, that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Professional.

O.   Retention of Professionals by the Reorganized Debtors

The Reorganized Debtors will be authorized to retain attorneys, accountants and other Professionals as necessary to implement the Plan, on any reasonable terms, without further order of the Court.  The Reorganized Debtors may retain counsel that previously represented the Debtors as Chapter 11 counsel or represented any Committee, and such prior representation shall not be deemed a conflict of interest.  The Reorganized Debtors may pay reasonable compensation to their retained Professionals without review or approval by the Court.

P.   Reserve for Plan Expenses

As soon as practicable after the Effective Date, the Reorganized Debtors may set aside, deduct and reserve an amount of Cash from each of the Estates’ funds that will be equal to the estimated amount of Plan Expenses (the “Expense Reserve”).  Any Cash in the Expense Reserve at the time of the closing of the Chapter 11 Cases shall be distributed in accordance with the priority of payment set forth in the Plan and then paid to the Reorganized Debtors.  In addition, nothing therein prevents or otherwise limits the Disbursing Agent’s right or authority to use any of the Estates’ funds, for payment of Plan Expenses in the ordinary course after the Effective Date.

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Q.   Section 1145 Exemption

Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of any Securities contemplated by the Plan and all agreements incorporated herein, including the New Capitol Bancorp Stock, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution, or sale of securities.  In addition, under section 1145 of the Bankruptcy Code, any securities contemplated by the Plan and any and all agreements incorporated herein, including the New Capitol Bancorp Stock, will be freely tradable by the recipients thereof, subject to (1) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act; (2) compliance with the rules and regulations of the SEC, if any, applicable at the time of any future transfer of such Securities or instruments; and (3) compliance with the Applicable Banking Laws, if any, applicable at the time of any future transfer of such Securities or instruments, including without limitation, making appropriate filings with and obtaining necessary approvals from the Bank Regulators.  Notwithstanding the foregoing, if section 1145 does not apply in the case of the offering of Securities pursuant to a prepackaged solicitation, the Debtors will rely on section 4(2) of the Securities Act which provides that the registration requirements of section 5 of the Securities Act shall not apply to the offer and sale of a security in connection with transactions not involving any public offering.  By virtue of section 18 of the Securities Act, section 4(2) also provides that any state Blue Sky Law requirements shall not apply to such offer or sale.  In general, shares acquired from an issuer (such as the Debtors) in a transaction exempt under section 4(2) of the Securities Act may not be resold absent registration of such Securities for resale or an available exemption from the registration requirements under the Securities Act.  If section 4(2) of the Securities Act, rather than section 1145 of the Bankruptcy Code, is applicable, then the shares of New Capitol Bancorp Stock issued under the Plan would be subject to the aforesaid restrictions on resale and would not be freely transferable in the United States or to, or for the account or benefit of, a U.S. person, as defined in Regulation S, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

R.   Cancellation of Securities and Agreements

On the Effective Date, except as otherwise specifically provided for in the Plan, the obligations of the Debtors under the Debentures and the related Indentures, under the Declarations and under the Guarantee Agreements, and any other share, note, bond, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of the Debtors giving rise to any Claim or Equity Security Interests (except such notes or other instruments or documents evidencing indebtedness or obligations of the Debtors that are specifically reinstated pursuant to the Plan), shall be canceled as to the Debtors, and the Reorganized Debtors shall not have any continuing obligations thereunder; provided, however, notwithstanding Confirmation or the occurrence of the Effective Date, any such indenture or agreement that governs the rights of the Holder of a Claim or Equity Security Interest shall continue in effect solely for purposes of allowing Holders to receive distributions under the Plan as provided herein.  On the Effective Date, except to the extent otherwise provided herein, any indenture agreement or other instrument relating to any of the foregoing (including without limitation, the Indentures, the Debentures, the

28

Guarantee Agreements, and the Declarations), shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder shall be fully released and discharged.

S.   Cancellation of Existing Rights to Acquire Equity Securities

Except as otherwise expressly provided in the Plan, on the Effective Date, all of the agreements and other documents evidencing a right prepetition to acquire any Equity Security of either Debtor shall be deemed automatically cancelled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the applicable Debtor thereunder shall be discharged including, but not limited to, the obligations of either Debtor pursuant to (i) that certain Share Purchase Rights Plan adopted by Capitol on July 20, 2009 and the related Rights Agreement between the Company and BNY Mellon Shareholders Services LLC as Rights Agent dated as of July 21, 2009, and (ii) that certain Tax Benefit Preservation Plan dated as of July 21, 2011 by and between Capitol and Mellon Investors Services LLC.  To the extent any of these agreements are Executory Contracts, they will be deemed rejected upon Confirmation.

T.   Other Accounts

The Debtors may retain whatever bank accounts the Debtors have presently and may establish one or more additional checking and/or interest-bearing accounts as they determine necessary and appropriate to effectuate the terms and provisions of this Plan.

U.   Closing of the Chapter 11 Cases

When all Disputed Claims and Equity Security Interests have become Allowed Claims or Equity Security Interests, either by settlement or litigation, or have been disallowed by Final Order, and when all professional fee applications have been resolved, the Debtors may seek authority from the Court to close the Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.

ARTICLE VI

PROVISIONS GOVERNING DISTRIBUTIONS

A.   Delivery of Distributions; Undeliverable or Unclaimed Distributions

(iii)	Disbursing Agent

Except as otherwise provided herein, all distributions under the Plan shall be made by Reorganized Capitol Bancorp as Disbursing Agent or such other Person designated by Reorganized Capitol Bancorp as the Disbursing Agent on the Effective Date.  The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Court.  In the event that the Disbursing Agent is so ordered, all costs and expenses of procuring any such bond or surety shall be borne by Reorganized Capitol Bancorp.

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The Disbursing Agent shall be empowered to:

1.	effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan;

2.	make all distributions contemplated under the Plan;

3.	employ professionals to represent it with respect to its responsibilities; and

4.
exercise such other powers as may be vested in the Disbursing Agent by order of the Court, pursuant to the Plan or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of this Plan.

(iv)	Delivery of Distributions in General

Subject to Bankruptcy Rule 9010, Reorganized Capitol Bancorp shall make distributions to each Holder of an Allowed Claim or Equity Security Interest at the address reflected in the books and records of the Debtors, on the Schedules, on the most recent shareholder list, or on any Proof of Claim or Proof of Interest filed by such Holder, whichever is applicable.  Unless the Debtors or the Reorganized Debtors have been notified in writing of a change of address, then the address in the books and records of the Debtors, on the Schedules, on the most recent shareholder list, or on any Proof of Claim or Proof of Interest filed by such Holder is conclusively presumed to be the correct address of the Holder.

(v)	Undeliverable and Unclaimed Distributions

1.	Holding of Undeliverable and Unclaimed Distributions

If any Holder’s distribution is returned as undeliverable, no further distributions to that Holder shall be made unless and until the Reorganized Debtors receive notice of the Holder’s then-current address, at which time all outstanding distributions shall be made to the Holder. Undeliverable distributions shall be returned to Reorganized Capitol Bancorp until such distributions are claimed.  Reorganized Capitol Bancorp shall establish a segregated account to serve as the unclaimed distribution reserve, and all undeliverable and unclaimed distributions shall be deposited therein, for the benefit of all similarly situated Persons until such time as a distribution becomes deliverable or is claimed.

2.	Failure to Claim Undeliverable Distributions

Any undeliverable or unclaimed distribution under this Plan that does not become deliverable on or before 120 days after the Effective Date shall be deemed to have fully and forever been forfeited and waived, and the Person otherwise entitled thereto shall be forever barred and enjoined from asserting its Claim therefor against, or seeking to recover its distribution from, the Debtors, the Estates, the Reorganized Debtors, or their property.  After 120 days following the Effective Date, Reorganized Capitol Bancorp shall withdraw any amounts remaining in the unclaimed distribution reserve for distribution in accordance with this Plan.

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B.   Minimum Distributions; Calculation Of Distribution Amounts Of New Stock

The Debtors shall not be required to make any distribution of less than $1.00. Any retained distributions shall be held in the Expense Reserve for Plan Expenses.  When the Disbursing Agent determines that the Expense Reserve for Plan Expenses is no longer necessary, any remaining funds will be redistributed to Creditors or Equity Security Interest Holders in accordance with the terms and priorities of the Plan and then paid to the Reorganized Debtors.

No fractional shares of New Capitol Bancorp Stock shall be issued or distributed under the Plan or by Reorganized Capitol Bancorp or the Disbursing Agent.  Each Person entitled to receive New Capitol Bancorp Stock will receive the total number of whole shares of New Capitol Bancorp Stock to which such Person is entitled.

C.   Withholding and Reporting Requirements

In connection with this Plan and all distributions hereunder, Reorganized Capitol Bancorp shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to those requirements.  Reorganized Capitol Bancorp shall be authorized to take all actions necessary or appropriate to comply with those withholding and reporting requirements.  Notwithstanding any other provision of this Plan (i) each Holder of an Allowed Claim that is to receive a distribution of shares of New Capitol Bancorp Stock shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution and (ii) no distribution shall be made to or on behalf of such Holder pursuant to this Plan unless and until such Holder has made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations or has, to the Disbursing Agent’s satisfaction, established an exemption therefrom.  Any distribution of shares of New Capitol Bancorp Stock to be made pursuant to this Plan shall, pending the implementation of such arrangements, be treated as undeliverable pursuant to Article IV hereof.  The exchange of the Trust Preferred Securities Claims for the HoldCaps should constitute a recapitalization under Tax Code Section 368(a)(1)(E) and, for tax purposes, the parties shall report such exchange consistent therewith.

D.   Setoffs and Recoupment

The Reorganized Debtors may, but shall not be required to, setoff against, or recoup from, any Claim, and the payments or other distributions to be made in respect of that Claim, claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the Claim’s Holder; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any claim that the Debtors or the Reorganized Debtors may have.

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E.   Date of Distributions

Distributions will be made to Holders of Allowed Claims and Equity Security Interests as of the Distribution Record Date.  All distributions made on account of any Allowed Claims and Equity Security Interests provided for under this Plan shall be deemed made on the Effective Date, notwithstanding the fact that any such distribution may actually occur, or will have been made, sometime after that date. Distributions made after the Effective Date to Holders of Disputed Claims or Equity Security Interests that are not Allowed Claims or Equity Security Interests as of the Effective Date but which later become Allowed Claims or Equity Security Interests shall be deemed to have been made on the Effective Date.  In the event that any payment, distribution or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or distribution or the performance of such act may be completed on the next succeeding Business Day, and if so completed shall be deemed to have been completed as of the required date.

ARTICLE VII
PROCEDURES FOR TREATING DISPUTED CLAIMS AND EQUITY SECURITY
INTERESTS

A.   Claims and Equity Security Interests Bar Date

Unless disputed by a Holder of a Claim or Equity Security Interest or otherwise provided herein, the amount set forth in the Schedules of the Debtors shall constitute the amount of the Allowed Claim or Equity Security Interest of such Holder.  If any such Holder of a Claim or Equity Security Interest disagrees with the Debtors’ Schedules with respect to the Allowed amount of such Holder’s Claim or Equity Security Interest, such Holder must file a Proof of Claim or Proof of Interest, as applicable, by the Bar Date.

B.   Disputed Claims and Equity Security Interests Process

The Reorganized Debtors and all Creditors and parties-in-interest shall have the right to make and file objections to any Claim or Equity Security Interest until the Objection Deadline.  The Court shall retain jurisdiction over such objections. All objections shall be litigated to Final Order; provided, however, that the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections without Court approval.

The Debtors or Reorganized Debtors, as applicable, may, at any time, request that the Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether the Debtors or Reorganized Debtors have previously objected to such Claim or whether the Court has ruled on any objection, and the Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal related to any such objection.  In the event the Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Court.  If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Reorganized Debtors, as applicable, may elect to pursue any supplemental

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proceedings to object to any ultimate payment on such Claim.  Each of the aforementioned objection, estimation, and resolution procedures are cumulative and are not exclusive of one another.

C.   Distributions Pending Allowance

Notwithstanding any other provision hereof, if any portion of a Claim or Equity Security Interest is Disputed, no payment or distribution provided hereunder will be made on account of the Disputed portion of such Claim or Equity Security Interest unless and until such Disputed Claim or Equity Security Interest becomes an Allowed Claim or Equity Security Interest.

D.   Distributions After Allowance

To the extent that a Disputed Claim or Equity Security Interest ultimately becomes an Allowed Claim or Equity Security Interest, a distribution on account of such Allowed Claim or Equity Security Interest shall be made to the Holder of such Allowed Claim or Equity Security Interest in accordance with the provisions of the Plan as soon as practicable after the date that the order or judgment of the Court allowing such Disputed Claim or Equity Security Interest becomes a Final Order, as if the Disputed Claim or Equity Security Interest had been an Allowed Claim or Equity Security Interest on the Distribution Date, without any post-Effective Date interest thereon.

ARTICLE VIII

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.   Assumed Contracts and Leases

The filing of this Plan constitutes a motion by the Debtors to assume, as of the Effective Date, all Executory Contracts and Unexpired Leases to which either of the Debtors is a party, except for any Executory Contract or Unexpired Lease that, prior to the Effective Date (1) has been assumed or rejected pursuant to Final Order of the Court; (2) previously expired or terminated pursuant to its own terms; (3) is expressly rejected or terminated by the terms of this Plan; or (4) is the subject of a separate then pending motion filed under section 365 of the Bankruptcy Code by the Debtors.  The Confirmation Order shall constitute an order of the Court under section 365 of the Bankruptcy Code approving the assumption of all such Executory Contracts and Unexpired Leases as of the Effective Date.

Each Executory Contract and Unexpired Lease that is assumed and relates to the use, ability to acquire or occupancy of real property shall include (1) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affect such executory contract or unexpired lease and (2) all Executory Contracts or Unexpired Leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Court.

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Each Executory Contract assumed pursuant to this Plan (or pursuant to other Court order) shall remain in full force and effect and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Court authorizing and providing for its assumption or applicable law.

Unless otherwise specified, each Executory Contract and Unexpired Lease shall include any and all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such Executory Contract or Unexpired Lease.

The Debtors hereby give notice that the Cure amounts for each Executory Contract and Unexpired Lease shall be zero dollars unless otherwise noticed in the Plan Supplement.  Any objection to the Cure amount set forth herein or in the Plan Supplement must be filed with the Court and served upon the Debtors at the addresses provided herein on or before 4:00 p.m. Eastern Daylight Time on the day that is three (3) Business Days before the Confirmation Hearing.

B.   Payments Related to Assumption of Contracts and Leases

Any monetary amounts by which any Executory Contract and Unexpired Lease to be assumed under the Plan is in default shall be satisfied under section 365(b)(1) of the Bankruptcy Code by the applicable Reorganized Debtor upon assumption thereof by Cure in the ordinary course of business.  If there is a dispute regarding (1) the nature or amount of any Cure; (2) the ability of the Debtor or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed; or (3) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

C.   Bar to Rejection Damages Claims

In the event that the rejection of an Executory Contract or Unexpired Lease by the Debtors or Reorganized Debtors results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed Proof of Claim, shall be forever barred and shall not be enforceable against the Reorganized Debtors or property of the Estates unless a Proof of Claim is filed with the Court and served upon counsel for the Debtors or Reorganized Debtors on or before 30 days after the entry of an order by the Court, which may be the Confirmation Order, authorizing rejection of a particular Executory Contract or Unexpired Lease. No further notice of the rejection of an Executory Contract or Unexpired Lease shall be provided by the Debtors or the Estates, other than the Confirmation Order.

D.   Objections to Rejection Damages Claims

The Reorganized Debtors and all Creditors and parties-in-interest shall have the right to make and file objections to any Proof of Claim until the later of (1) the Objection Deadline or (2) 60 days from the date of filing of such Proof of Claim.  The Court shall retain jurisdiction over such objections. All objections shall be litigated to Final Order; provided, however, that the

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Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections without Court approval.

E.   Compensation, Benefit, and Pension Programs

All employee compensation, benefit, indemnification and pension programs of the Debtors, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated or rejected, shall be deemed to be, and shall be treated as though they are, Executory Contracts that are assumed under the Plan and the Debtor’s obligations under such programs shall survive confirmation of the Plan.

F.   Indemnification Obligations

Except as otherwise specifically provided in the Plan, all Indemnification Obligations of either of the Debtors shall survive and be unaffected by the Plan’s confirmation, and remain an obligation of the applicable Reorganized Debtor, regardless of whether the right to indemnification arose before or after the Petition Date.  The Indemnification Obligations of the Debtors shall be deemed to be, and shall be treated as though they are, Executory Contracts that are assumed under the Plan as of the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code.

G.   Insurance Policies

Each insurance policy of either of the Debtors, including, without limitation, all D&O Liability Insurance Policies, shall be assumed by the applicable Debtor and become an obligation of the applicable Reorganized Debtor as of the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code to the extent such insurance policy is an Executory Contract.

H.   Treatment of Change of Control Provisions

The entry of the Confirmation Order, consummation of the Plan and/or all other acts taken to implement the Plan shall not constitute a “change in control” under any provision of any contract, agreement or other document which provides for the occurrence of any event, the granting of any right, or any other change in the then-existing relationship between the parties upon a change in control of the Debtors.

ARTICLE IX

CONDITIONS PRECEDENT TO THE PLAN’S CONFIRMATION
AND EFFECTIVE DATE

A.   Conditions to Confirmation

The Plan’s Confirmation is subject to the satisfaction or due waiver of the following condition precedent:

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(xv)	The proposed Confirmation Order shall be in form and substance reasonably satisfactory to the Debtors.

B.   Conditions to Effective Date

Effectiveness of the Plan is subject to the satisfaction or due waiver of each of the following conditions precedent:

(xvi)
The Court shall have entered the Confirmation Order, in form and substance reasonably satisfactory to the Debtors, confirming the Plan, as the same may have been modified, and the Confirmation Order shall have become a Final Order.

(xvii)	All “conditions to effectiveness” of the Equity Commitment Agreement (as set forth in the Equity Commitment Agreement) shall have been satisfied or waived in accordance with the terms thereof.

(xviii)	The Equity Infusion shall have been committed by the Equity Investors in accordance with the terms of the Equity Commitment Agreement.

(vi)
All actions, documents, certificates, and agreements necessary to implement this Plan shall have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable governmental units in accordance with applicable laws.

(vii)	The statutory fees owing to the United States Trustee shall have been paid in full.

(viii)	Any alteration or interpretation of any term or provision of the Plan by the Court pursuant to Article XI of the Plan shall be reasonably acceptable to the Debtors.

(ix)	The Debtors shall have received all authorizations, consents, regulatory approvals that are determined to be necessary to implement the Plan.

C.   Waiver of Conditions

With the exception of the conditions to effectiveness of the Equity Commitment Agreement, which is unlikely to be waived, the conditions set forth above can be waived, in whole or in part, by the Debtors, at any time, without an order of the Court.  Unless waived, the failure to satisfy any condition to the Effective Date will preclude the Effective Date’s occurrence, regardless of the circumstances giving rise thereto (including any action or inaction by the Debtors or the Reorganized Debtors).  The waiver of any condition to Confirmation or to the Effective Date shall not constitute or be deemed a waiver of any other condition.

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ARTICLE X

MODIFICATION; WITHDRAWAL

The Debtors reserve the right to modify the Plan either before or after Confirmation to the fullest extent permitted under section 1127 of the Bankruptcy Code and Fed. R. Bankr. P. 3019.  The Debtors may withdraw the Plan at any time before the Effective Date.

ARTICLE XI

RETENTION OF JURISDICTION

Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the Plan’s Confirmation and the occurrence of the Effective Date, but subject to section 1812(j) of the FDIA, the Court shall retain exclusive jurisdiction over all matters arising out of or related to the Chapter 11 Cases and the Plan, to the fullest extent permitted by law, including jurisdiction to:

A.  Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Equity Security Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Equity Security Interests;

B.  Decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

C.  Resolve any matters related to: (1) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which either of the Debtors is party or with respect to which the Debtors may be liable in any manner and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy Code or any other matter related to such Executory Contract or Unexpired Lease, (2) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed, or (3) any dispute regarding whether a contract or lease is or was executory or expired;

D.  Ensure that distributions to Holders of Allowed Claims and Equity Security Interests are accomplished pursuant to the provisions of the Plan;

E.  Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

F.  Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan and all contracts, instruments, and other agreements executed in connection with the Plan;

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G.  Hear and determine any request to modify the Plan or to cure any defect or omission or reconcile any inconsistency in the Plan or any order of the Court;

H.  Issue and enforce injunctions or other orders, or take any other action that may be necessary or appropriate to restrain any interference with the implementation, consummation, or enforcement of the Plan or the Confirmation Order;

I.  Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

J.  Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

K.  Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

L.  Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

M.  Adjudicate, decide, or resolve any and all matters related to Causes of Action;

N.  Adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

O.  Adjudicate, decide, or resolve any and all disputes arising from or relating to distributions under the Plan;

P.  Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

Q.  Hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

R.  Enforce all orders previously entered by the Court; and

S.  Enter a final decree closing the Chapter 11 Cases.

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ARTICLE XII

EFFECTS OF CONFIRMATION

A.   Binding Effect

The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Equity Security Interests, and their respective successors and assigns, and all other parties-in-interest in the Chapter 11 Cases.

B.   Discharge Of The Debtors

All consideration distributed under the Plan shall be in exchange for, and incomplete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against, or Equity Security Interests in, the Debtors or any of their assets or properties, and, except as otherwise provided herein or in the Confirmation Order, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or Equity Security Interests, upon the Effective Date, the Debtors shall be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims and Equity Security Interests, including, but not limited to, demands and liabilities that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of a Debtors prior to the Petition Date and that arises from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not the Holder of a Claim based upon such debt accepted the Plan.  The Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors, subject to the Effective Date occurring.

C.   Injunction

Except as otherwise provided in the Plan, from and after the Confirmation Date, all Persons and entities who have held, hold, or may hold Claims against or Equity Security Interests in the Debtors are permanently enjoined from taking any of the following actions against the Debtors, the Reorganized Debtors, the Estates, or any of their property on account of any such Claims or Equity Security Interests: (1) commencing or continuing, in any manner or in any place, any action or other proceeding; (2) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (3) creating, perfecting or enforcing any lien or encumbrance; (4) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (5) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of this Plan.

D.   Exculpation And Limitation Of Liability

Neither the Debtors nor any of their present or former members, officers, directors, employees, advisors, Professionals, attorneys, or agents, shall have or incur any liability to any

39

Holder of a Claim or an Equity Security Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

Notwithstanding any other provision of this Plan, no Holder of a Claim or Equity Security Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Debtors, the Estates, the Reorganized Debtors, or any of their respective present or former members, officers, directors, employees, advisors, Professionals, attorneys, or agents, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence.

As of the Confirmation Date, the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with all applicable provisions of the Bankruptcy Code.  The Debtors and each of their affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys and other Professionals have participated in good faith and in compliance with section 1125(e) of the Bankruptcy Code in the offer and issuance of the New Capitol Bancorp Stock under the Plan, and, therefore, are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of the New Capitol Bancorp Stock under the Plan.

E.   Releases By Debtors

Upon the Effective Date, the Debtors and any person claiming by or through any of them, including, without limitation, any subsequently appointed Chapter 11 Trustee, for good and valuable consideration, and to the fullest extent permitted by applicable law, shall be deemed to have irrevocably and unconditionally, fully, finally and forever released, acquitted and discharged each of Debtors’ respective present and former members, partners, equity-holders, officers, directors, employees, representatives, advisors, attorneys, agents and Professionals, acting in such capacity, from any and all Claims, obligations, rights, suits, damages, losses, causes of action, remedies and liabilities whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, derivative, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that any of the foregoing persons or entities would have been legally entitled to assert, based, in whole or in part, upon any act or omission, transaction, agreement, event or other occurrence taking place or arising on or before the Effective Date, based on or in any way relating to the Debtors, the restructuring of the Debtors, the Debtors’ Chapter 11 Cases, the Plan, the Disclosure Statement, any related agreements, instruments, and other documents, except for Claims arising under the Plan, or any related agreements, releases, indentures, and other agreements and documents delivered thereunder.

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F.   Third Party Releases

For those Holders electing on their Ballot, or the applicable Master Ballot, to accept this Third Party Releases provision of the Plan, on the Effective Date, for good and valuable consideration, and to the fullest extent under applicable law, on their own behalf and on behalf of any person or entity claiming or acting through them, shall be deemed to have and hereby do irrevocably and unconditionally, fully, finally and forever waive, release, acquit and discharge any person who served as a director, officer or management employee of the Debtors, and each of the Debtors’ agents and Professionals, and each of their respective present and former members, parties, equity-holders, officers, directors, employees, representatives, attorneys, consultants and professionals from any and all Claims, obligations, rights, suits, damages, losses, causes of action, remedies and liabilities, whatsoever, whether liquidated or unliquidated, fixed or contingent, matured and unmatured, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that the electing Holders would have been legally entitled to assert (in their own right, whether individually or collectively, or on behalf of the Holder of any Claim or Equity Security Interest or other person or entity), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place or arising on or before the Effective Date, based on or in any way relating to the Debtors, the restructuring of the Debtors, the Debtors’ Chapter 11 Cases, the Plan, the Disclosure Statement, any related agreements, instruments, and other documents, except for Claims arising under the Plan or any related agreements, instruments, releases, indentures, and other agreements and documents delivered thereunder.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

A.   Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a distribution under the Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated for United States federal income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of the Claim representing accrued but unpaid interest.

B.   Payment of Statutory Fees

All fees payable under section 1930 of title 28 of the United States Code, as determined by the Court at the Confirmation Hearing, shall be paid on or before the Effective Date.  All such fees that arise after the Effective Date but before the closing of the Chapter 11 Cases shall be paid from funds otherwise available for distribution hereunder.

C.   Administrative Expenses Incurred After the Confirmation Date

Administrative expenses incurred by the Debtors or the Estates after the Confirmation Date, including (without limitation) Claims for Professionals’ fees and expenses, shall not be subject to application and may be paid by the Debtors or the Estates, as the case may be, in the

41

ordinary course of business and without further Court approval; provided, however, that no Claims for Professional’s fees and expenses incurred after the Confirmation Date shall be paid until after the occurrence of the Effective Date.

D.   Section 1125(e) of the Bankruptcy Code

As of the Confirmation Date, the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code.  The Debtors (and each of their respective affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys and other professionals) have, and shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code and therefore are not and will not be liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan.

E.   Release of Liens

The Debtors, the Reorganized Debtors and all parties-in-interest, including, without limitation, any Creditor, shall be required to execute any document reasonably requested by the other to memorialize and effectuate the terms and conditions of this Plan.  This shall include, without limitation, any execution by the Debtors or the Reorganized Debtors of UCC financing statements and the execution by Creditors of any UCC or mortgage discharges, releases or terminations.  The Debtors and the Reorganized Debtors are authorized to file UCC termination statements on behalf of any Creditor who is requested to file a UCC termination statement and fails to promptly do so.

F.   Severability of Plan Provisions

If, before Confirmation, the Court holds that any provision of the Plan is invalid, void or unenforceable, the Debtors, at their option, may amend or modify the Plan to correct the defect, by amending or deleting the offending provision or otherwise, or may withdraw the Plan.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been amended or modified in accordance with the foregoing, is valid and enforceable.

G.   Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Person.

H.   Term of Injunctions or Stays

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases, either by virtue of sections 105 or 362 of the Bankruptcy Code or any order of the Court, shall remain in full force and effect until Reorganized Capitol Bancorp has made all distributions contemplated by this Plan and the Court has entered an order closing the Chapter 11 Cases.

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I.   Notices to Debtors

Any notice, request, or demand required or permitted to be made or provided to or upon a Debtors under the Plan shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, or (d) first class mail, and (iii) deemed to have been duly given or made when actually delivered, addressed as follows:

CAPITOL BANCORP LTD.

Capitol Bancorp Center
200 Washington Square North
Suite 320
Lansing, Michigan 48933
Attn:  General Counsel

with a copy to:

HONIGMAN MILLER SCHWARTZ AND COHN LLP
660 Woodward Avenue
2290 First National Building
Detroit, MI 48226
Attn:  E. Todd Sable

FINANCIAL COMMERCE CORPORATION

Capitol Bancorp Center
200 Washington Square North
Suite 320
Lansing, Michigan 48933
Attn:  General Counsel

with a copy to:

HONIGMAN MILLER SCHWARTZ AND COHN LLP
660 Woodward Avenue
2290 First National Building
Detroit, MI 48226
Attn:  E. Todd Sable

J.   Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of Michigan shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan and (ii) the laws of the state of incorporation of the applicable Reorganized Debtor shall govern corporate governance matters with respect to such Reorganized Debtor, in either case without giving effect to the principles of conflicts of law thereof.

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K.   No Stay of Confirmation Order

The Confirmation Order shall contain a waiver of any stay of enforcement otherwise applicable, including pursuant to Bankruptcy Rules 3020(e) and 7026.

Dated:  Lansing, Michigan
 ________, 2012
CAPITOL BANCORP LTD.

By:   _________________________________
Name:  Cristin K. Reid
Title:  Corporate President

FINANCIAL COMMERCE CORPORATION

By:  _________________________________
Name:  Cristin K. Reid
Title:  Corporate President

HONIGMAN MILLER SCHWARTZ AND COHN LLP
Counsel for Capitol Bancorp Ltd.
and Financial Commerce Corporation

By:   __________________________________
Phillip D. Torrence (P60452)
E. Todd Sable (P54956)
Judy B. Calton (P38733)
Joseph R. Sgroi (P68666)
660 Woodward Avenue
2290 First National Building
Detroit, MI 48226
Telephone:  (313) 465-7000

44

ANNEX C

LETTER OF TRANSMITTAL
OF

OFFER TO EXCHANGE
Shares of Series B Preferred Stock of Capitol Bancorp Ltd.
for any and all
8.50% Trust Preferred Securities of Capitol Trust I
(liquidation amount $10 per Security)

Cumulative Trust Preferred Securities of Capitol Trust II
(liquidation amount $1,000 per Security)

Floating Rate Capital Securities of Capitol Statutory Trust III
(liquidation amount $1,000 per Security)

Trust Preferred Securities of Capitol Bancorp Capital Trust 4 (a/k/a Trust IV)
(liquidation amount $1,000 per Security)

Trust Preferred Securities of Capitol Trust VI
(liquidation amount $1,000 per Security)

Trust Preferred Securities of Capitol Trust VII
(liquidation amount $1,000 per Security)

Floating Rate Capital Securities of Capitol Statutory Trust VIII
(liquidation amount $1,000 per Security)

MMCAPS of Capitol Trust IX
(liquidation amount $1,000 per Security)

Trust Preferred Securities of Capitol Bancorp Trust X
(liquidation amount $1,000 per Security)

Trust Preferred Securities of Capitol Trust XI
(liquidation amount $1,000 per Security)

10.50% Trust Preferred Securities of Capitol Trust XII
(liquidation amount $10 per Security)

Promissory Notes issued to the purchasers between May and July of 2008 pursuant to, and subject to the terms and conditions described in, the Offering
Memorandum and Disclosure Statement dated June 22, 2012 and this Letter of Transmittal

Dated June 22, 2012

The Exchange Offers will expire at 5:00 p.m., Lansing, Eastern Daylight time, on July 27, 2012, unless Capitol extends it or terminates it early (the “expiration date”). Tenders may be withdrawn at any time prior to the expiration date.

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Capitol is acting as the exchange agent for the Exchange Offers.

By Regular, Registered or Certified Mail;                                                                    By Facsimile Transmission:
 Hand or Overnight Delivery:                                                                              517-374-2576
Capitol Bancorp Center
Fourth Floor
200 N. Washington Square                                                                      To Confirm Receipt by Telephone:
Lansing, Michigan 48933                                                                                517-487-6555
Attn:  Cristin K. Reid

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

The instructions contained herein should be read carefully before this Letter of Transmittal is completed. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offering Memorandum and Disclosure Statement dated June 22, 2012 (as may be amended or supplemented from time to time, the “Offering Memorandum”).

Questions and requests for assistance relating to the procedures for tendering Senior Notes and/or Trust Preferred Securities and requests for additional copies of the Offering Memorandum and this Letter of Transmittal may be directed to Capitol at the address and telephone numbers listed above.

This Letter of Transmittal and the instructions hereto (this “Letter of Transmittal”), the Offering Memorandum (together with this Letter of Transmittal, as may be amended or supplemented from time to time, the “Offer Documents”) constitute an offer (the “Exchange Offers”) by Capitol Bancorp Limited (“Capitol” or the “Corporation”) to  exchange (i) 0.001 shares of Series B Preferred for each $10 liquidation amount of Trust Preferred Securities of Capitol Trust I and Capitol Trust XII that Capitol accepts in the Exchange Offers, (ii) 0.1 shares of Series B Preferred for each $1,000 liquidation amount of all other series of Trust Preferred Securities (together with the securities issued by Capitol Trust I and Capitol Trust XII, the “Trust Preferred Securities”) that Capitol accepts in the Exchange Offers and (iii) 0.1 shares of Series B Preferred for each principal amount of $1,000 of the promissory notes issued between May and July of 2008 pursuant to that certain Note Purchase Agreement by and between Capitol and the purchasers set forth therein (the “Senior Notes”), that Capitol accepts in the Exchange Offers, as listed below:

CUSIP	Title of Securities	Aggregate Liquidation Amount Outstanding	Liquidation Amount Per Share	Shares of Series B Preferred Stock Offered Per $10 Liquidation Amount of Trust Preferred Security or $1,000 in Principal Amount Outstanding of Senior Notes*
14064 B 208	8.50% Cumulative Trust Preferred Securities due 2027 issued by Capitol Trust I	$13,493,980	$10	0.001
________	Cumulative Trust Preferred Securities of Capitol Trust II	$10,000,000	$1,000	0.1
	Floating Rate Capital Securities of Capitol Statutory Trust III	15,000,000	$1,000	0.1
139990 AG 0	Trust Preferred Securities of Capitol Bancorp Capital Trust 4	3,000,000	$1,000	0.1
139990 AE 5	Trust Preferred Securities of Capitol Trust VI	10,000,000	$1,000	0.1
139990 AB 1	Trust Preferred Securities of Capitol Trust VII	10,000,000	$1,000	0.1
1406469 Z 5	Floating Rate Capital Securities of Capitol Statutory-Trust VIII	20,000,000	$1,000	0.1
	MMCAPS of Capitol Trust IX	10,000,000	$1,000	0.1
14064 W AA 1	Trust Preferred Securities of Capitol Bancorp Trust X	33,000,000	$1,000	0.1
	Trust Preferred Securities of Capitol Trust XI	20,000,000	$1,000	0.1
14065 D 203	10.50% Cumulative Trust Preferred Securities issued by Capitol Trust XII	$6,801,660	$10	0.001
	Senior Notes	$7,000,000	$1,000	0.1

2

The Exchange Offers are being made by the Corporation to all holders of the Trust Preferred Securities.  Issuance of Series B Preferred in exchange for the publicly-traded Trust Preferred Securities is intended to be exempt from registration pursuant to 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).  Accordingly, the Series B Preferred may not be transferred or resold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

The Corporation does not expect to accept Senior Notes and/or Trust Preferred Securities validly tendered for exchange unless, among other things, the following occurs:

•           the receipt of tenders in the Senior Note Exchange Offer representing in aggregate principal amount 100% of the Senior Notes on or prior to the Expiration Time; and

•           the receipt of tenders in the Trust Preferred Securities Exchange Offers representing in aggregate principal amount at least 90% of the liquidation value of the Trust Preferred Securities outstanding on or prior to the Expiration Time or such lesser amount as determined by the Corporation in its sole and absolute discretion.

Holders may tender their Senior Notes and/or Trust Preferred Securities by completing, signing and dating this Letter of Transmittal according to the instructions set forth in the Offer Documents and delivering it, together with any signature guarantees and other required documents, to the Corporation’s address set forth in this Letter of Transmittal.  Holders who wish to tender their Senior Notes and/or Trust Preferred Securities using this Letter of Transmittal must complete the box below entitled “Method of Delivery”, complete the box below entitled “Description of Senior Notes and/or Trust Preferred Securities Tendered” and sign in the appropriate box below, together with any required signature guarantees.

This Letter of Transmittal may be completed by Holders of Capitol Trust I, and Capitol Trust XII (the “Public TruPS”) if a tender of Public TruPS is to be made by book-entry transfer to the account maintained at The Depositary Trust Company (“DTC”) pursuant to the procedures set forth in the Offering Memorandum and Disclosure Statement and an agent’s message is not delivered or if certificates for Public TruPS are delivered to the Exchange Agent.  Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offering Memorandum and Disclosure Statement.

This Letter of Transmittal is to be completed by a Holder desiring to tender Public TruPS and deliver consents even if such Holder is executing the tender and delivering consents through DTC’s Automated Tender Offer Program (“ATOP”).  This Letter of Transmittal must be completed by a Holder tendering Public TruPS through ATOP.

In the event that the Exchange Offers are withdrawn, terminated or otherwise not completed, none of the validly tendered Senior Notes and/or Trust Preferred Securities will be exchanged for Series B Preferred, and any Senior Notes and/or Trust Preferred Securities tendered by you will be returned to you.

The Exchange Offers are made upon the terms and subject to the conditions set forth in the Offer Documents. Holders should carefully review such information.

The Exchange Offers are not being made to, nor will tenders of Senior Notes and/or Trust Preferred Securities be accepted from or on behalf of, Holders in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction.

YOU MUST ALLOW SUFFICIENT TIME FOR THE NECESSARY TENDER PROCEDURES TO BE COMPLETED DURING NORMAL BUSINESS HOURS ON OR PRIOR TO THE EXPIRATION DATE.  TENDERS NOT RECEIVED BY CAPITOL ON OR PRIOR TO THE EXPIRATION DATE WILL BE DISREGARDED AND OF NO EFFECT.

By tendering Senior Notes and/or Trust Preferred Securities pursuant to the Exchange Offer, you will be deemed to have made the representations and warranties and granted the consents set forth herein.  Tenders of Senior Notes and/or Trust Preferred Securities pursuant to the procedures described herein, and acceptance thereof by the Corporation, will constitute a binding agreement between the tendering Holder and the Corporation upon the terms and subject to the

3

conditions of the Exchange Offers, which agreement will be governed by the laws of the State of Michigan.

If you do not wish to tender your Senior Notes or Trust Preferred Securities, you do not need to return this Letter of Transmittal or take any other action.

TREASURY DEPARTMENT CIRCULAR 230

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, EACH PERSON RECEIVING THIS LETTER OF TRANSMITTAL IS HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS LETTER OF TRANSMITTAL IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY CAPITOL IN CONNECTION WITH THE EXCHANGE OFFERS; AND (C) TENDERING HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

4

METHOD OF DELIVERY
Name of Tendering Institution:

Transaction Code Number:

List below the Senior Notes and/or Trust Preferred Securities to which this Letter of Transmittal relates. If the space provided below is inadequate, list the issue of Senior Notes and/or Trust Preferred Securities, the certificate numbers and principal amounts and liquidation amounts, as applicable, on a separately executed schedule and affix the schedule to this Letter of Transmittal. Tenders of Senior Notes and/or Trust Preferred Securities will be accepted only in principal and liquidation amounts equal to $1,000 or integral multiples thereof (or liquidation amounts equal to $10 or integral multiples thereof with respect to Trust Preferred Securities of Capitol Trust I and Capitol Trust XII). No alternative, conditional or contingent tenders will be accepted.

DESCRIPTION OF TRUST PREFERRED SECURITIES TENDERED
	Name(s) and Address(es) of Holder(s) (Please fill in, if blank)	Type of Trust Preferred Securities Tendered	Aggregate Liquidation Amount Represented	Liquidation Amount Tendered*

Total Liquidation Amount of Trust Preferred Securities
*
Unless otherwise indicated in the column labeled “Liquidation Amount Tendered” and subject to the terms and conditions of the Exchange Offers, a Holder will be deemed to have tendered the entire aggregate liquidation amount represented by the Trust Preferred Securities indicated
in the column labeled “Aggregate Liquidation Amount Represented.” See Instruction 2.

DESCRIPTION OF SENIOR NOTES TENDERED
	Name(s) and Address(es) of Holder(s) (Please fill in, if blank)	Senior Note Issue Date	Aggregate Principal Amount Represented	Principal Amount Tendered*

Total Principal Amount of Senior Notes
*
Unless otherwise indicated in the column labeled “Principal Amount Tendered” and subject to the terms and conditions of the Exchange Offers, a Holder will be deemed to have tendered the entire aggregate principal amount represented by the Senior Notes indicated in the column labeled “Aggregate Principal Amount Represented.” See Instruction 2.

  The names and addresses of the Holders should be printed exactly as they appear on a security position listing such participant as the owner of the Senior Notes and/or Trust Preferred Securities.

If you do not wish to tender your Senior Notes or Trust Preferred Securities, you do not need to return this Letter of Transmittal or take any other action.

5

NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THE ACCOMPANYING
INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

By execution hereof, the undersigned acknowledges receipt of the Offering Memorandum, dated June 22, 2012 (as may be amended or supplemented from time to time, the “Offering Memorandum”), of Capitol Bancorp Limited (the “Corporation”), and this Letter of Transmittal and instructions hereto (the “Letter of Transmittal” and, together with the Offering Memorandum, as may be amended or supplemented from time to time, the “Offer Documents”), which together constitute the Corporation’s offer (the “Exchange Offers”) to exchange (i) 0.001 shares of Series B Preferred for each $10 liquidation amount of Trust Preferred Securities of Capitol Trust I and Capitol Trust XII that Capitol accepts in the Exchange Offers, (ii) 0.1 shares of Series B Preferred or each $1,000 liquidation amount of all other series of Trust Preferred Securities (together with the securities issues by Capitol Trust I and Capitol Trust XII, the “Trust Preferred Securities”) that Capitol accepts in the Exchange Offers and (iii) 0.1 shares of Series B Preferred for each principal amount of $1,000 of the promissory notes issued between May and July of 2008 pursuant to that certain Note Purchase Agreement by and between Capitol and the purchasers set forth therein (the “Senior Notes”), that Capitol accepts in the Exchange Offers.   No accrued and unpaid interest owed by Capitol with respect to the Senior Notes or the Trust Preferred Securities will be paid to holders who tender any Senior Notes or Trust Preferred Securities in the Exchange Offer.

The Exchange Offers are being made by the Corporation to all holders of the Trust Preferred Securities pursuant to 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).  Accordingly, the Series B Preferred may not be transferred or resold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Upon the terms and subject to the conditions of the Exchange Offers, the undersigned hereby tenders to the Corporation the principal amount of the Senior Notes and the liquidation amount of Trust Preferred Securities indicated above.

Subject to, and effective upon, the acceptance for exchange of, and payment for, principal amount of the Senior Notes and the liquidation amount of Trust Preferred Securities tendered with this Letter of Transmittal, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Corporation, all right, title and interest in and to such Senior Notes and Trust Preferred Securities that are being tendered hereby, waives any and all other rights with respect to such Trust Preferred Securities, and releases and discharges the Corporation from any and all claims such Holder may now have, or may have in the future, arising out of, or relating to, such Senior Notes or Trust Preferred Securities, including, without limitation, any claims arising from any existing or past defaults, or any claims that such Holder is entitled to receive additional distributions with respect to such Senior Notes or Trust Preferred Securities, or any claims that such Holder is entitled to receive any accrued and unpaid interest with respect to such Senior Notes or Trust Preferred Securities or to participate in any redemption of such Senior Notes or Trust Preferred Securities. The undersigned hereby irrevocably constitutes and appoints the Corporation the true and lawful agent and attorney-in-fact of the undersigned, with full knowledge that the Corporation also acts as the agent of the Corporation, with respect to such Senior Notes and/or Trust Preferred Securities, with full power of substitution and re-substitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to (1) deliver certificates representing the Senior Notes and/or Trust Preferred Securities (or, if certificates are unavailable, the certificates will be deemed tendered by the beneficial owner checking the appropriate box in the Letter of Transmittal), or transfer ownership of the Existing Public Notes on the DTC book-entry transfer facility, together with all accompanying evidences of transfer and authenticity, to or upon the Corporation’s order; (2) present and deliver the Senior Notes and/or Trust Preferred Securities for transfer on the relevant security register; and (3) receive all benefits or otherwise exercise all rights and incidents of beneficial ownership of the Senior Notes and/or Trust Preferred Securities, all in accordance with the terms of the Exchange Offers as described in the Offer Documents.

The undersigned understands and acknowledges that the Exchange Offers will expire at 5:00 p.m., Eastern Daylight time, on July 27, 2012, unless extended or terminated early. The undersigned understands and acknowledges that if the undersigned tenders Trust Preferred Securities of Capitol Trust I or Capitol Trust XII on or prior to the expiration date, the undersigned will be entitled to receive 0.001 shares of Series B Preferred per $10

6

liquidation amount of Trust Preferred Securities. The undersigned understands and acknowledges that if the undersigned tenders Trust Preferred Securities of Capitol Trusts II-XI, the undersigned will be entitled to receive 0.1 shares of Series B Preferred per $1,000 liquidation amount of Trust Preferred Securities.  The undersigned understands and acknowledges that if the undersigned tenders Senior Notes, the undersigned will be entitled to receive 0.1 shares of Series B Preferred per $1,000 principal amount of Senior Notes.  In addition, the undersigned understands and acknowledges that, in order to receive the Series B Preferred offered in exchange for the Senior Notes and/or Trust Preferred Securities, the undersigned must have tendered (and not withdrawn) Senior Notes and/or Trust Preferred Securities on or prior to the expiration date of the Exchange Offers. The undersigned understands and acknowledges that the undersigned may withdraw any Senior Notes and/or Trust Preferred Securities tendered at any time prior to the expiration of the Exchange Offers.

Consummation of the Exchange Offers is subject to, among other things, the conditions (unless waived by the Corporation and the creditors as described in the Offering Memorandum) that (i) holders tender an aggregate principal amount of 100% of the Senior Notes outstanding on or prior to the Expiration Time and (ii) holders tender an amount of at least 90% of the liquidation amount of the Trust Preferred Securities outstanding on or prior to the Expiration Time.

Unless otherwise indicated herein under “Special Payment Instructions,” the undersigned hereby requests that Series B Preferred issued in exchange for tendered Senior Notes and/or Trust Preferred Securities be issued to the order of the undersigned. In the event that the “Special Payment Instructions” box or the “Special Delivery Instructions” box is, or both are, completed, the undersigned hereby requests that any Senior Notes and/or Trust Preferred Securities representing liquidation amounts not tendered or not accepted for exchange, Series B Preferred issued in exchange for validly tendered and accepted Senior Notes and/or Trust Preferred Securities be issued in the name(s) of and be delivered to, the person(s) at the addresses so indicated, as applicable.

The undersigned recognizes that the Corporation has no obligation pursuant to the “Special Payment Instructions” box or “Special Delivery Instructions” box to transfer any Senior Notes or Trust Preferred Securities from the name of the Holder(s) thereof if the Corporation does not accept for exchange any of the principal amount of such Senior Notes or any of the liquidation amount of such Trust Preferred Securities so tendered.

The undersigned understands that none of the Corporation, the trustee of the Trust, or any of their respective affiliates, nor any of their directors or officers or agents, is under any duty to give notification of any defects or irregularities in the tender of any Senior Notes and/or Trust Preferred Securities or will incur any liability for failure to give such notification.

Tenders of Senior Notes and/or Trust Preferred Securities may be withdrawn at any time on or prior to the expiration date. In the event of a termination of the Exchange Offers, the tendered Senior Notes and/or Trust Preferred Securities will promptly be returned to the Holder thereof, unless otherwise indicated under “Special Delivery Instructions.”

For a withdrawal of a tender of Senior Notes and/or Trust Preferred Securities to be effective, a written or facsimile transmission notice of withdrawal must be received by the Corporation at or prior to the expiration date, by mail, fax or hand delivery. Any such notice of withdrawal must (a) specify the name of the person who tendered the Senior Notes and/or Trust Preferred Securities to be withdrawn, (b) contain the aggregate liquidation amount represented by the Senior Notes and/or Trust Preferred Securities to be withdrawn, and (c) be signed by the Holder thereof in the same manner as the original signature on the Letter of Transmittal, including any required signature guarantee(s).

The undersigned understands that tenders of Senior Notes and/or Trust Preferred Securities pursuant to any of the procedures described in the Offer Documents and acceptance thereof by the Corporation will constitute a binding agreement between the undersigned and the Corporation upon the terms and subject to the conditions of the Exchange Offers, which agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan.

The undersigned hereby consents to any amendment to any agreement relating to the Senior Notes and/or the Trust Preferred Securities, or governing the establishment and operation of any Capitol Trust, that may be necessary for the Exchange Offers to be conducted as set forth in the Offer Documents.

7

The undersigned hereby represents and warrants the following:

•	the undersigned has full power and authority to tender, sell, exchange, assign and transfer the Senior Notes and/or Trust Preferred Securities;

•	the undersigned is not the Corporation’s “affiliate” as defined below; and

•
when the Corporation accepts the tendered Senior Notes and/or Trust Preferred Securities for exchange, it will acquire good and marketable title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims or rights.

As used herein, “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Corporation to be necessary or desirable to complete the sale, assignment and transfer of the Senior Notes and/or Trust Preferred Securities tendered thereby.

For purposes of the Exchange Offers, the undersigned understands that the Corporation will be deemed to have accepted for exchange validly tendered Senior Notes and/or Trust Preferred Securities, or defectively tendered Senior Notes and/or Trust Preferred Securities with respect to which the Corporation has waived such defect, if, as and when the Corporation gives oral (promptly confirmed in writing) or written notice thereof to the undersigned.

The undersigned understands that, as set forth in the Offering Memorandum, the Corporation will not be required to accept for exchange any of the Senior Notes and/or Trust Preferred Securities tendered in its sole discretion.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Letter of Transmittal shall be binding upon the undersigned’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Senior Notes or Trust Preferred Securities will be determined by the Corporation, in its sole discretion, which determination shall be final and binding.

8

PLEASE SIGN BELOW—To Be Completed By All Tendering Holders

This Letter of Transmittal must be signed by the Holder, exactly as his, her, its or their name(s) appear(s) as the owner of the Senior Notes and/or Trust Preferred Securities. Endorsements on Senior Notes and/or Trust Preferred Securities by Holders not executing this Letter of Transmittal must have a guarantee by a Medallion Signature Guarantor. See Instruction 3 below. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Corporation of such person’s authority to so act. See Instruction 3 below.

X

X
(Signature of Holders (s) or Authorized Signatory)
Date:
Name(s):
(Please Print) Capacity:
Address:
(Including Zip Code) Area Code and Telephone Number:
PLEASE COMPLETE SUBSTITUTE FORM W-9 HEREIN AND SIGNATURE GUARANTEE, IF REQUIRED (See Instruction 3 below) Certain Signatures Must be Guaranteed by a Medallion Signature Guarantor
(Name of Medallion Signature Guarantor)
(Address (including zip code) and Telephone Number (including area code) of Medallion Signature Guarantor)
(Authorized Signature)
(Printed Name)
(Title) Date: , 2012

9

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 2, 3, 4, 5 and 6)

To be completed ONLY if the Series B Preferred issued in exchange for tendered Senior Notes and/or Trust Preferred Securities are to be issued to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled "Description of the Senior Notes and/or Trust Preferred Securities Tendered" within this Letter of Transmittal.

Name: ______________________________
(Please Print)

Address: ______________________________

____

____
(City, State, Zip Code)

____
(Tax Identification Or Social Security Number)
(SEE SUBSTITUTE FORM W-9 BELOW)

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 2, 3, 4, 5 and 6)

To be completed ONLY if Senior Notes and/or Trust Preferred Securities not tendered or not accepted for exchange are to be credited to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal.

Name: ______________________________
(Please Print)

Address: ______________________________

____

____
(City, State, Zip Code)

____
(Tax Identification Or Social Security Number)
(SEE SUBSTITUTE FORM W-9 BELOW)

IMPORTANT
SHAREHOLDERS: SIGN HERE
(PLEASE COMPLETE SUBSTITUTE FORM W-9 BELOW)

____
Signature(s) of holder(s)

____
Signature(s) of holder(s)

GUARANTEE OF SIGNATURE(S)
FOR USE BY FINANCIAL INSTITUTIONS ONLY.
Financial Institutions: Place Medallion Guarantee above. (SEE INSTRUCTIONS 1 AND 5)

Dated: ____________________, 2010.

(Must be signed by registered holder(s) exactly as name(s) appear(s) on Senior Notes and/or Trust Preferred Securities or on a security position listing by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 5.)

Name(s): ______________________________
Please Print

Capacity (full title): ______________________________

Address: ______________________________
Include Zip Code

Daytime Area Code and Telephone No:

Taxpayer Identification or Social Security No.:

10

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Exchange Offers

1.  Delivery of this Letter of Transmittal; Withdrawal of Tenders. This Letter of Transmittal is to be used by each Holder to tender Senior Notes and/or Trust Preferred Securities. The method of delivery of this Letter of Transmittal and all other required documents to the Corporation is at the election and risk of Holders, and delivery will be deemed made when actually received or confirmed by the Corporation. If such delivery is by mail, it is suggested that Holders use properly insured registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the Corporation at or prior to such date. No alternative, conditional or contingent tenders of the Senior Notes and/or Trust Preferred Securities will be accepted. This Letter of Transmittal should be sent only to the Corporation.

All tendering Holders, by execution of this Letter of Transmittal or a facsimile hereof, waive any right to receive notice of the acceptance of their Senior Notes and/or Trust Preferred Securities for exchange.

Holders who wish to exercise their right of withdrawal with respect to the Exchange Offers must give written notice of withdrawal, delivered by mail, hand delivery or manually signed facsimile transmission, which notice must be received by the Corporation at its address set forth on the first page of this Letter of Transmittal on or prior to the expiration date. In order to be valid, a notice of withdrawal must include the items listed in the Offering Memorandum. Holders may not rescind withdrawals of tendered Senior Notes and/or Trust Preferred Securities. However, validly withdrawn Senior Notes and/or Trust Preferred Securities may be retendered by following the procedures therefor described elsewhere in the Offering Memorandum at any time on or prior to the expiration date.

2.        Partial Tenders. Valid tenders of Senior Notes will be accepted only in principal amounts of $1,000 or integral multiples thereof.   Valid tenders of Trust Preferred Securities will be accepted only in liquidation amounts of $10 in the case of Capitol Trusts IX and XII, or integral multiples thereof, or, liquidation amounts of $1,000 in the case of other Capitol Trusts, or integral multiples thereof.  If less than the entire principal amount of any Senior Notes is tendered or less than the entire liquidation amount of any Trust Preferred Securities is tendered, the tendering Holder must complete the principal amount or liquidation amount tendered in the column of the box entitled “Description of Senior Notes and/or Trust Preferred Securities Tendered” herein. The entire principal amount of any Senior Notes and liquidation amount for all Trust Preferred Securities transferred to the Corporation will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of any Senior Notes or liquidation amount of all Trust Preferred Securities is not tendered or not accepted for exchange, Senior Notes and/or Trust Preferred Securities representing such untendered amount will be returned to the Holder thereof, unless otherwise provided in the appropriate box on this Letter of Transmittal (see Instruction 3), promptly after the expiration date.

3.        Signatures on this Letter of Transmittal; Guarantee of Signatures.  This Letter of Transmittal must be signed by the Holder whose name is shown as the owner of the Senior Notes and/or Trust Preferred Securities tendered hereby and the signature must correspond with the name shown on the security position listing as the owner of the Senior Notes and/or Trust Preferred Securities.

If any of the Senior Notes and/or Trust Preferred Securities tendered hereby are registered in the name of two or more Holders, all such Holders must sign this Letter of Transmittal. If any Senior Notes and/or Trust Preferred Securities tendered hereby are registered in different names, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal and any necessary accompanying documents as there are different names.

A Holder does not need to provide a separate stock power or allonge if:

•	this Letter of Transmittal is signed by the Holder; and

•
any principal amount of Senior Notes and/or liquidation amount of Trust Preferred Securities that is not tendered or not accepted for exchange or any shares of Series B Preferred issued in exchange for validly tendered and accepted Senior Notes and/or Trust Preferred Securities is to be returned to the

11

Holder.

In any case other than those listed above, the Holder must complete the Special Payment or Special Delivery Instructions on page 8 of this Letter of Transmittal exactly as the name(s) of the Holder(s) appear(s) on such Holder’s security position listing as the owner of the Senior Notes and/or Trust Preferred Securities, with the signature on the endorsement on page 7 guaranteed by a Medallion Signature Guarantor.

If this Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Corporation of their authority so to act must be submitted with this Letter of Transmittal.

No signature guarantee is required for the tender or withdrawal of Senior Notes and/or Trust Preferred Securities if (a) this Letter of Transmittal is signed by a Holder whose name appears on a security position listing as the owner of the Senior Notes and/or Trust Preferred Securities and neither the “Special Payment Instructions” box nor the “Special Delivery Instructions” box of this Letter of Transmittal has been completed or (b) such Senior Notes and/or Trust Preferred Securities are tendered for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank, trust company or other nominee having an office or correspondent in the United States. In all other cases, all signatures on Letters of Transmittal, and signatures on allonges, if any, accompanying Senior Notes, signatures on stock powers, if any, accompanying Trust Preferred Securities must be guaranteed by a recognized participant in the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (a “Medallion Signature Guarantor”).

4.         Special Payment and Special Delivery Instructions. Tendering Holders should indicate in the applicable box or boxes the name and address of the recipient to whom the Senior Notes and/or Trust Preferred Securities for principal amounts or liquidation amounts, as applicable, not tendered or not accepted for exchange, shares of Series B Preferred issued in exchange for validly tendered and accepted Senior Notes and/or Trust Preferred Securities, are to be issued or sent, if different from the name and address of the Holder signing this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification number or social security number (collectively, the “TIN”) of the person named must also be indicated and satisfactory evidence of the payment of transfer taxes or exemption therefrom must be submitted. If no instructions are given (a) delivery of the Series B Preferred issued in exchange for tendered Senior Notes and/or Trust Preferred Securities will be made to and (b) Senior Notes and/or Trust Preferred Securities not tendered or not accepted for exchange will be returned to the Holder. The Corporation has no obligation pursuant to the “Special Payment Instructions” box or “Special Delivery Instructions” box to transfer any Senior Notes and/or Trust Preferred Securities from the name of the Holder(s) thereof if the Corporation does not accept for exchange any of the principal amount of such Senior Notes or the liquidation amount of such Trust Preferred Securities or if the Holder(s) does not present satisfactory evidence of payment of any taxes that may be payable as a consequence of the payment or delivery requested by the Holder(s) completing the “Special Payment Instructions” and/or “Special Delivery Instructions” boxes.

5.  TIN and Backup Withholding. U.S. federal income tax law generally requires that a tendering Holder whose tendered Senior Notes and/or Trust Preferred Securities are accepted for exchange must provide the Corporation (as payor) with such Holder’s correct TIN, which, in the case of a Holder who is an individual, is generally such Holder’s social security number, or otherwise establish an exemption from backup withholding. If the Corporation is not provided with the correct TIN or an adequate basis for an exemption, such Holder may be subject to a $50 penalty imposed by the Internal Revenue Service (the “IRS”) and backup withholding in an amount equal to 28% of the amount of any reportable payments pursuant to the Exchange Offers. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

To prevent backup withholding, each tendering Holder that is a U.S. person must provide such Holder’s correct TIN by completing the Substitute Form W-9 set forth herein, certifying that the TIN provided is correct (or that such Holder is awaiting a TIN) and that (a) the Holder is exempt from backup withholding, (b) the Holder has not been notified by the IRS that such Holder is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified the Holder that such Holder is no longer subject to backup withholding. Such Holder must also certify that such Holder is a “U.S. person” as defined under the Internal

12

Revenue Code of 1986, as amended, and applicable Treasury regulations.

If a Holder that is a U.S. person does not have a TIN, such Holder should consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the “Guidelines”) for directions on applying for a TIN, write “Applied For” in the space for the TIN in Part I of the Substitute Form W-9 attached herein, and sign and date the Substitute Form W-9. If the Holder does not provide such Holder’s TIN to the Corporation by the date any reportable payments are due, the payments will be subject to backup withholding at a rate of 28%. Note: Writing “Applied For” on the form means that the Holder has already applied for a TIN or that such Holder intends to apply for one in the near future.

If the Senior Notes and/or Trust Preferred Securities are held in more than one name or are not in the name of the actual owner, consult the Guidelines for information on which TIN to report.

Exempt Holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt Holder that is a U.S. person should check the box titled “Exempt from backup withholding” after the name and address lines of Substitute Form W-9. See the Guidelines for additional directions. In order for a nonresident alien or foreign entity to qualify as exempt, such person must submit a completed applicable IRS Form W-8BEN, W-8ECI, W-8EXP or W-8IMY, as the case may be, signed under penalties of perjury attesting to such exempt status. Such form may be obtained from the Corporation or the IRS at its website: www.irs.gov.

6.  Transfer Taxes. The Corporation will pay all transfer taxes applicable to the exchange and transfer of Senior Notes and/or Trust Preferred Securities pursuant to the Exchange Offers, except if the delivery of the Series B Preferred is being made to, or if Senior Notes and/or Trust Preferred Securities not tendered or not accepted for payment are registered in the name of, any person other than the holder of Senior Notes and/or Trust Preferred Securities tendered thereby or Senior Notes and/or Trust Preferred Securities are credited in the name of any person other than the person(s) signing the Letter of Transmittal, as applicable; then, in such event, delivery and payment shall not be made unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

7.  Irregularities. All questions as to the form of all documents and the validity and eligibility (including time of receipt) and acceptance of tenders and withdrawals of Senior Notes and/or Trust Preferred Securities will be determined by the Corporation, in its sole discretion, which determination shall be final and binding. Alternative, conditional or contingent tenders will not be considered valid. The Corporation reserves the absolute right to reject any or all tenders of Senior Notes and/or Trust Preferred Securities that are not in proper form or the acceptance of which would, in the Corporation’s opinion, be unlawful. The Corporation also reserves the right to waive any defects, irregularities or conditions of tender as to particular Senior Note and/or Trust Preferred Securities. A waiver of any defect or irregularity with respect to the tender of one Senior Notes and/or Trust Preferred Security shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender of any other Senior Notes and/or Trust Preferred Securities except to the extent the Corporation may otherwise so provide. The Corporation’s interpretations of the terms and conditions of the Exchange Offers, including the instructions in this Letter of Transmittal, will be final and binding. No tender of Senior Notes and/or Trust Preferred Securities will be deemed to have been validly made until all defects or irregularities with respect to such Senior Notes and/or Trust Preferred Securities have been cured or waived by the Corporation. All tendering Holders, by execution of this Letter of Transmittal or a facsimile hereof, waive any right to receive notice of the acceptance of their Senior Notes and/or Trust Preferred Securities for exchange. None of the Corporation or any other person will be under any duty to give notice of any defects or irregularities in tenders of Senior Notes and/or Trust Preferred Securities or will incur any liability for failure to give any such notice.

8.  Waiver of Conditions. Subject to applicable law and the terms and conditions of the Exchange Offers, the Corporation reserves the absolute right, in its sole discretion, to amend or waive any of the conditions to the Exchange Offers in the case of any Senior Notes and/or Trust Preferred Securities tendered, in whole or in part, at any time and from time to time.

9.  Requests for Assistance or Additional Copies. Questions and requests for assistance relating to the procedures for tendering Senior Notes and/or Trust Preferred Securities and requests for additional copies of the Offering Memorandum and this Letter of Transmittal may be directed to the Corporation at the address and telephone numbers on the first page of this Letter of Transmittal.

13

TO BE COMPLETED BY ALL TENDERING U.S. HOLDERS OF SECURITIES

PAYER’S NAME: Capitol Bancorp Limited

SUBSTITUTE FORM W-9 DEPARTMENT OF THE TREASURY INTERNAL REVENUE SERVICE PAYER’S REQUEST FOR TAXPAYER IDENTIFICATION NUMBER (TIN)
PART I-Taxpayer Identification Number-
For all accounts, enter your taxpayer
identification number in the box at right.  (For
most individuals, this is your social security
number.  If you do not have a number, see
“Obtaining a Number” in the enclosed
Guidelines.)  Certify by signing and dating below.
Note: If the account is in more than one name,
see the chart in the enclosed Guidelines to
determine which number to give the payer.
Social security number Or ______________________ Employer identification number (If awaiting TIN write “Applied For”)

PART II-For Payees Exempt from Backup Withholding, see the enclosed Guidelines and complete as instructed therein.
-Under penalties of perjury, I certify that:
(1)    The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me),

(2)    I am not subject to backup withholding because: (a)I am exempt from backup withholding, or (b)I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c)the IRS has notified me that I am no longer subject to backup withholding, and

(3)    I am a U.S. person (including a U.S. resident alien).

Certificate Instructions-You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines.)

Signature:  ___________________________________  Date: ____________________________

Name (Please Print):

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY CONSIDERATION MADE TO YOU PURSUANT TO THIS OFFER.  PLEASE REVIEW THE ENCLOSED “GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9” FOR ADDITIONAL DETAILS.

NOTE: YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING A TAXPAYER IDENTIFICATION NUMBER.

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CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (2) I intend to mail or deliver an application in the near future.  I understand that if I do not provide a taxpayer identification number the specified rate of all consideration made to me shall be retained until I provide a taxpayer identification number and that, if I do not provide my taxpayer identification number within 60 days, such retained amounts shall be remitted to the Internal Revenue Service as backup withholding and the specified rate of all reportable consideration made to me thereafter will be withheld and remitted to the Internal Revenue Service until I provide a taxpayer identification number.

Signature	Date

Guidelines for Determining the Proper Identification Number to Give the Payer.  Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000.  Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000.  The table below will help determine the number to give the Corporation.
For this type of account:	Give the TAXPAYER IDENTIFICATION number of:	For this type of account:	Give the TAXPAYER IDENTIFICATION number of:
1. An individual’s account	The individual	7. A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative of trustee unless the legal entity itself is not designated in the account title) (4)

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)	8. Corporation or LLC electing corporate status on Form 8831 account	The corporation

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)	9. Association, club, religious, charitable, education, or other tax exempt organization account	The organization

4. a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee (1)	10. Partnership or multimember LLC not electing corporate status on Form 8832 account	The partnership

b. So-called trust account that is not a legal or valid trust under state law	The actual owner (1)	11. A broker or registered nominee	The broker or registered nominee

5. Sole proprietorship account or single owner limited liability company (“LLC”)	The owner (3)	12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

6. Disregarded entity not owned by an individual	The owner

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)
You must show your individual name and you may also enter your business or “DBA” name on the “Business Name” line.  You may use either your social security number or employer identification number (if you have one).  If you are a sole proprietor, the IRS encourages you to use your social security number.

(4)
List first and circle the name of the legal trust, estate, or pension trust.  Note: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5; Application for a Social Security Number Card, Form W-7, Application for an IRS Individual Taxpayer Identification Number, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service, from www.irs.gov or by calling 1-800-TAX-FORM and apply for a number.

Payees Exempt From Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

•
An organization exempt from tax under section 501 (a) of the Internal Revenue Code of 1986, as amended (the “Code”), an individual retirement arrangement (“IRA”), or a custodial account under section 403(b)(7) of the Code if the account satisfies the requirements of section 401(f)(2) of the Code.

•	The United States or any of its agencies or instrumentalities.

•	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

•	A foreign government, or any of its political subdivisions, agencies, or instrumentalities.

•	An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include the following:

•	A corporation.

•	A foreign central bank of issue.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A real estate investment trust.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A common trust fund operated by a bank under section 584(a) of the Code.

•	A financial institution.

•	A middleman known in the investment community as a nominee or custodian.

•	A trust exempt from tax under section 664 of the Code or described in section 4947 of the Code.

Payments of interest not generally subject to backup withholding include the following:

•
Payments of interest on obligations issued by individuals.  Note:  You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments described in section 6049(b)(5) of the Code to non-resident aliens.

•	Payments made by certain foreign organizations.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding.  ENTER YOUR NAME (as described above), CHECK THE APPROPRIATE BOX FOR YOUR STATUS, CHECK THE BOX TITLED “EXEMPT FROM BACKUP WITHHOLDING,” SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding.  For details, see the regulations under sections 6041, 6041A(a), 6042, 6045, 6049, 6050A, and 6050N of the Code.

Privacy Act Notice—Section 6109 of the Code requires most recipients to provide your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA.  The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return.  The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws.  The IRS may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold % of taxable interest, dividends, and certain other payments to a payee who does not give a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1)  Penalties for Failure to Furnish Taxpayer Identification Number—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not due to willful neglect.

(2)  Civil Penalty for False Information With Respect to Withholding—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)  Criminal Penalty for Falsifying Information—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4)  Misuse of Taxpayer Identification Number—If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

ANNEX D

Amended and Restated Articles of Incorporation of Capitol Bancorp Ltd.
(including Certificate of Designations of Series A Preferred Stock)

MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS BUREAU OF COMMERCIAL SERVICES
Date Received	(FOR BUREAU USE ONLY) This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name Phillip D. Torrence Honigman Miller Schwartz and Cohn LLP
Address 350 East Michigan Avenue, Suite 300
City State Zip Code Kalamazoo Michigan 49007	EFFECTIVE DATE:

Document will be returned to the name and address you enter above
If Left Blank Document Will Be Mailed To The Registered Office.

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
CAPITOL BANCORP LTD.

Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Amended and Restated Articles of Incorporation:

1.           The present name of the corporation is Capitol Bancorp Ltd.

2.           The identification number assigned by the bureau is 246688.

3.           The date of filing the original Articles of Incorporation was November 27, 1985.

The following Amended and Restated Articles of Incorporation supersede the Articles of Incorporation and shall be the Articles of Incorporation of Capitol Bancorp Ltd.:

ARTICLE I.
Name

The name of this corporation is Capitol Bancorp Ltd. (the “Corporation”).

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF CAPITOL BANCORP LTD. - 1

ARTICLE II.
Purpose

The purpose or purposes for which the Corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Michigan Business Corporation Act, as amended (the “Act”), and specifically, but not in limitation of the foregoing, to be a bank holding company under the Bank Holding Company Act of 1956, as amended, and to engage in, or acquire an interest in other companies which engage in, activities closely related to banking as such activities are defined by the Board of Governors of the Federal Reserve System.

ARTICLE III.
Registered Office and Resident Agent

The street and mailing address of the registered office is Capitol Bancorp Center, 200 Washington Square North, Lansing, Michigan 48933.  The name of the resident agent at the registered office is Cristin Reid.

ARTICLE IV.
Authorized Stock and Relative Rights

A.  The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Twenty Million, Two Hundred Thousand (20,200,000) shares consisting of (i) Two Hundred Thousand (200,000) shares of Preferred Stock, no par value per share (the “Preferred Stock”) and (ii) Twenty Million (20,000,000) shares of Common Stock, no par value per share (the “Common Stock”).

B.  The Common Stock shall be divided into three classes.  Five Million (5,000,000) shares of Common Stock shall be designated as Class A Common Stock (“Class A Common”).  The Class A Common shall have 4.1932 votes per share, and each share of Class A Common shall be equal to every other share of Class A Common.  Ten Million (10,000,000) of Common Stock shall be designated as Class B Common Stock (“Class B Common”).  The Class B Common shall have one (1) vote per share, and each share of Class B Common shall be equal to every other share of Class B Common.  Except with respect to voting power, the Class A Common and Class B Common shall in all respects carry the same rights and privileges (including in respect of distributions upon any dissolution, liquidation or winding up of the Corporation) and be treated the same (including in any merger, consolidation, share exchange or other similar transaction). Five Million (5,000,000) shares of Common Stock shall be designated as Class C Redeemable Common Stock (“Class C Redeemable Common”).  The Class C Redeemable Common shall have 0.1469 of a vote per share and shall be redeemable in accordance with Section C below.  Except with respect to voting power, dividends and redemption rights described below, the Class C Redeemable Common, the Class A Common and Class B Common shall in all respects carry the same rights and privileges (including in respect of distributions upon any dissolution, liquidation or winding up of the Corporation) and be treated the same (including in any merger, consolidation, share exchange or other similar transaction).

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF CAPITOL BANCORP LTD. - 2

C.  The Class C Redeemable Common is not subject to any mandatory redemption, sinking fund or other similar provisions.  The Class C Redeemable Common is not redeemable prior to the fourth (4th) anniversary of the issuance date of such Class C Redeemable Common and will not be redeemable by the Corporation after such date unless dividends payable on shares of the Preferred Stock have been declared and paid in full to the holders of such Preferred Stock. On and after that date, the Class C Redeemable Common will be redeemable at the option of the Corporation, in whole or in part (in accordance with the language below), at the Redemption Price (as defined below) for each share.  Holders of the Class C Redeemable Common will have no right to require the redemption or repurchase of the Class C Redeemable Common.

The Corporation shall only be entitled to partially redeem the Class C Redeemable Common of a holder provided that the Corporation makes such payment without reduction for withholding taxes.  If the Corporation is required under applicable law to withhold tax on a payment to a Class C Redeemable holder, the Corporation shall be entitled to undertake such partial redemption provided that the holder receives, taking into account such withholding, the amount to which it would be entitled if such withholding requirement did not apply.

So long as any share of the Class C Redeemable Common remains outstanding, unless as to a dividend payment date holders of the Class C Redeemable Common receive cash dividends equal to ninety-five percent (95%) of all of the cash dividends declared and paid on any of the Common Stock for such dividend period have been declared and paid or declared and a sum sufficient for the payment of those dividends declared on the Class C Redeemable Common has been set aside for the dividend period then ending, the Corporation will not, during such dividend period, declare or pay any dividend on (other than with respect to a 382 Rights Plan), make any distributions relating to any Common Stock, junior securities or parity securities of the Corporation.  At no time while any share of the Class C Redeemable Common remains outstanding will the Corporation redeem, purchase, acquire or make a liquidation payment relating to, any Common Stock (except with respect to a liquidation payment), junior securities or parity securities of the Corporation or make any guarantee payment with respect thereto, other than:

(i)           purchases, redemptions or other acquisitions of shares of the Corporation’s securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

(ii)           purchases of shares of the Common Stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan;

(iii)           as a result of an exchange or conversion of any class or series of the Corporation’s for any other class or series of the Corporation’s securities (provided that such exchange or conversion shall not result in the exchange of securities pari passu or junior to the Class C Redeemable for securities senior to Class C Redeemable); or

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF CAPITOL BANCORP LTD. - 3

(iv)           the purchase of fractional interests in shares of Corporation’s securities pursuant to the conversion or exchange provisions of the Corporation’s securities or the security being converted or exchanged.

The foregoing restriction, however, will not apply to (i) any of the rights of the Preferred Stock (unless expressly provided for in the terms of such Preferred Stock) or (ii) any of the Corporation’s securities dividends paid by the Corporation where the dividend stock being paid is the same stock as that on which the dividend is being paid or involves a distribution of capital stock of, or similar equity interests in, a subsidiary or other business unit of the Corporation.

If any shares of the Class C Redeemable Common are to be redeemed the following provisions set forth the procedures for redemption of the Class C Redeemable Common:

(i)           A notice of redemption (which may be contingent upon the occurrence of a future event) shall be mailed, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, addressed to the holders of record of the Class C Redeemable Common at their addresses as they appear on the Corporation’s stock transfer records. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any shares of the Class C Redeemable Common except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Class C Redeemable Common may be listed or admitted to trading, each notice shall state: (A) the Redemption Date; (B) the Redemption Price; (C) the number of shares of Class C Redeemable Common to be redeemed and, if fewer than all the shares of Class C Redeemable Common held by such holder are to be redeemed, the number of such shares of Class C Redeemable Common to be redeemed from such holder; (D) the place or places where the certificates, if any, evidencing the shares of Class C Redeemable Common are to be surrendered for payment of the redemption price; and (E) that dividends on the shares of Class C Redeemable Common to be redeemed will cease to accrue on such redemption date except as otherwise provided herein.

(ii)           If fewer than all the outstanding shares of the Class C Redeemable Common are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata (as nearly as practicable without creating fractional shares) or by any other equitable method the Corporation may choose.

(iii)           At its election, the Corporation, prior to a Redemption Date, may irrevocably deposit the Redemption Price (including declared and unpaid dividends to the Redemption Date, if any) of the Class C Redeemable Common so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Class C Redeemable Common to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid dividends to the redemption date). Subject to applicable escheat laws, any monies so deposited which remain unclaimed by the holders of the Class C Redeemable Common at the

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF CAPITOL BANCORP LTD. - 4

end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.

Each holder of the Class C Redeemable Common shall, upon request of the Corporation, furnish the Corporation information as to such holder’s actual and constructive ownership for tax purposes of any of the Corporation’s stock that is reasonably relevant to the Corporation’s determination of whether withholding is required under applicable law; provided that if the holder does not furnish the Corporation such information within sixty (60) days of the Corporation’s request, then the holder shall be deemed to have represented that it does not actually or constructively own for tax purposes stock in the Corporation other than the Class C Redeemable Common that it received on the effective date of the original issuance of the Class C Redeemable Common.  For purposes of clarity, each holder of the Class C Redeemable Common shall timely provide all tax forms to the Corporation that are relevant to the determination of whether tax withholding is required.  In the event that the Corporation determines, after any partial redemption from a holder, that withholding was required with respect to a payment to that holder, then the Corporation shall be entitled to withhold amounts on any subsequent payments to which that holder would otherwise be entitled as a result of its ownership of such stock.

For purposes of this Section C, the following definitions shall apply:

“382 Rights Plan” means a shareholder rights plan designed to preserve the utilization of tax benefits and assets and the associated declaration, issuance and exercise of related securities (including rights and shares of a new series of junior participating preferred stock).

“Calculation Date” means the last day of the fiscal quarter immediately preceding the Redemption Date.

“Plan Adjustment Value” means the greater of (A) zero (0), and (B) Fifty Million Dollars ($50,000,000) minus the result obtained by multiplying (i) Tangible Net Asset Value as of the Plan Calculation Date by (ii) the result of dividing (a) the total number of shares of Class C Redeemable Common issued and outstanding as of the Plan Calculation Date by (b) the total number of shares of Class A Common, Class B Common and Class C Redeemable Common issued and outstanding as of the Plan Calculation Date.

“Plan Calculation Date” means the first business day on which all conditions to the Corporation’s Joint Plan of Reorganization’s (the “Plan”) confirmation and effectiveness of the Plan in Article IX of the Plan have been satisfied or waived and on which the Plan is consummated.

“Redemption Date” means any date specified by the Corporation that is at least four (4) years after the date of issuance of the Class C Redeemable Common and noticed to the holders of Class C Redeemable Common at least ten (10) days in advance of such redemption.

“Redemption Price” shall equal the greater of (i) Fifty Million Dollars ($50,000,000) divided by the number of shares of Class C Redeemable Common issued and outstanding as of the Plan Calculation Date, and (ii) the sum of (a) the Tangible Net Asset Value (as defined

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below) of the Corporation as of the Calculation Date divided by the total number of shares of Class A Common, Class B Common and Class C Redeemable Common issued and outstanding as of the Calculation Date, and (b) the Plan Adjustment Value divided by the number of shares of Class C Redeemable Common issued and outstanding as of the Plan Calculation Date.

“Tangible Net Asset Value” means total assets minus (i) intangible assets, (ii) deferred tax assets, (iii) the aggregate liquidation value of the issued and outstanding Preferred Stock and (iv) total liabilities, in each case, calculated by the Corporation on a consolidated basis in accordance with generally accepted accounting principles (“GAAP”).  For the avoidance of doubt and notwithstanding any provision of GAAP to the contrary, Tangible Net Asset Value shall be calculated net of goodwill and deposit premiums.

D.  The shares of the Preferred Stock may be divided into and issued in one or more series.  The Board of Directors is hereby authorized to cause the Preferred Stock to be issued from time to time in one or more series, with such designations and such relative voting, dividend, liquidation and other rights, preferences and limitations, as shall be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board of Directors.  The Board of Directors is expressly authorized to adopt such resolutions or resolutions and issue such stock from time to time as it may deem desirable

E.  Notwithstanding anything herein to the contrary, the Corporation shall not issue nonvoting capital stock to the extent prohibited by section 1123 of the Bankruptcy Code; provided, however, that this Section E: (a) will have no further force and effect beyond that required under section 1123 of the Bankruptcy Code, (b) will have such force and effect only for so long as section 1123 of the Bankruptcy Code is in effect and applicable to the Corporation and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect. This Section E shall be of no further force and effect 30 days following the effective date of the Corporation’s bankruptcy plan.

ARTICLE V.
Compromise, Arrangement or Plan of Reorganization

When a compromise or arrangement or a plan of reorganization of the Corporation is proposed between the Corporation and its creditors or any class of them or between the Corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of the Corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or a class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs.  If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of the Corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on the Corporation.

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ARTICLE VI.
Shareholder Action by Written Consent

A.  Any action required or permitted by the Act to be taken at an annual or special meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted.   No action by written consent of holders of less than all the outstanding shares entitled to vote on such action shall be effective unless the proposed action shall have been approved by the Board of Directors of the Corporation before the consent of shareholders is executed.

B.  In order that the Corporation’s shareholders shall have an opportunity to receive and consider the information germane to an informed judgment as to whether to give a written consent, any corporate action to be taken by written consent shall not be effective until, and the shareholders of the Corporation shall be able to give or revoke written consents for, at least twenty (20) days from the date of the commencement of a solicitation (as such term is defined in Rule 14a-1(l) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of consents, other than corporate action by written consent taken pursuant to solicitations of not more than ten (10) persons.  For purposes of this Article VI, a consent solicitation shall be deemed to have commenced when a proxy statement or information statement containing the information required by law is first furnished to the Corporation’s shareholders.

C.  Consents to corporate action shall be valid for a maximum of sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 407 of the Act.  Consents may be revoked by written notice (i) to the Corporation, (ii) to the shareholder or shareholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the Corporation (the “Soliciting Shareholders”), or (iii) to a proxy solicitor or other agent designated by the Corporation or the Soliciting Shareholders.

D.  Notwithstanding the foregoing, if independent counsel to the Corporation delivers to the Corporation a written opinion stating, or a court of competent jurisdiction determines, that this Article VI, or any portion thereof, is illegal with respect to any corporate action to be taken by written consent for which a consent has theretofore been delivered to the Corporation, in the manner provided in Section 407 of the Act, whether prior or subsequent to the date of the adoption of this Article VI, then this Article VI, or such portion thereof, as the case may be, shall after the date of such delivery of such opinion or such determination be null and void and of no effect with respect to any other corporate action to be taken by written consent.

E.  Within 3 business days after receipt of the earliest dated consent delivered to the Corporation in the manner provided in Section 407 of the Act or the determination by the Board of Directors of the Corporation that the Corporation should seek corporate action by written consent, as the case may be, the Secretary of the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the

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validity of the consents and revocations.  The cost of retaining inspectors of election shall be borne by the Corporation.

F.  Consents and revocations shall be delivered to the inspectors upon receipt by the Corporation, the Soliciting Shareholders or their proxy solicitors or other designated agents.  As soon as consents and revocations are received, the inspectors shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents.  The inspectors shall keep such count confidential and shall not reveal the count to the Corporation, the Soliciting Shareholders or their representatives or any other entity.  As soon as practicable after the earlier of (i) sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 407 of the Act or (ii) a written request therefor by the Corporation or the Soliciting Shareholders (whichever is soliciting consents) (which request may be made no earlier than twenty (20) days after the commencement of the applicable solicitation of consents, except in the case of corporate action by written consent taken pursuant to solicitations of not more than ten (10) persons), notice of which request shall be given to the party opposing the solicitation of consents, if any, which request shall state that the Corporation or Soliciting Shareholders, as the case may be, have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified in the consents has been received in accordance with the Act, these Amended and Restated Articles of Incorporation and the Bylaws of the Corporation, the inspectors shall issue a preliminary report to the Corporation and the Soliciting Shareholders stating:  (i) the number of valid consents; (ii) the number of valid revocations; (iii) the number of valid and unrevoked consents; (iv) the number of invalid consents; (v) the number of invalid revocations; (vi) whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents.

G.  Unless the Corporation and the Soliciting Shareholders shall agree to a shorter or longer period, the Corporation and the Soliciting Shareholders shall have forty-eight (48) hours to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors.  If no written notice of an intention to challenge the preliminary report is received within forty-eight (48) hours after the inspectors’ issuance of the preliminary report, the inspectors shall issue to the Corporation and the Soliciting Shareholders their final report containing the information from the inspectors’ determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize and take the action specified in the consents.  If the Corporation or the Soliciting Shareholders issue written notice of an intention to challenge the inspectors’ preliminary report within forty-eight (48) hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable.  A transcript of the challenge session shall be recorded by a court reporter.  Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the Soliciting Shareholders and the Corporation, which report shall contain the information included in the preliminary report, plus all changes in the vote totals as a result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents.  A copy of the final report of the inspectors shall be included in the book in which the proceedings of meetings of shareholders are recorded.

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ARTICLE VII.
Business At Annual Meetings

A.  At an annual meeting of the shareholders of the Corporation, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder.

B.  For business to be properly brought before an annual meeting by a shareholder, if such business relates to the election of directors of the Corporation, the procedures in Article VIII of these Amended and Restated Articles of Incorporation must be complied with.  If such business relates to any other matter, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a shareholder’s notice must be delivered by mail or electronic transmission to the Secretary and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred eighty (180) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided however that in the event that the annual meeting is called for a date that is not within twenty (20) days before or after such anniversary date, such notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting is mailed, transmitted electronically, or public disclosure of the date of the annual meeting is made, whichever first occurs.

C.  A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting containing all material information relating thereto and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, (c) the number of shares of the Corporation which are owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Article VII.

D.  The officer presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article VII, and if he or she should so determine, the presiding officer shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

E.  Notwithstanding the foregoing provisions of this Article VII, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholders’ meeting, shareholders must provide notice as required by the regulations promulgated under the Exchange Act.

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ARTICLE VIII.
Board of Directors

A.  Authority and Size of Board.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  The number of directors of the Corporation that shall constitute the Board of Directors shall be determined from time to time by resolution adopted by the affirmative vote of:

1.  At least eighty percent (80%) of the Board of Directors, and

2.  A majority of the Continuing Directors (as hereinafter defined).

B.  Classification of Board and Filling of Vacancies.  Subject to applicable law, the directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively with each class to be as nearly equal in number as possible.  The term of office of the initial Class I directors shall expire at the first regularly-scheduled annual meeting of the shareholders held in 2013, the term of office of the initial Class II directors shall expire at the annual meeting of the shareholders held in 2014, and the term of office of the initial Class III directors shall expire at the annual meeting of the shareholders held in 2015.  At each succeeding annual meeting of shareholders, directors shall be elected for a term that will expire at the third annual meeting of shareholders following such annual meeting to succeed the directors of the class whose terms expire at such annual meeting and until their successors shall be duly elected and qualified or their resignation or removal.  Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the Continuing Directors (as hereinafter defined) and an eighty percent (80%) majority of all of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which the director was chosen and until his or her successor shall be duly elected and qualified or his resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.  The initial size of the Board of Directors of the Corporation shall be twelve (12) directors split equally between Class I, Class II and Class III.  One vacancy in each class shall remain open until the annual meeting of shareholders of the Corporation to be held within the ninety (90) days following the effective date of these Amended and Restated Articles of Incorporation (the “First Annual Meeting”).  Additionally, one incumbent director from each of the three classes of directors shall be up for election at First Annual Meeting.

C.  Removal of Directors.  Notwithstanding any other provisions of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law or by these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation), any one or more directors of the Corporation may be removed at any time, with or without cause, but only by either (i) the affirmative vote of a majority of the Continuing Directors (as herein defined) and at least eighty percent (80%) of the Board of Directors or (ii) the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of at least eighty percent (80%) of the

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voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”) voting together as a single class.

D.  Certain Definitions.  For the purposes of this Article VIII:

1.  A “person” shall mean any individual, firm, corporation or other entity.

2.  “Interested Shareholder” shall mean any person, other than the Corporation or any Subsidiary, who or which:

(a)  is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding Voting Stock; or

(b)  is an Affiliate of the Corporation and at any time within the two (2) year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding Voting Stock; or

(c)  is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two (2) year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

3.  “Beneficial owner”  shall have the respective meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

4.  For the purposes of determining whether a person is an Interested Shareholder pursuant to item 2 of this Section D, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of item 2 of this Section D but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

5.  “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date this Article VIII of these Amended and Restated Articles of Incorporation is filed with the Corporation Division, Bureau of Commercial Services of the Michigan Department of Energy, Labor and Economic Growth.

6.  “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in item 2 of this Section D, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

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7.  “Continuing Director” means any member of the Board of Directors who is unaffiliated with any Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board of Directors.

E.  Powers of Continuing Directors.  A majority of the Continuing Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VIII, including without limitation (i) whether a person is an Interested Shareholder, (ii) the number of shares of Voting Stock beneficially owned by any person and (iii) whether a person is an Affiliate or Associate of another; and the good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article VIII.

F.  Nominations.

(a)  Nominations for election to the Board of Directors at a meeting of shareholders may be made by the Board of Directors or by a committee thereof, or by any shareholder of the Corporation entitled to vote for the election of directors at such meeting.  Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered, transmitted electronically, or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation, and received in the case of an annual meeting, not less than one hundred twenty (120) days nor more than one hundred eighty (180) days prior to the anniversary date of the immediately preceding annual meeting of the shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty (20) days before or after such anniversary date, such notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting is mailed, transmitted electronically, or public disclosure of the date of the annual meeting is made, whichever first occurs. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder of the Corporation may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of such special meeting, if the shareholder’s notice required by this Section F shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which such notice of the date of the special meeting is mailed, transmitted electronically, or public disclosure of the date of the special meeting is made, whichever first occurs. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described in this Section F.  Nominations for election to the Board of Directors at the First Annual Meeting must be received by the Corporation from shareholders of the Corporation in writing delivered, transmitted electronically, or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation

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not more than thirty (30) days after the effective date of these Amended and Restated Articles of Incorporation.

(b)  Such notice shall set forth (i) as to each proposed nominee (1) the name, date of birth, business address, and residence address of such nominee, (2) the principal occupation or employment of such nominee during the past five years, (3) the number of shares of stock of the Corporation which are beneficially owned by such nominee, and (4) any other information concerning such nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to be named as a nominee and to serve as a director if elected), and (ii) as to the shareholder giving the notice (1) the name and address of such shareholder, as they appear on the Corporation’s books, (2) the class or classes and number(s) of shares of the Corporation which are beneficially owned by such shareholder, (3) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, and (4) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Article VIII.  The officer presiding over a meeting of shareholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, the presiding officer shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE IX.
Limitation of Liability

A.  Indemnification of Directors and Officers: Claims by Third Parties.  The Corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, indemnify a director or officer (an “Indemnitee”) who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the

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Corporation or its shareholders, and with respect to a criminal action or proceeding, if the Indemnitee had no reasonable cause to believe his or her conduct was unlawful.  The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

B.  Indemnification of Directors and Officers: Claims brought by Right of the Corporation.  The Corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, indemnify an Indemnitee who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with the action or suit, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders.  Indemnification shall not be made under this Section B for a claim, issue, or matter in which the Indemnitee has been found liable to the Corporation except to the extent authorized in Section D of this Article IX.

C.  Actions Brought by the Indemnitee.  Notwithstanding the provisions of Sections A and B of this Article IX, the Corporation shall not be required to indemnify an Indemnitee in connection with an action, suit, proceeding or claim (or part thereof) brought or made by such Indemnitee except as otherwise provided herein with respect to the enforcement of this Article IX, unless such action, suit, proceeding or claim (or part thereof) was authorized by the Board of Directors of the Corporation.

D.  Approval of Indemnification.  Except as otherwise provided in Section F of this Article IX, indemnification under Sections A and B of this Article IX, unless ordered by the court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in Sections A and B of this Article IX, as the case may be, and upon an evaluation of the reasonableness of expenses and amounts paid in settlement.  This determination and evaluation shall be made in any of the following ways:

1.  By a majority vote of a quorum of the Board of Directors consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

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2.  If a quorum cannot be obtained in item 1, by majority vote of a committee duly designated by the Board of Directors and consisting solely of two (2) or more directors not at the time parties or threatened to be made parties to the action, suit or proceeding.

3.  By independent legal counsel in a written opinion, which counsel shall be selected in one (1) of the following ways:

(a)  By the Board of Directors or its committee in the manner prescribed in items 1 or 2; or

(b)  If a quorum of the Board of Directors cannot be obtained under item 1 and a committee cannot be designated under item 2, by the Board of Directors.

4.  By all independent directors (if any directors have been designated as such by the Board of Directors or shareholders of the Corporation) who are not parties or threatened to be made parties to the action, suit, or proceeding.

5.  By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

E.  Advancement of Expenses.  The Corporation shall pay or reimburse the reasonable expenses incurred by an Indemnitee who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if all of the following apply:

1.  The Indemnitee furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct, if any, required by the Act for the indemnification of a person under the circumstances.

2.  The Indemnitee furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the applicable standard of conduct, if any, required by the Act for the indemnification of a person under the circumstances.

3.  A determination is made that the facts then known to those making the determination would not preclude indemnification, if any, required by the Act for the indemnification of a person under the circumstances.

The undertaking required by item 2 must be an unlimited general obligation of the Indemnitee but need not be secured and may be accepted without reference to the financial ability of the person to make repayment.  Determinations and evaluations of reasonableness of payments under this Section E shall be made in the manner specified in Section D of this Article IX.

F.  Court Approval.  An Indemnitee who is a party or threatened to be made a party to an action, suit, or proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.  On receipt of an application, the court

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after giving any notice it considers necessary may order indemnification if it determines that the Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the applicable standard of conduct set forth in Sections A and B of this Article IX or was adjudged liable as described in Section A of this Article IX, but if he or she was adjudged liable, his or her indemnification is limited to reasonable expenses incurred.

G.  Partial Indemnification.  If an Indemnitee is entitled to indemnification under Sections A and B of this Article IX for a portion of expenses, including reasonable attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the Corporation shall indemnify the Indemnitee for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the Indemnitee is entitled to be indemnified.

H.  Article Provision Eliminating or Limiting Director Liability. The Corporation shall indemnify a director for the expenses and liabilities described in this Article IX without a determination that the director has met the standard of conduct set forth in Sections A and B of this Article IX, but no indemnification may be made except to the extent authorized in Section 564c of the Act if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the Corporation or its shareholders, violated Section 551 of the Act, or intentionally committed a criminal act.  In connection with an action or suit by or in the right of the Corporation as described in Section B of this Article IX, indemnification under this Article IX shall be for expenses, including attorneys’ fees, actually and reasonably incurred.  In connection with an action, suit, or proceeding other than an action, suit, or proceeding by or in the right of the Corporation, as described in Section A of this Article IX, indemnification under this Article IX shall be for expenses, including attorneys’ fees, actually and reasonably incurred, and for judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred.

I.  Indemnification of Employees and Agents.  Any person who is not covered by the foregoing provisions of this Article IX and who is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, may be indemnified to the fullest extent authorized or permitted by the Act or other applicable law, as the same exists or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, but in any event only to the extent authorized at any time or from time to time by the Board of Directors.

J.  Other Rights of Indemnification.  The indemnification or advancement of expenses provided under Sections A through G of this Article IX is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, bylaws, or a contractual agreement.  The total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.  The indemnification provided for in Sections A through G of this Article IX continues as to a person

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who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, personal representatives, and administrators of the person.

K.  Definitions.  “Other enterprises” shall include employee benefit plans; “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and “serving at the request of the Corporation” shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, the director, officer, employee or agent with respect to an employee benefit plan, its participants or its beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner “not opposed to the best interests of the Corporation or its shareholders” as referred to in Sections A and B of this Article IX.

L.  Liability Insurance.  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify him or her against liability under the pertinent provisions of the Act.

M.  Enforcement.  If a claim under this Article IX is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, a committee thereof, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the Act nor an actual determination by the Corporation (including its Board of Directors, a committee thereof, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

N.  Contract with the Corporation.  The right to indemnification conferred in this Article IX shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article IX is in effect, and any repeal or modification of this Article IX shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding

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theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

O.  Application to a Resulting or Surviving or Constituent Corporation.  The definition for “corporation” found in Section 569 of the Act, as the same exists or may hereafter be amended is, and shall be, specifically excluded from application to this Article IX.  The indemnification and other obligations set forth in this Article IX of the Corporation shall be binding upon any resulting or surviving corporation after any merger or consolidation with the Corporation.  Notwithstanding anything to the contrary contained herein or in Section 569 of the Act, no person shall be entitled to the indemnification and other rights set forth in this Article IX for acting as a director or officer of another corporation prior to such other corporation entering into a merger or consolidation with the Corporation.

P.  Severability.  Each and every paragraph, sentence, term and provision of this Article IX shall be considered severable in that, in the event a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining paragraphs, sentences, terms, or provisions shall not be affected, and this Article IX shall be construed in all respects as if the invalid or unenforceable matter had been omitted.

Any repeal, amendment or other modification of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, amendment or other modification.  If the Act is amended after this Article IX becomes effective, to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the Act as so amended.

ARTICLE X.
Amendment

Notwithstanding anything contained in these Amended and Restated Articles of Incorporation to the contrary, the affirmative vote of at least 80% of the outstanding shares of Voting Stock, voting as a single class, shall be required to amend or repeal Article V, Article VII, Article VIII, Article IX, Article X, or Article XI of these Articles of Incorporation or to adopt any provision inconsistent therewith, unless, such amendment or repeal or inconsistent provision has been recommended for approval by at least 80% of all directors then holding office and by a majority of the Continuing Directors. The term “Continuing Directors” is defined in Article VIII.

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ARTICLE XI.
Restrictions on Transfer

A.  Definitions. For purposes of this Article XI, the following terms shall have the following meanings:

1.  “Agent” shall mean an agent designated by the Board of Directors of the Corporation (which may be an officer of the Corporation).

2.  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

3.  “Corporation Securities” shall mean (i) shares of the Corporation’s common stock, (ii) shares of the Corporation’s preferred stock (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (within the meaning of Treasury Regulation Section 1.382-4(d)(9)) to purchase stock of the Corporation (other than preferred stock described in Section 1504(a)(4) of the Code), and (iv) any other interests that would be treated as “stock” of the Corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18), or any successor provision.

4.  “Effective Date” shall mean _____, 2012.

5.  “Excess Securities” shall mean the Corporation Securities which are the subject of the Prohibited Transfer.

6.  “Five-Percent Shareholder” shall mean (i) a Person or group of Persons that is identified as a “5-percent shareholder” of the Corporation pursuant to Treasury Regulation Section 1.382-2T(g) or (ii) a Person that is a “first tier entity” or “higher tier entity” (as such terms are defined in Section 1.382-2T(f) of the Treasury Regulations) of the Corporation if that Person has a “public group” or individual, or a “higher tier entity” if that Person has a “public group” or individual, that is treated as a “5-percent shareholder” of the Corporation pursuant to Section 1.382-2T(g) of the Treasury Regulations.

7.  “Percentage Stock Ownership” shall mean the percentage stock ownership interest as determined in accordance with Treasury Regulation Sections 1.382-2(a)(3), 1.382-2T(g), (h), (j) and (k), 1.382-3(a), and 1.382-4(d); provided, however, that for the sole purpose of determining the percentage stock ownership of any entity (and not for the purpose of determining the percentage stock ownership of any other Person), Corporation Securities held by such entity shall not be treated as no longer owned by such entity pursuant to Treasury Regulation Section 1.382-2T(h)(2)(i)(A).

8.  “Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust, plan, syndicate, estate, association, joint venture or similar organization, other entity, or group of persons making a “coordinated acquisition” of Corporation Securities or otherwise treated as an “entity” within the meaning of Treasury Regulation Section 1.382-3(a)(1) or otherwise, and includes, without limitation, an

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unincorporated group of persons who, by formal or informal agreement or arrangement (whether or not in writing), have embarked on a common purpose or act, and also includes any successor (by merger or otherwise) of any such individual or entity.

9.  “Plan” shall mean the Tax Benefits Preservation Plan dated July 21, 2011.

10.  “Prohibited Distributions” shall mean any dividends or other distributions that were paid by the Corporation and received by a Purported Transferee with respect to the Excess Securities.

11.  “Prohibited Transfer” shall mean any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article XI.

12.  “Purported Transferee” shall mean the purported transferee of a Prohibited Transfer.

13.  “Restriction Release Date” shall mean the earliest of (i) the repeal of Section 382 of the Code (and any comparable successor provision) or (ii) the earlier of (A) the day that is forty-five (45) days after the second anniversary of the Effective Date pursuant to the Plan and (B) the earliest date on which the Board of Directors determines that (1) an ownership change (within the meaning of Section 382 of the Code) would not result in a substantial limitation on the ability of the Corporation (or a direct or indirect subsidiary of the Corporation) to use otherwise available Tax Benefits, or (2) no significant value attributable to the Tax Benefits would be preserved by continuing the Transfer restrictions herein.

14.  “Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any “net unrealized built-in loss” within the meaning of Section 382 of the Code, of the Corporation or any direct or indirect subsidiary thereof.

15.  “Transfer” shall mean, subject to the last sentence of this definition, any direct or indirect sale, acquisition, transfer, assignment, conveyance, pledge, or other disposition. A Transfer also shall include the creation or grant of an option (within the meaning of Treasury Regulation Section 1.382-4(d)(9)) other than the grant of an option by the Corporation or the modification, amendment or adjustment of an existing option granted by the Corporation. A Transfer shall not include an issuance or grant of Corporation Securities by the Corporation, the modification, amendment or adjustment of an existing option by the Corporation and the exercise by an employee of the Corporation of any option to purchase Corporation Securities granted to such employee pursuant to contract or any stock option plan or other equity compensation plan of the Corporation.

16.  “Treasury Regulation” shall mean the income tax regulations (whether temporary, proposed or final) promulgated under the Code and any successor regulations. References to any subsection of such regulations include references to any successor subsection thereof.

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B.  Restrictions on Transfer. In order to preserve the Tax Benefits, subject to Section C of this Article XI, any attempted Transfer of Corporation Securities prior to the Restriction Release Date, or any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person or group of Persons shall become a Five-Percent Shareholder or (ii) the Percentage Stock Ownership interest in the Corporation of any Five-Percent Shareholder shall be increased. Notwithstanding the foregoing, nothing in this Article XI shall prevent a Person from Transferring Corporation Securities to a new or existing public group of the Corporation, as defined in Treasury Regulation Section 1.382-2T(f)(13) or any successor regulation.

C.  Certain Exceptions.

1.  The restrictions set forth in Section B of this Article XI shall not apply to an attempted Transfer of Corporation Securities if the transferor or the transferee obtains the written approval of the Board of Directors of the Corporation, which approval may be granted or denied in accordance with the procedures set forth in this Section C. In connection therewith, and to provide for effective policing of such restrictions, prior to the date of any proposed Transfer of Corporation Securities that, in the absence of the approval of the Board of Directors pursuant to this Section C, would be a Prohibited Transfer, either (a) the proposed transferee of such Corporation Securities (a “Restricted Transferee”) or (b) the proposed transferor of such Corporation Securities (a “Restricted Transferor”) shall request in writing (a “Request”) that a committee of not fewer than one director but not more than three directors appointed by the Board of Directors (the “Review Committee”), or the Board of Directors if the Review Committee deems review by the Board of Directors to be appropriate, review the proposed Transfer of Corporation Securities and authorize or not authorize such proposed Transfer in accordance with this Section C.

2.  A Request shall be mailed or delivered to the Secretary of the Corporation at the Corporation’s principal place of business, or telecopied to the Corporation’s telecopier number at its principal place of business. Such Request shall be deemed to have been received by the Corporation when actually received by the Corporation.

3.  A Request shall include: (A) the name, address and telephone number of the Restricted Transferee; (B) a description of the Restricted Transferee’s existing direct or indirect ownership of Corporation Securities; (C) a description of the Corporation Securities that are proposed to be Transferred to the Restricted Transferee; (D) the date on which such proposed Transfer is expected to take place (or, if such Transfer is proposed to be made in a transaction on a national securities exchange or any national securities quotation system, a statement to that effect); (E) the name, address and telephone number of the Restricted Transferor (or, if such Transfer is proposed to be made in a transaction on a national securities exchange or any national securities quotation system, a statement to that effect); and (F) a request that the Review Committee, or the Board of Directors if the Review Committee deems review by the Board of Directors to be appropriate, Board authorize, if appropriate, such Transfer pursuant to this Section C.

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4.  The Review Committee shall use reasonable best efforts to make a determination to authorize, deny or refer to the Board of Directors any Request on or before the tenth business day (or, if necessary to permit the Restricted Transferee and/or Restricted Transferor to provide the information requested pursuant to this Section C, such later date as reasonably determined by the Review Committee in consultation with the Restricted Transferor or Restricted Transferee that made such Request) following receipt of the Request by the Corporation. In the event the Review Committee refers the Request to the Board of Directors, the Board of Directors shall use reasonable best efforts to consider the applicable Request on or before the tenth business day following the Review Committee’s referral of the Request to the Board of Directors.

5.  The Review Committee (or the Board of Directors) may authorize a Transfer of Corporation Securities to a Restricted Transferee, if it determines, in its sole discretion, that, after taking into account the preservation of the Tax Benefits, such Transfer of Corporation Securities would be in the best interests of the Corporation and its shareholders. The Review Committee (or the Board of Directors) may only determine not to authorize a Transfer of Corporation Securities to a Restricted Transferee, if it determines, in good faith and its sole discretion, that such Transfer meaningfully increases the risk of a limitation on the use of the Tax Benefits under Section 382 of the Code. For purposes of this determination, the Board of Directors shall consider, among other items, the following: (i) the total owner shift under Section 382 of the Code, (ii) all other pending proposed Transfer requests, (iii) whether the proposed Transfer is structured to minimize the resulting owner shift, and (iv) any reasonably foreseeable events of which the Board of Directors has knowledge that would constitute additional owner shifts. Any determination by the Review Committee (or the Board of Directors) not to authorize a proposed Transfer of Corporation Securities to a Restricted Transferee shall cause such proposed Transfer to be deemed a Prohibited Transfer. The Review Committee (or the Board of Directors) may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Restricted Transferee to Transfer Corporation Securities acquired through a Transfer. Approvals of the Review Committee (or the Board of Directors) hereunder may be given prospectively or retroactively. The Review Committee (or the Board of Directors), to the fullest extent permitted by law, may exercise the authority granted by this Section C through duly authorized officers or agents of the Corporation. Nothing in this Section C shall be construed to limit or restrict the Review Committee (or the Board of Directors) in the exercise of its fiduciary duties under applicable law.

6.  In addition, the Review Committee (or the Board of Directors) may, in its sole discretion, require (A) such representations from the Restricted Transferee and/or Restricted Transferor as to such matters as the Review Committee (or the Board of Directors) may determine or (B) at the expense of the Restricted Transferor and/or Restricted Transferee, an opinion of counsel selected by the Review Committee (or the Board of Directors) that the Transfer will not result in the application of any Section 382 limitation on the use of the Tax Benefits; provided that the Board of Directors may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. Any Restricted Transferee and/or Restricted Transferor who makes a Request to the Review Committee shall reimburse the Corporation, on demand, for all costs and

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expenses incurred by the Corporation with respect to any proposed Transfer of Corporation Securities, including, without limitation, the Corporation’s costs and expenses incurred in determining whether to authorize the proposed Transfer, which costs may include, but are not limited to, any expenses of counsel and/or tax advisors engaged by the Review Committee (or the Board of Directors) to advise the Review Committee (or the Board of Directors) or deliver an opinion thereto.

7.  The Corporation shall promptly notify the Restricted Transferee and the Restricted Transferor of (i) the Review Committee’s determination to authorize, deny or refer to the Board of Directors any Transfer to a Restricted Transferee and (ii) the Board of Directors’ determination to authorize or deny the Transfer described in the Request.

8.  If the Review Committee (or the Board of Directors) authorizes the Transfer of Corporation Securities, the Restricted Transferee and Restricted Transferor shall be permitted to consummate such Transfer described in the Request.

D.  Treatment of Excess Securities.

1.  No officer, director, employee or agent of the Corporation shall record any Prohibited Transfer, and a Purported Transferee shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of Excess Securities. Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of shareholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to item 4 of this Section D. or until approval is obtained under Section C of this Article XI. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provision of items 1 and 3 of this Section D shall also be a Prohibited Transfer.

2.  The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed transferee or payee furnish the Corporation all information reasonably requested by the Corporation with respect to all the direct and indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement Article XI, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Corporation Securities and other evidence that a Transfer will not be prohibited by Section B of this Article XI as a condition to registering any Transfer.

3.  If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of

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ownership of the Excess Securities within the Purported Transferee’s possession or control, together with Prohibited Distributions, to the Agent. The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which the Corporation Securities may be traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to item 4 of this Section D if the Agent rather than the Purported Transferee had resold the Excess Securities.

4.  The Agent shall apply any proceeds of a sale by it of Excess Securities, and if the Purported Transferee had previously resold the Excess Securities, any amounts received by the Agent from a Purported Transferee, as follows: (A) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (B) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or their fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance, or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (C) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable or successor provision) selected by the Board of Directors. The Purported Transferee’s sole right with respect to such Corporation Securities shall be limited to the amount payable to the Purported Transferee pursuant to item 4 of this Section D. In no event shall the proceeds of any sale of Excess Securities pursuant to this Article XI inure to the benefit of the Corporation.

5.  In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Michigan law (“Securities,” and individually, a “Security”) but which would cause a Five-Percent Shareholder to violate a restriction on Transfers provided for in this Article XI, the application of items 3 and 4 of this Section D shall be modified as described in item 5 of this Section D. In such case, no such Five-Percent Shareholder shall be required to dispose of any interest that is not a Security, but such Five Percent Shareholder and/or any Person whose ownership of Securities is attributed to such Five Percent Shareholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such Five-Percent Shareholder, following such disposition, not to be in violation of this Article XI. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are

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deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in items 3 and 4 of this Section D, except that the maximum aggregate amount payable either to such Five-Percent Shareholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such Five-Percent Shareholder or such other Person. The purpose of item 5 of this Section D is to extend the restrictions in Section B of this Article XI and item 3 of this Section D to situations in which there is a Prohibited Transfer without a direct Transfer of Securities, and item 5 of this Section D, along with the other provisions of this Article XI, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

E.  Board Determinations.

1.  The Board of Directors of the Corporation shall have the power to determine all matters necessary for determining compliance with this Article XI, including, without limitation: (A) the identification of Five-Percent Shareholders; (B) whether a Transfer is a Prohibited Transfer; (C) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder; (D) whether an instrument constitutes a Corporation Security; (E) the amount (or fair market value) due to a Purported Transferee pursuant to this Article XI; (F) whether compliance with any restriction or limitation on stock ownership and transfers set forth in this Article XI is no longer required; and (G) any other matters which the Board of Directors determines to be relevant; and the determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article XI.

2.  Nothing contained in this Article XI shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its shareholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (A) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article XI, provided that, such ownership interest percentages may only be modified to the extent necessary to reflect changes to Section 382 and the applicable Treasury Regulations, (B) modify the definitions of any terms set forth in this Article XI, or (C) modify the terms of this Article XI as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Shareholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate; provided, further, notwithstanding the first sentence of item 2 of this Section E, the Corporation shall not be entitled to modify the terms of this Article XI in order to accelerate or extend the Restriction Release Date.

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3.  In the case of an ambiguity in the application of any of the provisions of this Article XI, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article XI requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article XI. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article XI. The Board of Directors may delegate all or any portion of its duties and powers under this Article XI to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article XI through duly authorized officers or agents of the Corporation. Nothing in this Article XI shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

F.  Securities Exchange Transactions. Nothing in this Article XI (including, without limitation, any determinations made, or actions taken, by the Board of Directors pursuant to this Article XI) shall preclude the settlement of any transaction entered into through the facilities of a national securities exchange or any national securities quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article XI and any Purported Transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article XI.

G.  Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Section C of this Article XI, then the Corporation shall promptly take all cost effective actions which it believes are appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section G shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article XI being void ab initio or (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article XI.

H.  Liability. To the fullest extent permitted by law, any shareholder subject to the provisions of this Article XI who knowingly violates the provisions of this Article XI and any Persons controlling, controlled by or under common control with such shareholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

I.  Notice to Corporation. Any Person who acquires or attempts to acquire Corporation Securities in excess of the limitations set forth in this Article XI shall immediately

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give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Prohibited Transfer on the preservation and usage of the Tax Benefits. As a condition to the registration of the Transfer of any Corporation Securities, any Person who is a beneficial, legal, or record holder of Corporation Securities, and any proposed transferee and any Person controlling, controlled by, or under common control with the proposed transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article XI or the status of the Tax Benefits of the Corporation.

J.  Certificates. All certificates representing Corporation Securities on or after the Effective Date shall, until the Restriction Release Date, bear a conspicuous legend in substantially the following form:

THE TRANSFER OF SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTION PURSUANT TO ARTICLE XI OF THE FIRST AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF CAPITOL BANCORP LTD., AS AMENDED AND IN EFFECT FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION UPON REQUEST.

K.  Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation or of the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article XI, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any shareholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

L.  Benefits of Article XI. Nothing in this Article XI shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article XI. This Article XI shall be for the sole and exclusive benefit of the Corporation and the Agent.

M.  Severability. The purpose of this Article XI is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article XI or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article XI.

N.  Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article XI, (i) no waiver will be effective

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unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

The undersigned hereby certifies, as contemplated by Sections 861 through 863 of the Act, that provision for the making of these Amended and Restated Articles is contained in the Plan of Reorganization of the Corporation (the “Plan”), and that the Plan has been confirmed pursuant to [insert title and venue of the proceeding and date of the judgment confirming the Plan].

Signatures on the Following Page

AMENDED AND RESTATED ARTICLES OF INCORPORATION
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The undersigned, being an authorized representative of the Corporation has signed these Amended and Restated Articles of Incorporation on the ____ day  __________________, 2012.

Capitol Bancorp Ltd.

By:
Name:
Title:

Name of person or organization remitting fees:
Capitol Bancorp Ltd.
Preparer’s name and business telephone number:
Phillip D. Torrence, Esq.
(269) 337-7702

AMENDED AND RESTATED ARTICLES OF INCORPORATION
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Certificate of Designations
of
Series A Cumulative Perpetual Preferred Stock
of
Capitol Bancorp Ltd.

(Pursuant to Section 450.1302 of the Michigan Business Corporation Act)

CAPITOL BANCORP LTD. (the “Corporation”), a corporation organized and existing under the Michigan Business Corporation Act, as amended (the “Michigan Act”), hereby certifies that, pursuant to authority granted by Article III of the Articles of Incorporation of the Corporation, as amended, and in accordance with the provisions of Section 450.1302 of the Michigan Act, the Board of Directors of the Corporation (the “Board of Directors”) has adopted the following resolutions, at a meeting duly called and held on ___________, 2012:

RESOLVED, that there is hereby classified and designated [_____] shares of the authorized but unissued serial preferred stock of the Corporation, par value [___] per share (the “Preferred Stock”), and the designation and certain terms, powers, preferences and relative, participating and other rights and certain qualifications, limitations and restrictions thereon, are hereby fixed as follows:

1.  Designation of Series and Number of Shares.  The shares of such series of Preferred Stock shall be designated as the “Fixed Rate Series A Cumulative Perpetual Preferred Stock” (the “Series A Preferred Stock”), and the authorized number of shares that shall constitute such series shall be [____] shares, which may be decreased (but not below the number of shares of Series A Preferred Stock then outstanding) from time to time by the Board of Directors. Shares of outstanding Series A Preferred Stock that are purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

2.  Ranking. The Series A Preferred Stock will rank, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (1) on a parity with each class or series of preferred stock the Corporation may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively, the “Parity Securities”) and (2) senior to the Common Stock and each other class or series of preferred stock the Corporation may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (the “Junior Securities”).

3.  Definitions. As used herein with respect to the Series A Preferred Stock:

(a)  “382 Rights Plan” means a shareholder rights plan designed to preserve the utilization of tax benefits and assets and the associated declaration, issuance and exercise of

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related securities (including rights and shares of a new series of junior participating preferred stock).

(b)  “Certificate” means this Certificate of Designations, dated _______ __, 2012.

(c)  “Board of Directors” means the Board of Directors of the Corporation or any committee thereof duly authorized to act on behalf of such Board of Directors.

(d)  “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York or Columbus, Ohio are generally required or authorized by law to be closed.

(e)  “Bylaws” means the Amended and Restated Bylaws of the Corporation, as may be amended from time to time.

(f)   “Articles of Incorporation” means the Articles of Incorporation of the Corporation, as amended or supplemented from time to time.

(g)  “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(h)  “Corporation” means Capitol Bancorp Ltd., a Michigan corporation.

(i)  “Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.

(j)   “Dividend Rate” has the meaning set forth in Section 4(c).

(k)  “Dividend Payment Date” has the meaning set forth in Section 4(b).

(l)  “Dividend Period” has the meaning set forth in Section 4(b).

(m)  “DTC” means The Depository Trust Company and its successors or assigns.

(n)  “Effective Date” means the date on which shares of the Series A Preferred Stock are first issued.

(o)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)  “Holder” means the Person in whose name the shares of the Series A Preferred Stock are registered, which may be treated by the Corporation, the Transfer Agent, the Registrar and any paying agent as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and for all other purposes.

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(q)  “Junior Securities” has the meaning set forth in Section 2.

(r)   “Liquidation Preference” means, as to the Series A Preferred Stock, $1,000 per share.

(s)  “Officer” means the President, the Chief Executive Officer, the Chief Operating Officer, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation.

(t)  “Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

(u)  “Parity Securities” has the meaning set forth in Section 2.

(v)   “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(w)  “Preferred Stock” means the classified and designated [_____] shares of the authorized but unissued serial preferred stock of the Corporation, par value [___] per share.

(x)  “Preferred Stock Directors” has the meaning set forth in Section 8(a).

(y)  “Record Date” has the meaning set forth in Section 4(b).

(z)  “Registrar” shall mean the Transfer Agent acting in its capacity as registrar for the Series A Preferred Stock, and its successors and assigns.

(aa)  “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series A Preferred Stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of the Series A Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series A Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of the Series A Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Y, 12 C.F.R. 225 (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of the Series A Preferred Stock is outstanding.

(bb)  “Serial Preferred Stock” has the meaning set forth in Article First.

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(cc)  “Series A Preferred Stock” has the meaning set forth in Section 2.

(dd)  “Transfer Agent” means Computershare Investor Services, Inc. acting as the Transfer Agent, the Registrar and any paying agent for the Series A Preferred Stock, and its successors and assigns, including any successor transfer agent appointed by the Corporation.

4.  Dividends.

(a)  From and after the Effective Date and prior to the Periodic Dividend Commencement Date, Holders shall be entitled to receive, when, as and if declared by the Board of Directors, out of the funds legally available therefor, cumulative cash dividends in the amount determined as set forth in Section 4(b). Except as otherwise provided herein, such dividends shall be payable quarterly in arrears (as provided below in this Section 4(a)), but only when, as and if declared by the Board of Directors, on January 15, April 15, July 15 and October 15 of each year (each, a “Dividend Payment Date”) commencing on January 15, 2013; provided, that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series A Preferred Stock on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day, unless such immediately succeeding Business Day falls in the next calendar month, in which case such Dividend Payment Date shall instead be (and any such dividend shall instead be payable on) the immediately preceding Business Day. Dividends on Series A Preferred Stock shall accrue at any time that dividends on the Series A Preferred Stock are cumulative (whether or not in any dividend period or periods (each, a “Dividend Period”) there shall be funds of the Company legally available for the payment of such dividends and whether or not such dividends are authorized or declared) and accrued dividends shall accumulate to the extent not paid on the Dividend Payment Date first following the Dividend Period for which they accrue. As used herein, the term “accrued” with respect to dividends includes both accrued and accumulated dividends

(b)  Dividends that are payable on Series A Preferred Stock on any Dividend Payment Date will be payable to holders of record of Series A Preferred Stock as they appear on the stock register of the Company on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Record Date”). Any such day that is a Record Date shall be a Record Date whether or not such day is a Business Day.

(c)  Each Dividend Period shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the date of original issue of the Series A Preferred Stock, provided that, for any share of Series A Preferred Stock issued after such original issue date, the initial Dividend Period for such shares may commence on and include such other date as the Board of Directors or a duly authorized committee of the Board of Directors shall determine and publicly disclose) and shall end on and include the calendar day preceding the next Dividend Payment Date. Dividends payable on the

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Series A Preferred Stock in respect of any Dividend Period shall be computed by the Company on the basis of a 360-day year and the actual number of days elapsed in such Dividend Period, except that dividends for the initial period will be calculated from the original issue date. Dividends payable in respect of a Dividend Period shall be payable in arrears (i.e., on the first Dividend Payment Date after such Dividend Period).

(d)  Subject to Section 4(a), the dividend rate, and the rate at which dividends shall accrue, on each share of Series A Preferred Stock, for each Dividend Period, shall be at an annual rate equal to [10%], calculated with respect to the Liquidation Preference of a share of Series A Preferred Stock.

(e)  Dividends in arrears on the Series A Preferred Stock in respect of a Dividend Period not declared for payment or to the extent not paid on the first Dividend Payment Date following the Dividend Period for which they accrue may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a Dividend Payment Date, to the holders of record of Series A Preferred Stock as they appear on the stock register of the Company on a record date selected by the Board of Directors, which shall (a) not precede the date the Board of Directors declares the dividend payable and (b) not be more than 60 days prior to the date the dividend is paid.

(f)  At any time prior to the Approval Date, so long as any share of Series A Preferred Stock remains outstanding, (1) no dividend or interest shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) and (2) no shares of Junior Securities (including, without limitation shares of the Company’s Class C Redeemable Common Stock) or trust preferred securities shall be purchased, redeemed or otherwise acquired by the Company, directly or indirectly. The foregoing limitations shall not apply (i) to redemptions, purchases or other acquisitions of shares of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan; (ii) to any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto; (iii) to conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities; or (iv) the redemption and repurchase of shares of the Company’s Class C Redeemable Common Stock if all of the dividends payable to holders of the Series A Preferred pursuant to this Section 4 have been declared and paid to the holders of the Series A Preferred in full.

(g)  So long as any shares of Series A Preferred Stock remain outstanding, no dividends shall be declared or paid or set aside for payment on any Parity Securities for any period (other than with respect to a 382 Rights Plan) unless full dividends on all outstanding shares of Series A Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside for all outstanding shares of Series A Preferred Stock. To the extent the Company declares dividends on the Series A

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Preferred Stock and on any Parity Securities but does not make full payment of such declared dividends, the Company shall allocate the dividend payments on a pro rata basis among the holders of the shares of Series A Preferred Stock and the holders of any Parity Securities then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Company shall allocate those payments so that the respective amounts of those payments bear the same ratio to each other as all accrued and unpaid dividends per share on the Series A Preferred Stock and all Parity Securities bear to each other.

(h)  Any dividend payment made on the Series A Preferred Stock, including any capital gains dividends, shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

(i)  Except as provided herein, the Series A Preferred Stock shall not be entitled to participate in the earnings or assets of the Corporation.

(j)  As used herein, the term “dividend” does not include dividends payable solely in shares of Junior Securities on Junior Securities, or in options, warrants or rights to holders of Junior Securities to subscribe for or purchase any Junior Securities.

5.  Redemption.

(a)  The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The Series A Preferred Stock is not redeemable prior to January 15, 2017. On and after that date, Series A Preferred Stock will be redeemable at the option of the Corporation, in whole or in part, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, on any Dividend Payment Date. Holders of Series A Preferred Stock will have no right to require the redemption or repurchase of Series A Preferred Stock. Notwithstanding the foregoing, at any time following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, may redeem, all (but not less than all) of the shares of the Series A Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share, plus an amount equal to the sum of (i) any authorized, declared and unpaid dividends in any prior Dividend Period and (ii) any unpaid dividends for the Dividend Period in which the redemption date occurs (whether or not declared) calculated at the Dividend Rate on the basis of a full Dividend Period multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the redemption date, and the denominator of which is the total number of days in such Dividend Period, upon notice given as provided in subsection (b) below.

(b)  If shares of Series A Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series A Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if any depositary shares representing proportional interests in the Series A Preferred Stock are held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date; (ii) the number of shares of Series A Preferred

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Stock to be redeemed and, if less than all the shares held by a holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates evidencing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series A Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares of Series A Preferred Stock will terminate, except the right to receive the redemption price plus any declared and unpaid dividends (or in the case of a redemption following the occurrence of a Regulatory Capital Treatment Event, the redemption price plus an amount equal to the sum of (i) any authorized, declared and unpaid dividends in any prior Dividend Period and (ii) any unpaid dividends for the Dividend Period in which the redemption date occurs (whether or not declared) calculated at the Dividend Rate on the basis of a full Dividend Period multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the redemption date, and the denominator of which is the total number of days in such Dividend Period). Any notice of redemption, once given, shall be irrevocable.

(c)  In case of any redemption of only part of the shares of Series A Preferred Stock at the time outstanding, the shares of Series A Preferred Stock to be redeemed shall be selected either pro rata, by lot or in such other manner as the Corporation may determine to be equitable and permitted by the rules of any stock exchange on which the Series A Preferred Stock is listed.

6.  Liquidation Rights.

(a)  In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in the amount of $1,000 per share of Series A Preferred Stock, plus an amount equal to any authorized and declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Corporation’s stockholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, the Corporation.

(b)  In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series A Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

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(c)  The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.

(d)  In determining whether a distribution (other than upon voluntary or involuntary liquidation) on the Series A Preferred Stock, by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise, is permitted under the Michigan Act, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of Holders of shares of Series A Preferred Stock shall not be added to the Corporation’s total liabilities.

7.  Maturity. The Series A Preferred Stock shall be perpetual.

8.  Voting Rights. The Holders of Series A Preferred Stock shall not have any voting rights except as set forth below.

(a)  Right to Elect Two Directors upon Nonpayment Events.

(i)  If and when the dividends on the Series A Preferred Stock or on any other class or series of the Corporation’s Parity Securities that has voting rights equivalent to those of the Series A Preferred Stock, have not been authorized, declared and paid (A) in the case of the Series A Preferred Stock and Parity Securities bearing non-cumulative dividends, in full for at least seventeen quarterly Dividend Periods or their equivalent (whether or not consecutive), or (B) in the case of Parity Securities bearing cumulative dividends, in an aggregate amount equal to full dividends for at least seventeen quarterly Dividend Periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting the Board of Directors will be automatically increased by two. Holders of Series A Preferred Stock, together with the holders of all other affected classes and series of Parity Securities, voting as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, will be entitled to elect the two additional members of the Board of Directors (the “Preferred Stock Directors”) at any annual or special meeting of stockholders at which directors are to be elected or any special meeting of the holders of Series A Preferred Stock and any Parity Securities for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause the Corporation to violate the corporate governance requirement of the NASDAQ Global Select Market (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. In addition, the Board of Directors shall at no time have more than two Preferred Stock Directors.

(ii)  At any time after this voting power has vested as described above, the Corporation’s Secretary may, and upon the written request of holders of record of at least 20% of the outstanding shares of Series A Preferred Stock and such Parity Securities (addressed to the Secretary at the Corporation’s principal office) must, call a special meeting of the holders

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of Series A Preferred Stock and such Parity Securities for the election of the Preferred Stock Directors. Notice for a special meeting will be given in a similar manner to that provided in the Bylaws for a special meeting of the stockholders, which the Corporation will provide upon request, or as required by law. If the Corporation’s Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any Holder of shares of Series A Preferred Stock may (at the Corporation’s expense) call such meeting upon notice as provided in this Section 8, and for that purpose will have access to the Corporation’s stock books. The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated as described below. In case any vacancy occurs among the Preferred Stock Directors, a successor will be elected by the Board of Directors to serve until the next annual meeting of the stockholders upon the nomination by the remaining Preferred Stock Director or if none remains in office, by the vote of the holders of record of the outstanding shares of Series A Preferred Stock and all Parity Securities, voting as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(iii)  Whenever full dividends have been paid or set aside for payment on the Series A Preferred Stock and any non-cumulative Parity Securities for at least four consecutive Dividend Periods and all dividends on any cumulative Parity Securities have been paid in full, then the right of the Holders of Series A Preferred Stock to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting the Board of Directors will be automatically reduced accordingly.

(b)  Other Voting Rights.

(i)  So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by the Articles of Incorporation, the vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock and any class or series of Parity Securities with similar rights then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(A)  Certain Articles of Incorporation Amendments. Any amendment of the Articles of Incorporation to authorize, or increase the authorized amount of, any shares of any class or series of stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or distribution of assets on the Corporation’s liquidation; as well as any amendment of the Articles of Incorporation or Bylaws that would alter or change the voting powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely; provided that the amendment of the Articles of Incorporation so as to authorize or

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create, or to increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of stock of the Corporation ranking on a parity with or junior to the Series A Preferred Stock with respect to dividends and in the distribution of assets on the Corporation’s liquidation, dissolution or winding up, shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series A Preferred Stock; or

(B)  Certain Mergers and Consolidations. Any merger or consolidation of the Corporation with or into any entity other than a corporation (or comparable foreign entity), or any merger or consolidation of the Corporation with or into any corporation (or comparable foreign entity) unless (i) the Corporation is the surviving corporation in such merger or consolidation and the Series A Preferred Stock remains outstanding or (ii) the Corporation is not the surviving entity in such merger or consolidation but the Series A Preferred Stock is not changed in such merger or consolidation into anything other than a class or series of preferred stock or similar security of the surviving or resulting entity, or the entity controlling such entity, having voting powers, preferences and special rights that, if such change were effected by amendment of the Articles of Incorporation, would not require a vote of the Holders of the Series A Preferred Stock under Section 8(b)(i)(A).

(c)  Sections 8(a) and (b) shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of Holders of Series A Preferred Stock to effect the redemption.

(d)  Except as expressly provided in this Section 8, each Holder of Series A Preferred Stock will have one vote per share on any matter in Section 8(a) and 8(b) on which Holders of Series A Preferred Stock are entitled to vote, including any action by written consent. The Holders of the Series A Preferred Stock shall have exclusive voting rights on any Articles of Incorporation amendment that would alter only the contract rights, as expressly set forth in the Articles of Incorporation, of the Series A Preferred Stock.

9.  Transfer Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Registrar and paying agent for the Series A Preferred Stock shall initially be Computershare Investor Services, Inc. The Corporation may, in its sole discretion, remove the Transfer Agent, Registrar and paying agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

10.  Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the record Holder of any share of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such Transfer Agent shall be affected by any notice to the contrary.

11.  Notices.  All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of

CERTIFICATE OF DESIGNATIONS OF THE SERIES A CUMULATIVE PERPETUAL PREFERRED STOCK OF
CAPITOL BANCORP LTD. - 10

receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificates) with postage prepaid, addressed: (a) if to the Corporation, to its office at 200 Washington Square North, Lansing, Michigan 48933 (Attention: Corporate Secretary), or other agent of the Corporation designated as permitted by this Certificate, or (b) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of the Transfer Agent) or (c) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

12.  No Preemptive Rights. No share of Series A Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

13.  Replacement Certificates. The Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

14.  Other Rights. The shares of Series A Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

In Witness Whereof, the undersigned have signed and attested this Certificate of Designations on the ___ day of _____________, 2012.

Capitol Bancorp Ltd.

By:
Name:
Title:

CERTIFICATE OF DESIGNATIONS OF THE SERIES A CUMULATIVE PERPETUAL PREFERRED STOCK OF
CAPITOL BANCORP LTD. - 11

ANNEX E

Amended and Restated Bylaws of Capitol Bancorp Ltd.

Second Amended and Restated Bylaws

OF

Capitol Bancorp Ltd.
(a Michigan corporation)

(As Amended and Restated ___________________, 2012)

ARTICLE I
OFFICES

1.1  Registered Office. The registered office of Capitol Bancorp Ltd., a Michigan corporation (the “Corporation”) shall be located at the address specified in the Corporation’s Articles of Incorporation, as amended from time to time or at such other place as may be determined by the Board of Directors.

1.2  Other Offices.  The business of the Corporation may be transacted at such locations other than the registered office, within or outside the State of Michigan, as the Board of Directors may from time to time determine.

ARTICLE II
CAPITAL SHARES

2.1  Share Certificates.  Certificates representing shares of the Corporation shall be in such form as is approved by the Board of Directors.  Certificates shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and may also be signed by another officer of the Corporation, and shall be sealed with the seal of the Corporation, if one is adopted.  If an officer who has signed a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

2.2  Replacement of Lost or Destroyed Certificates.  If a share certificate is lost or destroyed, no new certificate shall be issued in place thereof until the Corporation has received such assurances, representations, warranties, or guarantees from the registered holder as the Board of Directors, in its sole discretion, deems advisable and until the Corporation receives such indemnification against any claim that may be made on account of the lost or destroyed certificate, or the issuance of any new certificate in place thereof, including an indemnity bond in such amount and with such sureties, if any, as the officers, the transfer agent or the registrar of

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transfers of the Corporation in their sole discretion, deem advisable.  Any new certificate issued in place of any lost or destroyed certificate shall be plainly marked “duplicate” upon its face.

2.3  Issuance of Shares Without Certificates.  The Corporation may issue some or all of the shares of any or all of its classes or series without certificates.  Within a reasonable time after issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement confirming the issuance or transfer of shares without certificates.  Such written statement shall include (i) the name of the Corporation and that it is formed under the laws of the State of Michigan, (ii) the name of the person to whom the shares are issued, (iii) the number and class of shares and the designation of the series, if any, (iv) that the holder of the shares is entitled to have a certificate upon written request made to the Secretary of the Corporation, and (v) any other information required by law.

2.4  Transfer of Shares; Shareholder Records.

(a)  Capital shares of the Corporation shall be transferable only upon the books of the Corporation.  Old certificates shall be surrendered to the Corporation by delivery to the person in charge of the transfer books of the Corporation, or to such other person as the Board of Directors may designate, properly endorsed for transfer and the old certificates shall be cancelled before a new certificate is issued.

(b)  The Corporation shall keep records containing the names and addresses of all shareholders, the number, class, and series of shares held by each, and the date when they respectively became holders of record thereof at its registered office.  The Corporation shall be entitled to treat the person in whose name any share, right, or option is registered as the owner thereof for all purposes, including voting and dividends, and shall not be bound to recognize any equitable or other claim, regardless of any notice thereof, except as may be specifically required by the laws of the State of Michigan.

2.5  Rules Governing Share Certificates.  The Board of Directors shall have the power and authority to make such rules and regulations as they may deem expedient concerning the issue, transfer, and registration of share certificates.

2.6  Dividends.  The Board of Directors, in its discretion, may from time to time declare and direct payment of dividends or other distributions upon the Corporation’s outstanding shares out of funds legally available for such purposes which may be payable in cash or other property permitted by law.  In addition to the declaration of dividends or other distributions provided in the preceding paragraph of this Section 2.6, the Board of Directors, in its discretion, may from time to time declare and direct payment of a dividend in shares of this Corporation, upon its outstanding shares, in accordance with and subject to the provisions of the Michigan Business Corporation Act, as amended (the “Act”).

2.7  Transfer Agent and Registrar.  The Board of Directors may appoint a transfer agent and registrar of transfers, and may require all certificates of shares to bear the signature of the transfer agent and of the registrar of transfers, or as the Board of Directors may otherwise direct.

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ARTICLE III
SHAREHOLDERS

3.1  Place of Meetings.  Meetings of shareholders shall be held at the registered office of the Corporation or at such other place, within or outside the State of Michigan, as may be determined from time to time by the Board of Directors; provided, however, that if a shareholders meeting is to be held at a place other than the registered office, the notice of the meeting shall designate such place.

3.2  Annual Meeting.  An annual meeting of the shareholders shall be held on such date and time as is designated by the Board of Directors.  One of the purposes of this annual meeting shall be the election of directors.

3.3  Special Meetings.  Special meetings of the shareholders may be called by resolution of a majority of the Board of Directors, by the Chairman of the Board, or by the President, and shall be held on a date fixed by the Board of Directors, the Chairman of the Board or the President.

3.4  Record Date and Notice of Meetings.

(a)  For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders.  Such date shall not be more than 60 days nor less than 10 days before the date of any such meeting, nor more than 60 days prior to the effective date of any other action proposed to be taken.  Only shareholders of record on a record date so fixed shall be entitled to notice of, and to vote at, such meeting or to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock.

(b)  If a record date is not fixed by the Board of Directors: (i) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and (ii) the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.

(c)  Written notice of each meeting of shareholders, stating the time, place, if any, and purposes thereof, shall be given to each shareholder entitled to vote at the meeting not less than ten nor more than sixty days before the date fixed for the meeting, either personally, by mail, or, if authorized by the Board of Directors, by a form of electronic transmission to which the shareholder has consented.  For the purposes of these Bylaws, “electronic transmission” means any form of communication that does not directly involve the physical transmission of paper, that creates a record that may be retained and retrieved by the recipient and that may be

SECOND AMENDED AND RESTATED BYLAWS OF CAPITOL BANCORP LTD. - 3

reproduced in paper form by the recipient through an automated process.  Notice of a meeting need not be given to any shareholder who signs a waiver of notice before or after the meeting.

(d)  Attendance of a shareholder at a meeting shall constitute both (i) a waiver of notice or defective notice except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to holding the meeting or transacting any business because the meeting has not been lawfully called or convened, and (ii) a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, except when the shareholder objects to considering the matter when it is presented.

(e)  When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Article, the determination applies to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

3.5  Voting Lists.  The Corporation’s officer or the agent having charge of its share transfer books shall prepare and certify a complete list of the shareholders entitled to vote at a shareholders meeting or any adjournment thereof, which list shall be arranged alphabetically within each class and series and shall show the address of, and number of shares held by, each shareholder.  The list shall be produced at the time and place of the shareholders meeting and be subject to inspection, but not copying, by any shareholder at any time during the meeting for the purpose of determining who is entitled to vote at the meeting.  If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any shareholder during the entire meeting by posting the list on a reasonably accessible electronic network and the information required to access the list shall be provided with the notice of the meeting.  If for any reason the requirements with respect to the shareholder list specified in this Section 3.5 have not been complied with, any shareholder, either in person or by proxy, who in good faith challenges the existence of sufficient votes to carry any action at the meeting, may demand that the meeting be adjourned and the same shall be adjourned until the requirements are complied with; provided, however, that failure to comply with such requirements does not affect the validity of any action taken at the meeting before such demand is made.

3.6  Voting.  Except as may be otherwise provided in the Articles of Incorporation or the resolution or resolutions of the Board of Directors creating any class of stock, each shareholder entitled to vote at a shareholders meeting, or to express consent or dissent without a meeting, shall be entitled to one vote, in person or by written proxy, for each share entitled to vote held by such shareholder; provided, however, that no proxy shall be voted after three (3) years from its date unless the proxy provides for a longer period.  A vote may be cast either orally or in writing as announced or directed by the person presiding at the meeting prior to the taking of the vote.  When an action other than the election of directors is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the express provisions of the Michigan Business Corporation Act or the Articles of Incorporation.  Except as otherwise expressly required by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election.  When any vote is taken by written ballot at any meeting of

SECOND AMENDED AND RESTATED BYLAWS OF CAPITOL BANCORP LTD. - 4

shareholders, an unrevoked proxy submitted in accordance with its terms shall be accepted in lieu of, and shall be deemed to constitute, a written ballot marked as specified in such proxy.

3.7  Quorum.

(a)  Unless a greater or lesser quorum is provided in the Articles of Incorporation, these Bylaws, or by law, the number of shares entitled to cast a majority of the votes at a meeting constitute a quorum at the meeting.

(b)  Except when the holders of a class or series of shares are entitled to vote separately on an item of business, shares of all classes and series entitled to vote shall be combined as a single class and series for the purpose of determining a quorum.  When the holders of a class or series of shares are entitled to vote separately on an item of business, shares of that class or series entitled to cast a majority of the votes of that class or series at a meeting constitute a quorum of that class or series at the meeting, unless a greater or lesser quorum is provided in the Articles of Incorporation, these Bylaws, or by law.

(c)  If there is no quorum, the chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.  However, if the adjournment is for more than thirty days, or if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, notice of the time, place, and purposes of such meeting shall be given to each shareholder of record on the new record date.

(d)  Once a quorum is determined to be present, the shareholders present in person or by proxy at any meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.  If a meeting is adjourned solely for the purpose of receiving the results of voting by shareholders, such meeting need not be reconvened, but shall stand adjourned pending submission of the results of voting to the Secretary of the Corporation, whereupon the meeting shall stand adjourned until the next regular or special meeting of shareholders.

3.8  Conduct of Meetings.  Meetings of shareholders generally shall follow accepted rules of parliamentary procedure, subject to the following:

(a)  The chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman.  If, in his or her absolute discretion, the chairman deems it advisable to dispense with the rules of parliamentary procedure as to any meeting of shareholders or part thereof, he or she shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

(b)  If disorder should arise which, in the absolute discretion of the chairman, prevents the continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting, and upon his or her so doing, the meeting shall be immediately adjourned without the necessity of any vote or further action of the shareholders.

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(c)  The chairman may require any person who is not a bona fide shareholder of record on the record date or a validly appointed proxy of such a shareholder to leave the meeting.

(d)  The chairman may introduce nominations, resolutions or motions submitted by the Board of Directors for consideration by the shareholders without a motion or second.

(e)  When all shareholders present at a meeting in person or by proxy have been offered an opportunity to vote on any matter properly before a meeting, the chairman may declare the polls to be closed, and no further votes may be cast or changed after such declaration.  If no such declaration is made by the chairman, the polls shall remain open and shareholders may cast additional votes or change votes until the inspectors of election have delivered their final report to the chairman.

(f)  When the chairman has declared the polls to be closed on all matters then before a meeting, the chairman may declare the meeting to be adjourned pending determination of the results by the inspectors of election.  In such event, the meeting shall be considered adjourned for all purposes, and the business of the meeting shall be finally concluded upon delivery of the final report of the inspectors of election to the chairman at or after the meeting.

(g)  When the chairman determines that no further matters may properly come before a meeting, he or she may declare the meeting to be adjourned, without motion, second, or vote of the shareholders.

(h)  When the chairman has declared a meeting to be adjourned, unless the chairman has declared the meeting to be adjourned until a later date, no further business may properly be considered at the meeting even though shareholders or holders of proxies representing a quorum may remain at the site of the meeting.

3.9  Inspector of Elections.  The Board of Directors may, in advance of a shareholders meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof.  In the event inspectors are not so appointed, or an appointed inspector fails to appear or act, the chairman of the meeting may appoint one or more persons to fill such vacancy or vacancies or to act as inspector.  The inspector(s) shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine challenges and questions arising in connection with the right to vote, count, and tabulate votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.  If the right of any person to vote at the meeting is challenged, the inspectors of election shall determine the right.  The inspectors shall receive and count the votes either upon an election, or for the decision of any question, and shall determine the result.  The certificate of the inspectors regarding any vote shall be prima facia evidence thereof.

3.10  Participation in Meeting by Remote Communication.  A shareholder may participate (including voting) in a shareholder meeting by a conference telephone or by

SECOND AMENDED AND RESTATED BYLAWS OF CAPITOL BANCORP LTD. - 6

other means of remote communication through which all persons participating in the meeting may communicate with the other participants, if (a) the Board of Directors authorizes such participation; (b) all participants are advised of the means of remote communication and the names of the participants in the meeting; (c) the Corporation implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder; (d) the Corporation implements reasonable measures to provide each shareholder and proxy holder a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings; and (e) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the Corporation.  Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board of Directors may hold a meeting of shareholders solely by means of remote communication if the requirements of this Section 3.10 and Section 4.13 are met.

ARTICLE IV
DIRECTORS

4.1  Board of Directors.  Except as may otherwise be provided in the Articles of Incorporation or these Bylaws, the business and affairs of the Corporation shall be managed by a Board of Directors.  The Board of Directors shall consist of that number of directors specified in compliance with Article VIII of the Articles of Incorporation.  The Board of Directors shall be divided into three (3) classes, each class to be as nearly equal in number as possible.  At each annual meeting of shareholders, a number of directors equal to the number of the class whose term expires at the time of the meeting shall be elected to hold office until the third succeeding annual meeting.  Directors shall serve until their respective terms expire and their successors are elected and qualified or until their earlier resignation or removal.

4.2  Resignation and Removal.  A director may resign by written notice to the Corporation, which resignation is effective upon its receipt by the Corporation or at a subsequent time as set forth in the notice.  Notwithstanding any other provisions of these Bylaws or the Articles of Incorporation of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law or by these Bylaws or by the Articles of Incorporation of the Corporation), any one or more directors of the Corporation may be removed at any time, with or without cause, but only by either (i) the affirmative vote of a majority of the Continuing Directors (as defined in the Articles of Incorporation of the Corporation) and at least eighty percent (80%) of the Board of Directors or (ii) the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class.

4.3  Vacancies and Increase in Number.  Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the Continuing Directors (as defined in the Articles of Incorporation of the Corporation) and an eighty percent (80%) majority of all of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the

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class for which the director was chosen and until his successor shall be duly elected and qualified or his resignation or removal.  No decrease in the number of directors shall shorten the term of any incumbent director.

4.4  Place of Meetings and Records.  The directors shall hold their meetings, and maintain the minutes of the proceedings of meetings of shareholders, the Board of Directors, and committees of the Board of Directors, if any, and keep the books and records of account for the Corporation in such place or places, within or outside the State of Michigan, as the Board of Directors may from time to time determine.

4.5  Annual Meetings.  The annual meeting of the Board of Directors may be held, without notice immediately after the annual shareholders meeting.  If such meeting is not so held, whether because a quorum is not present or for any other reason, the annual meeting of the Board of Directors shall be called in the same manner as hereinafter provided for special meetings of the Board of Directors.

4.6  Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

4.7  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board or the President.  Special meetings shall be called by the Chairman of the Board or the President on the request of any two directors.

4.8  Quorum and Vote.  A majority of the directors then in office constitutes a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which a quorum is present constitutes the action of the Board of Directors, unless the vote of a larger number is specifically required by the Articles of Incorporation or these Bylaws.  If a quorum is not present, the directors present may adjourn the meeting from time to time and to another place, without notice other than announcement at the meeting, until a quorum is present.

4.9  Action Without a Meeting.  Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if, before or after the action, all directors, then in office, or members of such committee, as the case may be, consent thereto in writing or by electronic transmission.  The written consent shall be filed with the minutes of the proceedings of the Board of Directors or committee and the consent shall have the same effect as a vote of the Board of Directors or committee for all purposes.

4.10  Corporate Seal.  The Board of Directors may authorize a suitable corporate seal, which seal shall be kept in the custody of the Secretary and used by the Secretary.

4.11  Compensation of Directors.  Directors may be paid their expenses, if any, of attendance at meetings of the Board or of any committee of which they are a member.  In addition thereto or in lieu thereof, as determined by resolution of the Board of Directors, a director may be paid a fixed sum for attendance at each meeting of the Board, or of a committee thereof, or may be paid a stated salary for serving as a director as well as an additional stated salary for serving on any committee of the Board.

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4.12  Committees.

(a)  The Board of Directors may from time to time appoint committees, whose membership shall consist of such members of the Board of Directors as it may deem advisable, to serve at the pleasure of the Board.  The Board of Directors may also appoint directors to serve as alternates for members of each committee in the absence or disability of regular members.  The Board of Directors may fill any vacancies in any committee as they occur.

(b)  The Audit Committee will perform the function of an audit committee for the Corporation and each of its subsidiaries as that function is defined in the Audit Committee Charter adopted by the Board of Directors from time to time.  The Audit Committee shall have the authority, responsibilities and powers provided in the Audit Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.  The members of the Audit Committee shall have the qualifications set forth in the Audit Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.

(c)  The Compensation Committee will perform the function of a compensation committee for the Corporation and each of its subsidiaries as that function is defined by custom and practice and by the Board of Directors from time to time.  The Compensation Committee shall have the authority, responsibilities, and powers provided in any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.  The members of the Compensation Committee shall have the qualifications set forth in any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.

(d)  The Nominating Committee will perform the function of a nominating committee for the Corporation and each of its subsidiaries as that function is defined in the Nominating Committee Charter adopted by the Board of Directors from time to time.  The Nominating Committee shall have the authority, responsibilities, and powers provided in the Nominating Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.  The members of the Nominating Committee shall have the qualifications set forth in the Nominating Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.

(e)  The Board of Directors may designate such other committees as it may deem appropriate, and such committees shall exercise the authority delegated to them.

(f)  Each committee provided for above shall meet as often as its business may require and may fix a day and time for regular meetings, notice of which shall not be required.  Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the following business day or on such other day as the chairman of the committee may determine.  Special meetings of committees may be called by any member, and notice of special meetings may be given to the members personally, by telephone, by mail, or by electronic transmission.  A majority of the members of a committee will constitute a quorum for the transaction of the business of the committee.  A record of the proceedings of each committee shall be kept and presented to the Board of Directors.

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(g)  In the absence or disqualification of a member of a committee, the members present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint any other member of the board who has the qualifications, if any, set forth in the committee charter or resolutions adopted by the Board of Directors to act at the meeting in place of such absent or disqualified member.

4.13  Meeting by Remote Communication.  The Board of Directors or any committee appointed by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other means of remote communication through which all persons participating in the meeting can communicate with the other participants.  Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

4.14  Notice.  Except as otherwise provided by these Bylaws, notice of the date, time, and place of each meeting of the Board of Directors shall be given to each director by either of the following methods:

(a)  by mailing a written notice of the meeting to the address that the director has designated or, in the absence of designation, to the last known address of the director, at least two days before the date of the meeting; or

(b)  by delivering a written notice of the meeting to the director at least one full business day before the meeting, personally or by electronic transmission, to the address that the director has designated, or in the absence of such designation, to the director’s last known office, home or electronic address.

4.15  Purpose Need Not Be Stated.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

4.16  Waiver of Notice.  A director’s attendance at or participation in a meeting of the Board of Directors or any committee constitutes a waiver of notice of the meeting, unless the director at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.  Notice of any meeting of the Board of Directors or a committee need not be given to any person entitled thereto who waives such notice in writing, either before or after such meeting.

4.17  Chairman of the Board. The Board of Directors at its first meeting after the annual meeting of the shareholders, or as soon as practicable after the election of directors in each year, shall appoint from its members a Chairman of the Board and may appoint one or more Vice Chairmen.  The Chairman of the Board shall have such other duties, powers and authority as may be delegated by the Board of Directors.  The Chairman of the Board is not an officer or executive officer of the Corporation unless he or she is also the President or otherwise appointed and designated an officer by the Board of Directors.  The Chairman of the Board shall be the chairman at all meetings of the Board of Directors.  The Chairman of the Board shall be the chairman at all meetings of the shareholders, or the Chairman of the Board or the Board of

SECOND AMENDED AND RESTATED BYLAWS OF CAPITOL BANCORP LTD. - 10

Directors may designate the President to serve as chairman of any or all meetings of the shareholders in lieu of the Chairman of the Board.  The Chairman of the Board and any Vice Chairman of the Board shall serve at the pleasure of the Board of Directors and may be removed or replaced by the Board of Directors at any time and for any reason.

ARTICLE V
OFFICERS

5.1  Officers. The Board of Directors shall appoint a President, a Secretary and a Treasurer, all of whom shall be officers of the Corporation.  The Board of Directors may also appoint and expressly designate Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, or such other individuals as it may deem proper to be officers of the Corporation with such titles as the Board of Directors may deem appropriate.  Any officer appointed by the Board shall hold office for an indefinite term at the pleasure of the Board of Directors.  All officers shall respectively have such authority and perform such duties in the management of the property and affairs of the Corporation as may be delegated by the Board of Directors.  Any officer may be removed by the Board of Directors at any time and for any reason.  The Board of Directors may secure the fidelity of any or all of the officers by bond or otherwise.  The Board of Directors shall have the power to fill any vacancies in any offices.

5.2  Appointment to Titled Positions. The Board of Directors or the President may from time to time appoint individuals to titled positions.  Holders of titled positions who may from time to time be appointed pursuant to this Section shall hold such titles as are assigned by the Board of Directors or the President.  The title of “Vice President” with or without other words, may be conferred on a holder of a titled position.  Dismissal of the holder of a titled position, appointment of replacement for a holder of a titled position, appointment of an additional titled position holder, and a change of titled position holder to a different or additional position may be made by the Board of Directors or the President.  Any two or more titled positions may be filled by the same person.

5.3  Authority of Officers. The President, Executive Vice Presidents, Senior Vice Presidents, Secretary and Treasurer, and any Vice Presidents or other persons as the Board of Directors shall have appointed and expressly designated as officers, shall be the only officers of the Corporation.  Only the officers of the Corporation shall have the discretionary authority to determine the fundamental policies of the Corporation.  Holders of titled positions who have not been expressly designated as officers of the Corporation in this Section or by the Board of Directors are not officers of the Corporation regardless of their titles.

5.4  Authority of Titled Positions. Holders of titled positions who are not officers shall not have discretionary authority to determine fundamental policies of the Corporation and shall not, by reason of holding such titled positions, be entitled to attend or receive the minutes of any meetings of the Board of Directors or any committee of the Corporation, except as and to the extent expressly authorized and permitted by the Board of Directors or the President.

5.5  President. Unless the Board shall determine otherwise, the President shall be the Chief Executive Officer as well as the Chief Operating Officer of the Corporation and shall

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have general supervision, direction, and control of the business of the Corporation, the general powers and duties of management usually vested in or incident to the office of the chief executive officer of a Corporation, and the duty and responsibility to implement and accomplish the objectives of the Corporation.  In the absence or nonelection of a Chairman of the Board, the President shall be the chairman at all meetings of shareholders and at all meetings of the Board of Directors.  The President shall perform such other duties as may be assigned by the Board of Directors.

5.6  Other Officers.  Each Executive Vice President, Senior Vice President, and any Vice Presidents who are appointed and designated as officers by the Board of Directors shall have such powers and perform such duties as may be assigned to him or her from time to time by the Board of Directors or the President.  In case of the absence of or the inability to act of the President, the duties of the President shall be performed by the Executive Vice Presidents, the Senior Vice Presidents, and any Vice Presidents designated by the Board of Directors as officers, in the order of their seniority or such other priority as may be established by the Board of Directors, unless and until the Board of Directors shall otherwise direct, and, when so acting the duly authorized Executive Vice President, Senior Vice President, or Vice President shall have all the powers of, and shall be subject to the restrictions upon, the President.

5.7  Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation.  The Treasurer shall deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be selected by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, or the Chief Executive Officer, taking proper vouchers for such disbursements.  In general, the Treasurer shall perform all duties incident to the office of Treasurer and such other duties as may be assigned by the Board of Directors.

5.8  Secretary. The Secretary shall give or cause to be given notice of all meetings of shareholders and directors and all other notices required by law or by these Bylaws; provided, however, that in the case of the Secretary’s absence, or refusal or neglect to do so, any such notice may be given by any person so directed by the Chief Executive Officer or by the directors as provided in these Bylaws.  The Secretary shall record all the proceedings of meetings of shareholders and of the directors in one or more books provided for that purpose and shall perform all duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors.

5.9  Subsidiary Officers. The officers of any subsidiary of the Corporation shall not, by virtue of holding such title and position, be deemed to be executive officers of the  Corporation, nor shall any such officer of a subsidiary of the Corporation, unless he or she is also a director or executive officer of the Corporation, be entitled to have access to any files, records, or other information relating or pertaining to the Corporation, its business and finances, or to attend or receive the minutes of any meetings of the Board of Directors or any committee of the Corporation, except as and to the extent expressly authorized and permitted by the Board of Directors or the President.

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ARTICLE VI
CONTRACTS, LOANS, CHECKS, AND DEPOSITS

6.1  Contracts. The Board of Directors may authorize any officer, or officers, or agent, or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

6.2  Loans.  No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the Board of Directors.  Such authorization may be general or confined to specific instances.

6.3  Checks.  All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer, or officers, or agent, or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

6.4  Deposits. All funds of the Corporation, not otherwise employed, shall be deposited to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLE VII
MISCELLANEOUS

7.1  Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

7.2  Voting of Securities. Securities of another corporation or entity standing in the name of the Corporation, which are entitled to vote may be voted, in person or by proxy, by the Chairman of the Board or the President of the Corporation or by such other or additional persons as may be designated by the Board of Directors.

7.3  Inconsistencies with Articles of Incorporation. In the event of any inconsistency between any provision of these Bylaws and any provision of the Corporation’s Articles of Incorporation, the Articles of Incorporation shall control.

ARTICLE VIII
INDEMNIFICATION

8.1  Indemnification of Directors and Officers: Claims by Third Parties.  The Corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, indemnify a director or officer (an “Indemnitee”) who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the

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Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to a criminal action or proceeding, if the Indemnitee had no reasonable cause to believe his or her conduct was unlawful.  The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

8.2  Indemnification of Directors and Officers: Claims brought by Right of the Corporation.  The Corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, indemnify an Indemnitee who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with the action or suit, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders.  Indemnification shall not be made under this Section 8.2 for a claim, issue, or matter in which the Indemnitee has been found liable to the Corporation except to the extent authorized in Section 8.4.

8.3  Actions Brought by the Indemnitee.  Notwithstanding the provisions of Sections 8.1 and 8.2, the Corporation shall not be required to indemnify an Indemnitee in connection with an action, suit, proceeding or claim (or part thereof) brought or made by such Indemnitee except as otherwise provided herein with respect to the enforcement of this Article VIII, unless such action, suit, proceeding or claim (or part thereof) was authorized by the Board of Directors.

8.4  Approval of Indemnification.  Except as otherwise provided in Section 8.6, indemnification under Sections 8.1 and 8.2, unless ordered by the court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in Sections 8.1 and 8.2, as the case may be, and upon an evaluation of the reasonableness of expenses and amounts paid in settlement.  This determination and evaluation shall be made in any of the following ways:

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(a)  By a majority vote of a quorum of the Board of Directors consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

(b)  If a quorum cannot be obtained in Subsection (a), by majority vote of a committee duly designated by the Board of Directors and consisting solely of two (2) or more directors not at the time parties or threatened to be made parties to the action, suit or proceeding.

(c)  By independent legal counsel in a written opinion, which counsel shall be selected in one (1) of the following ways:

(i)  By the Board of Directors or its committee in the manner prescribed in Subsection (a) or (b); or

(ii)  If a quorum of the Board of Directors cannot be obtained under item 1 and a committee cannot be designated under Subsection (b), by the Board of Directors.

(d)  By all independent directors (if any directors have been designated as such by the Board of Directors or shareholders of the Corporation) who are not parties or threatened to be made parties to the action, suit, or proceeding.

(e)  By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

8.5  Advancement of Expenses.  The Corporation shall pay or reimburse the reasonable expenses incurred by an Indemnitee who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if all of the following apply:

(a)  The Indemnitee furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct, if any, required by the Act for the indemnification of a person under the circumstances.

(b)  The Indemnitee furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the applicable standard of conduct, if any, required by the Act for the indemnification of a person under the circumstances.

(c)  A determination is made that the facts then known to those making the determination would not preclude indemnification, if any, required by the Act for the indemnification of a person under the circumstances.

The undertaking required by item 2 must be an unlimited general obligation of the Indemnitee but need not be secured and may be accepted without reference to the financial ability of the person to make repayment.  Determinations and evaluations of reasonableness of payments under this Section 8.4 shall be made in the manner specified in Section 8.3.

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8.6  Court Approval.  An Indemnitee who is a party or threatened to be made a party to an action, suit, or proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.  On receipt of an application, the court after giving any notice it considers necessary may order indemnification if it determines that the Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the applicable standard of conduct set forth in Sections 8.1 and 8.2 or was adjudged liable as described in Section 8.1, but if he or she was adjudged liable, his or her indemnification is limited to reasonable expenses incurred.

8.7  Partial Indemnification.  If an Indemnitee is entitled to indemnification under Sections 8.1 and 8.2 for a portion of expenses, including reasonable attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the Corporation shall indemnify the Indemnitee for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the Indemnitee is entitled to be indemnified.

8.8  Article Provision Eliminating or Limiting Director Liability. The Corporation shall indemnify a director for the expenses and liabilities described in this Article VIII without a determination that the director has met the standard of conduct set forth in Sections 8.1 and 8.2, but no indemnification may be made except to the extent authorized in Section 564c of the Act if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the Corporation or its shareholders, violated Section 551 of the Act, or intentionally committed a criminal act.  In connection with an action or suit by or in the right of the Corporation as described in Section 8.2, indemnification under this Article VIII shall be for expenses, including attorneys’ fees, actually and reasonably incurred.  In connection with an action, suit, or proceeding other than an action, suit, or proceeding by or in the right of the Corporation, as described in Section 8.1, indemnification under this Article VIII shall be for expenses, including attorneys’ fees, actually and reasonably incurred, and for judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred.

8.9  Indemnification of Employees and Agents.  Any person who is not covered by the foregoing provisions of this Article VIII and who is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, may be indemnified to the fullest extent authorized or permitted by the Act or other applicable law, as the same exists or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, but in any event only to the extent authorized at any time or from time to time by the Board of Directors.

8.10  Other Rights of Indemnification.  The indemnification or advancement of expenses provided under Sections 8.1 through 8.7 is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, bylaws, or a contractual agreement.  The total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.  The indemnification provided for in Sections 8.1 through 8.7 continues as to a person who ceases to be a director,

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officer, employee, or agent and shall inure to the benefit of the heirs, personal representatives, and administrators of the person.

8.11  Definitions.  “Other enterprises” shall include employee benefit plans; “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and “serving at the request of the Corporation” shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, the director, officer, employee or agent with respect to an employee benefit plan, its participants or its beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner “not opposed to the best interests of the Corporation or its shareholders” as referred to in Sections 8.1 and 8.2.

8.12  Liability Insurance.  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify him or her against liability under the pertinent provisions of the Act.

8.13  Enforcement.  If a claim under this Article VIII is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, a committee thereof, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the Act nor an actual determination by the Corporation (including its Board of Directors, a committee thereof, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

8.14  Contract with the Corporation.  The right to indemnification conferred in this Article VIII shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article VIII is in effect, and any repeal or modification of this Article VIII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding

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theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

8.15  Application to a Resulting or Surviving or Constituent Corporation.  The definition for “corporation” found in Section 569 of the Act, as the same exists or may hereafter be amended is, and shall be, specifically excluded from application to this Article VIII.  The indemnification and other obligations set forth in this Article VIII of the Corporation shall be binding upon any resulting or surviving corporation after any merger or consolidation with the Corporation.  Notwithstanding anything to the contrary contained herein or in Section 569 of the Act, no person shall be entitled to the indemnification and other rights set forth in this Article VIII for acting as a director or officer of another corporation prior to such other corporation entering into a merger or consolidation with the Corporation.

8.16  Severability.  Each and every paragraph, sentence, term and provision of this Article VIII shall be considered severable in that, in the event a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining paragraphs, sentences, terms, or provisions shall not be affected, and this Article VIII shall be construed in all respects as if the invalid or unenforceable matter had been omitted.  Any repeal, amendment or other modification of this Article VIII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, amendment or other modification.  If the Act is amended after this Article VIII becomes effective, to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the Act as so amended.

ARTICLE IX
AMENDMENTS

These Bylaws may be amended or repealed or new Bylaws adopted by a majority vote of the Board of Directors at any regular or special meeting, without prior notice of intent to do so, or by vote of the holders of a majority of the outstanding voting shares of the Corporation at any annual or special meeting if notice of the proposed amendment, repeal, or adoption is contained in the notice of the meeting.

ARTICLE X
RESTRICTIONS ON TRANSFER

10.1  Definitions. For purposes of this Article X, the following terms shall have the following meanings:

(a)  “Agent” shall mean an agent designated by the Board of Directors of the Corporation (which may be an officer of the Corporation).

(b)  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(c)  “Corporation Securities” shall mean (i) shares of the Corporation’s common stock, (ii) shares of the Corporation’s preferred stock (other than preferred stock

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described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (within the meaning of Treasury Regulation Section 1.382-4(d)(9)) to purchase stock of the Corporation (other than preferred stock described in Section 1504(a)(4) of the Code), and (iv) any other interests that would be treated as “stock” of the Corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18), or any successor provision.

(d)  “Effective Date” shall mean _______, 2012.

(e)  “Excess Securities” shall mean the Corporation Securities which are the subject of the Prohibited Transfer.

(f)  “Five-Percent Shareholder” shall mean (i) a Person or group of Persons that is identified as a “5-percent shareholder” of the Corporation pursuant to Treasury Regulation Section 1.382-2T(g) or (ii) a Person that is a “first tier entity” or “higher tier entity” (as such terms are defined in Section 1.382-2T(f) of the Treasury Regulations) of the Corporation if that Person has a “public group” or individual, or a “higher tier entity” if that Person has a “public group” or individual, that is treated as a “5-percent shareholder” of the Corporation pursuant to Section 1.382-2T(g) of the Treasury Regulations.

(g)  “Percentage Stock Ownership” shall mean the percentage stock ownership interest as determined in accordance with Treasury Regulation Sections 1.382-2(a)(3), 1.382-2T(g), (h), (j) and (k), 1.382-3(a), and 1.382-4(d); provided, however, that for the sole purpose of determining the percentage stock ownership of any entity (and not for the purpose of determining the percentage stock ownership of any other Person), Corporation Securities held by such entity shall not be treated as no longer owned by such entity pursuant to Treasury Regulation Section 1.382-2T(h)(2)(i)(A).

(h)  “Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust, plan, syndicate, estate, association, joint venture or similar organization, other entity, or group of persons making a “coordinated acquisition” of Corporation Securities or otherwise treated as an “entity” within the meaning of Treasury Regulation Section 1.382-3(a)(1) or otherwise, and includes, without limitation, an unincorporated group of persons who, by formal or informal agreement or arrangement (whether or not in writing), have embarked on a common purpose or act, and also includes any successor (by merger or otherwise) of any such individual or entity.

(i)  “Plan” shall mean the Tax Benefits Preservation Plan dated July 21, 2011.

(j)  “Prohibited Distributions” shall mean any dividends or other distributions that were paid by the Corporation and received by a Purported Transferee with respect to the Excess Securities.

(k)  “Prohibited Transfer” shall mean any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article X.

(l)  “Purported Transferee” shall mean the purported transferee of a Prohibited Transfer.

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(m)  “Restriction Release Date” shall mean the earliest of (i) the repeal of Section 382 of the Code (and any comparable successor provision) or (ii) the earlier of (A) the day that is forty-five (45) days after the second anniversary of the Effective Date pursuant to the Plan and (B) the earliest date on which the Board of Directors determines that (1) an ownership change (within the meaning of Section 382 of the Code) would not result in a substantial limitation on the ability of the Corporation (or a direct or indirect subsidiary of the Corporation) to use otherwise available Tax Benefits, or (2) no significant value attributable to the Tax Benefits would be preserved by continuing the Transfer restrictions herein.

(n)  “Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any “net unrealized built-in loss” within the meaning of Section 382 of the Code, of the Corporation or any direct or indirect subsidiary thereof.

(o)  “Transfer” shall mean, subject to the last sentence of this definition, any direct or indirect sale, acquisition, transfer, assignment, conveyance, pledge, or other disposition. A Transfer also shall include the creation or grant of an option (within the meaning of Treasury Regulation Section 1.382-4(d)(9)) other than the grant of an option by the Corporation or the modification, amendment or adjustment of an existing option granted by the Corporation. A Transfer shall not include an issuance or grant of Corporation Securities by the Corporation, the modification, amendment or adjustment of an existing option by the Corporation and the exercise by an employee of the Corporation of any option to purchase Corporation Securities granted to such employee pursuant to contract or any stock option plan or other equity compensation plan of the Corporation.

(p)  “Treasury Regulation” shall mean the income tax regulations (whether temporary, proposed or final) promulgated under the Code and any successor regulations. References to any subsection of such regulations include references to any successor subsection thereof.

10.2  Restrictions on Transfer. In order to preserve the Tax Benefits, subject to Section 10.3 below, any attempted Transfer of Corporation Securities prior to the Restriction Release Date, or any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person or group of Persons shall become a Five-Percent Shareholder or (ii) the Percentage Stock Ownership interest in the Corporation of any Five-Percent Shareholder shall be increased. Notwithstanding the foregoing, nothing in this Article X shall prevent a Person from Transferring Corporation Securities to a new or existing public group of the Corporation, as defined in Treasury Regulation Section 1.382-2T(f)(13) or any successor regulation.

10.3  Certain Exceptions.

(a)  The restrictions set forth in Section 10.2 above shall not apply to an attempted Transfer of Corporation Securities if the transferor or the transferee obtains the written approval of the Board of Directors of the Corporation, which approval may be granted or denied

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in accordance with the procedures set forth in this Section. In connection therewith, and to provide for effective policing of such restrictions, prior to the date of any proposed Transfer of Corporation Securities that, in the absence of the approval of the Board of Directors pursuant to this Section, would be a Prohibited Transfer, either (a) the proposed transferee of such Corporation Securities (a “Restricted Transferee”) or (b) the proposed transferor of such Corporation Securities (a “Restricted Transferor”) shall request in writing (a “Request”) that a committee of not fewer than one director but not more than three directors appointed by the Board of Directors (the “Review Committee”), or the Board of Directors if the Review Committee deems review by the Board of Directors to be appropriate, review the proposed Transfer of Corporation Securities and authorize or not authorize such proposed Transfer in accordance with this Section.

(b)  A Request shall be mailed or delivered to the Secretary of the Corporation at the Corporation’s principal place of business, or telecopied to the Corporation’s telecopier number at its principal place of business. Such Request shall be deemed to have been received by the Corporation when actually received by the Corporation.

(c)  A Request shall include: (A) the name, address and telephone number of the Restricted Transferee; (B) a description of the Restricted Transferee’s existing direct or indirect ownership of Corporation Securities; (C) a description of the Corporation Securities that are proposed to be Transferred to the Restricted Transferee; (D) the date on which such proposed Transfer is expected to take place (or, if such Transfer is proposed to be made in a transaction on a national securities exchange or any national securities quotation system, a statement to that effect); (E) the name, address and telephone number of the Restricted Transferor (or, if such Transfer is proposed to be made in a transaction on a national securities exchange or any national securities quotation system, a statement to that effect); and (F) a request that the Review Committee, or the Board of Directors if the Review Committee deems review by the Board of Directors to be appropriate, Board authorize, if appropriate, such Transfer pursuant to this Section.

(d)  The Review Committee shall use reasonable best efforts to make a determination to authorize, deny or refer to the Board of Directors any Request on or before the tenth business day (or, if necessary to permit the Restricted Transferee and/or Restricted Transferor to provide the information requested pursuant to this Section, such later date as reasonably determined by the Review Committee in consultation with the Restricted Transferor or Restricted Transferee that made such Request) following receipt of the Request by the Corporation. In the event the Review Committee refers the Request to the Board of Directors, the Board of Directors shall use reasonable best efforts to consider the applicable Request on or before the tenth business day following the Review Committee’s referral of the Request to the Board of Directors.

(e)  The Review Committee (or the Board of Directors) may authorize a Transfer of Corporation Securities to a Restricted Transferee, if it determines, in its sole discretion, that, after taking into account the preservation of the Tax Benefits, such Transfer of Corporation Securities would be in the best interests of the Corporation and its shareholders. The Review Committee (or the Board of Directors) may only determine not to authorize a Transfer of Corporation Securities to a Restricted Transferee, if it determines, in good faith and its sole

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discretion, that such Transfer meaningfully increases the risk of a limitation on the use of the Tax Benefits under Section 382 of the Code. For purposes of this determination, the Board of Directors shall consider, among other items, the following: (i) the total owner shift under Section 382 of the Code, (ii) all other pending proposed Transfer requests, (iii) whether the proposed Transfer is structured to minimize the resulting owner shift, and (iv) any reasonably foreseeable events of which the Board of Directors has knowledge that would constitute additional owner shifts. Any determination by the Review Committee (or the Board of Directors) not to authorize a proposed Transfer of Corporation Securities to a Restricted Transferee shall cause such proposed Transfer to be deemed a Prohibited Transfer. The Review Committee (or the Board of Directors) may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Restricted Transferee to Transfer Corporation Securities acquired through a Transfer. Approvals of the Review Committee (or the Board of Directors) hereunder may be given prospectively or retroactively. The Review Committee (or the Board of Directors), to the fullest extent permitted by law, may exercise the authority granted by this Section through duly authorized officers or agents of the Corporation. Nothing in this Section shall be construed to limit or restrict the Review Committee (or the Board of Directors) in the exercise of its fiduciary duties under applicable law.

(f)  In addition, the Review Committee (or the Board of Directors) may, in its sole discretion, require (A) such representations from the Restricted Transferee and/or Restricted Transferor as to such matters as the Review Committee (or the Board of Directors) may determine or (B) at the expense of the Restricted Transferor and/or Restricted Transferee, an opinion of counsel selected by the Review Committee (or the Board of Directors) that the Transfer will not result in the application of any Section 382 limitation on the use of the Tax Benefits; provided that the Board of Directors may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. Any Restricted Transferee and/or Restricted Transferor who makes a Request to the Review Committee shall reimburse the Corporation, on demand, for all costs and expenses incurred by the Corporation with respect to any proposed Transfer of Corporation Securities, including, without limitation, the Corporation’s costs and expenses incurred in determining whether to authorize the proposed Transfer, which costs may include, but are not limited to, any expenses of counsel and/or tax advisors engaged by the Review Committee (or the Board of Directors) to advise the Review Committee (or the Board of Directors) or deliver an opinion thereto.

(g)  The Corporation shall promptly notify the Restricted Transferee and the Restricted Transferor of (i) the Review Committee’s determination to authorize, deny or refer to the Board of Directors any Transfer to a Restricted Transferee and (ii) the Board of Directors’ determination to authorize or deny the Transfer described in the Request.

(h)  If the Review Committee (or the Board of Directors) authorizes the Transfer of Corporation Securities, the Restricted Transferee and Restricted Transferor shall be permitted to consummate such Transfer described in the Request.

10.4  Treatment of Excess Securities.

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(a)  No officer, director, employee or agent of the Corporation shall record any Prohibited Transfer, and a Purported Transferee shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of Excess Securities. Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of shareholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Subsection (d) below or until approval is obtained under Section 10.3 above. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with Subsections (a) and (c) shall also be a Prohibited Transfer.

(b)  The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed transferee or payee furnish the Corporation all information reasonably requested by the Corporation with respect to all the direct and indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement Article X, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Corporation Securities and other evidence that a Transfer will not be prohibited by Section 10.2 above as a condition to registering any Transfer.

(c)  If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with Prohibited Distributions, to the Agent. The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which the Corporation Securities may be traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Subsection (d) below if the Agent rather than the Purported Transferee had resold the Excess Securities.

SECOND AMENDED AND RESTATED BYLAWS OF CAPITOL BANCORP LTD. - 23

(d)  The Agent shall apply any proceeds of a sale by it of Excess Securities, and if the Purported Transferee had previously resold the Excess Securities, any amounts received by the Agent from a Purported Transferee, as follows: (A) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (B) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or their fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance, or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (C) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable or successor provision) selected by the Board of Directors. The Purported Transferee’s sole right with respect to such Corporation Securities shall be limited to the amount payable to the Purported Transferee pursuant to this Subsection. In no event shall the proceeds of any sale of Excess Securities pursuant to this Article X inure to the benefit of the Corporation.

(e)  In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Michigan law (“Securities,” and individually, a “Security”) but which would cause a Five-Percent Shareholder to violate a restriction on Transfers provided for in this Article X, the application of Subsections (c) and (d) above shall be modified as described in this Subsection. In such case, no such Five-Percent Shareholder shall be required to dispose of any interest that is not a Security, but such Five Percent Shareholder and/or any Person whose ownership of Securities is attributed to such Five Percent Shareholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such Five-Percent Shareholder, following such disposition, not to be in violation of this Article X. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Subsections (c) and (d) above, except that the maximum aggregate amount payable either to such Five-Percent Shareholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such Five-Percent Shareholder or such other Person. The purpose of this Subsection is to extend the restrictions in Section 10.2 and Subsection (c) above to situations in which there is a Prohibited Transfer without a direct Transfer of Securities, and this Subsection, along with the other provisions of this Article X, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

10.5  Board Determinations.

(a)  The Board of Directors of the Corporation shall have the power to determine all matters necessary for determining compliance with this Article X, including, without limitation: (A) the identification of Five-Percent Shareholders; (B) whether a Transfer is a Prohibited Transfer; (C) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder; (D) whether an instrument constitutes a Corporation Security; (E) the

SECOND AMENDED AND RESTATED BYLAWS OF CAPITOL BANCORP LTD. - 24

amount (or fair market value) due to a Purported Transferee pursuant to this Article X; (F) whether compliance with any restriction or limitation on stock ownership and transfers set forth in this Article X is no longer required; and (G) any other matters which the Board of Directors determines to be relevant; and the determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article X.

(b)  Nothing contained in this Article X shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its shareholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (A) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article X, provided that, such ownership interest percentages may only be modified to the extent necessary to reflect changes to Section 382 and the applicable Treasury Regulations, (B) modify the definitions of any terms set forth in this Article X, or (C) modify the terms of this Article X as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Shareholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate; provided, further, notwithstanding the first sentence of this Subsection, the Corporation shall not be entitled to modify the terms of this Article X in order to accelerate or extend the Restriction Release Date.

(c)  In the case of an ambiguity in the application of any of the provisions of this Article X, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article X requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article X. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article X. The Board of Directors may delegate all or any portion of its duties and powers under this Article X to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article X through duly authorized officers or agents of the Corporation. Nothing in this Article X shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

10.6  Securities Exchange Transactions. Nothing in this Article X (including, without limitation, any determinations made, or actions taken, by the Board of Directors pursuant to this Article X) shall preclude the settlement of any transaction entered into through the facilities of a national securities exchange or any national securities quotation system. The fact

SECOND AMENDED AND RESTATED BYLAWS OF CAPITOL BANCORP LTD. - 25

that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article X and any Purported Transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article X.

10.7  Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Section 10.3 above, then the Corporation shall promptly take all cost effective actions which it believes are appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article X being void ab initio or (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article X.

10.8  Liability. To the fullest extent permitted by law, any shareholder subject to the provisions of this Article X who knowingly violates the provisions of this Article X and any Persons controlling, controlled by or under common control with such shareholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

10.9  Notice to Corporation. Any Person who acquires or attempts to acquire Corporation Securities in excess of the limitations set forth in this Article X shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Prohibited Transfer on the preservation and usage of the Tax Benefits. As a condition to the registration of the Transfer of any Corporation Securities, any Person who is a beneficial, legal, or record holder of Corporation Securities, and any proposed transferee and any Person controlling, controlled by, or under common control with the proposed transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article X or the status of the Tax Benefits of the Corporation.

10.10  Certificates. All certificates representing Corporation Securities on or after the Effective Date shall, until the Restriction Release Date, bear a conspicuous legend in substantially the following form:

THE TRANSFER OF SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTION PURSUANT TO ARTICLE XI OF THE FIRST AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF CAPITOL BANCORP LTD., AS AMENDED AND IN EFFECT FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION UPON REQUEST.

SECOND AMENDED AND RESTATED BYLAWS OF CAPITOL BANCORP LTD. - 26

10.11  Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation or of the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article X, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any shareholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

10.12  Benefits of Article X. Nothing in this Article X shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article X. This Article X shall be for the sole and exclusive benefit of the Corporation and the Agent.

10.13  Severability. The purpose of this Article X is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article X or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article X.

10.14  Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article X, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

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ANNEX F

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF FINANCIAL COMMERCE
CORPORATION

MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS BUREAU OF COMMERCIAL SERVICES
Date Received	(FOR BUREAU USE ONLY) This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name Phillip D. Torrence Honigman Miller Schwartz and Cohn LLP
Address 350 East Michigan Avenue, Suite 300
City State Zip Code Kalamazoo Michigan 49007	EFFECTIVE DATE:

Document will be returned to the name and address you enter above
If Left Blank Document Will Be Mailed To The Registered Office.

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
FINANCIAL COMMERCE CORPORATION

Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Amended and Restated Articles of Incorporation:

1.  The present name of the corporation is Financial Commerce Corporation.

2.  The identification number assigned by the bureau is 039386.

3.  The date of filing the original Articles of Incorporation was October 27, 1993.

The following Amended and Restated Articles of Incorporation supersede the Articles of Incorporation and shall be the Articles of Incorporation of Financial Commerce Corporation:

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF FINANCIAL COMMERCE CORPORATION - 1

ARTICLE I.
Name

The name of this corporation is Financial Commerce Corporation (the “Corporation”).

ARTICLE II.
Purpose

The purpose or purposes for which the Corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Michigan Business Corporation Act, as amended (the “Act”), and specifically, but not in limitation of the foregoing, to be a bank holding company under the Bank Holding Company Act of 1956, as amended, and to engage in, or acquire an interest in other companies which engage in, activities closely related to banking as such activities are defined by the Board of Governors of the Federal Reserve System.

ARTICLE III.
Registered Office and Resident Agent

The street and mailing address of the registered office is Capitol Bancorp Center, 200 Washington Square North, Lansing, Michigan 48933.  The name of the resident agent at the registered office is registered office is Cristin Reid.

ARTICLE IV.
Authorized Stock and Relative Rights

A.  The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Twenty Million, Two Hundred Thousand (20,200,000) shares consisting of (i) Two Hundred Thousand (200,000) shares of Preferred Stock, no par value per share (the “Preferred Stock”) and (ii) Twenty Million (20,000,000) shares of Common Stock, no par value per share (the “Common Stock”).

B.  The Common Stock shall be divided into three classes.  Five Million (5,000,000) shares of Common Stock shall be designated as Class A Common Stock (“Class A Common”).  The Class A Common shall have 4.1932 votes per share, and each share of Class A Common shall be equal to every other share of Class A Common.  Ten Million (10,000,000) of Common Stock shall be designated as Class B Common Stock (“Class B Common”).  The Class B Common shall have one (1) vote per share, and each share of Class B Common shall be equal to every other share of Class B Common.  Except with respect to voting power, the Class A Common and Class B Common shall in all respects carry the same rights and privileges (including in respect of distributions upon any dissolution, liquidation or winding up of the Corporation) and be treated the same (including in any merger, consolidation, share exchange or other similar transaction). Five Million (5,000,000) shares of Common Stock shall be designated

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF FINANCIAL COMMERCE CORPORATION - 2

as Class C Redeemable Common Stock (“Class C Redeemable Common”).  The Class C Redeemable Common shall have 0.1469 of a vote per share and shall be redeemable in accordance with Section C below.  Except with respect to voting power, dividends and redemption rights described below, the Class C Redeemable Common, the Class A Common and Class B Common shall in all respects carry the same rights and privileges (including in respect of distributions upon any dissolution, liquidation or winding up of the Corporation) and be treated the same (including in any merger, consolidation, share exchange or other similar transaction).

C.  The Class C Redeemable Common is not subject to any mandatory redemption, sinking fund or other similar provisions.  The Class C Redeemable Common is not redeemable prior to the fourth (4th) anniversary of the issuance date of such Class C Redeemable Common and will not be redeemable by the Corporation after such date unless dividends payable on shares of the Preferred Stock have been declared and paid in full to the holders of such Preferred Stock. On and after that date, the Class C Redeemable Common will be redeemable at the option of the Corporation, in whole or in part (in accordance with the language below), at the Redemption Price (as defined below) for each share.  Holders of the Class C Redeemable Common will have no right to require the redemption or repurchase of the Class C Redeemable Common.

The Corporation shall only be entitled to partially redeem the Class C Redeemable Common of a holder provided that the Corporation makes such payment without reduction for withholding taxes.  If the Corporation is required under applicable law to withhold tax on a payment to a Class C Redeemable holder, the Corporation shall be entitled to undertake such partial redemption provided that the holder receives, taking into account such withholding, the amount to which it would be entitled if such withholding requirement did not apply.

So long as any share of the Class C Redeemable Common remains outstanding, unless as to a dividend payment date holders of the Class C Redeemable Common receive cash dividends equal to ninety-five percent (95%) of all of the cash dividends declared and paid on any of the Common Stock for such dividend period have been declared and paid or declared and a sum sufficient for the payment of those dividends declared on the Class C Redeemable Common has been set aside for the dividend period then ending, the Corporation will not, during such dividend period, declare or pay any dividend on (other than with respect to a 382 Rights Plan), make any distributions relating to any Common Stock, junior securities or parity securities of the Corporation.  At no time while any share of the Class C Redeemable Common remains outstanding will the Corporation redeem, purchase, acquire or make a liquidation payment relating to, any Common Stock (except with respect to a liquidation payment), junior securities or parity securities of the Corporation or make any guarantee payment with respect thereto, other than:

           (i)           purchases, redemptions or other acquisitions of shares of the Corporation’s securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF FINANCIAL COMMERCE CORPORATION - 3

(ii)           purchases of shares of the Common Stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan;

(iii)           as a result of an exchange or conversion of any class or series of the Corporation’s for any other class or series of the Corporation’s securities (provided that such exchange or conversion shall not result in the exchange of securities pari passu or junior to the Class C Redeemable for securities senior to Class C Redeemable); or

(iv)           the purchase of fractional interests in shares of Corporation’s securities pursuant to the conversion or exchange provisions of the Corporation’s securities or the security being converted or exchanged.

The foregoing restriction, however, will not apply to any of the rights of the Preferred Stock (unless expressly provided for in the terms of such Preferred Stock) or any of the Corporation’s securities dividends paid by the Corporation where the dividend stock being paid is the same stock as that on which the dividend is being paid or involves a distribution of capital stock of, or similar equity interests in, a subsidiary or other business unit of the Corporation.

If any shares of the Class C Redeemable Common are to be redeemed the following provisions set forth the procedures for redemption of the Class C Redeemable Common:

(i)           A notice of redemption (which may be contingent upon the occurrence of a future event) shall be mailed, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, addressed to the holders of record of the Class C Redeemable Common at their addresses as they appear on the Corporation’s stock transfer records. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any shares of the Class C Redeemable Common except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Class C Redeemable Common may be listed or admitted to trading, each notice shall state: (A) the Redemption Date; (B) the Redemption Price; (C) the number of shares of Class C Redeemable Common to be redeemed and, if fewer than all the shares of Class C Redeemable Common held by such holder are to be redeemed, the number of such shares of Class C Redeemable Common to be redeemed from such holder; (D) the place or places where the certificates, if any, evidencing the shares of Class C Redeemable Common are to be surrendered for payment of the redemption price; and (E) that dividends on the shares of Class C Redeemable Common to be redeemed will cease to accrue on such redemption date except as otherwise provided herein.

(ii)           If fewer than all the outstanding shares of the Class C Redeemable Common are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata (as nearly as practicable without creating fractional shares) or by any other equitable method the Corporation may choose.

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF FINANCIAL COMMERCE CORPORATION - 4

(iii)           At its election, the Corporation, prior to a Redemption Date, may irrevocably deposit the Redemption Price (including declared and unpaid dividends to the Redemption Date, if any) of the Class C Redeemable Common so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Class C Redeemable Common to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid dividends to the redemption date). Subject to applicable escheat laws, any monies so deposited which remain unclaimed by the holders of the Class C Redeemable Common at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.

Each holder of the Class C Redeemable Common shall, upon request of the Corporation, furnish the Corporation information as to such holder’s actual and constructive ownership for tax purposes of any of the Corporation’s stock that is reasonably relevant to the Corporation’s determination of whether withholding is required under applicable law; provided that if the holder does not furnish the Corporation such information within sixty (60) days of the Corporation’s request, then the holder shall be deemed to have represented that it does not actually or constructively own for tax purposes stock in the Corporation other than the Class C Redeemable Common that it received on the effective date of the original issuance of the Class C Redeemable Common.  For purposes of clarity, each holder of the Class C Redeemable Common shall timely provide all tax forms to the Corporation that are relevant to the determination of whether tax withholding is required.  In the event that the Corporation determines, after any partial redemption from a holder, that withholding was required with respect to a payment to that holder, then the Corporation shall be entitled to withhold amounts on any subsequent payments to which that holder would otherwise be entitled as a result of its ownership of such stock.

For purposes of this Section C, the following definitions shall apply:

“382 Rights Plan” means a shareholder rights plan designed to preserve the utilization of tax benefits and assets and the associated declaration, issuance and exercise of related securities (including rights and shares of a new series of junior participating preferred stock).

“Calculation Date” means the last day of the fiscal quarter immediately preceding the Redemption Date.

“Plan Adjustment Value” means the greater of (A) zero (0), and (B) Fifty Million Dollars ($50,000,000) minus the result obtained by multiplying (i) Tangible Net Asset Value as of the Plan Calculation Date by (ii) the result of dividing (a) the total number of shares of Class C Redeemable Common issued and outstanding as of the Plan Calculation Date by (b) the total number of shares of Class A Common, Class B Common and Class C Redeemable Common issued and outstanding as of the Plan Calculation Date.

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF FINANCIAL COMMERCE CORPORATION - 5

“Plan Calculation Date” means the first business day on which all conditions to the Corporation’s Joint Plan of Reorganization’s (the “Plan”) confirmation and effectiveness of the Plan in Article IX of the Plan have been satisfied or waived and on which the Plan is consummated.

“Redemption Date” means any date specified by the Corporation that is at least four (4) years after the date of issuance of the Class C Redeemable Common and noticed to the holders of Class C Redeemable Common at least ten (10) days in advance of such redemption.

“Redemption Price” shall equal the greater of (i) Fifty Million Dollars ($50,000,000) divided by the number of shares of Class C Redeemable Common issued and outstanding as of the Plan Calculation Date, and (ii) the sum of (a) the Tangible Net Asset Value (as defined below) of the Corporation as of the Calculation Date divided by the total number of shares of Class A Common, Class B Common and Class C Redeemable Common issued and outstanding as of the Calculation Date, and (b) the Plan Adjustment Value divided by the number of shares of Class C Redeemable Common issued and outstanding as of the Plan Calculation Date.

“Tangible Net Asset Value” means total assets minus (i) intangible assets, (ii) deferred tax assets, (iii) the aggregate liquidation value of the issued and outstanding Preferred Stock and (iv) total liabilities, in each case, calculated by the Corporation on a consolidated basis in accordance with generally accepted accounting principles (“GAAP”).  For the avoidance of doubt and notwithstanding any provision of GAAP to the contrary, Tangible Net Asset Value shall be calculated net of goodwill and deposit premiums.

D.  The shares of the Preferred Stock may be divided into and issued in one or more series.  The Board of Directors is hereby authorized to cause the Preferred Stock to be issued from time to time in one or more series, with such designations and such relative voting, dividend, liquidation and other rights, preferences and limitations, as shall be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board of Directors.  The Board of Directors is expressly authorized to adopt such resolutions or resolutions and issue such stock from time to time as it may deem desirable

E.  Notwithstanding anything herein to the contrary, the Corporation shall not issue nonvoting capital stock to the extent prohibited by section 1123 of the Bankruptcy Code; provided, however, that this Section E: (a) will have no further force and effect beyond that required under section 1123 of the Bankruptcy Code, (b) will have such force and effect only for so long as section 1123 of the Bankruptcy Code is in effect and applicable to the Corporation and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect. This Section E shall be of no further force and effect 30 days following the effective date of the Corporation’s bankruptcy plan.

ARTICLE V.
Compromise, Arrangement or Plan of Reorganization

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When a compromise or arrangement or a plan of reorganization of the Corporation is proposed between the Corporation and its creditors or any class of them or between the Corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of the Corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or a class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs.  If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of the Corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on the Corporation.

ARTICLE VI.
Shareholder Action by Written Consent

A.  Any action required or permitted by the Act to be taken at an annual or special meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted.   No action by written consent of holders of less than all the outstanding shares entitled to vote on such action shall be effective unless the proposed action shall have been approved by the Board of Directors of the Corporation before the consent of shareholders is executed.

B.  In order that the Corporation’s shareholders shall have an opportunity to receive and consider the information germane to an informed judgment as to whether to give a written consent, any corporate action to be taken by written consent shall not be effective until, and the shareholders of the Corporation shall be able to give or revoke written consents for, at least twenty (20) days from the date of the commencement of a solicitation (as such term is defined in Rule 14a-1(l) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of consents, other than corporate action by written consent taken pursuant to solicitations of not more than ten (10) persons.  For purposes of this Article VI, a consent solicitation shall be deemed to have commenced when a proxy statement or information statement containing the information required by law is first furnished to the Corporation’s shareholders.

C.  Consents to corporate action shall be valid for a maximum of sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 407 of the Act.  Consents may be revoked by written notice (i) to the Corporation, (ii) to the shareholder or shareholders soliciting consents or soliciting revocations in opposition to

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action by consent proposed by the Corporation (the “Soliciting Shareholders”), or (iii) to a proxy solicitor or other agent designated by the Corporation or the Soliciting Shareholders.

D.  Notwithstanding the foregoing, if independent counsel to the Corporation delivers to the Corporation a written opinion stating, or a court of competent jurisdiction determines, that this Article VI, or any portion thereof, is illegal with respect to any corporate action to be taken by written consent for which a consent has theretofore been delivered to the Corporation, in the manner provided in Section 407 of the Act, whether prior or subsequent to the date of the adoption of this Article VI, then this Article VI, or such portion thereof, as the case may be, shall after the date of such delivery of such opinion or such determination be null and void and of no effect with respect to any other corporate action to be taken by written consent.

E.  Within 3 business days after receipt of the earliest dated consent delivered to the Corporation in the manner provided in Section 407 of the Act or the determination by the Board of Directors of the Corporation that the Corporation should seek corporate action by written consent, as the case may be, the Secretary of the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations.  The cost of retaining inspectors of election shall be borne by the Corporation.

F.  Consents and revocations shall be delivered to the inspectors upon receipt by the Corporation, the Soliciting Shareholders or their proxy solicitors or other designated agents.  As soon as consents and revocations are received, the inspectors shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents.  The inspectors shall keep such count confidential and shall not reveal the count to the Corporation, the Soliciting Shareholders or their representatives or any other entity.  As soon as practicable after the earlier of (i) sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 407 of the Act or (ii) a written request therefor by the Corporation or the Soliciting Shareholders (whichever is soliciting consents) (which request may be made no earlier than twenty (20) days after the commencement of the applicable solicitation of consents, except in the case of corporate action by written consent taken pursuant to solicitations of not more than ten (10) persons), notice of which request shall be given to the party opposing the solicitation of consents, if any, which request shall state that the Corporation or Soliciting Shareholders, as the case may be, have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified in the consents has been received in accordance with the Act, these Amended and Restated Articles of Incorporation and the Bylaws of the Corporation, the inspectors shall issue a preliminary report to the Corporation and the Soliciting Shareholders stating:  (i) the number of valid consents; (ii) the number of valid revocations; (iii) the number of valid and unrevoked consents; (iv) the number of invalid consents; (v) the number of invalid revocations; (vi) whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents.

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G.  Unless the Corporation and the Soliciting Shareholders shall agree to a shorter or longer period, the Corporation and the Soliciting Shareholders shall have forty-eight (48) hours to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors.  If no written notice of an intention to challenge the preliminary report is received within forty-eight (48) hours after the inspectors’ issuance of the preliminary report, the inspectors shall issue to the Corporation and the Soliciting Shareholders their final report containing the information from the inspectors’ determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize and take the action specified in the consents.  If the Corporation or the Soliciting Shareholders issue written notice of an intention to challenge the inspectors’ preliminary report within forty-eight (48) hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable.  A transcript of the challenge session shall be recorded by a court reporter.  Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the Soliciting Shareholders and the Corporation, which report shall contain the information included in the preliminary report, plus all changes in the vote totals as a result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents.  A copy of the final report of the inspectors shall be included in the book in which the proceedings of meetings of shareholders are recorded.

ARTICLE VII.
Business At Annual Meetings

A.  At an annual meeting of the shareholders of the Corporation, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder.

B.  For business to be properly brought before an annual meeting by a shareholder, if such business relates to the election of directors of the Corporation, the procedures in Article VIII of these Amended and Restated Articles of Incorporation must be complied with.  If such business relates to any other matter, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a shareholder’s notice must be delivered by mail or electronic transmission to the Secretary and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred eighty (180) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided however that in the event that the annual meeting is called for a date that is not within twenty (20) days before or after such anniversary date, such notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting is

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mailed, transmitted electronically, or public disclosure of the date of the annual meeting is made, whichever first occurs.

C.  A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting containing all material information relating thereto and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, (c) the number of shares of the Corporation which are owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Article VII.

D.  The officer presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article VII, and if he or she should so determine, the presiding officer shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

E.  Notwithstanding the foregoing provisions of this Article VII, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholders’ meeting, shareholders must provide notice as required by the regulations promulgated under the Exchange Act.

ARTICLE VIII.
Board of Directors

A.  Authority and Size of Board.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  The number of directors of the Corporation that shall constitute the Board of Directors shall be determined from time to time by resolution adopted by the affirmative vote of:

1.  At least eighty percent (80%) of the Board of Directors, and

2.  A majority of the Continuing Directors (as hereinafter defined).

B.  Classification of Board and Filling of Vacancies.  Subject to applicable law, the directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively with each class to be as nearly equal in number as possible.  The term of office of the initial Class I directors shall expire at the first regularly-scheduled annual meeting of the shareholders held in 2013, the term of office of the initial Class II directors shall expire at the annual meeting of the shareholders held in 2014, and the term of office of the initial Class III directors shall expire at the annual meeting of the shareholders held in 2015.  At each succeeding annual meeting of shareholders, directors shall be elected for a term that will expire at the third

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annual meeting of shareholders following such annual meeting to succeed the directors of the class whose terms expire at such annual meeting and until their successors shall be duly elected and qualified or their resignation or removal.  Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the Continuing Directors (as hereinafter defined) and an eighty percent (80%) majority of all of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which the director was chosen and until his or her successor shall be duly elected and qualified or his resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.  The initial size of the Board of Directors of the Corporation shall be twelve (12) directors split equally between Class I, Class II and Class III.  One vacancy in each class shall remain open until the annual meeting of shareholders of the Corporation to be held within the ninety (90) days following the effective date of these Amended and Restated Articles of Incorporation (the “First Annual Meeting”).  Additionally, one incumbent director from each of the three classes of directors shall be up for election at First Annual Meeting.

C.  Removal of Directors.  Notwithstanding any other provisions of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law or by these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation), any one or more directors of the Corporation may be removed at any time, with or without cause, but only by either (i) the affirmative vote of a majority of the Continuing Directors (as herein defined) and at least eighty percent (80%) of the Board of Directors or (ii) the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”) voting together as a single class.

D.  Certain Definitions.  For the purposes of this Article VIII:

1.  A “person” shall mean any individual, firm, corporation or other entity.

2.  “Interested Shareholder” shall mean any person, other than the Corporation or any Subsidiary, who or which:

(a)  is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding Voting Stock; or

(b)  is an Affiliate of the Corporation and at any time within the two (2) year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding Voting Stock; or

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(c)  is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two (2) year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

3.  “Beneficial owner”  shall have the respective meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

4.  For the purposes of determining whether a person is an Interested Shareholder pursuant to item 2 of this Section D, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of item 2 of this Section D but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

5.  “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date this Article VIII of these Amended and Restated Articles of Incorporation is filed with the Corporation Division, Bureau of Commercial Services of the Michigan Department of Energy, Labor and Economic Growth.

6.  “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in item 2 of this Section D, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

7.  “Continuing Director” means any member of the Board of Directors who is unaffiliated with any Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board of Directors.

E.  Powers of Continuing Directors.  A majority of the Continuing Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VIII, including without limitation (i) whether a person is an Interested Shareholder, (ii) the number of shares of Voting Stock beneficially owned by any person and (iii) whether a person is an Affiliate or Associate of another; and the good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article VIII.

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F.  Nominations.

(a)  Nominations for election to the Board of Directors at a meeting of shareholders may be made by the Board of Directors or by a committee thereof, or by any shareholder of the Corporation entitled to vote for the election of directors at such meeting.  Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered, transmitted electronically, or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation, and received in the case of an annual meeting, not less than one hundred twenty (120) days nor more than one hundred eighty (180) days prior to the anniversary date of the immediately preceding annual meeting of the shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty (20) days before or after such anniversary date, such notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting is mailed, transmitted electronically, or public disclosure of the date of the annual meeting is made, whichever first occurs. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder of the Corporation may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of such special meeting, if the shareholder’s notice required by this Section F shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which such notice of the date of the special meeting is mailed, transmitted electronically, or public disclosure of the date of the special meeting is made, whichever first occurs. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described in this Section F.  Nominations for election to the Board of Directors at the First Annual Meeting must be received by the Corporation from shareholders of the Corporation in writing delivered, transmitted electronically, or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not more than thirty (30) days after the effective date of these Amended and Restated Articles of Incorporation.

(b)  Such notice shall set forth (i) as to each proposed nominee (1) the name, date of birth, business address, and residence address of such nominee, (2) the principal occupation or employment of such nominee during the past five years, (3) the number of shares of stock of the Corporation which are beneficially owned by such nominee, and (4) any other information concerning such nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to be named as a nominee and to serve as a director if elected), and (ii) as to the shareholder giving the notice (1) the name and address of such shareholder, as they appear on the Corporation’s books, (2) the class or classes and number(s) of shares of the Corporation which are beneficially owned by such shareholder, (3) a description of all arrangements or

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understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, and (4) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Article VIII.  The officer presiding over a meeting of shareholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, the presiding officer shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE IX.
Limitation of Liability

A.  Indemnification of Directors and Officers: Claims by Third Parties.  The Corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, indemnify a director or officer (an “Indemnitee”) who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to a criminal action or proceeding, if the Indemnitee had no reasonable cause to believe his or her conduct was unlawful.  The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

B.  Indemnification of Directors and Officers: Claims brought by Right of the Corporation.  The Corporation shall, to the fullest extent authorized or permitted by

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the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, indemnify an Indemnitee who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with the action or suit, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders.  Indemnification shall not be made under this Section B for a claim, issue, or matter in which the Indemnitee has been found liable to the Corporation except to the extent authorized in Section D of this Article IX.

C.  Actions Brought by the Indemnitee.  Notwithstanding the provisions of Sections A and B of this Article IX, the Corporation shall not be required to indemnify an Indemnitee in connection with an action, suit, proceeding or claim (or part thereof) brought or made by such Indemnitee except as otherwise provided herein with respect to the enforcement of this Article IX, unless such action, suit, proceeding or claim (or part thereof) was authorized by the Board of Directors of the Corporation.

D.  Approval of Indemnification.  Except as otherwise provided in Section F of this Article IX, indemnification under Sections A and B of this Article IX, unless ordered by the court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in Sections A and B of this Article IX, as the case may be, and upon an evaluation of the reasonableness of expenses and amounts paid in settlement.  This determination and evaluation shall be made in any of the following ways:

1.  By a majority vote of a quorum of the Board of Directors consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

2.  If a quorum cannot be obtained in item 1, by majority vote of a committee duly designated by the Board of Directors and consisting solely of two (2) or more directors not at the time parties or threatened to be made parties to the action, suit or proceeding.

3.  By independent legal counsel in a written opinion, which counsel shall be selected in one (1) of the following ways:

(a)  By the Board of Directors or its committee in the manner prescribed in items 1 or 2; or

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(b)  If a quorum of the Board of Directors cannot be obtained under item 1 and a committee cannot be designated under item 2, by the Board of Directors.

4.  By all independent directors (if any directors have been designated as such by the Board of Directors or shareholders of the Corporation) who are not parties or threatened to be made parties to the action, suit, or proceeding.

5.  By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

E.  Advancement of Expenses.  The Corporation shall pay or reimburse the reasonable expenses incurred by an Indemnitee who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if all of the following apply:

1.  The Indemnitee furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct, if any, required by the Act for the indemnification of a person under the circumstances.

2.  The Indemnitee furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the applicable standard of conduct, if any, required by the Act for the indemnification of a person under the circumstances.

3.  A determination is made that the facts then known to those making the determination would not preclude indemnification, if any, required by the Act for the indemnification of a person under the circumstances.

The undertaking required by item 2 must be an unlimited general obligation of the Indemnitee but need not be secured and may be accepted without reference to the financial ability of the person to make repayment.  Determinations and evaluations of reasonableness of payments under this Section E shall be made in the manner specified in Section D of this Article IX.

F.  Court Approval.  An Indemnitee who is a party or threatened to be made a party to an action, suit, or proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.  On receipt of an application, the court after giving any notice it considers necessary may order indemnification if it determines that the Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the applicable standard of conduct set forth in Sections A and B of this Article IX or was adjudged liable as described in Section A of this Article IX, but if he or she was adjudged liable, his or her indemnification is limited to reasonable expenses incurred.

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G.  Partial Indemnification.  If an Indemnitee is entitled to indemnification under Sections A and B of this Article IX for a portion of expenses, including reasonable attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the Corporation shall indemnify the Indemnitee for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the Indemnitee is entitled to be indemnified.

H.  Article Provision Eliminating or Limiting Director Liability. The Corporation shall indemnify a director for the expenses and liabilities described in this Article IX without a determination that the director has met the standard of conduct set forth in Sections A and B of this Article IX, but no indemnification may be made except to the extent authorized in Section 564c of the Act if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the Corporation or its shareholders, violated Section 551 of the Act, or intentionally committed a criminal act.  In connection with an action or suit by or in the right of the Corporation as described in Section B of this Article IX, indemnification under this Article IX shall be for expenses, including attorneys’ fees, actually and reasonably incurred.  In connection with an action, suit, or proceeding other than an action, suit, or proceeding by or in the right of the Corporation, as described in Section A of this Article IX, indemnification under this Article IX shall be for expenses, including attorneys’ fees, actually and reasonably incurred, and for judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred.

I.  Indemnification of Employees and Agents.  Any person who is not covered by the foregoing provisions of this Article IX and who is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, may be indemnified to the fullest extent authorized or permitted by the Act or other applicable law, as the same exists or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, but in any event only to the extent authorized at any time or from time to time by the Board of Directors.

J.  Other Rights of Indemnification.  The indemnification or advancement of expenses provided under Sections A through G of this Article IX is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, bylaws, or a contractual agreement.  The total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.  The indemnification provided for in Sections A through G of this Article IX continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, personal representatives, and administrators of the person.

K.  Definitions.  “Other enterprises” shall include employee benefit plans; “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and

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“serving at the request of the Corporation” shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, the director, officer, employee or agent with respect to an employee benefit plan, its participants or its beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner “not opposed to the best interests of the Corporation or its shareholders” as referred to in Sections A and B of this Article IX.

L.  Liability Insurance.  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify him or her against liability under the pertinent provisions of the Act.

M.  Enforcement.  If a claim under this Article IX is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, a committee thereof, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the Act nor an actual determination by the Corporation (including its Board of Directors, a committee thereof, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

N.  Contract with the Corporation.  The right to indemnification conferred in this Article IX shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article IX is in effect, and any repeal or modification of this Article IX shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

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O.  Application to a Resulting or Surviving or Constituent Corporation.  The definition for “corporation” found in Section 569 of the Act, as the same exists or may hereafter be amended is, and shall be, specifically excluded from application to this Article IX.  The indemnification and other obligations set forth in this Article IX of the Corporation shall be binding upon any resulting or surviving corporation after any merger or consolidation with the Corporation.  Notwithstanding anything to the contrary contained herein or in Section 569 of the Act, no person shall be entitled to the indemnification and other rights set forth in this Article IX for acting as a director or officer of another corporation prior to such other corporation entering into a merger or consolidation with the Corporation.

P.  Severability.  Each and every paragraph, sentence, term and provision of this Article IX shall be considered severable in that, in the event a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining paragraphs, sentences, terms, or provisions shall not be affected, and this Article IX shall be construed in all respects as if the invalid or unenforceable matter had been omitted.

Any repeal, amendment or other modification of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, amendment or other modification.  If the Act is amended after this Article IX becomes effective, to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the Act as so amended.

ARTICLE X.
Amendment

Notwithstanding anything contained in these Amended and Restated Articles of Incorporation to the contrary, the affirmative vote of at least 80% of the outstanding shares of Voting Stock, voting as a single class, shall be required to amend or repeal Article V, Article VII, Article VIII, Article IX, Article X, or Article XI of these Articles of Incorporation or to adopt any provision inconsistent therewith, unless, such amendment or repeal or inconsistent provision has been recommended for approval by at least 80% of all directors then holding office and by a majority of the Continuing Directors. The term “Continuing Directors” is defined in Article VIII.

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ARTICLE XI.
Restrictions on Transfer

A.  Definitions. For purposes of this Article XI, the following terms shall have the following meanings:

1.  “Agent” shall mean an agent designated by the Board of Directors of the Corporation (which may be an officer of the Corporation).

2.  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

3.  “Corporation Securities” shall mean (i) shares of the Corporation’s common stock, (ii) shares of the Corporation’s preferred stock (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (within the meaning of Treasury Regulation Section 1.382-4(d)(9)) to purchase stock of the Corporation (other than preferred stock described in Section 1504(a)(4) of the Code), and (iv) any other interests that would be treated as “stock” of the Corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18), or any successor provision.

4.  “Effective Date” shall mean _____, 2012.

5.  “Excess Securities” shall mean the Corporation Securities which are the subject of the Prohibited Transfer.

6.  “Five-Percent Shareholder” shall mean (i) a Person or group of Persons that is identified as a “5-percent shareholder” of the Corporation pursuant to Treasury Regulation Section 1.382-2T(g) or (ii) a Person that is a “first tier entity” or “higher tier entity” (as such terms are defined in Section 1.382-2T(f) of the Treasury Regulations) of the Corporation if that Person has a “public group” or individual, or a “higher tier entity” if that Person has a “public group” or individual, that is treated as a “5-percent shareholder” of the Corporation pursuant to Section 1.382-2T(g) of the Treasury Regulations.

7.  “Percentage Stock Ownership” shall mean the percentage stock ownership interest as determined in accordance with Treasury Regulation Sections 1.382-2(a)(3), 1.382-2T(g), (h), (j) and (k), 1.382-3(a), and 1.382-4(d); provided, however, that for the sole purpose of determining the percentage stock ownership of any entity (and not for the purpose of determining the percentage stock ownership of any other Person), Corporation Securities held by such entity shall not be treated as no longer owned by such entity pursuant to Treasury Regulation Section 1.382-2T(h)(2)(i)(A).

8.  “Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust, plan, syndicate, estate, association, joint venture or similar organization, other entity, or group of persons making a “coordinated

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acquisition” of Corporation Securities or otherwise treated as an “entity” within the meaning of Treasury Regulation Section 1.382-3(a)(1) or otherwise, and includes, without limitation, an unincorporated group of persons who, by formal or informal agreement or arrangement (whether or not in writing), have embarked on a common purpose or act, and also includes any successor (by merger or otherwise) of any such individual or entity.

9.  “Plan” shall mean the Tax Benefits Preservation Plan dated July 21, 2011.

10.  “Prohibited Distributions” shall mean any dividends or other distributions that were paid by the Corporation and received by a Purported Transferee with respect to the Excess Securities.

11.  “Prohibited Transfer” shall mean any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article XI.

12.  “Purported Transferee” shall mean the purported transferee of a Prohibited Transfer.

13.  “Restriction Release Date” shall mean the earliest of (i) the repeal of Section 382 of the Code (and any comparable successor provision) or (ii) the earlier of (A) the day that is forty-five (45) days after the second anniversary of the Effective Date pursuant to the Plan and (B) the earliest date on which the Board of Directors determines that (1) an ownership change (within the meaning of Section 382 of the Code) would not result in a substantial limitation on the ability of the Corporation (or a direct or indirect subsidiary of the Corporation) to use otherwise available Tax Benefits, or (2) no significant value attributable to the Tax Benefits would be preserved by continuing the Transfer restrictions herein.

14.  “Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any “net unrealized built-in loss” within the meaning of Section 382 of the Code, of the Corporation or any direct or indirect subsidiary thereof.

15.  “Transfer” shall mean, subject to the last sentence of this definition, any direct or indirect sale, acquisition, transfer, assignment, conveyance, pledge, or other disposition. A Transfer also shall include the creation or grant of an option (within the meaning of Treasury Regulation Section 1.382-4(d)(9)) other than the grant of an option by the Corporation or the modification, amendment or adjustment of an existing option granted by the Corporation. A Transfer shall not include an issuance or grant of Corporation Securities by the Corporation, the modification, amendment or adjustment of an existing option by the Corporation and the exercise by an employee of the Corporation of any option to purchase Corporation Securities granted to such employee pursuant to contract or any stock option plan or other equity compensation plan of the Corporation.

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16.  “Treasury Regulation” shall mean the income tax regulations (whether temporary, proposed or final) promulgated under the Code and any successor regulations. References to any subsection of such regulations include references to any successor subsection thereof.

B.  Restrictions on Transfer. In order to preserve the Tax Benefits, subject to Section C of this Article XI, any attempted Transfer of Corporation Securities prior to the Restriction Release Date, or any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person or group of Persons shall become a Five-Percent Shareholder or (ii) the Percentage Stock Ownership interest in the Corporation of any Five-Percent Shareholder shall be increased. Notwithstanding the foregoing, nothing in this Article XI shall prevent a Person from Transferring Corporation Securities to a new or existing public group of the Corporation, as defined in Treasury Regulation Section 1.382-2T(f)(13) or any successor regulation.

C.  Certain Exceptions.

1.  The restrictions set forth in Section B of this Article XI shall not apply to an attempted Transfer of Corporation Securities if the transferor or the transferee obtains the written approval of the Board of Directors of the Corporation, which approval may be granted or denied in accordance with the procedures set forth in this Section C. In connection therewith, and to provide for effective policing of such restrictions, prior to the date of any proposed Transfer of Corporation Securities that, in the absence of the approval of the Board of Directors pursuant to this Section C, would be a Prohibited Transfer, either (a) the proposed transferee of such Corporation Securities (a “Restricted Transferee”) or (b) the proposed transferor of such Corporation Securities (a “Restricted Transferor”) shall request in writing (a “Request”) that a committee of not fewer than one director but not more than three directors appointed by the Board of Directors (the “Review Committee”), or the Board of Directors if the Review Committee deems review by the Board of Directors to be appropriate, review the proposed Transfer of Corporation Securities and authorize or not authorize such proposed Transfer in accordance with this Section C.

2.  A Request shall be mailed or delivered to the Secretary of the Corporation at the Corporation’s principal place of business, or telecopied to the Corporation’s telecopier number at its principal place of business. Such Request shall be deemed to have been received by the Corporation when actually received by the Corporation.

3.  A Request shall include: (A) the name, address and telephone number of the Restricted Transferee; (B) a description of the Restricted Transferee’s existing direct or indirect ownership of Corporation Securities; (C) a description of the Corporation Securities that are proposed to be Transferred to the Restricted Transferee; (D) the date on which such proposed Transfer is expected to take place (or, if such Transfer is proposed to be made in a transaction on a national securities exchange or any national securities quotation system, a statement to that effect); (E) the name, address and telephone number of the Restricted Transferor (or, if such Transfer is proposed to be made in a transaction on

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a national securities exchange or any national securities quotation system, a statement to that effect); and (F) a request that the Review Committee, or the Board of Directors if the Review Committee deems review by the Board of Directors to be appropriate, Board authorize, if appropriate, such Transfer pursuant to this Section C.

4.  The Review Committee shall use reasonable best efforts to make a determination to authorize, deny or refer to the Board of Directors any Request on or before the tenth business day (or, if necessary to permit the Restricted Transferee and/or Restricted Transferor to provide the information requested pursuant to this Section C, such later date as reasonably determined by the Review Committee in consultation with the Restricted Transferor or Restricted Transferee that made such Request) following receipt of the Request by the Corporation. In the event the Review Committee refers the Request to the Board of Directors, the Board of Directors shall use reasonable best efforts to consider the applicable Request on or before the tenth business day following the Review Committee’s referral of the Request to the Board of Directors.

5.  The Review Committee (or the Board of Directors) may authorize a Transfer of Corporation Securities to a Restricted Transferee, if it determines, in its sole discretion, that, after taking into account the preservation of the Tax Benefits, such Transfer of Corporation Securities would be in the best interests of the Corporation and its shareholders. The Review Committee (or the Board of Directors) may only determine not to authorize a Transfer of Corporation Securities to a Restricted Transferee, if it determines, in good faith and its sole discretion, that such Transfer meaningfully increases the risk of a limitation on the use of the Tax Benefits under Section 382 of the Code. For purposes of this determination, the Board of Directors shall consider, among other items, the following: (i) the total owner shift under Section 382 of the Code, (ii) all other pending proposed Transfer requests, (iii) whether the proposed Transfer is structured to minimize the resulting owner shift, and (iv) any reasonably foreseeable events of which the Board of Directors has knowledge that would constitute additional owner shifts. Any determination by the Review Committee (or the Board of Directors) not to authorize a proposed Transfer of Corporation Securities to a Restricted Transferee shall cause such proposed Transfer to be deemed a Prohibited Transfer. The Review Committee (or the Board of Directors) may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Restricted Transferee to Transfer Corporation Securities acquired through a Transfer. Approvals of the Review Committee (or the Board of Directors) hereunder may be given prospectively or retroactively. The Review Committee (or the Board of Directors), to the fullest extent permitted by law, may exercise the authority granted by this Section C through duly authorized officers or agents of the Corporation. Nothing in this Section C shall be construed to limit or restrict the Review Committee (or the Board of Directors) in the exercise of its fiduciary duties under applicable law.

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6.  In addition, the Review Committee (or the Board of Directors) may, in its sole discretion, require (A) such representations from the Restricted Transferee and/or Restricted Transferor as to such matters as the Review Committee (or the Board of Directors) may determine or (B) at the expense of the Restricted Transferor and/or Restricted Transferee, an opinion of counsel selected by the Review Committee (or the Board of Directors) that the Transfer will not result in the application of any Section 382 limitation on the use of the Tax Benefits; provided that the Board of Directors may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. Any Restricted Transferee and/or Restricted Transferor who makes a Request to the Review Committee shall reimburse the Corporation, on demand, for all costs and expenses incurred by the Corporation with respect to any proposed Transfer of Corporation Securities, including, without limitation, the Corporation’s costs and expenses incurred in determining whether to authorize the proposed Transfer, which costs may include, but are not limited to, any expenses of counsel and/or tax advisors engaged by the Review Committee (or the Board of Directors) to advise the Review Committee (or the Board of Directors) or deliver an opinion thereto.

7.  The Corporation shall promptly notify the Restricted Transferee and the Restricted Transferor of (i) the Review Committee’s determination to authorize, deny or refer to the Board of Directors any Transfer to a Restricted Transferee and (ii) the Board of Directors’ determination to authorize or deny the Transfer described in the Request.

8.  If the Review Committee (or the Board of Directors) authorizes the Transfer of Corporation Securities, the Restricted Transferee and Restricted Transferor shall be permitted to consummate such Transfer described in the Request.

D.  Treatment of Excess Securities.

1.  No officer, director, employee or agent of the Corporation shall record any Prohibited Transfer, and a Purported Transferee shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of Excess Securities. Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of shareholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to item 4 of this Section D. or until approval is obtained under Section C of this Article XI. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provision of items 1 and 3 of this Section D shall also be a Prohibited Transfer.

2.  The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation

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Securities that the proposed transferee or payee furnish the Corporation all information reasonably requested by the Corporation with respect to all the direct and indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement Article XI, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Corporation Securities and other evidence that a Transfer will not be prohibited by Section B of this Article XI as a condition to registering any Transfer.

3.  If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with Prohibited Distributions, to the Agent. The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which the Corporation Securities may be traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to item 4 of this Section D if the Agent rather than the Purported Transferee had resold the Excess Securities.

4.  The Agent shall apply any proceeds of a sale by it of Excess Securities, and if the Purported Transferee had previously resold the Excess Securities, any amounts received by the Agent from a Purported Transferee, as follows: (A) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (B) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or their fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance, or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (C) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable or successor provision) selected by the Board of Directors. The Purported Transferee’s sole right with respect to such Corporation Securities shall be limited to the amount payable to the Purported Transferee

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pursuant to item 4 of this Section D. In no event shall the proceeds of any sale of Excess Securities pursuant to this Article XI inure to the benefit of the Corporation.

5.  In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Michigan law (“Securities,” and individually, a “Security”) but which would cause a Five-Percent Shareholder to violate a restriction on Transfers provided for in this Article XI, the application of items 3 and 4 of this Section D shall be modified as described in item 5 of this Section D. In such case, no such Five-Percent Shareholder shall be required to dispose of any interest that is not a Security, but such Five Percent Shareholder and/or any Person whose ownership of Securities is attributed to such Five Percent Shareholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such Five-Percent Shareholder, following such disposition, not to be in violation of this Article XI. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in items 3 and 4 of this Section D, except that the maximum aggregate amount payable either to such Five-Percent Shareholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such Five-Percent Shareholder or such other Person. The purpose of item 5 of this Section D is to extend the restrictions in Section B of this Article XI and item 3 of this Section D to situations in which there is a Prohibited Transfer without a direct Transfer of Securities, and item 5 of this Section D, along with the other provisions of this Article XI, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

E.  Board Determinations.

1.  The Board of Directors of the Corporation shall have the power to determine all matters necessary for determining compliance with this Article XI, including, without limitation: (A) the identification of Five-Percent Shareholders; (B) whether a Transfer is a Prohibited Transfer; (C) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder; (D) whether an instrument constitutes a Corporation Security; (E) the amount (or fair market value) due to a Purported Transferee pursuant to this Article XI; (F) whether compliance with any restriction or limitation on stock ownership and transfers set forth in this Article XI is no longer required; and (G) any other matters which the Board of Directors determines to be relevant; and the determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article XI.

2.  Nothing contained in this Article XI shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its shareholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of

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the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (A) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article XI, provided that, such ownership interest percentages may only be modified to the extent necessary to reflect changes to Section 382 and the applicable Treasury Regulations, (B) modify the definitions of any terms set forth in this Article XI, or (C) modify the terms of this Article XI as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Shareholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate; provided, further, notwithstanding the first sentence of item 2 of this Section E, the Corporation shall not be entitled to modify the terms of this Article XI in order to accelerate or extend the Restriction Release Date.

3.  In the case of an ambiguity in the application of any of the provisions of this Article XI, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article XI requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article XI. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article XI. The Board of Directors may delegate all or any portion of its duties and powers under this Article XI to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article XI through duly authorized officers or agents of the Corporation. Nothing in this Article XI shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

F.  Securities Exchange Transactions. Nothing in this Article XI (including, without limitation, any determinations made, or actions taken, by the Board of Directors pursuant to this Article XI) shall preclude the settlement of any transaction entered into through the facilities of a national securities exchange or any national securities quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article XI and any Purported Transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article XI.

G.  Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Section C of this

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Article XI, then the Corporation shall promptly take all cost effective actions which it believes are appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section G shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article XI being void ab initio or (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article XI.

H.  Liability. To the fullest extent permitted by law, any shareholder subject to the provisions of this Article XI who knowingly violates the provisions of this Article XI and any Persons controlling, controlled by or under common control with such shareholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

I.  Notice to Corporation. Any Person who acquires or attempts to acquire Corporation Securities in excess of the limitations set forth in this Article XI shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Prohibited Transfer on the preservation and usage of the Tax Benefits. As a condition to the registration of the Transfer of any Corporation Securities, any Person who is a beneficial, legal, or record holder of Corporation Securities, and any proposed transferee and any Person controlling, controlled by, or under common control with the proposed transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article XI or the status of the Tax Benefits of the Corporation.

J.  Certificates. All certificates representing Corporation Securities on or after the Effective Date shall, until the Restriction Release Date, bear a conspicuous legend in substantially the following form:

THE TRANSFER OF SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTION PURSUANT TO ARTICLE XI OF THE FIRST AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF CAPITOL BANCORP LTD., AS AMENDED AND IN EFFECT FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION UPON REQUEST.

K.  Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation or of the

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Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article XI, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any shareholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

L.  Benefits of Article XI. Nothing in this Article XI shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article XI. This Article XI shall be for the sole and exclusive benefit of the Corporation and the Agent.

M.  Severability. The purpose of this Article XI is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article XI or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article XI.

N.  Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article XI, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

The undersigned hereby certifies, as contemplated by Sections 861 through 863 of the Act, that provision for the making of these Amended and Restated Articles is contained in the Plan of Reorganization of the Corporation (the “Plan”), and that the Plan has been confirmed pursuant to [insert title and venue of the proceeding and date of the judgment confirming the Plan].

Signatures on the Following Page

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The undersigned, being an authorized representative of the Corporation has signed these Amended and Restated Articles of Incorporation on the ____ day  __________________, 2012.

Financial Commerce Corporation

By:
Name:
Title:

Name of person or organization remitting fees:
Financial Commerce Corporation
Preparer’s name and business telephone number:
Phillip D. Torrence, Esq.
(269) 337-7702

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF FINANCIAL COMMERCE CORPORATION - 30

ANNEX G

Amended and Restated Bylaws

OF

Financial Commerce Corporation

(a Michigan corporation)

(As Amended and Restated June __, 2012)

ARTICLE I
OFFICES

1.1  Registered Office. The registered office of Financial Commerce Corporation, a Michigan corporation (the “Corporation”) shall be located at the address specified in Corporation’s Articles of Incorporation, as amended from time to time or at such other place as may be determined by the Board of Directors.

1.2  Other Offices.  The business of the Corporation may be transacted at such locations other than the registered office, within or outside the State of Michigan, as the Board of Directors may from time to time determine.

ARTICLE II
CAPITAL SHARES

2.1  Share Certificates.  Certificates representing shares of the Corporation shall be in such form as is approved by the Board of Directors.  Certificates shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and may also be signed by another officer of the Corporation, and shall be sealed with the seal of the Corporation, if one is adopted.  If an officer who has signed a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

2.2  Replacement of Lost or Destroyed Certificates.  If a share certificate is lost or destroyed, no new certificate shall be issued in place thereof until the Corporation has received such assurances, representations, warranties, or guarantees from the registered holder as the Board of Directors, in its sole discretion, deems advisable and until the Corporation receives such indemnification against any claim that may be made on account of the lost or destroyed certificate, or the issuance of any new certificate in place thereof, including an indemnity bond in such amount and with such sureties, if any, as the officers, the transfer agent or the registrar of transfers of the Corporation in their sole discretion, deem advisable.  Any new certificate issued in place of any lost or destroyed certificate shall be plainly marked “duplicate” upon its face.

2.3  Issuance of Shares Without Certificates.  The Corporation may issue some or all of the shares of any or all of its classes or series without certificates.  Within a reasonable time after issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement confirming the issuance or transfer of shares without

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certificates.  Such written statement shall include (i) the name of the Corporation and that it is formed under the laws of the State of Michigan, (ii) the name of the person to whom the shares are issued, (iii) the number and class of shares and the designation of the series, if any, (iv) that the holder of the shares is entitled to have a certificate upon written request made to the Secretary of the Corporation, and (v) any other information required by law.

2.4  Transfer of Shares; Shareholder Records.

(a)  Capital shares of the Corporation shall be transferable only upon the books of the Corporation.  Old certificates shall be surrendered to the Corporation by delivery to the person in charge of the transfer books of the Corporation, or to such other person as the Board of Directors may designate, properly endorsed for transfer and the old certificates shall be cancelled before a new certificate is issued.

(b)  The Corporation shall keep records containing the names and addresses of all shareholders, the number, class, and series of shares held by each, and the date when they respectively became holders of record thereof at its registered office.  The Corporation shall be entitled to treat the person in whose name any share, right, or option is registered as the owner thereof for all purposes, including voting and dividends, and shall not be bound to recognize any equitable or other claim, regardless of any notice thereof, except as may be specifically required by the laws of the State of Michigan.

2.5  Rules Governing Share Certificates.  The Board of Directors shall have the power and authority to make such rules and regulations as they may deem expedient concerning the issue, transfer, and registration of share certificates.

2.6  Dividends.  The Board of Directors, in its discretion, may from time to time declare and direct payment of dividends or other distributions upon the Corporation’s outstanding shares out of funds legally available for such purposes which may be payable in cash or other property permitted by law.  In addition to the declaration of dividends or other distributions provided in the preceding paragraph of this Section 2.6, the Board of Directors, in its discretion, may from time to time declare and direct payment of a dividend in shares of this Corporation, upon its outstanding shares, in accordance with and subject to the provisions of the Michigan Business Corporation Act (the “Act”).

2.7  Transfer Agent and Registrar.  The Board of Directors may appoint a transfer agent and registrar of transfers, and may require all certificates of shares to bear the signature of the transfer agent and of the registrar of transfers, or as the Board of Directors may otherwise direct.

ARTICLE III
SHAREHOLDERS

3.1  Place of Meetings.  Meetings of shareholders shall be held at the registered office of the Corporation or at such other place, within or outside the State of Michigan, as may be determined from time to time by the Board of Directors; provided, however, that if a shareholders meeting is to be held at a place other than the registered office, the notice of the meeting shall designate such place.

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3.2  Annual Meeting.  An annual meeting of the shareholders shall be held on such date and time as is designated by the Board of Directors.  One of the purposes of this annual meeting shall be the election of directors.

3.3  Special Meetings.  Special meetings of the shareholders may be called by resolution of a majority of the Board of Directors, by the Chairman of the Board, or by the President, and shall be held on a date fixed by the Board of Directors, the Chairman of the Board or the President.

3.4  Record Date and Notice of Meetings.

(a)  For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders.  Such date shall not be more than 60 days nor less than 10 days before the date of any such meeting, nor more than 60 days prior to the effective date of any other action proposed to be taken.  Only shareholders of record on a record date so fixed shall be entitled to notice of, and to vote at, such meeting or to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock.

(b)  If a record date is not fixed by the Board of Directors: (i) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and (ii) the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.

(c)  Written notice of each meeting of shareholders, stating the time, place, if any, and purposes thereof, shall be given to each shareholder entitled to vote at the meeting not less than ten nor more than sixty days before the date fixed for the meeting, either personally, by mail, or, if authorized by the Board of Directors, by a form of electronic transmission to which the shareholder has consented.  For the purposes of these Bylaws, “electronic transmission” means any form of communication that does not directly involve the physical transmission of paper, that creates a record that may be retained and retrieved by the recipient and that may be reproduced in paper form by the recipient through an automated process.  Notice of a meeting need not be given to any shareholder who signs a waiver of notice before or after the meeting.

(d)  Attendance of a shareholder at a meeting shall constitute both (i) a waiver of notice or defective notice except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to holding the meeting or transacting any business because the meeting has not been lawfully called or convened, and (ii) a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, except when the shareholder objects to considering the matter when it is presented.

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(e)  When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Article, the determination applies to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

3.5  Voting Lists.  The Corporation’s officer or the agent having charge of its share transfer books shall prepare and certify a complete list of the shareholders entitled to vote at a shareholders meeting or any adjournment thereof, which list shall be arranged alphabetically within each class and series and shall show the address of, and number of shares held by, each shareholder.  The list shall be produced at the time and place of the shareholders meeting and be subject to inspection, but not copying, by any shareholder at any time during the meeting for the purpose of determining who is entitled to vote at the meeting.  If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any shareholder during the entire meeting by posting the list on a reasonably accessible electronic network and the information required to access the list shall be provided with the notice of the meeting.  If for any reason the requirements with respect to the shareholder list specified in this Section 3.5 have not been complied with, any shareholder, either in person or by proxy, who in good faith challenges the existence of sufficient votes to carry any action at the meeting, may demand that the meeting be adjourned and the same shall be adjourned until the requirements are complied with; provided, however, that failure to comply with such requirements does not affect the validity of any action taken at the meeting before such demand is made.

3.6  Voting.  Except as may be otherwise provided in the Articles of Incorporation or the resolution or resolutions of the Board of Directors creating any class of stock, each shareholder entitled to vote at a shareholders meeting, or to express consent or dissent without a meeting, shall be entitled to one vote, in person or by written proxy, for each share entitled to vote held by such shareholder; provided, however, that no proxy shall be voted after three (3) years from its date unless the proxy provides for a longer period.  A vote may be cast either orally or in writing as announced or directed by the person presiding at the meeting prior to the taking of the vote.  When an action other than the election of directors is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the express provisions of the Michigan Business Corporation Act or the Articles of Incorporation.  Except as otherwise expressly required by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election.  When any vote is taken by written ballot at any meeting of shareholders, an unrevoked proxy submitted in accordance with its terms shall be accepted in lieu of, and shall be deemed to constitute, a written ballot marked as specified in such proxy.

3.7  Quorum.

(a)  Unless a greater or lesser quorum is provided in the Articles of Incorporation, these Bylaws, or by law, the number of shares entitled to cast a majority of the votes at a meeting constitute a quorum at the meeting.

(b)  Except when the holders of a class or series of shares are entitled to vote separately on an item of business, shares of all classes and series entitled to vote shall be combined as a single class and series for the purpose of determining a quorum.  When the

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holders of a class or series of shares are entitled to vote separately on an item of business, shares of that class or series entitled to cast a majority of the votes of that class or series at a meeting constitute a quorum of that class or series at the meeting, unless a greater or lesser quorum is provided in the Articles of Incorporation, these Bylaws, or by law.

(c)  If there is no quorum, the chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.  However, if the adjournment is for more than thirty days, or if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, notice of the time, place, and purposes of such meeting shall be given to each shareholder of record on the new record date.

(d)  Once a quorum is determined to be present, the shareholders present in person or by proxy at any meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.  If a meeting is adjourned solely for the purpose of receiving the results of voting by shareholders, such meeting need not be reconvened, but shall stand adjourned pending submission of the results of voting to the Secretary of the Corporation, whereupon the meeting shall stand adjourned until the next regular or special meeting of shareholders.

3.8  Conduct of Meetings.  Meetings of shareholders generally shall follow accepted rules of parliamentary procedure, subject to the following:

(a)  The chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman.  If, in his or her absolute discretion, the chairman deems it advisable to dispense with the rules of parliamentary procedure as to any meeting of shareholders or part thereof, he or she shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

(b)  If disorder should arise which, in the absolute discretion of the chairman, prevents the continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting, and upon his or her so doing, the meeting shall be immediately adjourned without the necessity of any vote or further action of the shareholders.

(c)  The chairman may require any person who is not a bona fide shareholder of record on the record date or a validly appointed proxy of such a shareholder to leave the meeting.

(d)  The chairman may introduce nominations, resolutions or motions submitted by the Board of Directors for consideration by the shareholders without a motion or second.

(e)  When all shareholders present at a meeting in person or by proxy have been offered an opportunity to vote on any matter properly before a meeting, the chairman may declare the polls to be closed, and no further votes may be cast or changed after such declaration.  If no such declaration is made by the chairman, the polls shall remain open and shareholders may

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cast additional votes or change votes until the inspectors of election have delivered their final report to the chairman.

(f)  When the chairman has declared the polls to be closed on all matters then before a meeting, the chairman may declare the meeting to be adjourned pending determination of the results by the inspectors of election.  In such event, the meeting shall be considered adjourned for all purposes, and the business of the meeting shall be finally concluded upon delivery of the final report of the inspectors of election to the chairman at or after the meeting.

(g)  When the chairman determines that no further matters may properly come before a meeting, he or she may declare the meeting to be adjourned, without motion, second, or vote of the shareholders.

(h)  When the chairman has declared a meeting to be adjourned, unless the chairman has declared the meeting to be adjourned until a later date, no further business may properly be considered at the meeting even though shareholders or holders of proxies representing a quorum may remain at the site of the meeting.

3.9  Inspector of Elections.  The Board of Directors may, in advance of a shareholders meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof.  In the event inspectors are not so appointed, or an appointed inspector fails to appear or act, the chairman of the meeting may appoint one or more persons to fill such vacancy or vacancies or to act as inspector.  The inspector(s) shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine challenges and questions arising in connection with the right to vote, count, and tabulate votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.  If the right of any person to vote at the meeting is challenged, the inspectors of election shall determine the right.  The inspectors shall receive and count the votes either upon an election, or for the decision of any question, and shall determine the result.  The certificate of the inspectors regarding any vote shall be prima facia evidence thereof.

3.10  Participation in Meeting by Remote Communication.  A shareholder may participate (including voting) in a shareholder meeting by a conference telephone or by other means of remote communication through which all persons participating in the meeting may communicate with the other participants, if (a) the Board of Directors authorizes such participation; (b) all participants are advised of the means of remote communication and the names of the participants in the meeting; (c) the Corporation implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder; (d) the Corporation implements reasonable measures to provide each shareholder and proxy holder a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings; and (e) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the Corporation.  Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the

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Board of Directors may hold a meeting of shareholders solely by means of remote communication if the requirements of this Section 3.10 and Section 4.13 are met.

ARTICLE IV
DIRECTORS

4.1  Board of Directors.  Except as may otherwise be provided in the Articles of Incorporation or these Bylaws, the business and affairs of the Corporation shall be managed by a Board of Directors.  The Board of Directors shall consist of that number of directors specified in compliance with Article VIII of the Articles of Incorporation.  The Board of Directors shall be divided into three (3) classes, each class to be as nearly equal in number as possible.  At each annual meeting of shareholders, a number of directors equal to the number of the class whose term expires at the time of the meeting shall be elected to hold office until the third succeeding annual meeting.  Directors shall serve until their respective terms expire and their successors are elected and qualified or until their earlier resignation or removal.

4.2  Resignation and Removal.  A director may resign by written notice to the Corporation, which resignation is effective upon its receipt by the Corporation or at a subsequent time as set forth in the notice.  Notwithstanding any other provisions of these Bylaws or the Articles of Incorporation of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law or by these Bylaws or by the Articles of Incorporation of the Corporation), any one or more directors of the Corporation may be removed at any time, with or without cause, but only by either (i) the affirmative vote of a majority of the Continuing Directors (as defined in the Articles of Incorporation of the Corporation) and at least eighty percent (80%) of the Board of Directors or (ii) the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class.

4.3  Vacancies and Increase in Number.  Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the Continuing Directors (as defined in the Articles of Incorporation of the Corporation) and an eighty percent (80%) majority of all of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which the director was chosen and until his successor shall be duly elected and qualified or his resignation or removal.  No decrease in the number of directors shall shorten the term of any incumbent director.

4.4  Place of Meetings and Records.  The directors shall hold their meetings, and maintain the minutes of the proceedings of meetings of shareholders, the Board of Directors, and committees of the Board of Directors, if any, and keep the books and records of account for the Corporation in such place or places, within or outside the State of Michigan, as the Board of Directors may from time to time determine.

4.5  Annual Meetings.  The annual meeting of the Board of Directors may be held, without notice immediately after the annual shareholders meeting.  If such meeting is not so

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held, whether because a quorum is not present or for any other reason, the annual meeting of the Board of Directors shall be called in the same manner as hereinafter provided for special meetings of the Board of Directors.

4.6  Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

4.7  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board or the President.  Special meetings shall be called by the Chairman of the Board or the President on the request of any two directors.

4.8  Quorum and Vote.  A majority of the directors then in office constitutes a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which a quorum is present constitutes the action of the Board of Directors, unless the vote of a larger number is specifically required by the Articles of Incorporation or these Bylaws.  If a quorum is not present, the directors present may adjourn the meeting from time to time and to another place, without notice other than announcement at the meeting, until a quorum is present.

4.9  Action Without a Meeting.  Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if, before or after the action, all directors, then in office, or members of such committee, as the case may be, consent thereto in writing or by electronic transmission.  The written consent shall be filed with the minutes of the proceedings of the Board of Directors or committee and the consent shall have the same effect as a vote of the Board of Directors or committee for all purposes.

4.10  Corporate Seal.  The Board of Directors may authorize a suitable corporate seal, which seal shall be kept in the custody of the Secretary and used by the Secretary.

4.11  Compensation of Directors.  Directors may be paid their expenses, if any, of attendance at meetings of the Board or of any committee of which they are a member.  In addition thereto or in lieu thereof, as determined by resolution of the Board of Directors, a director may be paid a fixed sum for attendance at each meeting of the Board, or of a committee thereof, or may be paid a stated salary for serving as a director as well as an additional stated salary for serving on any committee of the Board.

4.12  Committees.

(a)  The Board of Directors may from time to time appoint committees, whose membership shall consist of such members of the Board of Directors as it may deem advisable, to serve at the pleasure of the Board.  The Board of Directors may also appoint directors to serve as alternates for members of each committee in the absence or disability of regular members.  The Board of Directors may fill any vacancies in any committee as they occur.

(b)  The Audit Committee will perform the function of an audit committee for the Corporation and each of its subsidiaries as that function is defined in the Audit Committee Charter adopted by the Board of Directors from time to time.  The Audit Committee shall have

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the authority, responsibilities and powers provided in the Audit Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.  The members of the Audit Committee shall have the qualifications set forth in the Audit Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.

(c)  The Compensation Committee will perform the function of a compensation committee for the Corporation and each of its subsidiaries as that function is defined by custom and practice and by the Board of Directors from time to time.  The Compensation Committee shall have the authority, responsibilities, and powers provided in any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.  The members of the Compensation Committee shall have the qualifications set forth in any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.

(d)  The Nominating Committee will perform the function of a nominating committee for the Corporation and each of its subsidiaries as that function is defined in the Nominating Committee Charter adopted by the Board of Directors from time to time.  The Nominating Committee shall have the authority, responsibilities, and powers provided in the Nominating Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.  The members of the Nominating Committee shall have the qualifications set forth in the Nominating Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.

(e)  The Board of Directors may designate such other committees as it may deem appropriate, and such committees shall exercise the authority delegated to them.

(f)  Each committee provided for above shall meet as often as its business may require and may fix a day and time for regular meetings, notice of which shall not be required.  Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the following business day or on such other day as the chairman of the committee may determine.  Special meetings of committees may be called by any member, and notice of special meetings may be given to the members personally, by telephone, by mail, or by electronic transmission.  A majority of the members of a committee will constitute a quorum for the transaction of the business of the committee.  A record of the proceedings of each committee shall be kept and presented to the Board of Directors.

(g)  In the absence or disqualification of a member of a committee, the members present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint any other member of the board who has the qualifications, if any, set forth in the committee charter or resolutions adopted by the Board of Directors to act at the meeting in place of such absent or disqualified member.

4.13  Meeting by Remote Communication.  The Board of Directors or any committee appointed by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other means of remote communication through which all persons participating in the meeting can communicate with the

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other participants.  Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

4.14  Notice.  Except as otherwise provided by these Bylaws, notice of the date, time, and place of each meeting of the Board of Directors shall be given to each director by either of the following methods:

(a)  by mailing a written notice of the meeting to the address that the director has designated or, in the absence of designation, to the last known address of the director, at least two days before the date of the meeting; or

(b)  by delivering a written notice of the meeting to the director at least one full business day before the meeting, personally or by electronic transmission, to the address that the director has designated, or in the absence of such designation, to the director’s last known office, home or electronic address.

4.15  Purpose Need Not Be Stated.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

4.16  Waiver of Notice.  A director’s attendance at or participation in a meeting of the Board of Directors or any committee constitutes a waiver of notice of the meeting, unless the director at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.  Notice of any meeting of the Board of Directors or a committee need not be given to any person entitled thereto who waives such notice in writing, either before or after such meeting.

4.17  Chairman of the Board. The Board of Directors at its first meeting after the annual meeting of the shareholders, or as soon as practicable after the election of directors in each year, shall appoint from its members a Chairman of the Board and may appoint one or more Vice Chairmen.  The Chairman of the Board shall have such other duties, powers and authority as may be delegated by the Board of Directors.  The Chairman of the Board is not an officer or executive officer of the Corporation unless he or she is also the President or otherwise appointed and designated an officer by the Board of Directors.  The Chairman of the Board shall be the chairman at all meetings of the Board of Directors.  The Chairman of the Board shall be the chairman at all meetings of the shareholders, or the Chairman of the Board or the Board of Directors may designate the President to serve as chairman of any or all meetings of the shareholders in lieu of the Chairman of the Board.  The Chairman of the Board and any Vice Chairman of the Board shall serve at the pleasure of the Board of Directors and may be removed or replaced by the Board of Directors at any time and for any reason.

ARTICLE V
OFFICERS

5.1  Officers. The Board of Directors shall appoint a President, a Secretary and a Treasurer, all of whom shall be officers of the Corporation.  The Board of Directors may also appoint and expressly designate Executive Vice Presidents, Senior Vice Presidents, Vice

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Presidents, or such other individuals as it may deem proper to be officers of the Corporation with such titles as the Board of Directors may deem appropriate.  Any officer appointed by the Board shall hold office for an indefinite term at the pleasure of the Board of Directors.  All officers shall respectively have such authority and perform such duties in the management of the property and affairs of the Corporation as may be delegated by the Board of Directors.  Any officer may be removed by the Board of Directors at any time and for any reason.  The Board of Directors may secure the fidelity of any or all of the officers by bond or otherwise.  The Board of Directors shall have the power to fill any vacancies in any offices.

5.2  Appointment to Titled Positions. The Board of Directors or the President may from time to time appoint individuals to titled positions.  Holders of titled positions who may from time to time be appointed pursuant to this Section shall hold such titles as are assigned by the Board of Directors or the President.  The title of “Vice President” with or without other words, may be conferred on a holder of a titled position.  Dismissal of the holder of a titled position, appointment of replacement for a holder of a titled position, appointment of an additional titled position holder, and a change of titled position holder to a different or additional position may be made by the Board of Directors or the President.  Any two or more titled positions may be filled by the same person.

5.3  Authority of Officers. The President, Executive Vice Presidents, Senior Vice Presidents, Secretary and Treasurer, and any Vice Presidents or other persons as the Board of Directors shall have appointed and expressly designated as officers, shall be the only officers of the Corporation.  Only the officers of the Corporation shall have the discretionary authority to determine the fundamental policies of the Corporation.  Holders of titled positions who have not been expressly designated as officers of the Corporation in this Section or by the Board of Directors are not officers of the Corporation regardless of their titles.

5.4  Authority of Titled Positions. Holders of titled positions who are not officers shall not have discretionary authority to determine fundamental policies of the Corporation and shall not, by reason of holding such titled positions, be entitled to attend or receive the minutes of any meetings of the Board of Directors or any committee of the Corporation, except as and to the extent expressly authorized and permitted by the Board of Directors or the President.

5.5  President. Unless the Board shall determine otherwise, the President shall be the Chief Executive Officer as well as the Chief Operating Officer of the Corporation and shall have general supervision, direction, and control of the business of the Corporation, the general powers and duties of management usually vested in or incident to the office of the chief executive officer of a Corporation, and the duty and responsibility to implement and accomplish the objectives of the Corporation.  In the absence or nonelection of a Chairman of the Board, the President shall be the chairman at all meetings of shareholders and at all meetings of the Board of Directors.  The President shall perform such other duties as may be assigned by the Board of Directors.

5.6  Other Officers.  Each Executive Vice President, Senior Vice President, and any Vice Presidents who are appointed and designated as officers by the Board of Directors shall have such powers and perform such duties as may be assigned to him or her from time to time by

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the Board of Directors or the President.  In case of the absence of or the inability to act of the President, the duties of the President shall be performed by the Executive Vice Presidents, the Senior Vice Presidents, and any Vice Presidents designated by the Board of Directors as officers, in the order of their seniority or such other priority as may be established by the Board of Directors, unless and until the Board of Directors shall otherwise direct, and, when so acting the duly authorized Executive Vice President, Senior Vice President, or Vice President shall have all the powers of, and shall be subject to the restrictions upon, the President.

5.7  Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation.  The Treasurer shall deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be selected by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, or the Chief Executive Officer, taking proper vouchers for such disbursements.  In general, the Treasurer shall perform all duties incident to the office of Treasurer and such other duties as may be assigned by the Board of Directors.

5.8  Secretary. The Secretary shall give or cause to be given notice of all meetings of shareholders and directors and all other notices required by law or by these Bylaws; provided, however, that in the case of the Secretary’s absence, or refusal or neglect to do so, any such notice may be given by any person so directed by the Chief Executive Officer or by the directors as provided in these Bylaws.  The Secretary shall record all the proceedings of meetings of shareholders and of the directors in one or more books provided for that purpose and shall perform all duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors.

5.9  Subsidiary Officers. The officers of any subsidiary of the Corporation shall not, by virtue of holding such title and position, be deemed to be executive officers of the  Corporation, nor shall any such officer of a subsidiary of the Corporation, unless he or she is also a director or executive officer of the Corporation, be entitled to have access to any files, records, or other information relating or pertaining to the Corporation, its business and finances, or to attend or receive the minutes of any meetings of the Board of Directors or any committee of the Corporation, except as and to the extent expressly authorized and permitted by the Board of Directors or the President.

ARTICLE VI
CONTRACTS, LOANS, CHECKS, AND DEPOSITS

6.1  Contracts. The Board of Directors may authorize any officer, or officers, or agent, or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

6.2  Loans.  No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the Board of Directors.  Such authorization may be general or confined to specific instances.

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6.3  Checks.  All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer, or officers, or agent, or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

6.4  Deposits. All funds of the Corporation, not otherwise employed, shall be deposited to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLE VII
MISCELLANEOUS

7.1  Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

7.2  Voting of Securities. Securities of another corporation or entity standing in the name of the Corporation, which are entitled to vote may be voted, in person or by proxy, by the Chairman of the Board or the President of the Corporation or by such other or additional persons as may be designated by the Board of Directors.

7.3  Inconsistencies with Articles of Incorporation. In the event of any inconsistency between any provision of these Bylaws and any provision of the Corporation’s Articles of Incorporation, the Articles of Incorporation shall control.

ARTICLE VIII
INDEMNIFICATION

8.1  Indemnification of Directors and Officers: Claims by Third Parties.  The Corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, indemnify a director or officer (an “Indemnitee”) who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to a criminal action or proceeding, if the Indemnitee had no reasonable cause to believe his or her conduct was unlawful.  The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be

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in or not opposed to the best interests of the Corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

8.2  Indemnification of Directors and Officers: Claims brought by Right of the Corporation.  The Corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, indemnify an Indemnitee who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with the action or suit, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders.  Indemnification shall not be made under this Section 8.2 for a claim, issue, or matter in which the Indemnitee has been found liable to the Corporation except to the extent authorized in Section 8.4.

8.3  Actions Brought by the Indemnitee.  Notwithstanding the provisions of Sections 8.1 and 8.2, the Corporation shall not be required to indemnify an Indemnitee in connection with an action, suit, proceeding or claim (or part thereof) brought or made by such Indemnitee except as otherwise provided herein with respect to the enforcement of this Article VIII, unless such action, suit, proceeding or claim (or part thereof) was authorized by the Board of Directors.

8.4  Approval of Indemnification.  Except as otherwise provided in Section 8.6, indemnification under Sections 8.1 and 8.2, unless ordered by the court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in Sections 8.1 and 8.2, as the case may be, and upon an evaluation of the reasonableness of expenses and amounts paid in settlement.  This determination and evaluation shall be made in any of the following ways:

(a)  By a majority vote of a quorum of the Board of Directors consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

(b)  If a quorum cannot be obtained in Subsection (a), by majority vote of a committee duly designated by the Board of Directors and consisting solely of two (2) or more directors not at the time parties or threatened to be made parties to the action, suit or proceeding.

(c)  By independent legal counsel in a written opinion, which counsel shall be selected in one (1) of the following ways:

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(i)  By the Board of Directors or its committee in the manner prescribed in Subsection (a) or (b); or

(ii)  If a quorum of the Board of Directors cannot be obtained under item 1 and a committee cannot be designated under Subsection (b), by the Board of Directors.

(d)  By all independent directors (if any directors have been designated as such by the Board of Directors or shareholders of the Corporation) who are not parties or threatened to be made parties to the action, suit, or proceeding.

(e)  By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

8.5  Advancement of Expenses.  The Corporation shall pay or reimburse the reasonable expenses incurred by an Indemnitee who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if all of the following apply:

(a)  The Indemnitee furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct, if any, required by the Act for the indemnification of a person under the circumstances.

(b)  The Indemnitee furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the applicable standard of conduct, if any, required by the Act for the indemnification of a person under the circumstances.

(c)  A determination is made that the facts then known to those making the determination would not preclude indemnification, if any, required by the Act for the indemnification of a person under the circumstances.

The undertaking required by item 2 must be an unlimited general obligation of the Indemnitee but need not be secured and may be accepted without reference to the financial ability of the person to make repayment.  Determinations and evaluations of reasonableness of payments under this Section 8.4 shall be made in the manner specified in Section 8.3.

8.6  Court Approval.  An Indemnitee who is a party or threatened to be made a party to an action, suit, or proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.  On receipt of an application, the court after giving any notice it considers necessary may order indemnification if it determines that the Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the applicable standard of conduct set forth in Sections 8.1 and 8.2 or was adjudged liable as described in Section 8.1, but if he or she was adjudged liable, his or her indemnification is limited to reasonable expenses incurred.

8.7  Partial Indemnification.  If an Indemnitee is entitled to indemnification under Sections 8.1 and 8.2 for a portion of expenses, including reasonable attorneys’ fees,

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judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the Corporation shall indemnify the Indemnitee for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the Indemnitee is entitled to be indemnified.

8.8  Article Provision Eliminating or Limiting Director Liability. The Corporation shall indemnify a director for the expenses and liabilities described in this Article VIII without a determination that the director has met the standard of conduct set forth in Sections 8.1 and 8.2, but no indemnification may be made except to the extent authorized in Section 564c of the Act if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the Corporation or its shareholders, violated Section 551 of the Act, or intentionally committed a criminal act.  In connection with an action or suit by or in the right of the Corporation as described in Section 8.2, indemnification under this Article VIII shall be for expenses, including attorneys’ fees, actually and reasonably incurred.  In connection with an action, suit, or proceeding other than an action, suit, or proceeding by or in the right of the Corporation, as described in Section 8.1, indemnification under this Article VIII shall be for expenses, including attorneys’ fees, actually and reasonably incurred, and for judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred.

8.9  Indemnification of Employees and Agents.  Any person who is not covered by the foregoing provisions of this Article VIII and who is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, may be indemnified to the fullest extent authorized or permitted by the Act or other applicable law, as the same exists or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, but in any event only to the extent authorized at any time or from time to time by the Board of Directors.

8.10  Other Rights of Indemnification.  The indemnification or advancement of expenses provided under Sections 8.1 through 8.7 is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, bylaws, or a contractual agreement.  The total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.  The indemnification provided for in Sections 8.1 through 8.7 continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, personal representatives, and administrators of the person.

8.11  Definitions.  “Other enterprises” shall include employee benefit plans; “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and “serving at the request of the Corporation” shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, the director, officer, employee or agent with respect to an employee benefit plan, its participants or its beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan

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shall be considered to have acted in a manner “not opposed to the best interests of the Corporation or its shareholders” as referred to in Sections 8.1 and 8.2.

8.12  Liability Insurance.  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify him or her against liability under the pertinent provisions of the Act.

8.13  Enforcement.  If a claim under this Article VIII is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, a committee thereof, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the Act nor an actual determination by the Corporation (including its Board of Directors, a committee thereof, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

8.14  Contract with the Corporation.  The right to indemnification conferred in this Article VIII shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article VIII is in effect, and any repeal or modification of this Article VIII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

8.15  Application to a Resulting or Surviving or Constituent Corporation.  The definition for “corporation” found in Section 569 of the Act, as the same exists or may hereafter be amended is, and shall be, specifically excluded from application to this Article VIII.  The indemnification and other obligations set forth in this Article VIII of the Corporation shall be binding upon any resulting or surviving corporation after any merger or consolidation with the Corporation.  Notwithstanding anything to the contrary contained herein or in Section 569 of the Act, no person shall be entitled to the indemnification and other rights

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set forth in this Article VIII for acting as a director or officer of another corporation prior to such other corporation entering into a merger or consolidation with the Corporation.

8.16  Severability.  Each and every paragraph, sentence, term and provision of this Article VIII shall be considered severable in that, in the event a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining paragraphs, sentences, terms, or provisions shall not be affected, and this Article VIII shall be construed in all respects as if the invalid or unenforceable matter had been omitted.

Any repeal, amendment or other modification of this Article VIII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, amendment or other modification.  If the Act is amended after this Article VIII becomes effective, to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the Act as so amended.

ARTICLE IX
AMENDMENTS

These Bylaws may be amended or repealed or new Bylaws adopted by a majority vote of the Board of Directors at any regular or special meeting, without prior notice of intent to do so, or by vote of the holders of a majority of the outstanding voting shares of the Corporation at any annual or special meeting if notice of the proposed amendment, repeal, or adoption is contained in the notice of the meeting.

ARTICLE X
RESTRICTIONS ON TRANSFER

10.1  Definitions. For purposes of this Article X, the following terms shall have the following meanings:

(a)  “Agent” shall mean an agent designated by the Board of Directors of the Corporation (which may be an officer of the Corporation).

(b)  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(c)  “Corporation Securities” shall mean (i) shares of the Corporation’s common stock, (ii) shares of the Corporation’s preferred stock (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (within the meaning of Treasury Regulation Section 1.382-4(d)(9)) to purchase stock of the Corporation (other than preferred stock described in Section 1504(a)(4) of the Code), and (iv) any other interests that would be treated as “stock” of the Corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18), or any successor provision.

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(d)  “Effective Date” shall mean June 1, 2012.

(e)  “Excess Securities” shall mean the Corporation Securities which are the subject of the Prohibited Transfer.

(f)  “Five-Percent Shareholder” shall mean (i) a Person or group of Persons that is identified as a “5-percent shareholder” of the Corporation pursuant to Treasury Regulation Section 1.382-2T(g) or (ii) a Person that is a “first tier entity” or “higher tier entity” (as such terms are defined in Section 1.382-2T(f) of the Treasury Regulations) of the Corporation if that Person has a “public group” or individual, or a “higher tier entity” of that Person has a “public group” or individual, that is treated as a “5-percent shareholder” of the Corporation pursuant to Section 1.382-2T(g) of the Treasury Regulations.

(g)  “Percentage Stock Ownership” shall mean the percentage stock ownership interest as determined in accordance with Treasury Regulation Sections 1.382-2(a)(3), 1.382-2T(g), (h), (j) and (k), 1.382-3(a), and 1.382-4(d); provided, however, that for the sole purpose of determining the percentage stock ownership of any entity (and not for the purpose of determining the percentage stock ownership of any other Person), Corporation Securities held by such entity shall not be treated as no longer owned by such entity pursuant to Treasury Regulation Section 1.382-2T(h)(2)(i)(A).

(h)  “Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust, plan, syndicate, estate, association, joint venture or similar organization, other entity, or group of persons making a “coordinated acquisition” of Corporation Securities or otherwise treated as an “entity” within the meaning of Treasury Regulation Section 1.382-3(a)(1) or otherwise, and includes, without limitation, an unincorporated group of persons who, by formal or informal agreement or arrangement (whether or not in writing), have embarked on a common purpose or act, and also includes any successor (by merger or otherwise) of any such individual or entity.

(i)  “Plan” shall mean the Tax Benefits Preservation Plan dated July 21, 2011.

(j)  “Prohibited Distributions” shall mean any dividends or other distributions that were paid by the Corporation and received by a Purported Transferee with respect to the Excess Securities.

(k)  “Prohibited Transfer” shall mean any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article X.

(l)  “Purported Transferee” shall mean the purported transferee of a Prohibited Transfer.

(m)  “Restriction Release Date” shall mean the earliest of (i) the repeal of Section 382 of the Code (and any comparable successor provision) or (ii) the earlier of (A) the day that is forty-five (45) days after the second anniversary of the Effective Date pursuant to the Plan and (B) the earliest date on which the Board of Directors determines that (1) an ownership change (within the meaning of Section 382 of the Code) would not result in a substantial limitation on the ability of the Corporation (or a direct or indirect subsidiary of the Corporation)

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to use otherwise available Tax Benefits, or (2) no significant value attributable to the Tax Benefits would be preserved by continuing the Transfer restrictions herein.

(n)  “Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any “net unrealized built-in loss” within the meaning of Section 382 of the Code, of the Corporation or any direct or indirect subsidiary thereof.

(o)  “Transfer” shall mean, subject to the last sentence of this definition, any direct or indirect sale, acquisition, transfer, assignment, conveyance, pledge, or other disposition. A Transfer also shall include the creation or grant of an option (within the meaning of Treasury Regulation Section 1.382-4(d)(9)) other than the grant of an option by the Corporation or the modification, amendment or adjustment of an existing option granted by the Corporation. A Transfer shall not include an issuance or grant of Corporation Securities by the Corporation, the modification, amendment or adjustment of an existing option by the Corporation and the exercise by an employee of the Corporation of any option to purchase Corporation Securities granted to such employee pursuant to contract or any stock option plan or other equity compensation plan of the Corporation.

(p)  “Treasury Regulation” shall mean the income tax regulations (whether temporary, proposed or final) promulgated under the Code and any successor regulations. References to any subsection of such regulations include references to any successor subsection thereof.

10.2  Restrictions on Transfer. In order to preserve the Tax Benefits, subject to Section 10.3 below, any attempted Transfer of Corporation Securities prior to the Restriction Release Date, or any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person or group of Persons shall become a Five-Percent Shareholder or (ii) the Percentage Stock Ownership interest in the Corporation of any Five-Percent Shareholder shall be increased. Notwithstanding the foregoing, nothing in this Article X shall prevent a Person from Transferring Corporation Securities to a new or existing public group of the Corporation, as defined in Treasury Regulation Section 1.382-2T(f)(13) or any successor regulation.

10.3  Certain Exceptions.

(a)  The restrictions set forth in Section 10.2 above shall not apply to an attempted Transfer of Corporation Securities if the transferor or the transferee obtains the written approval of the Board of Directors of the Corporation, which approval may be granted or denied in accordance with the procedures set forth in this Section. In connection therewith, and to provide for effective policing of such restrictions, prior to the date of any proposed Transfer of Corporation Securities that, in the absence of the approval of the Board of Directors pursuant to this Section, would be a Prohibited Transfer, either (a) the proposed transferee of such Corporation Securities (a “Restricted Transferee”) or (b) the proposed transferor of such Corporation Securities (a “Restricted Transferor”) shall request in writing (a “Request”) that a

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committee of not fewer than one director but not more than three directors appointed by the Board of Directors (the “Review Committee”), or the Board of Directors if the Review Committee deems review by the Board of Directors to be appropriate, review the proposed Transfer of Corporation Securities and authorize or not authorize such proposed Transfer in accordance with this Section.

(b)  A Request shall be mailed or delivered to the Secretary of the Corporation at the Corporation’s principal place of business, or telecopied to the Corporation’s telecopier number at its principal place of business. Such Request shall be deemed to have been received by the Corporation when actually received by the Corporation.

(c)  A Request shall include: (A) the name, address and telephone number of the Restricted Transferee; (B) a description of the Restricted Transferee’s existing direct or indirect ownership of Corporation Securities; (C) a description of the Corporation Securities that are proposed to be Transferred to the Restricted Transferee; (D) the date on which such proposed Transfer is expected to take place (or, if such Transfer is proposed to be made in a transaction on a national securities exchange or any national securities quotation system, a statement to that effect); (E) the name, address and telephone number of the Restricted Transferor (or, if such Transfer is proposed to be made in a transaction on a national securities exchange or any national securities quotation system, a statement to that effect); and (F) a request that the Review Committee, or the Board of Directors if the Review Committee deems review by the Board of Directors to be appropriate, Board authorize, if appropriate, such Transfer pursuant to this Section.

(d)  The Review Committee shall use reasonable best efforts to make a determination to authorize, deny or refer to the Board of Directors any Request on or before the tenth business day (or, if necessary to permit the Restricted Transferee and/or Restricted Transferor to provide the information requested pursuant to this Section, such later date as reasonably determined by the Review Committee in consultation with the Restricted Transferor or Restricted Transferee that made such Request) following receipt of the Request by the Corporation. In the event the Review Committee refers the Request to the Board of Directors, the Board of Directors shall use reasonable best efforts to consider the applicable Request on or before the tenth business day following the Review Committee’s referral of the Request to the Board of Directors.

(e)  The Review Committee (or the Board of Directors) may authorize a Transfer of Corporation Securities to a Restricted Transferee, if it determines, in its sole discretion, that, after taking into account the preservation of the Tax Benefits, such Transfer of Corporation Securities would be in the best interests of the Corporation and its shareholders. The Review Committee (or the Board of Directors) may only determine not to authorize a Transfer of Corporation Securities to a Restricted Transferee, if it determines, in good faith and its sole discretion, that such Transfer meaningfully increases the risk of a limitation on the use of the Tax Benefits under Section 382 of the Code. For purposes of this determination, the Board of Directors shall consider, among other items, the following: (i) the total owner shift under Section 382 of the Code, (ii) all other pending proposed Transfer requests, (iii) whether the proposed Transfer is structured to minimize the resulting owner shift, and (iv) any reasonably foreseeable events of which the Board of Directors has knowledge that would constitute

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additional owner shifts. Any determination by the Review Committee (or the Board of Directors) not to authorize a proposed Transfer of Corporation Securities to a Restricted Transferee shall cause such proposed Transfer to be deemed a Prohibited Transfer. The Review Committee (or the Board of Directors) may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Restricted Transferee to Transfer Corporation Securities acquired through a Transfer. Approvals of the Review Committee (or the Board of Directors) hereunder may be given prospectively or retroactively. The Review Committee (or the Board of Directors), to the fullest extent permitted by law, may exercise the authority granted by this Section through duly authorized officers or agents of the Corporation. Nothing in this Section shall be construed to limit or restrict the Review Committee (or the Board of Directors) in the exercise of its fiduciary duties under applicable law.

(f)  In addition, the Review Committee (or the Board of Directors) may, in its sole discretion, require (A) such representations from the Restricted Transferee and/or Restricted Transferor as to such matters as the Review Committee (or the Board of Directors) may determine or (B) at the expense of the Restricted Transferor and/or Restricted Transferee, an opinion of counsel selected by the Review Committee (or the Board of Directors) that the Transfer will not result in the application of any Section 382 limitation on the use of the Tax Benefits; provided that the Board of Directors may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. Any Restricted Transferee and/or Restricted Transferor who makes a Request to the Review Committee shall reimburse the Corporation, on demand, for all costs and expenses incurred by the Corporation with respect to any proposed Transfer of Corporation Securities, including, without limitation, the Corporation’s costs and expenses incurred in determining whether to authorize the proposed Transfer, which costs may include, but are not limited to, any expenses of counsel and/or tax advisors engaged by the Review Committee (or the Board of Directors) to advise the Review Committee (or the Board of Directors) or deliver an opinion thereto.

(g)  The Corporation shall promptly notify the Restricted Transferee and the Restricted Transferor of (i) the Review Committee’s determination to authorize, deny or refer to the Board of Directors any Transfer to a Restricted Transferee and (ii) the Board of Directors’ determination to authorize or deny the Transfer described in the Request.

(h)  If the Review Committee (or the Board of Directors) authorizes the Transfer of Corporation Securities, the Restricted Transferee and Restricted Transferor shall be permitted to consummate such Transfer described in the Request.

10.4  Treatment of Excess Securities.

(a)  No officer, director, employee or agent of the Corporation shall record any Prohibited Transfer, and a Purported Transferee shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of Excess Securities. Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of shareholders of the Corporation, including, without limitation, the right to vote such Excess

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Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Subsection (d) below or until approval is obtained under Section 10.3 above. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with Subsections (a) and (c) shall also be a Prohibited Transfer.

(b)  The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed transferee or payee furnish the Corporation all information reasonably requested by the Corporation with respect to all the direct and indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement Article X, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Corporation Securities and other evidence that a Transfer will not be prohibited by Section 10.2 above as a condition to registering any Transfer.

(c)  If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with Prohibited Distributions, to the Agent. The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which the Corporation Securities may be traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Subsection (d) below if the Agent rather than the Purported Transferee had resold the Excess Securities.

(d)  The Agent shall apply any proceeds of a sale by it of Excess Securities, and if the Purported Transferee had previously resold the Excess Securities, any amounts received by the Agent from a Purported Transferee, as follows: (A) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (B) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or their fair market value at the time of the Transfer, in the event the purported Transfer of the Excess

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Securities was, in whole or in part, a gift, inheritance, or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (C) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable or successor provision) selected by the Board of Directors. The Purported Transferee’s sole right with respect to such Corporation Securities shall be limited to the amount payable to the Purported Transferee pursuant to this Subsection. In no event shall the proceeds of any sale of Excess Securities pursuant to this Article X inure to the benefit of the Corporation.

(e)  In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Michigan law (“Securities,” and individually, a “Security”) but which would cause a Five-Percent Shareholder to violate a restriction on Transfers provided for in this Article X, the application of Subsections (c) and (d) above shall be modified as described in this Subsection. In such case, no such Five-Percent Shareholder shall be required to dispose of any interest that is not a Security, but such Five Percent Shareholder and/or any Person whose ownership of Securities is attributed to such Five Percent Shareholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such Five-Percent Shareholder, following such disposition, not to be in violation of this Article X. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Subsections (c) and 10.4(d) above, except that the maximum aggregate amount payable either to such Five-Percent Shareholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such Five-Percent Shareholder or such other Person. The purpose of this Subsection is to extend the restrictions in Section 10.2 and Subsection (c) above to situations in which there is a Prohibited Transfer without a direct Transfer of Securities, and this Subsection, along with the other provisions of this Article X, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

10.5  Board Determinations.

(a)  The Board of Directors of the Corporation shall have the power to determine all matters necessary for determining compliance with this Article X, including, without limitation: (A) the identification of Five-Percent Shareholders; (B) whether a Transfer is a Prohibited Transfer; (C) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder; (D) whether an instrument constitutes a Corporation Security; (E) the amount (or fair market value) due to a Purported Transferee pursuant to this Article X; (F) whether compliance with any restriction or limitation on stock ownership and transfers set forth in this Article X is no longer required; and (G) any other matters which the Board of Directors determines to be relevant; and the determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article X.

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(b)  Nothing contained in this Article X shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its shareholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (A) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article X, provided that, such ownership interest percentages may only be modified to the extent necessary to reflect changes to Section 382 and the applicable Treasury Regulations (B) modify the definitions of any terms set forth in this Article X, or (C) modify the terms of this Article X as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Shareholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate; provided, further, notwithstanding the first sentence of this Subsection, the Corporation shall not be entitled to modify the terms of this Article X in order to accelerate or extend the Restriction Release Date.

(c)  In the case of an ambiguity in the application of any of the provisions of this Article X, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article X requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article X. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article X. The Board of Directors may delegate all or any portion of its duties and powers under this Article X to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article X through duly authorized officers or agents of the Corporation. Nothing in this Article X shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

10.6  Securities Exchange Transactions. Nothing in this Article X (including, without limitation, any determinations made, or actions taken, by the Board of Directors pursuant to this Article X) shall preclude the settlement of any transaction entered into through the facilities of a national securities exchange or any national securities quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article X and any Purported Transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article X.

10.7  Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty

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days from the date on which the Corporation makes a written demand pursuant to Section 10.3 above, then the Corporation shall promptly take all cost effective actions which it believes are appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article X being void ab initio or (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article X.

10.8  Liability. To the fullest extent permitted by law, any shareholder subject to the provisions of this Article X who knowingly violates the provisions of this Article X and any Persons controlling, controlled by or under common control with such shareholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

10.9  Notice to Corporation. Any Person who acquires or attempts to acquire Corporation Securities in excess of the limitations set forth in this Article X shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Prohibited Transfer on the preservation and usage of the Tax Benefits. As a condition to the registration of the Transfer of any Corporation Securities, any Person who is a beneficial, legal, or record holder of Corporation Securities, and any proposed transferee and any Person controlling, controlled by, or under common control with the proposed transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article X or the status of the Tax Benefits of the Corporation.

10.10  Certificates. All certificates representing Corporation Securities on or after the Effective Date shall, until the Restriction Release Date, bear a conspicuous legend in substantially the following form:

THE TRANSFER OF SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTION PURSUANT TO ARTICLE XI OF THE FIRST AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF FINANCIAL COMMERCE CORPORATION, AS AMENDED AND IN EFFECT FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION UPON REQUEST.

10.11  Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation or of the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article X,

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and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any shareholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

10.12  Benefits of Article X. Nothing in this Article X shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article X. This Article X shall be for the sole and exclusive benefit of the Corporation and the Agent.

10.13  Severability. The purpose of this Article X is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article X or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article X.

10.14  Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article X, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

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